                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
                                    Depositor

                    [INSERT NAME OF INITIAL MASTER SERVICER]
                                 Master Servicer

                    [INSERT NAME OF INITIAL SPECIAL SERVICER]
                                Special Servicer

                        [INSERT NAME OF INITIAL TRUSTEE]
                                     Trustee

                                       and

                      [INSERT NAME OF INITIAL FISCAL AGENT]
                                  Fiscal Agent

                         POOLING AND SERVICING AGREEMENT

                     Dated as of _____________________, 200_

                             $______________________

                         [Insert name of issuing trust]
                  Commercial Mortgage Pass-Through Certificates

                                 Series 200_-___

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.    Conveyance of Mortgage Loans............................     88
SECTION 2.02.    Acceptance of the Trust Fund by Trustee.................     91
SECTION 2.03.    Mortgage Loan Seller's Repurchase or Substitution of
                    Mortgage Loans for Document Defects and Breaches of
                    Representations and Warranties.......................     93
SECTION 2.04.    Representations and Warranties of Depositor.............     96
SECTION 2.05.    Conveyance of Mortgage Loans, Loan REMIC Regular
                    Interests and REMIC I Regular Interests; Acceptance
                    of Loan REMIC, REMIC I, REMIC II and Grantor Trusts
                    by Trustee...........................................     98
SECTION 2.06.    Issuance of Loan REMIC Interests and REMIC I Interests..     98
SECTION 2.07.    Execution, Authentication and Delivery of REMIC II
                    Certificates.........................................     99
SECTION 2.08.    Execution, Authentication and Delivery of Class Y and
                    Class A-2FL Certificates.............................     99

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.    Administration of the Serviced Loans....................    100
SECTION 3.02.    Collection of Mortgage Loan Payments....................    101
SECTION 3.03.    Collection of Taxes, Assessments and Similar Items;
                    Servicing Accounts; Reserve Accounts.................    104
SECTION 3.04.    Certificate Account, Interest Reserve Account,
                    Gain-on-Sale Reserve Account, Additional Interest
                    Account, Floating Rate Account, Distribution Account
                    and A/B Custodial Accounts...........................    109
SECTION 3.05.    Permitted Withdrawals from the Certificate Account,
                    Interest Reserve Account, Additional Interest
                    Account, Floating Rate Account, Distribution Account
                    and A/B Custodial Accounts...........................    115
SECTION 3.06.    Investment of Funds in the Servicing Accounts, Reserve
                    Accounts, Certificate Account, Interest Reserve
                    Account, Distribution Account, Floating Rate Account,
                    A/B Custodial Accounts, Gain-on-Sale Reserve Account,
                    Additional Interest Account, and REO Accounts........    127

                                       -i-

SECTION 3.07.    Maintenance of Insurance Policies; Errors and Omissions
                    and Fidelity Coverage................................    129
SECTION 3.08.    Enforcement of Alienation Clauses                           133
SECTION 3.09.    Realization Upon Defaulted Mortgage Loans; Required
                    Appraisals...........................................    136
SECTION 3.10.    Trustee and Custodian to Cooperate; Release of Mortgage
                    Files................................................    140
SECTION 3.11.    Servicing Compensation..................................    141
SECTION 3.12.    Property Inspections; Collection of Financial
                    Statements; Delivery of Certain Reports..............    147
SECTION 3.13.    Annual Statement as to Compliance.......................    150
SECTION 3.14.    Reports on Assessment of Compliance with Servicing
                    Criteria; Registered Public Accounting Firm

SECTION 3.18.    Resolution of Defaulted Mortgage Loans and REO
                    Properties...........................................    160
SECTION 3.19.    Additional Obligations of Master Servicer and Special
                    Servicer.............................................    165
SECTION 3.20.    Modifications, Waivers, Amendments and Consents.........    167
SECTION 3.21.    Transfer of Servicing Between Master Servicer and
                    Special Servicer; Record Keeping.....................    175
SECTION 3.22.    Sub-Servicing Agreements................................    178
SECTION 3.23.    Representations and Warranties of Master Servicer and
                    Special Servicer.....................................    180
SECTION 3.24.    Sub-Servicing Agreement Representation and Warranty.....    183
SECTION 3.25.    Designation of Controlling Class Representative and
                    Class [XXX] Representative...........................    184
SECTION 3.26.    Servicing of and Certain Matters Regarding an A/B Loan
                    Combination..........................................    187
SECTION 3.27.    The Swap Agreement......................................    189

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.04.    Allocation of Realized Losses and Additional Trust Fund
                    Expenses; Allocation of Mortgage Deferred Interest;
                    Allocation of Appraisal Reduction Amounts; and
                    Allocation of Prepayment Interest Shortfalls.........    221
SECTION 4.05.    Calculations............................................    225

                                    ARTICLE V

                                THE CERTIFICATES

                                      -ii-

SECTION 5.05.    Persons Deemed Owners...................................    236

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01.    Liability of Depositor, Master Servicer and Special
                    Servicer.............................................    237
SECTION 6.02.    Merger, Consolidation or Conversion of Depositor or
                    Master Servicer or Special Servicer..................    237
SECTION 6.03.    Limitation on Liability of Depositor, Master Servicer
                    and Special Servicer.................................    237
SECTION 6.04.    Resignation of Master Servicer and the Special
                    Servicer.............................................    239
SECTION 6.05.    Rights of Depositor and Trustee in Respect of Master
                    Servicer and the Special Servicer....................    239
SECTION 6.06.    Depositor, Master Servicer and Special Servicer to
                    Cooperate with Trustee...............................    240
SECTION 6.07.    Depositor, Special Servicer and Trustee to Cooperate
                    with Master Servicer.................................    240
SECTION 6.08.    Depositor, Master Servicer and Trustee to Cooperate
                    with Special Servicer................................    240
SECTION 6.09.    Designation of Special Servicer by the Controlling
                    Class Certificateholders and Others..................    240
SECTION 6.10.    Master Servicer or Special Servicer as Owner of a

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.05.    Additional Remedies of Trustee Upon Event of Default or
                    Outside Servicer Default.............................    266

                                  ARTICLE VIII

                        THE TRUSTEE AND THE FISCAL AGENT

SECTION 8.01.    Duties of Trustee.......................................    267
SECTION 8.02.    Certain Matters Affecting Trustee.......................    268
SECTION 8.03.    Trustee and Fiscal Agent Not Liable for Validity or
                    Sufficiency of Certificates or Mortgage Loans........    269

                                      -iii-

SECTION 8.04.    Trustee and Fiscal Agent May Own Certificates...........    270
SECTION 8.05.    Fees and Expenses of Trustee; Indemnification of

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.    Termination Upon Repurchase or Liquidation of All
                    Mortgage Loans.......................................    288
SECTION 9.02.    Additional Termination Requirements.....................    290

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01.   REMIC Administration....................................    292
SECTION 10.02.   Grantor Trust Administration............................    295

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                                      -iv-

                             SCHEDULES AND EXHIBITS

Schedule No.   Schedule Description
------------   --------------------
Schedule I     Mortgage Loan Schedule
Schedule II    Schedule of Exceptions to Mortgage File Delivery
Schedule III   Mortgage Loans as to Which the Related Mortgaged Property is
                  Covered by a Secured Creditor Environmental Insurance Policy
Schedule IV    [RESERVED]
Schedule V     Class A-SB Planned Principal Balance

Exhibit No.    Exhibit Description
------------   -------------------
     A-1       Form of Class A-1, A-1D, A-2FX, A-2FL, A-3, A-SB, A-4 and A-1A
                  Certificates
     A-2       Form of Class X Certificates
     A-3       Form of Class A-M, A-J, B, C, D and E Certificates
     A-4       Form of Class F, G, H, J and [XXX] Certificates
     A-5       Form of Class K, L, M, N, O, P and Q Certificates
     A-6       Form of Class R Certificate
     A-7       Form of Class Y Certificates
      B        [RESERVED]
      C        Form of Custodial Certification
     D-1       Form of Master Servicer Request for Release
     D-2       Form of Special Servicer Request for Release
      E        Calculation of Net Cash Flow
      F        Form of Distribution Date Statement
     G-1       Form of Transferor Certificate for Transfers of Definitive
                  Non-Registered Certificates
     G-2       Form I of Transferee Certificate for Transfers of Definitive
                  Non-Registered Certificates
     G-3       Form II of Transferee Certificate for Transfers of Definitive
                  Non-Registered Certificates
     G-4       Form of Transferee Certificate for Transfers of Interests in Rule
                  144A Global Certificates
     G-5       Form of Transferee Certificate for Transfers of Interests in
                  Regulation S Global Certificates
     H-1       Form I of Transferee Certificate in Connection with ERISA
                  (Definitive Non-Registered Certificates)
     H-2       Form II of Transferee Certificate in Connection with ERISA
                  (Book-Entry Non-Registered Certificates)
     I-1       Form of Transfer Affidavit and Agreement regarding Class R
                  Certificates
     I-2       Form of Transferor Certificate regarding Class R Certificates
     J-1       Form of Notice and Acknowledgment
     J-2       Form of Acknowledgment of Proposed Special Servicer
      K        [RESERVED]
     L-1       Form of Information Request/Investor Certification for Website
                  Access from Certificate [Holder] [Owner]

                                       -v-

     L-2       Form of Information Request/Investor Certification for Website
                  Access from Prospective Investor
      M        Form of Purchase Option Notice
      N        Form of Defeasance Certification
      O        Form of Sarbanes-Oxley Certification
      P        Form of Trustee Certification
     Q-1       Form of Master Servicer Certification
     Q-2       Form of Special Servicer Certification
      R        Form of Outside Master Servicer Notice

                                      -vi-

          This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of _____________________, 200_, among CITIGROUP COMMERCIAL MORTGAGE
SECURITIES INC., as Depositor, [INSERT NAME OF INITIAL MASTER SERVICER], as
Master Servicer, [INSERT NAME OF INITIAL SPECIAL SERVICER], as Special Servicer,
[INSERT NAME OF INITIAL TRUSTEE], as Trustee, and [INSERT NAME OF INITIAL FISCAL
AGENT], as Fiscal Agent.

                              PRELIMINARY STATEMENT

          The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

          As provided herein, the Trustee will elect to treat the [ABC] Mortgage
Loan as the primary asset of a separate REMIC for federal income tax purposes, and such REMIC will be designated as the "Loan REMIC". The Class R Certificates will represent, among other things, the sole class of "residual interests" in the Loan REMIC for purposes of the REMIC Provisions under federal income tax law. Two separate Loan REMIC Regular Interests, constituting beneficial ownership interests in the Loan REMIC, will be issued on the Closing Date, and such Loan REMIC Regular Interests shall be designated as "Loan REMIC Regular
Interest [XXX]-I" and "Loan REMIC Regular Interest [XXX]-II", respectively. Each
Loan REMIC Regular Interest will relate to the [ABC] Mortgage Loan and any successor REO Mortgage Loan with respect thereto. Each Loan REMIC Regular
Interest will (i) accrue interest at the related per annum rate described in the definition of "Loan REMIC Remittance Rate" and (ii) have an initial Loan REMIC
Principal Balance equal to: (A) $_______________ in the case of Loan REMIC
Regular Interest [XXX]-I; and (B) $_________ in the case of Loan REMIC Regular
Interest [XXX]-II. None of the Loan REMIC Regular Interests will be certificated.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (other than the [ABC] Mortgage
Loan and exclusive of (i) the related Excess Servicing Strips and (ii) any collections of Additional Interest on any such Mortgage Loans that constitute
ARD Mortgage Loans after their respective Anticipated Repayment Dates), the Loan
REMIC Regular Interests and certain other related assets subject to this
Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R Certificates will represent, among other things, the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation, the REMIC I Remittance Rate and the initial
REMIC I Principal Balance for each of the REMIC I Regular Interests. None of the
REMIC I Regular Interests will be certificated.

                  REMIC I        Initial REMIC I
Designation   Remittance Rate   Principal Balance
-----------   ---------------   -----------------
   [A-1         Variable (1)        $_________
   A-1D         Variable (1)        $_________
   A-2FL        Variable (1)        $_________
   A-2FX        Variable (1)        $_________
    A-3         Variable (1)        $_________
   A-SB         Variable (1)        $_________
    A-4         Variable (1)        $_________
   A-1A         Variable (1)        $_________
    A-M         Variable (1)        $_________
    A-J         Variable (1)        $_________
     B          Variable (1)        $_________
     C          Variable (1)        $_________
     D          Variable (1)        $_________
     E          Variable (1)        $_________
     F          Variable (1)        $_________
     G          Variable (1)        $_________
     H          Variable (1)        $_________
     J          Variable (1)        $_________
     K          Variable (1)        $_________
     L          Variable (1)        $_________
     M          Variable (1)        $_________
     N          Variable (1)        $_________
     O          Variable (1)        $_________
     P          Variable (1)        $_________
     Q          Variable (1)        $_________
  [XXX]]        Variable (2)        $_________

----------
(1)  The REMIC I Remittance Rate in effect for any REMIC I Regular Interest
     (other than REMIC I Regular Interest [XXX]) for any Distribution Date shall equal the Weighted Average Net Mortgage Pass-Through Rate for such
     Distribution Date.

(2)  The REMIC I Remittance Rate in effect for REMIC I Regular Interest [XXX]
     for any Distribution Date shall equal the Net Mortgage Pass-Through Rate for the [ABC] Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) for such Distribution Date.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R Certificates will represent, among other things, the sole class of "residual interests" in REMIC II for purposes of the
REMIC Provisions under federal income tax law. The following table irrevocably sets forth the Class designation, Pass-Through Rate and original Class Principal
Balance for each Class of the Regular Certificates and the Class A-2FL REMIC II
Regular Interest. For federal income tax purposes, each Class of the Regular
Certificates (exclusive of the Class X Certificates), each Class X Component and the Class A-2FL REMIC II Regular Interest will be designated as a separate
"regular interest" in REMIC II.

                                       -2-

    Class                              Original Class
 Designation     Pass-Through Rate   Principal Balance
 -----------     -----------------   -----------------
  Class A-1        ___% per annum        $_________
  Class A-1D       ___% per annum        $_________
Class A-2FL(3)      Variable (1)         $_________
 Class A-2FX        Variable (1)         $_________
  Class A-3         Variable (1)         $_________
  Class A-SB        Variable (1)         $_________
  Class A-4         Variable (1)         $_________
  Class A-1A        Variable (1)         $_________
  Class A-M         Variable (1)         $_________
  Class A-J         Variable (1)         $_________
   Class B          Variable (1)         $_________
   Class C          Variable (1)         $_________
   Class D          Variable (1)         $_________
   Class E          Variable (1)         $_________
   Class F          Variable (1)         $_________
   Class G          Variable (1)         $_________
   Class H          Variable (1)         $_________
   Class J          Variable (1)         $_________
   Class K          Variable (1)         $_________
   Class L          Variable (1)         $_________
   Class M          Variable (1)         $_________
   Class N          Variable (1)         $_________
   Class O          Variable (1)         $_________
   Class P          Variable (1)         $_________
   Class Q          Variable (1)         $_________
   Class X          Variable (1)             (2)
 Class [XXX]        Variable (1)         $_________

----------
(1)  Calculated in accordance with the definition of "Pass-Through Rate".

(2)  The Class X Certificates will not have a Class Principal Balance and will not entitle Holders thereof to receive distributions of principal. The
     Class X Certificates will have a Class Notional Amount that will equal the aggregate of the Component Notional Amounts of the Class X Components from time to time. As more specifically provided herein, interest in respect of the Class X Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of the Class X
     Components from time to time.

(3)  Refers to the Class A-2FL REMIC II Regular Interest and not the Class A-2FL
     Certificates.

          The portion of the Trust Fund consisting of (i) the Class A-2FL REMIC
I Regular Interest, the Swap Agreement (and payments by the Swap Counterparty thereunder) and the Floating Rate Account and (ii) amounts held from time to time in the Floating Rate Account that represent distributions on the Class
A-2FL REMIC I Regular Interest and payments by the Swap Counterparty

                                       -3-

under the Swap Agreement, shall be treated as a grantor trust for federal income tax purposes and shall be designated as "Grantor Trust A-2FL". As provided herein, the Trustee shall take all actions required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust A-2FL Assets maintains its status as a grantor trust under federal income tax law and not be treated as part of any REMIC Pool. The Class A-2FL Certificates shall represent undivided beneficial interests in Grantor Trust A-2FL as described herein.

          The portion of the Trust Fund and consisting of (i) the Additional
Interest and the Additional Interest Account and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest, shall be treated as a grantor trust for federal income tax purposes and shall be designated as "Grantor Trust Y". As provided herein, the Trustee shall take all actions required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust Y Assets maintains its status as a grantor trust under federal income tax law and not be treated as part of any REMIC Pool. The
Class Y Certificates shall represent undivided beneficial interests in Grantor
Trust Y as described herein.

          There exists one (1) Mortgage Loan (the "[DEF] Mortgage Loan") that is evidenced by a Mortgage Note designated as Note A and is, together with [two
(2)] other mortgage loans that will not be part of the Trust Fund (each such other mortgage loan, a "[DEF] B-Note Loan"), secured on a collective basis by the same Mortgage encumbering the property identified on the Mortgage Loan
Schedule as [DEF] (the "[DEF] Mortgaged Property"). The [DEF] Mortgage Loan has
an unpaid principal balance as of the Cut-off Date of $_________. One of the
[DEF] B-Note Loans has an unpaid principal balance as of the Cut-off Date of
$_________ and is evidenced by a promissory note designated as Note B-1. The other [DEF] B-Note Loan has an unpaid principal balance as of the Cut-off Date of $____________ and is evidenced by a promissory note designated as Note B-2.
The [DEF] Mortgage Loan and the [DEF] B-Note Loans collectively constitute the
"[DEF] Loan Combination" (which term shall include any group of successor REO
Loans with respect to those [three (3)] mortgage loans). The relative rights of the respective lenders in respect of the [DEF] Loan Combination are set forth in a co-lender agreement dated as of __________________ (as amended, restated, supplemented or otherwise modified from time to time, the "[DEF] Co-Lender
Agreement"), between the holder of the Mortgage Note for the [DEF] Mortgage Loan and the holders of the promissory notes for the [DEF] B-Note Loans. The entire
[DEF] Loan Combination is to be serviced and administered in accordance with this Agreement.

          There exists one (1) Mortgage Loan (the "[GHI] Mortgage Loan") that is evidenced by a Mortgage Note designated as Note A and is, together with [two
(2)] other mortgage loans that will not be part of the Trust Fund (each such other mortgage loan, a "[GHI] B-Note Loan"), secured on a collective basis by the same Mortgage encumbering the property identified on the Mortgage Loan
Schedule as [GHI] (the "[GHI] Mortgaged Property"). The [GHI] Mortgage Loan has
an unpaid principal balance as of the Cut-off Date of $____________. One of the
[GHI] B-Note Loans has an unpaid principal balance as of the Cut-off Date of
$_________ and is evidenced by a promissory note designated as Note B-1. The other [GHI] B-Note Loan has an unpaid principal balance as of the Cut-off Date of $_________ and is evidenced by a promissory note designated as Note B-2. The
[GHI] Mortgage Loan and the [GHI] B-Note Loans collectively constitute the
"[GHI] Loan Combination" (which term shall include any group of successor REO
Loans with respect to those [three (3)] mortgage loans). The relative rights of the respective lenders in respect of the [GHI] Loan Combination are set forth in a co-lender agreement dated as of _______________ (as amended, restated, supplemented or

                                      -4-

otherwise modified from time to time, the "[GHI] Co-Lender Agreement"), between the holder of the Mortgage Note for the [GHI] Mortgage Loan and the holders of the promissory notes for the [GHI] B-Note Loans. The entire [GHI] Loan
Combination is to be serviced and administered in accordance with this
Agreement.

          There exists one (1) Mortgage Loan (the "[JKL] Mortgage Loan") that is evidenced by a Mortgage Note designated as Note A and is, together with [one
(1)] other mortgage loan that will not be part of the Trust Fund (such other mortgage loan, the "[JKL] B-Note Loan"), secured on a collective basis by the same Mortgage encumbering the property identified on the Mortgage Loan Schedule as [JKL] (the "[JKL] Mortgaged Property"). The [JKL] Mortgage Loan has an unpaid principal balance as of the Cut-off Date of $_________. The [JKL] B-Note Loan
has an unpaid principal balance as of the Cut-off Date of $_________ and is evidenced by a promissory note designated as Note B. The [JKL] Mortgage Loan and the [JKL] B-Note Loan collectively constitute the "[JKL] Loan Combination"
(which term shall include any group of successor REO Loans with respect to those
[two (2)] mortgage loans). The relative rights of the respective lenders in respect of the [JKL] Loan Combination are set forth in an intercreditor agreement dated as of _______________ (as amended, restated, supplemented or otherwise modified from time to time, the "[JKL] Intercreditor Agreement"), between the holder of the Mortgage Note for the [JKL] Mortgage Loan and the
holder of the promissory note for the [JKL] B-Note Loan. The entire [JKL] Loan
Combination is to be serviced and administered in accordance with this
Agreement.

          There exists one (1) Mortgage Loan (the "[MNO] Mortgage Loan") that is evidenced by a Mortgage Note designated as Note A and is, together with [six
(6)] other mortgage loans that will not be part of the Trust Fund (each such other mortgage loan, a "[MNO] Non-Trust Loan"), secured on a collective basis by the same Mortgage encumbering the portfolio of properties identified on the
Mortgage Loan Schedule as [MNO] (collectively, the "[MNO] Mortgaged
Properties"). The [MNO] Mortgage Loan has an unpaid principal balance as of the
Cut-off Date of $____________. The [MNO] Non-Trust Loans consists of: (i) [four
(4)] mortgage loans (the "[MNO] Pari Passu Non-Trust Loans") with an aggregate principal balance as of the Cut-off Date of $____________, which [four (4)]
mortgage loans are generally pari passu in right of payment with the [MNO]
Mortgage Loan; and (ii) [two (2)] mortgage loans (the "[MNO] Subordinate
Non-Trust Loans") with an aggregate principal balance as of the Cut-off Date of
$____________, which [two (2)] mortgage loans are generally subordinate in right of payment to the [MNO] Mortgage Loan and the [MNO] Pari Passu Non-Trust Loans.
The [MNO] Mortgage Loan and the [MNO] Non-Trust Loans collectively constitute the "[MNO] Loan Combination" (which term shall include any group of successor
REO Loans or comparable deemed mortgage loans with respect to those [seven (7)]
mortgage loans). The relative rights of the respective lenders in respect of the
[MNO] Loan Combination are set forth in a co-lender agreement dated as of
_______________ (as amended, restated, supplemented or otherwise modified from time to time, the "[MNO] Co-Lender Agreement"), between the holder of the
Mortgage Note for the [MNO] Mortgage Loan and the holders of the promissory notes for the [MNO] Non-Trust Loans. The entire [MNO] Loan Combination is to be serviced and administered in accordance with a pooling and servicing agreement dated as of _______________ (as amended, restated, supplemented or otherwise modified from time to time, the "Outside Servicing Agreement"), between
____________________ as depositor, _______________________ as master servicer,
_______________________ as special servicer, _____________________ as trustee and paying agent and _______________ as fiscal agent.

                                      -5-

          Capitalized terms used but not otherwise defined in this Preliminary
Statement have the respective meanings assigned thereto in Section 1.01 of this
Agreement.

          In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent agree as follows:

                                      -6-

                                   ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Defined Terms.

          Whenever used in this Agreement, including in the Preliminary
Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          "30/360 Basis": The accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

          "A-Note Mortgage Loan": Any Mortgage Loan as to which the related
Mortgage, which encumbers the related Mortgaged Property, also secures one or more B-Note Loans, which B-Note Loan(s) will not be included in the Trust Fund, but does not secure any Non-Trust Loan that is pari passu in right of payment with such Mortgage Loan. The [DEF] Mortgage Loan, the [GHI] Mortgage Loan and
the [JKL] Mortgage Loan are the only A-Note Mortgage Loans.

          "A/B Controlling Party": With respect to the [DEF] Loan Combination, the [DEF] Controlling Party; with respect to the [GHI] Loan Combination, the
[GHI] Controlling Party; and with respect to the [JKL] Loan Combination, the
Controlling Class Representative.

          "A/B Custodial Account": With respect to any A/B Loan Combination, the separate account (which may be a sub-account of the Certificate Account) created and maintained by the Master Servicer pursuant to Section 3.04(h) and held on behalf of the Certificateholders and the related B-Noteholder(s), which shall be entitled substantially as follows: "[NAME OF MASTER SERVICER], as Master
Servicer for [NAME OF TRUSTEE], as Trustee, on behalf of and in trust for the registered holders of [Insert name of issuing trust], Commercial Mortgage
Pass-Through Certificates, Series 200_-___, and [NAME(S) OF THE RELATED
B-NOTEHOLDER(S)], as their interests may appear". Each A/B Custodial Account shall be an Eligible Account or a sub-account of an Eligible Account.

          "A/B Intercreditor Agreement": With respect to any A/B Loan
Combination, the intercreditor, co-lender or similar agreement in effect between
(i) the Trust Fund as holder of the related A-Note Mortgage Loan and (ii) the related B-Noteholder(s). The A/B Intercreditor Agreements consist of the [DEF]
Co-Lender Agreement, the [GHI] Co-Lender Agreement and the [JKL] Intercreditor
Agreement.

          "A/B Loan Combination": Collectively, any A-Note Mortgage Loan and the
related B-Note Loan(s). The term "A/B Loan Combination" shall include any successor REO Mortgage Loan with respect to the related A-Note Mortgage Loan and any successor REO B-Note Loan(s) with respect to the related B-Note Loan(s). The
A/B Loan Combinations consist of the [DEF] Loan Combination, the [GHI] Loan
Combination and the [JKL] Loan Combination.

          "A/B Mortgaged Property": The Mortgaged Property securing an A/B Loan
Combination. The A/B Mortgaged Properties consist of the [DEF] Mortgaged
Property, the [GHI] Mortgaged Property and the [JKL] Mortgaged Property.

                                      -7-

          "A/B REO Account": With respect to any A/B Loan Combination, a segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee, in trust for the
Certificateholders, and the related B-Noteholder(s), which shall be entitled substantially as follows: "[NAME OF SPECIAL SERVICER], as Special Servicer for
[NAME OF TRUSTEE], as Trustee in trust for registered holders of [Insert name of issuing trust], Commercial Mortgage Pass-Through Certificates, Series 200_-___,
and [NAME(S) OF THE RELATED B-NOTEHOLDER(S)], as their interests may appear".

          "A/B REO Property": With respect to each A/B Loan Combination, the related Mortgaged Property if such Mortgaged Property is acquired on behalf and in the name of the Trust Fund, for the benefit of the Certificateholders, and the related B-Noteholder(s), as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of such A/B
Loan Combination.

          "[ABC] Available Distribution Amount": With respect to any
Distribution Date, an amount equal to (a) the portion of the applicable
Available Distribution Amount for such Distribution Date attributable to the
[ABC] Mortgage Loan or any successor REO Mortgage Loan with respect thereto
(calculated without regard to any reimbursement of Nonrecoverable Advances in respect of any Mortgage Loan or REO Mortgage Loan, including the [ABC] Mortgage
Loan or any successor REO Mortgage Loan with respect thereto, and/or any payment of Additional Trust Fund Expenses in respect of any Mortgage Loan or REO
Mortgage Loan, including the [ABC] Mortgage Loan or any successor REO Mortgage
Loan with respect thereto), reduced (to not less than zero) by (b) the sum of
(i) all Nonrecoverable Advances (if any) with respect to the [ABC] Mortgage Loan or any successor REO Mortgage Loan with respect thereto reimbursed, and all
Additional Trust Fund Expenses (if any) related or allocable to the [ABC]
Mortgage Loan or any successor REO Mortgage Loan with respect thereto paid, out of general collections on the other Mortgage Loans and REO Properties during the related Collection Period and (ii) the excess, if any, of (A) the aggregate of the amounts described in clause (b)(i) of this definition for all Collection
Periods, if any, prior to the related Collection Period, over (B) the aggregate of the amounts described in clause (a) of this definition for all Distribution
Dates prior to the subject Distribution Date.

          "[ABC] Change of Control Event": The event that exists when, as of any date of determination, (i) the initial principal balance of Loan REMIC Regular
Interest [XXX]-II, as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to Loan REMIC Regular Interest [XXX]-II, any
Appraisal Reduction Amount with respect to the [ABC] Mortgage Loan and any
Realized Losses and Additional Trust Fund Expenses allocated to Loan REMIC
Regular Interest [XXX]-II, is less than 25% of the initial principal balance of
Loan REMIC Regular Interest [XXX]-II, as reduced by any payments of principal
(whether as principal prepayments or otherwise allocated to the Loan REMIC
Regular Interest [XXX]-II) or (ii) the Class [XXX] Representative is an
Affiliate of the Mortgagor under the [ABC] Mortgage Loan.

          "[ABC] Controlling Party": During a Class [XXX] Control Period, the
Class [XXX] Representative and, otherwise, the Controlling Class Representative.

          "[ABC] Material Non-Monetary Event of Default": A material non-monetary event of default under the related loan documents that results in a
Servicing Transfer Event with respect to the [ABC] Mortgage Loan (which default has not been, and is not being, cured by the Majority Class

                                      -8-

[XXX] Certificateholder(s) exercising the cure rights in accordance with the terms of Section 6.14 of this Agreement), including, without limitation, any event of default relating to the bankruptcy, insolvency, liquidation or dissolution of, or appointment of a receiver with respect to, the related
Mortgagor.

          "[ABC] Mortgage Loan": The Mortgage Loan identified as loan number __
on the Mortgage Loan Schedule and secured by a Mortgage on the [ABC] Mortgaged
Property.

          "[ABC] Mortgaged Property": The Mortgaged Property identified on the
Mortgage Loan Schedule as [ABC].

          "[ABC] Payment Trigger Event": Either (i) a failure of the related
Mortgagor to make any payment due under the [ABC] Mortgage Loan or to fund any required reserve at the times required under the related loan documents (and such failure has not been, and is not being, cured by the Majority Class [XXX]
Certificateholder(s) exercising the cure rights in accordance with the terms of
Section 6.14 of this Agreement) or (ii) a [ABC] Material Non-Monetary Event of
Default.

          "[ABC] Principal Distribution Amount": With respect to any
Distribution Date, an amount equal to the aggregate of the amounts comprising the Principal Distribution Amount for such Distribution Date pursuant to clauses
(a) through (f), inclusive, of the definition of "Principal Distribution Amount"
that relate to the [ABC] Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Accrued Certificate Interest": With respect to any Class of Principal
Balance Certificates (other than the Class A-2FL Certificates) or the Class
A-2FL REMIC II Regular Interest for any Distribution Date, one-twelfth of the product of (a) the annual Pass-Through Rate applicable to such Class of
Certificates or the Class A-2FL REMIC II Regular Interest, as the case may be, for such Distribution Date, multiplied by (b) the related Class Principal
Balance outstanding immediately prior to such Distribution Date; and, with respect to the Class X Certificates for any Distribution Date, the aggregate amount of Accrued Component Interest for the related Interest Accrual Period for all of the Class X Components for such Distribution Date. Accrued Certificate
Interest shall be calculated on a 30/360 Basis and, with respect to each Class of Regular Certificates and the Class A-2FL REMIC II Regular Interest for any
Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Accrued Component Interest": With respect to any Class X Component for any Distribution Date, one-twelfth of the product of (a) the annual Class X
Strip Rate applicable to such Class X Component for such Distribution Date, multiplied by (b) the Component Notional Amount of such Class X Component outstanding immediately prior to such Distribution Date. Accrued Component
Interest shall be calculated on a 30/360 Basis and, with respect to each Class X
Component for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

                                       -9-

          "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis and that is identified as an Actual/360 Mortgage Loan on the Mortgage Loan Schedule.

          "Additional Interest": With respect to any ARD Mortgage Loan after its
Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such ARD Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Mortgage Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate plus the related Additional Interest Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD Mortgage Loan or any successor REO
Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or
Stated Principal Balance of such ARD Mortgage Loan or successor REO Mortgage
Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

          "Additional Interest Account": The segregated account, accounts or subaccounts created and maintained by the Trustee pursuant to Section 3.04(d)
which shall be entitled "[NAME OF TRUSTEE], as Trustee, in trust for the registered holders of [Insert name of issuing trust], Commercial Mortgage
Pass-Through Certificates, Series 200_-___, Additional Interest Account". The
Additional Interest Account shall not be an asset of any REMIC Pool.

          "Additional Interest Rate": With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such ARD Mortgage Loan accrues interest after the Anticipated
Repayment Date (in the absence of defaults) as calculated and as set forth in the related Mortgage Loan documents.

          "Additional Item 1123 Servicer": Any Additional Servicer that meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB with respect to the Subject Securitization Transaction.

          "Additional Servicer": Any Servicer, other than the Master Servicer, the Special Servicer or the Trustee.

          "Additional Trust Fund Expense": Any Special Servicing Fees, Workout
Fees, Liquidation Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to any party hereto on Advances made thereby (to the extent not offset by Penalty Interest and late payment charges or amounts otherwise payable to any related B-Noteholder) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of Section 3.12(a) (to the extent not otherwise paid from Penalty
Interest and late payment charges or amounts otherwise payable to any related
B-Noteholder or recovered from the related Mortgagor), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x)
pursuant to any of clauses (xi), (xii), (xiii), (xv), (xviii) and (xix) of
Section 3.05(a), out of general collections on the Mortgage Loans and any REO
Properties on deposit in the Certificate Account, or (y) pursuant to any of clauses (x), (xi), (xii), (xiv) and (xv) of Section 3.05(g), out of collections on any A/B Loan Combination or any related A/B REO Property on deposit in the related A/B Custodial Account, but only to the extent that such collections would otherwise be transferred to the Certificate Account with respect to the related A-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, or (z) pursuant to any of clauses (ii), (iv), (v) and (vi) of Section
3.05(b) out of general collections on the

                                      -10-

Mortgage Loans and any REO Properties on deposit in the Distribution Account;
provided that for purposes of the allocations contemplated by Section 4.04, no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account, an
A/B Custodial Account or the Distribution Account, as the case may be.

          "Additional Yield Amount": With respect to (i) any Distribution Date,
(ii) any Class of Principal Balance Certificates (other than any Excluded Class)
or the Class A-2FL REMIC II Regular Interest, and (iii) any Yield Maintenance
Charge or Prepayment Premium actually collected during the related Collection
Period on a Mortgage Loan or an REO Mortgage Loan (for purposes of this definition, the "Prepaid Loan") in a Loan Group with respect to which distributions of principal are being made on such Class of Principal Balance
Certificates or the Class A-2FL REMIC II Regular Interest, as the case may be, on such Distribution Date, the product of (a) such Yield Maintenance Charge and/or Prepayment Premium, multiplied by (b) a fraction, which in no event will be greater than one or less than zero, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for such Class of
Principal Balance Certificates or the Class A-2FL REMIC II Regular Interest, as
the case may be, for such Distribution Date, over (ii) the related Discount
Rate, and the denominator of which is equal to the positive excess, if any, of
(i) the Mortgage Rate for the Prepaid Loan, over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Principal Balance Certificates or the
Class A-2FL REMIC II Regular Interest, as the case may be, on such Distribution
Date with respect to the Loan Group that includes the Prepaid Loan, and the denominator of which is equal to that portion of the Net Principal Distribution
Amount for such Distribution Date that is attributable to the Loan Group that includes the Prepaid Loan.

          "Adjusted REMIC I Remittance Rate": With respect to any REMIC I
Regular Interest (other than the REMIC I Regular Interest A-2FL), for any
Distribution Date, an annual rate equal to the Pass-Through Rate in effect for such Distribution Date for the Class of Principal Balance Certificates as to
which such REMIC I Regular Interest is the only Corresponding REMIC I Regular
Interest; and, with respect to REMIC I Regular Interest A-2FL, for any
Distribution Date, an annual rate equal to the Pass-Through Rate in effect for such Distribution for the Class A-2FL REMIC II Regular Interest.

          "Administered REO Property": Any REO Property that relates to a
Serviced Loan.

          "Advance": Any P&I Advance or Servicing Advance.

          "Adverse Grantor Trust Event": As defined in Section 10.02(e).

          "Adverse REMIC Event": As defined in Section 10.01(h).

          "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

          "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                                      -11-

          "Annual Assessment Report": As defined in Section 3.14.

          "Annual Attestation Report": As defined in Section 3.14.

          "Annual Statement of Compliance": As defined in Section 3.13.

          "Anticipated Repayment Date": For each ARD Mortgage Loan, the date specified in the related Mortgage Note after which the per annum rate at which interest accrues on such ARD Mortgage Loan will increase as specified in the related Mortgage Note (other than as a result of a default thereunder).

          "Appraisal": With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special
Servicer or the Master Servicer, prepared in accordance with 12 CFR Section
225.64 and conducted in accordance with the standards of the American Appraisal
Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider. Absent bad faith, any party hereto may conclusively rely on any Appraisal obtained by or delivered to that party in accordance with this Agreement for purposes of establishing the
Appraised Value of a Mortgaged Property.

          "Appraisal Reduction Amount": With respect to any Required Appraisal
Mortgage Loan, subject to Section 6.12(d), Section 6.12(e), Section 6.13(d) and
Section 6.13(e), the excess, if any, of: (a) the sum of, as calculated by the
Master Servicer as of the first Determination Date immediately succeeding the
Master Servicer obtaining knowledge of the subject Mortgage Loan becoming a
Required Appraisal Mortgage Loan if no new Required Appraisal is required or the date on which a Required Appraisal (or letter update or internal valuation, if applicable) is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Mortgage Loan (without duplication), (i) the Stated Principal Balance of the subject Required Appraisal
Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the
Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest accrued on such Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage
Rate (exclusive of any portion thereof that constitutes Additional Interest),
(iii) all accrued but unpaid Servicing Fees, and all accrued but unpaid items that, upon payment, would be Additional Trust Fund Expenses, in respect of such
Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Special Servicer, the
Master Servicer, the Trustee or the Fiscal Agent with respect to such Required
Appraisal Mortgage Loan and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property; over (b)
an amount equal to the sum of (i) the Required Appraisal Value and (ii) all
escrows, reserves and letters of credit held for the purposes of reserves
(provided such letters of credit may be drawn upon for reserve purposes under the related loan documents) held with respect to such Required Appraisal
Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), and such Required Appraisal (or letter update or internal valuation, if applicable) is required thereunder, then the Appraisal
Reduction Amount for the related Required Appraisal Mortgage Loan will equal 25%
of the outstanding

                                      -12-

principal balance of such Required Appraisal Mortgage Loan to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable.

          Notwithstanding the foregoing, each A/B Loan Combination will be treated as a single Mortgage Loan for purposes of calculating an Appraisal
Reduction Amount. Any Appraisal Reduction Amount with respect to an A/B Loan
Combination will be allocated first to the related B-Note Loan(s) (or any successor REO B-Note Loans with respect thereto) up to the outstanding principal balance thereof, and then to the related A-Note Mortgage Loan (or any successor
REO Mortgage Loan with respect thereto). Any Appraisal Reduction Amount with respect to the [DEF] Loan Combination that is so allocable to the [DEF] B-Note
Loans (or any successor REO B-Note Loans with respect thereto) shall be allocated first to the [DEF] B-Note Loan (or any successor REO B-Note Loan with respect thereto) that has the lower payment priority under the [DEF] Co-Lender
Agreement with respect to principal, up to the outstanding principal balance thereof, and then to the other [DEF] B-Note Loan (or any successor REO B-Note
Loan with respect thereto). Any Appraisal Reduction Amount with respect to the
[GHI] Loan Combination that is so allocable to the [GHI] B-Note Loans (or any successor REO B-Note Loans with respect thereto) shall be allocated between them on a pro rata basis in accordance with the respective outstanding principal balances thereof. For purposes of determining the related A/B Controlling Party, the foregoing allocation shall be subject to the related A/B Intercreditor
Agreement.

          Notwithstanding the foregoing, in the case of the Outside Serviced
Loan Combination, the term "Appraisal Reduction Amount" shall have the meaning assigned to that term or any analogous term in the Outside Servicing Agreement.
Further notwithstanding the foregoing, any Appraisal Reduction Amount with respect to the Outside Serviced Loan Combination shall be calculated, and allocated between the respective mortgage loans comprising the Outside Serviced
Loan Combination by, the applicable Outside Servicer pursuant to the Outside
Servicing Agreement; and the parties hereto shall be entitled to rely on such calculations, and the allocations to the Mortgage Loan or REO Mortgage Loan, as applicable, in such Outside Serviced Loan Combination, as reported to them by the applicable Outside Servicer.

          "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing
File. Absent bad faith, any party hereto may conclusively rely on any Appraisal
(or letter update or internal valuation, if applicable) obtained by or delivered to that party in accordance with this Agreement for purposes of establishing the
Appraised Value of a Mortgaged Property.

          "ARD Mortgage Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment
Date, such Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

          "Asset Status Report": As defined in Section 3.21(d).

          "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related
Serviced Loan.

                                      -13-

          "Assumed Periodic Payment": With respect to any Balloon Loan for its scheduled maturity date (provided that such Balloon Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such scheduled maturity date) and for any Due Date thereafter as of which such
Balloon Loan remains outstanding and part of the Trust Fund, the Periodic
Payment of principal and/or interest deemed to be due in respect thereof on such
Due Date equal to the amount that would have been due in respect of such Balloon
Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and pay interest accrued at the Mortgage Rate, in each case in effect immediately prior to, and without regard to the occurrence of, its scheduled maturity date. With respect to any REO Loan, for any Due Date therefor as of which the related REO
Property or any interest therein remains part of the Trust Fund, the Periodic
Payment of principal and/or interest deemed to be due in respect thereof on such
Due Date equal to the amount that would have been due in respect of the predecessor Mortgage Loan (or, in the case of any REO B-Note Loan, the predecessor B-Note Loan) on such Due Date if (x) the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and pay interest accrued at the Mortgage Rate, in each case in effect on the Due Date immediately prior to the predecessor Mortgage Loan becoming an REO Mortgage Loan or the predecessor B-Note Loan becoming an REO
B-Note Loan, as the case may be, and (y) the predecessor Mortgage Loan or B-Note
Loan, as the case may be, had remained outstanding (or, if the predecessor
Mortgage Loan or B-Note Loan, as the case may be, was a Balloon Loan and such
Due Date coincides with or follows what had been its scheduled maturity date, the Assumed Periodic Payment that would have been deemed due in respect of the predecessor Mortgage Loan or B-Note Loan, as the case may be, on such Due Date had it remained outstanding).

          "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 8.12 (or, in the absence of any such appointment, the Trustee).

          "Available Distribution Amount": With respect to any Distribution
Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution
Account as of the close of business at the end of the related Collection Period and any other amounts collected by or on behalf of the Master Servicer as of the close of business on the last day of such Collection Period and required to be deposited in the Certificate Account, (ii) the aggregate amount of any P&I
Advances made by the Master Servicer, the Trustee or the Fiscal Agent for
distribution on the Certificates on such Distribution Date pursuant to Section
4.03, (iii) to the extent not already included in clause (a)(i), the aggregate amount transferred from the Pool REO Account (if established) and/or any A/B
Custodial Account to the Certificate Account, on or prior to the P&I Advance
Date in such month, pursuant to Section 3.16(c) and/or Section 3.05(g), as applicable, (iv) the aggregate amount deposited by the Master Servicer in the
Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls, and (v) for each Distribution
Date occurring in March, and for the final Distribution Date if the final
Distribution Date occurs in February or, if such year is not a leap year, in
January, the aggregate of the Interest Reserve Amounts in respect of each
Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan deposited into the Distribution Account pursuant to Section 3.05(e), net of (b) the portion of the amount described in clause (a) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a
Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from (A) the Certificate Account pursuant to clauses (ii)-(xvi) and (xviii)-(xx) of Section 3.05(a) or (B) the
Distribution Account pursuant to clauses (ii)-(vi) of Section 3.05(b), (iii)
Prepayment Premiums and Yield Maintenance Charges, (iv) Additional Interest, (v)
with

                                      -14-

respect to the Distribution Date occurring in February of each year and in
January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO
Mortgage Loans to be withdrawn from the Distribution Account and deposited in the Interest Reserve Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(e), and (vi) any amounts deposited in the Certificate Account or the Distribution Account in error. The Available
Distribution Amount will not include any amounts required to be distributed pursuant to the terms of an A/B Intercreditor Agreement or this Agreement to a
B-Noteholder.

          "B-Note Loan": With respect to each of the A-Note Mortgage Loans, each related B-Note Loan that is (i) not included in the Trust Fund, (ii) subordinate in right of payment to such A-Note Mortgage Loan to the extent set forth in the related A/B Intercreditor Agreement and (iii) secured by the same Mortgage on the same Mortgaged Property as such A-Note Mortgage Loan.

          "B-Noteholder": Each holder of (i) the Mortgage Note for a B-Note Loan and (ii) the corresponding rights under the related A/B Intercreditor Agreement.

          "Balloon Loan": Any Mortgage Loan or B-Note Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

          "Balloon Mortgage Loan": Any Mortgage Loan that is a Balloon Loan.

          "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Periodic Payment payable on the scheduled maturity date of such Serviced Loan.

          "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

          "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

          "Book-Entry Non-Registered Certificate": Any Non-Registered
Certificate that constitutes a Book-Entry Certificate.

          "Breach": As defined in Section 2.03(a).

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the cities in which the
Corporate Trust Office of the Trustee (which as of the Closing Date is Chicago,
Illinois) or the offices of the Master Servicer (which as of the Closing Date is
Overland Park, Kansas) or the offices of the Special Servicer (which as of the
Closing Date is Miami Beach, Florida) are located, are authorized or obligated by law or executive order to remain closed.

          "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

                                      -15-

          "Certificate": Any one of the [Insert name of issuing trust],
Commercial Mortgage Pass-Through Certificates, Series 200_-___, as executed by the Certificate Registrar and authenticated and delivered hereunder by the
Authenticating Agent.

          "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the
Trustee in trust for Certificateholders, which shall be entitled "[NAME OF
MASTER SERVICER], as Master Servicer for [NAME OF TRUSTEE], as Trustee, on
behalf of and in trust for the registered holders of [Insert name of issuing trust], Commercial Mortgage Pass-Through Certificates, Series 200_-___".

          "Certificate Deferred Interest": The amount by which interest distributable with respect to any Class of Principal Balance Certificates (other than the Class A-2FL Certificates) or the Class A-2FL REMIC II Regular Interest,
as the case may be, is reduced by the amount of Mortgage Deferred Interest allocable to such Class of Certificates or the Class A-2FL REMIC II Regular
Interest on any Distribution Date.

          "Certificate Factor": With respect to any Class of Certificates (other than the Class R and Class Y Certificates) or the Class A-2FL REMIC II Regular
Interest as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then-current Class
Principal Balance or Class Notional Amount, as applicable, of such Class of
Certificates or the Class A-2FL REMIC II Regular Interest, as the case may be, and the denominator of which is the Original Class Principal Balance or Original
Class Notional Amount of such Class of Certificates or the Class A-2FL REMIC II
Regular Interest, as the case may be.

          "Certificate Notional Amount": With respect to any Class X
Certificate, as of any date of determination, the then notional amount of such
Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class
X Certificates.

          "Certificate Owner": With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance": With respect to any Principal Balance
Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal
Balance of the Class of Certificates to which such Certificate belongs.

          "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

          "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) only a Permitted
Transferee shall be the Holder of a Class R Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage
Loan Seller, the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent in its respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof, any

                                      -16-

consent, approval or waiver required or permitted to be made by the Majority
Controlling Class Certificateholder (or, with respect to the [ABC] Mortgage Loan or any related REO Property, the Majority Class [XXX] Certificateholder(s)) or
the Controlling Class Representative (or, with respect to the [ABC] Mortgage
Loan or any related REO Property, the Class [XXX] Representative) and any
election, removal or replacement of the Special Servicer or the Controlling
Class Representative (or, with respect to the [ABC] Mortgage Loan or any related
REO Property, the Class [XXX] Representative) pursuant to Section 6.09 or
Section 3.25, as applicable), any Certificate registered in the name of the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer,
the Trustee or the Fiscal Agent, as the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting
Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special
Servicer in determining whether a Certificate is registered in the name of an
Affiliate of such Person. All references herein to "Holders" or
"Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository
Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or
"Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Citigroup": Citigroup Global Markets Realty Corp. or its successor in interest.

          "Citigroup Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of [______________________], between the
Depositor and Citigroup and relating to the transfer of the Citigroup Mortgage
Loans to the Depositor.

          "Citigroup Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Citigroup Mortgage Loan Purchase
Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the Citigroup Mortgage Loan
Purchase Agreement.

          "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

          "Class A-1 Certificate": Any one of the Certificates with a "Class
A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-1A Certificate": Any one of the Certificates with a "Class
A-1A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-1D Certificate": Any one of the Certificates with a "Class
A-1D" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-2FL Additional Fixed Swap Payment": With respect to any
Distribution Date and the Class A-2FL Swap Payment Date to which it relates based on the confirmation under the Swap

                                      -17-

Agreement, the applicable "Additional Fixed Amount" within the meaning of the confirmation under the Swap Agreement.

          "Class A-2FL Available Funds": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance
Charges and Prepayment Premiums, properly made on or in respect of the Class
A-2FL REMIC II Regular Interest with respect to such Distribution Date and (ii)
the amounts, if any, received from the Swap Counterparty pursuant to the Swap
Agreement for such Distribution Date, less (b) any Class A-2FL Net Fixed Swap
Payment, Class A-2FL Additional Fixed Swap Payment and Class A-2FL Fixed Payer
Shortfall Reimbursement Payment required to be paid to the Swap Counterparty pursuant to the Swap Agreement, consistent with Section 3.27, for such
Distribution Date.

          "Class A-2FL Certificate": Any one of the Certificates with a "Class
A-2FL" designation on the face thereof, substantially in the form of Exhibit A-1 hereto, and evidencing an interest in Grantor Trust A-2FL.

          "Class A-2FL Distribution Conversion": With respect to any
Distribution Date (i) immediately upon and during the continuation of a Swap
Default of the nature described in clause (i) of the definition of "Swap
Default" while the Trustee is pursuing remedies under the Swap Agreement pursuant to Section 3.27, or (ii) immediately upon and following the termination of the Swap Agreement until any replacement agreement is entered into the conversion of distributions to the Class A-2FL Certificates from distributions based, in part, on floating interest payments from the Swap Counterparty under the Swap Agreement to distributions based solely on distributions in respect of the Class A-2FL REMIC II Regular Interest, as specified in Section 4.01(c).

          "Class A-2FL Fixed Swap Payment": With respect to any Distribution
Date and the Class A-2FL Swap Payment Date to which it relates based on the confirmation under the Swap Agreement, the applicable "Fixed Amount" within the meaning of the confirmation under the Swap Agreement.

          "Class A-2FL Fixed Payer Shortfall Reimbursement Payment": With
respect to any Distribution Date and the Class A-2FL Swap Payment Date to which it relates based on the confirmation under the Swap Agreement, the applicable
"Fixed Payer Shortfall Reimbursement Amount" within the meaning of the confirmation under the Swap Agreement.

          "Class A-2FL Floating Swap Payment": With respect to any Distribution
Date and the Class A-2FL Swap Payment Date to which it relates based on the confirmation under the Swap Agreement, the applicable "Floating Amount" within the meaning of the confirmation under the Swap Agreement.

          "Class A-2FL Grantor Trust Assets": The assets of Grantor Trust A-2FL.

          "Class A-2FL Interest Distribution Amount": With respect to any
Distribution Date, an amount equal to (a) the sum of (i) the Distributable
Certificate Interest with respect to the Class A-2FL REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates, (ii) any Class A-2FL Net Floating Swap Payment received from the Swap Counterparty for distribution on such Distribution Date and (iii) if the Swap Agreement is terminated

                                      -18-

and a replacement Swap Agreement is not obtained, any Swap Termination Payment collected during the related Collection Period, less (b) any Class A-2FL Net
Fixed Swap Payment and/or Class A-2FL Fixed Payer Shortfall Reimbursement
Payment made to the Swap Counterparty with respect to such Distribution Date.

          "Class A-2FL Net Fixed Swap Payment": With respect to any Distribution
Date, the excess, if any of (i) the Class A-2FL Fixed Swap Payment for that
Distribution Date over (ii) the Class A-2FL Floating Swap Payment for that
Distribution Date.

          "Class A-2FL Net Floating Swap Payment": With respect to any
Distribution Date, the excess, if any of (i) the Class A-2FL Floating Swap
Payment for that Distribution Date over (ii) the Class A-2FL Fixed Swap Payment for that Distribution Date.

          "Class A-2FL Principal Distribution Amount": With respect to any
Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-2FL REMIC II Regular Interest on such
Distribution Date.

          "Class A-2FL REMIC II Regular Interest": The uncertificated interest in REMIC II, designated as "Class A-2FL", constituting a "regular interest" in
REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

          "Class A-2FL Swap Payment Date": The "Payment Date" within the meaning of the confirmation under the Swap Agreement.

          "Class A-2FX Certificate": Any one of the Certificates with a "Class
A-2FX" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-3 Certificate": Any one of the Certificates with a "Class
A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-4 Certificate": Any one of the Certificates with a "Class
A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-J Certificate": Any one of the Certificates with a "Class
A-J" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-M Certificate": Any one of the Certificates with a "Class
A-M" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-SB Certificate": Any one of the Certificates with a "Class
A-SB" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                      -19-

          "Class A-SB Planned Principal Balance": With respect to any
Distribution Date, the targeted Class Principal Balance of the Class A-SB
Certificates for such date set forth on Schedule V attached hereto.

          "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class H Certificate": Any one of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class K Certificate": Any one of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class L Certificate": Any one of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class M Certificate": Any one of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                      -20-

          "Class N Certificate": Any one of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class Notional Amount": With respect to the Class X Certificates, the
Class X Notional Amount.

          "Class O Certificate": Any one of the Certificates with a "Class O"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class P Certificate": Any one of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class Principal Balance": The aggregate principal balance of any
Class of Principal Balance Certificates or the Class A-2FL REMIC II Regular
Interest, as the case may be, outstanding from time to time. As of the Closing
Date, the Class Principal Balance of each Class of Principal Balance
Certificates (exclusive of the Class A-2FL Certificates) and the Class A-2FL
REMIC II Regular Interest shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balances of the respective Classes of the Principal Balance Certificates (exclusive of the Class
A-2FL Certificates) and the Class A-2FL REMIC II Regular Interest shall each be reduced by the amount of any distributions of principal made thereon on such
Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund
Expenses allocated thereto on such Distribution Date pursuant to Section
4.04(a). The Class Principal Balances of the respective Classes of Principal
Balance Certificates (exclusive of the Class A-2FL Certificates) and the Class
A-2FL REMIC II Regular Interest will each be increased on any Distribution Date by the amount of any Certificate Deferred Interest with respect thereto for such
Distribution Date. Distributions in respect of a reimbursement of Realized
Losses and Additional Trust Fund Expenses previously allocated to a Class of
Principal Balance Certificates or the Class A-2FL REMIC II Regular Interest, as
the case may be, shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance. The Class Principal
Balance of the Class A-2FL Certificates shall at all times equal the Class
Principal Balance of the Class A-2FL REMIC II Regular Interest.

          "Class Q Certificate": Any one of the Certificates with a "Class Q"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class R Certificate": Any one of the Certificates with a "Class R"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing sole class of "residual interests" in each of the Loan REMIC, REMIC I and REMIC II for purposes of the REMIC Provisions.

          "Class X Certificate": Any one of the Certificates with a "Class X"
designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing all of the Class X Components, each of which is a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                      -21-

          "Class X Component": Any of the ______ components of the Class X
Certificates, each of which shall constitute a separate "regular interest" in
REMIC II for purposes of the REMIC Provisions. Each Class X Component shall accrue interest at its Class X Strip Rate in effect from time to time on its
Component Notional Amount outstanding from time to time, which Component
Notional Amount shall equal the REMIC I Principal Balance of such Class X
Component's Corresponding REMIC I Regular Interest. The respective Class X
Components shall be designated as follows: [Component X-A-1, Component X-A-1D,
Component X-A-2FL, Component X-A-2FX, Component X-A-3, Component X-A-SB,
Component X-A-4, Component X-A-1A, Component X-A-M, Component X-A-J, Component
X-B, Component X-C, Component X-D, Component X-E, Component X-F, Component X-G,
Component X-H, Component X-J, Component X-K, Component X-L, Component X-M,
Component X-N, Component X-O, Component X-P and Component X-Q].

          "Class X Notional Amount": With respect to the Class X Certificates, as of any date of determination, the sum of the then Component Notional Amounts of all of the Class X Components.

          "Class X Strip Rate": With respect to any Class X Component for any
Distribution Date, an annual rate equal to the excess, if any, of the REMIC I
Remittance Rate over the Adjusted REMIC I Remittance Rate with respect to such
Class X Component's Corresponding REMIC I Regular Interest for such Distribution
Date.

          "Class [XXX] Available Distribution Amount": With respect to any
Distribution Date, an amount equal to the lesser of: (a) the aggregate amount deemed distributed with respect to Loan REMIC Regular Interest [XXX]-II on such
Distribution Date pursuant to Section 4.01(j); and (b) the sum of (i) all
Distributable Certificate Interest with respect to the Class [XXX] Certificates for such Distribution Date and, to the extent not previously distributed, for all prior Distribution Dates, (ii) the Class [XXX] Principal Distribution Amount
for such Distribution Date and (iii) all Realized Losses and Additional Trust
Fund Expenses previously allocated to, but not previously reimbursed with respect to, the Class [XXX] Certificates.

          "Class [XXX] Certificate": Any one of the Certificates with a "Class
[XXX]" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class [XXX] Control Period": Any period when a [ABC] Change of
Control Event does not exist.

          "Class [XXX] Principal Distribution Amount": With respect to any
Distribution Date, the total amount of principal deemed distributed (or, assuming that the available funds were sufficient, that would have been deemed distributed) to REMIC I with respect to Loan REMIC Regular Interest [XXX]-II on such Distribution Date pursuant to Section 4.01(j).

          "Class [XXX] Representative": As defined in Section 3.25.

          "Class Y Certificate": Any one of the Certificates with a "Class Y-I"
designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a proportionate interest in Grantor Trust Y.

          "Class Y Grantor Trust Assets": The assets of Grantor Trust Y.

                                      -22-

          "Closing Date": __________________, 200_.

          "CMSA": The Commercial Mortgage Securities Association or any
successor organization.

          "CMSA Advance Recovery Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the
"CMSA Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Comparative Financial Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing
Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally. In connection with preparing the CMSA Comparative Financial Status
Report, the Master Servicer shall process (a) interim financial statements beginning with interim financial statements for the fiscal quarter ending
[______________________], and (b) annual financial statements beginning with annual financial statements for the 200_ fiscal year.

          "CMSA Delinquent Loan Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Financial File": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Liquidation Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such

                                      -23-

information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Loan Modification and Corrected Mortgage Loan
Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and
Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Level Reserve/LOC Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Level Reserve/LOC Report" available as of the Closing Date on the
CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan
Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions and in any event, shall present the computations made in accordance with the methodology described in such form to
"normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

          "CMSA Operating Statement Analysis": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property
File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                                      -24-

          "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO
Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Servicer Watchlist": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watchlist/Portfolio Review Guidelines"
available as of the Closing Date on the CMSA Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Website": The website maintained by the CMSA with an address, as of the Closing Date, of "www.cmbs.org."

          "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

          "Co-Lender Agreement": Any of the A/B Intercreditor Agreements and the
[MNO] Co-Lender Agreement.

          "Collection Period": With respect to any Distribution Date or P&I
Advance Date, the period that begins on the day immediately following the
Determination Date in the calendar month preceding the month in which such
Distribution Date or such P&I Advance Date, as the case may be, occurs (or, in the case of the initial Distribution Date and the initial P&I Advance Date, commencing on the day after the related Cut-off Date) and ending on and including the Determination Date in the month in which such Distribution Date or such P&I Advance Date, as the case may be, occurs.

          "Commission": The United States Securities and Exchange Commission or
any successor agency.

          "Component Notional Amount": With respect to each Class X Component and any date of determination, an amount equal to the then REMIC I Principal
Balance of its Corresponding REMIC I Regular Interest.

          "Controlling Class": As of any date of determination, the most subordinate (based on the payment priorities of Section 4.01(a)) outstanding
Class of Sequential Pay Certificates, that has a Class Principal Balance that is greater than 25% of the Original Class Principal Balance thereof; provided, however, that if no Class of Sequential Pay Certificates has a Class Principal
Balance that satisfies such requirement, then the Controlling Class shall be the most subordinate (based on the payment priorities of Section 4.01(a))
outstanding Class of Sequential Pay Certificates that has a Class Principal
Balance greater than zero. For purposes of determining, and exercising the rights of, the Controlling Class, the Senior Class A Certificates shall be deemed a single Class of Certificates.

          "Controlling Class Representative": As defined in Section 3.25(a).

                                      -25-

          "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this
Agreement shall be administered, which office at the date of the execution of this Agreement is located at [______________________].

          "Corrected Loan": Any Serviced Loan that had been a Specially Serviced
Loan but has ceased to be a Specially Serviced Loan in accordance with the definition of "Specially Serviced Loan" (other than by reason of a Liquidation
Event or the related Mortgaged Property becoming an REO Property). None of the mortgage loans comprising the Outside Serviced Loan Combination shall constitute a Corrected Loan under this Agreement.

          "Corrected Mortgage Loan": A Mortgage Loan that is a Corrected Loan.

          "Corresponding REMIC I Regular Interest": With respect to any Class of
Principal Balance Certificates, the REMIC I Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class of
Principal Balance Certificates; and, with respect to any Class X Component, the
REMIC I Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class X Component.

          "Crossed Group": With respect to any Mortgage Loan that is a Crossed
Loan, such Mortgage Loan and all other Mortgage Loans that are cross-collateralized and cross-defaulted with such Mortgage Loan.

          "Crossed Loan": A Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

          "Crossed Loan Repurchase Criteria": (i) The Debt Service Coverage
Ratio for all remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the Debt
Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; (ii) the Loan-to-Value Ratio for any remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related
Mortgage Loan Seller is not greater than the Loan-to-Value Ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the
Special Servicer at the expense of the related Mortgage Loan Seller; and (iii)
the Mortgage Loan Seller, at its expense, shall have furnished the Trustee with an Opinion of Counsel that the repurchase of or substitution for a Crossed Loan, including, without limitation, any modification relating to such repurchase or substitution, shall not cause an Adverse REMIC Event.

          "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which
Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the
Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

                                      -26-

          "Cut-off Date": Individually and collectively, as the context may require: (i) with respect to each Mortgage Loan that has a Due Date in
___________ 200_, the related Due Date of such Mortgage Loan in ___________
2006; and (ii) with respect to any Mortgage Loan that has its first Due Date in
_____________ 200_, ________________, 200_.

          "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan, as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

          "Debt Service Coverage Ratio": With respect to any Serviced Loan, as of any date of determination, the ratio of (x) the annualized Net Cash Flow
(before payment of any debt service on such Serviced Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Serviced Loan (plus, in the case of any B-Note Loan, the Periodic Payment in effect for the related A-Note
Mortgage Loan) as of such date of determination.

          "Defaulted Mortgage Loan": A Mortgage Loan (other than the Outside
Serviced Mortgage Loan) (i) that (A) is delinquent 60 days or more in respect to a Periodic Payment (not including the Balloon Payment) or (B) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such
Mortgage Loan within 60 days after the Due Date of such Balloon Payment
(provided that, if such refinancing does not occur during such time specified in the commitment, the subject Mortgage Loan will immediately become a Defaulted
Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

          "[DEF] B-Note Loans": As defined in the Preliminary Statement hereto.

          "[DEF] Co-Lender Agreement": As defined in the Preliminary Statement hereto.

          "[DEF] Controlling B-Noteholder": The "Controlling Note B Holder"
within the meaning of the [DEF] Co-Lender Agreement.

          "[DEF] Controlling Party": The [DEF] Directing Holder or any
representative thereof designated in accordance with the [DEF] Co-Lender
Agreement.

          "[DEF] Directing Holder": The "Directing Holder" within the meaning of the [DEF] Co-Lender Agreement.

          "[DEF] Loan Combination": As defined in the Preliminary Statement hereto.

                                      -27-

          "[DEF] Major Action": A "Major Action" within the meaning of the [DEF]
Co-Lender Agreement.

          "[DEF] Mortgage Loan": As defined in the Preliminary Statement hereto.

          "[DEF] Mortgaged Property": As defined in the Preliminary Statement hereto.

          "[DEF] REO Property": The [DEF] Mortgaged Property, if it shall become an REO Property hereunder.

          "[DEF] Special Servicer": The party responsible for performing the duties of Special Servicer hereunder with respect to the [DEF] Loan Combination or any related REO Property.

          "[DEF] Threshold Event Collateral": Any "Threshold Event Collateral"
within the meaning of the [DEF] Co-Lender Agreement.

          "Defeasance Collateral": With respect to any Defeasance Loan, the
United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

          "Defeasance Loan": Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which permits or requires the related Mortgagor
(or permits the holder of such Mortgage Loan to require the related Mortgagor)
to pledge Defeasance Collateral to such holder in lieu of prepayment. If an
A-Note Mortgage Loan is a Defeasance Loan, then any related B-Note Loan may also be a Defeasance Loan.

          "Deficient Valuation": With respect to any Mortgage Loan or B-Note
Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of such Mortgage
Loan or B-Note Loan, as the case may be, which valuation results from a proceeding initiated under the Bankruptcy Code.

          "Definitive Certificate": As defined in Section 5.03(a).

          "Definitive Non-Registered Certificate": Any Non-Registered
Certificate that is a Definitive Certificate.

          "Depositor": Citigroup Commercial Mortgage Securities Inc. or its
successor in interest.

          "Depository": The Depository Trust Company, or any successor
Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                                      -28-

          "[____________________] Mortgage Loan Purchase Agreement": That
certain mortgage loan purchase agreement, dated as of _______________, between the Depositor and [_____________________________] and relating to the transfer of the [____________________] Mortgage Loans to the Depositor.

          "[____________________] Mortgage Loans": Each of the Mortgage Loans
transferred and assigned to the Depositor pursuant to the [____________________]
Mortgage Loan Purchase Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the
[____________________] Mortgage Loan Purchase Agreement.

          "Determination Date": The 11th day of each month, or if such 11th day is not a Business Day, the immediately succeeding Business Day, commencing in
___________ 200_.

          "Directly Operate": With respect to any Administered REO Property, the furnishing or rendering of services to the tenants thereof, the management of such Administered REO Property, the holding of such Administered REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the
Trustee) shall not be considered to Directly Operate an Administered REO
Property solely because the Trustee (or the Special Servicer or any Sub-Servicer
on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such Administered REO Property.

          "Discount Rate": With respect to any prepaid Mortgage Loan or REO
Mortgage Loan for purposes of allocating any Yield Maintenance Charge or
Prepayment Premium received thereon or with respect thereto among the respective
Classes of the Principal Balance Certificates (other than any Excluded Class thereof) and the Class A-2FL REMIC II Regular Interest, the "Discount Rate"
shall be determined as specified in the related loan documents for the purposes of calculating the subject Yield Maintenance Charge or Prepayment Premium.

          "Disqualified Organization": Any of the following: (i) the United
States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii)
any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(unless such organization is subject to the tax imposed by Section 511 of the
Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of
Counsel (which shall not be an expense of the Trustee) that the holding of an
Ownership Interest in a Class R Certificate by such Person may cause the Trust
Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an
Ownership Interest in a Class R Certificate to such Person. The terms "United
States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                                      -29-

          "Distributable Certificate Interest": With respect to any Class of
Regular Certificates or the Class A-2FL REMIC II Regular Interest for any
Distribution Date, the Accrued Certificate Interest in respect of such Class of
Certificates or the Class A-2FL REMIC II Regular Interest, as the case may be, for such Distribution Date, reduced (to not less than zero) by the sum of: (i)
the portion of any Net Aggregate Prepayment Interest Shortfall for such
Distribution Date allocated to such Class of Regular Certificates or the Class
A-2FL REMIC II Regular Interest, as the case may be, in accordance with Section
4.04(f); and (ii) except in the case of a Class of Class X Certificates, the portion of any Mortgage Deferred Interest allocated to such Class of Regular
Certificates or the Class A-2FL REMIC II Regular Interest, as the case may be, on such Distribution Date in accordance with Section 4.04(d).

          "Distribution Account": The segregated account or accounts created and maintained by the Trustee on behalf of the Certificateholders (exclusive of the
Holders of the Class Y Certificates) pursuant to Section 3.04(b) which shall be entitled "[NAME OF TRUSTEE], as Trustee, in trust for the registered holders of
[Insert name of issuing trust], Commercial Mortgage Pass-Through Certificates,
Series 200_-___."

          "Distribution Date": With respect to any Determination Date, the fourth Business Day following such Determination Date.

          "Distribution Date Statement": As defined in Section 4.02(a).

          "Document Defect": As defined in Section 2.03(a).

          "Due Date": With respect to (i) any Serviced Loan on or prior to its
Stated Maturity Date, the day of the month set forth in the related Mortgage
Note on which each Periodic Payment on such Serviced Loan is scheduled to be first due; (ii) any Serviced Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Serviced Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each
Periodic Payment on the related Serviced Loan had been scheduled to be first due.

          "EDGAR": The Commission's Electronic Data Gathering, Analysis and
Retrieval system.

          "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and (A) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated at least "Aa3" by Moody's (if then rated by Moody's) and "AA-" by S&P (or "A-" provided the short-term unsecured debt obligations are rated at least "A-1" by S&P) (or, with respect to either such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or (B) with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated at least "P-1"
by Moody's (if then rated by Moody's) and "A-1" by S&P (or, with respect to either such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the
Certificates as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, (ii) an account or accounts maintained with [________] so long as [________] (X) has a long-term unsecured debt rating of at least "A" and a short-term rating of at least "A-1" from S&P and (Y) has a long-term unsecured debt rating of

                                      -30-

at least "A1" and a short-term rating of at least "P-1" from Moody's, or (iii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned to any Class of Certificates, as confirmed in writing by each Rating Agency.

          "Enhancement/Support Provider": Any enhancement or support provider contemplated by Item 1114(b) or Item 1115 of Regulation AB with respect to the
Trust Fund or any one or more Classes of Certificates.

          "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any
successor provisions covering the same subject matter in the case of a Specially
Serviced Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially
Serviced Loan as to which the related Mortgaged Property is not multifamily property.

          "ERISA": The Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Payment": Any payment received by the Master Servicer or the
Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged
Property.

          "Event of Default": One or more of the events described in Section
7.01(a).

          "Excess Servicing Strip": With respect to any Mortgage Loan or REO
Mortgage Loan, the portion of the related Master Servicing Fee (which portion shall not include that portion payable to any Sub-Servicer party to a
Sub-Servicing Agreement dated the date hereof) that accrues at the related
Excess Servicing Strip Rate in effect from time to time, subject to reduction by the Trustee in accordance with Section 3.11(a).

          "Excess Servicing Strip Rate": With respect to any Mortgage Loan or
REO Mortgage Loan, subject to reduction by the Trustee in accordance with
Section 3.11(a), a rate per annum equal to the excess, if any, of (A) the related Master Servicing Fee Rate over (B) the sum of (1) ___% per annum plus
(2) the annual sub-servicing fee rate for any related third-party Sub-Servicer of such Mortgage Loan or REO Mortgage Loan, as the case may be, on behalf of the
Master Servicer.

          "Exchange Act": The Securities Exchange Act of 1934, as amended.

          "Exchange Act Reportable Event": With respect to (a) the Trustee or, if and to the extent specifically applicable thereto or to its duties on behalf of the Trustee, any Servicing Representative of the Trustee or any Trustee
Appointee, any Trustee Reportable Event, (b) the Master Servicer or, if and to
the extent specifically applicable thereto or to its duties on behalf of the
Master Servicer, any Servicing Representative of the Master Servicer, any Master
Servicer Reportable Event, and (c) the Special

                                      -31-

Servicer or, if and to the extent specifically applicable thereto or to its duties on behalf of the Special Servicer, any Servicing Representative of the
Special Servicer, any Special Servicer Reportable Event.

          "Exchange Act Reporting Year": Each of (a) the Trust's fiscal year
2006, and (b) any subsequent fiscal year of the Trust, but only if as of the beginning of such subsequent fiscal year of the Trust, the Registered
Certificates are held in the aggregate by at least 300 holders (which may consist of (i) in the case of Registered Certificates held in definitive form, direct Holders of such Definitive Certificates, and/or (ii) in the case of
Registered Certificates held in book-entry form through the Depository,
Depository Participants having accounts with the Depository).

          "Exchange Act Reports": As defined in Section 8.16(a).

          "Excluded Class": Any Class of Principal Balance Certificates other than the Class A-1 Certificates, Class A-1D Certificates, Class A-2FX
Certificates, Class A-3 Certificates, Class A-SB Certificates, Class A-4
Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates and Class J Certificates.

          "Exemption": Department of Labor Prohibited Transaction Exemption
("PTE") 91-23, as amended from time to time, or any successor thereto.

          "Exemption-Favored Party": Any of (i) Citigroup Global Markets Inc.,
(ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup Global Markets
Inc., and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and/or (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

          "FASB 140": The Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities", issued in September 2002.

          "FDIC": Federal Deposit Insurance Corporation or any successor.

          "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

          "Final Recovery Determination": A determination by the Special
Servicer with respect to any Specially Serviced Loan or Administered REO
Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased or replaced by any of the Mortgage Loan Sellers, pursuant to the related Mortgage Loan Purchase Agreement, by a related Non-Trust Loan Noteholder pursuant to the related Co-Lender Agreement, or by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder pursuant to
Section 9.01) that there has been a recovery of all Insurance Proceeds,
Liquidation Proceeds, REO Revenues and other payments or recoveries that the
Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable (without regard to any [DEF] or [GHI] Threshold Event
Collateral); provided that the term "Final Recovery Determination" shall include any comparable determination made with respect to the Outside Serviced Mortgage
Loan or any related REO Property by the Outside Special Servicer pursuant to the
Outside Servicing Agreement.

                                      -32-

          "Floating Rate Account": A segregated custodial account or accounts or subaccount of the Distribution Account created and maintained by the Trustee, pursuant to Section 3.04(i), in trust for the Class A-2FL Certificateholders and
Swap Counterparty, as their interests may appear, which shall be entitled "[NAME
OF TRUSTEE], as Trustee, in trust for the registered holders of [Insert name of issuing trust], Commercial Mortgage Pass-Through Certificates, Series 200_-___,
Class A-2FL, and [NAME OF SWAP COUNTERPARTY], as their interests may appear,
Floating Rate Account". Any such account or subaccount shall be an Eligible
Account or a subaccount of an Eligible Account.

          "Fiscal Agent": [Insert name of initial Fiscal Agent], in its capacity as fiscal agent hereunder, or any successor fiscal agent appointed as herein provided.

          "FNMA": Federal National Mortgage Association or any successor.

          "Form 8-K": Exchange Act Form 8-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing current reports under Section 13 or 15(d) of the Exchange Act, filed pursuant to Rule 13a-11 or Rule 15d-11, and for reports of nonpublic information required to be disclosed by Regulation FD (17 C.F.R.
243.100 and 243.101). For purposes of this Agreement, "Form 8-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the
Commission.

          "Form 8-K Current Report": A current report on Form 8-K.

          "Form 8-K Required Information": Any and all information required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 8-K.

          "Form 10-D": Exchange Act Form 10-D, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing distribution reports under Section
13 or 15(d) of the Exchange Act, filed pursuant to Rule 13a-17 or Rule 15d-17.
For purposes of this Agreement, "Form 10-D" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

          "Form 10-D Distribution Report": A distribution report on Form 10-D.

          "Form 10-D Required Information": Any and all information required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-D.

          "Form 10-K": Exchange Act Form 10-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing annual reports pursuant to Section
13 or 15(d) of the Exchange Act for which no other form is prescribed, as well as for filing transition reports pursuant to Section 13 or 15(d) of the Exchange
Act. For purposes of this Agreement, "Form 10-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

                                      -33-

          "Form 10-K Annual Report": An annual report on Form 10-K.

          "Form 10-K Required Information": Any and all information required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-K.

          "Gain-on-Sale Proceeds": With respect to any Specially Serviced
Mortgage Loan or Administered REO Property, the excess, if any, of (i) any
Liquidation Proceeds with respect to the subject Mortgage Loan or REO Property, as the case may be (net of any related Liquidation Expenses and, in the case of any A-Note Mortgage Loan or the related A/B REO Property, further net of any portion of such Liquidation Proceeds payable to the related B-Noteholder(s)), over (ii) the Purchase Price for such Mortgage Loan or the related REO Mortgage
Loan, as the case may be, on the date on which such Liquidation Proceeds were received.

          "Gain-on-Sale Reserve Account": A segregated custodial account or accounts or subaccount of the Distribution Account created and maintained by the
Trustee pursuant to Section 3.04(f) on behalf of the Certificateholders, which shall be entitled "[NAME OF TRUSTEE], as Trustee, in trust for the registered holders of [Insert name of issuing trust], Commercial Mortgage Pass-Through
Certificates, Series 200_-___." Any such account shall be an Eligible Account or a subaccount of an Eligible Account.

          "[GHI] B-Noteholder": The holder of the promissory note for a [GHI]
B-Note Loan.

          "[GHI] B-Note Loans": As defined in the Preliminary Statement hereto.

          "[GHI] Co-Lender Agreement": As defined in the Preliminary Statement hereto.

          "[GHI] Controlling B-Noteholder": The "Controlling Note B Holder"
within the meaning of the [GHI] Co-Lender Agreement.

          "[GHI] Controlling Party": The [GHI] Directing Holder or any
representative thereof designated in accordance with the [GHI] Co-Lender
Agreement.

          "[GHI] Directing Holder": The "Directing Holder" within the meaning of the [GHI] Co-Lender Agreement.

          "[GHI] Loan Combination": As defined in the Preliminary Statement hereto.

          "[GHI] Major Action": A "Major Action" within the meaning of the [GHI]
Co-Lender Agreement.

          "[GHI] Mortgage Loan": As defined in the Preliminary Statement hereto.

          "[GHI] Mortgaged Property": As defined in the Preliminary Statement hereto.

          "[GHI] Special Servicer": The party responsible for performing the duties of Special Servicer hereunder with respect to the [GHI] Loan Combination or any related REO Property.

                                      -34-

          "[GHI] Threshold Event Collateral": Any "Threshold Event Collateral"
within the meaning of the [GHI] Co-Lender Agreement.

          "Global Certificate": With respect to any Class of Book-Entry
Non-Registered Certificates, either the related Rule 144A Global Certificate or the Regulation S Global Certificate.

          "Grantor Trust": Either of Grantor Trust A-2FL or Grantor Trust Y, as
applicable.

          "Grantor Trust A-2FL": The portion of the Trust Fund consisting of (i)
the Class A-2FL REMIC II Regular Interest, (ii) the Swap Agreement and payments by the Swap Counterparty thereunder and (iii) the Floating Rate Account, intended to be treated as a "grantor trust" within the meaning of the Grantor
Trust Provisions.

          "Grantor Trust Assets": With respect to Grantor Trust A-2FL, the Class
A-2FL Grantor Trust Assets; and, with respect to Grantor Trust Y, the Class Y
Grantor Trust Assets.

          "Grantor Trust Y": The portion of the Trust Fund consisting of (i) any
Additional Interest with respect to the ARD Mortgage Loans after their respective Anticipated Repayment Dates and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest, intended to be treated as a "grantor trust" within the meaning of the Grantor Trust
Provisions.

          "Grantor Trust Provisions": Subpart E of Part I of subchapter J of the
Code and Treasury regulation section 301.7701-4(c).

          "Ground Lease": With respect to any Serviced Loan for which the
Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

          "Group 1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage
Loan Schedule as belonging to Loan Group No. 1.

          "Group 2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage
Loan Schedule as belonging to Loan Group No. 2.

          "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

          "Holder": A Certificateholder.

          "Impound Reserve": As defined in Section 3.16(c) hereof.

          "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan
Sellers, the Master Servicer, the Special Servicer, the Controlling Class
Representative (and, with respect to the [ABC] Mortgage Loan, the Class

                                      -35-

[XXX] Representative and, with respect to any A/B Loan Combination, the related
B-Noteholder(s)), the Trustee, the Fiscal Agent and any and all Affiliates
thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Controlling Class Representative
(or, with respect to the [ABC] Mortgage Loan, the Class [XXX] Representative
and, with respect to any A/B Loan Combination, the related B-Noteholder(s)), the
Trustee, the Fiscal Agent or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special
Servicer, the Controlling Class Representative (or, with respect to the [ABC]
Mortgage Loan, the [XXX] Representative and, with respect to any A/B Loan
Combination, the related B-Noteholder(s)), the Trustee, the Fiscal Agent or any
Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage
Loan Sellers, the Master Servicer, the Special Servicer, the Controlling Class
Representative (or, with respect to the [ABC] Mortgage Loan, the Class [XXX]
Representative and, with respect to any A/B Loan Combination, the related
B-Noteholder(s)), the Trustee, the Fiscal Agent or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Mortgage Loan Sellers, the Master
Servicer, the Special Servicer, the Controlling Class Representative (or, with respect to the [ABC] Mortgage Loan, the Class [XXX] Representative and, with respect to any A/B Loan Combination, the related B-Noteholder(s)), the Trustee, the Fiscal Agent or such Affiliate thereof, as the case may be.

          "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

          "Independent Contractor": Any Person that would be an "independent contractor" with respect to a REMIC Pool within the meaning of Section 856(d)(3)
of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of
Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master
Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the
Trustee and the Master Servicer), so long as such REMIC Pool does not receive or derive any income from such Person; provided that the relationship between such
Person and such REMIC Pool is at arm's length, all within the meaning of
Treasury regulations section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Master
Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any Administered REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such
Administered REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such Administered REO Property to fail to qualify as Rents from Real
Property.

          "Initial Form 8-K Current Reports": As defined in Section 8.16.

          "Initial Purchaser": Each of Citigroup Global Markets Inc. and
[____________________] or, in each case, its successor in interest.

                                      -36-

          "Institutional Accredited Investor" or "IAI": An "accredited investor"
as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the
Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "Insurance Policy": With respect to any Serviced Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Serviced Loan or the related Mortgaged Property.

          "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged
Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard (or, in the case of the Outside Serviced
Mortgage Loan, in accordance with the servicing standard under the Outside
Servicing Agreement).

          "Insured Environmental Event": As defined in Section 3.07(d).

          "Interest Accrual Period": With respect to each Class of Regular
Certificates, each Class X Component, the Class A-2FL REMIC II Regular Interest,
each REMIC I Regular Interest and each Loan REMIC Regular Interest, for any
Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs. Notwithstanding the foregoing, each
Interest Accrual Period is deemed to consist of 30 days for purposes of calculating interest on the Regular Certificates, the Class X Components, the
Class A-2FL REMIC II Regular Interest, the REMIC I Regular Interests and the
Loan REMIC Regular Interests. For purposes of determining Class A-2FL Interest
Distribution Amounts and Class A-2FL Floating Swap Payments, for any
Distribution Date and any Class A-2FL Swap Payment Date related thereto based upon the confirmation under the Swap Agreement, the Interest Accrual Period will begin on and include the preceding Distribution Date (or, in the case of the first Distribution Date, will begin on and include the Closing Date) and will end on the calendar day immediately preceding the subject Distribution Date;
provided that, if a Class A-2FL Distribution Conversion is in effect with respect to the subject Distribution Date, then the Interest Accrual Period applicable to the Class A-2FL Interest Distribution Amount for such Distribution
Date will be the same as the Interest Accrual Period with respect to the Class
A-2FL REMIC II Regular Interest for such Distribution Date.

          "Interest Reserve Account": The segregated account created and maintained by the Trustee pursuant to Section 3.04(c) on behalf of the
Certificateholders, which shall be entitled "[NAME OF TRUSTEE], as Trustee, on behalf of and in trust for the registered holders of [Insert name of issuing trust], Commercial Mortgage Pass-Through Certificates, Series 200_-___."

          "Interest Reserve Amount": With respect to each Interest Reserve
Mortgage Loan and Interest Reserve REO Mortgage Loan for each Distribution Date that occurs in February of each year and in January of each year that is not a leap year, an amount equal to one day's interest at the related Net Mortgage
Rate on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment is collected in respect thereof as of the Determination Date immediately preceding such Distribution
Date or a P&I Advance is made in respect thereof for such Due Date as of such
Distribution Date.

                                      -37-

          "Interest Reserve Mortgage Loan": Each Mortgage Loan that is an
Actual/360 Mortgage Loan.

          "Interest Reserve REO Mortgage Loan": An REO Mortgage Loan that relates to an Interest Reserve Mortgage Loan.

          "Interested Person": The Depositor, any Mortgage Loan Seller, the
Master Servicer, the Special Servicer, any B-Noteholder (but only with respect to the related A-Note Mortgage Loan), any Independent Contractor hired by the
Special Servicer, any Holder of a Certificate or any Affiliate of any such
Person.

          "Internet Website": The Internet Websites maintained by the Trustee and, if applicable, the Master Servicer and/or the Special Servicer, which in the case of the Trustee is initially located at "[______________________]" or such other address as provided by the Trustee to the parties hereto from time to time and, in the case of the Master Servicer and/or the Special Servicer, shall be located at such address provided by such person to the parties hereto from time to time.

          "Investment Account": As defined in Section 3.06(a).

          "Investment Grade Certificate": As of any date of determination, a
Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

          "IRS": The Internal Revenue Service or any successor agency.

          "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

          "[JKL] B-Note Loan": As defined in the Preliminary Statement hereto.

          "[JKL] Intercreditor Agreement": As defined in the Preliminary
Statement hereto.

          "[JKL] Loan Combination": As defined in the Preliminary Statement hereto.

          "[JKL] Mortgage Loan": As defined in the Preliminary Statement hereto.

          "[JKL] Mortgaged Property": As defined in the Preliminary Statement hereto.

          "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a
Periodic Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous
Collection Period, and not previously recovered. With respect to any REO
Mortgage Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation
Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Periodic Payment (other than a Balloon
Payment) or an Assumed Periodic Payment in respect of the predecessor Mortgage
Loan or of an Assumed Periodic Payment in respect of such REO Mortgage Loan due or deemed due on a Due Date in a previous Collection Period and not previously

                                      -38-

recovered. Late Collections with respect to the Outside Serviced Mortgage Loan will be allocated to such Mortgage Loan as provided in the related Co-Lender
Agreement, and to the extent not inconsistent with the related Co-Lender
Agreement, as provided in this Agreement.

          "LIBOR": The rate specified in Section 1.03(a) or the rate calculated by the Trustee in accordance with Section 1.03(b), as applicable under the circumstances.

          "LIBOR Business Day": Any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

          "LIBOR Determination Date": For purposes of calculating LIBOR in any particular calendar month subsequent to ___________ 200_, the second LIBOR
Business Day prior to the Distribution Date in such calendar month; provided that, to the extent that the calculation of LIBOR in accordance with Section
1.03(b) requires a determination made as of New York City time, the subject
LIBOR Determination Date must also be one on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and New York, New York.

          "Litigation Control": As defined in Section 3.19(e).

          "Liquidation Event": With respect to any Mortgage Loan or B-Note Loan, any of the following events: (i) such Mortgage Loan or B-Note Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage
Loan or B-Note Loan; (iii) in the case of a Mortgage Loan, such Mortgage Loan is
(A) repurchased or replaced by a Mortgage Loan Seller pursuant to the applicable
Mortgage Loan Purchase Agreement, (B) purchased by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder pursuant to
Section 9.01, or (C) other than the Outside Serviced Mortgage Loan, purchased by the Majority Controlling Class Certificateholder, the Special Servicer or any
assignee of the foregoing pursuant to Section 3.18; (iv) in the case of the
[ABC] Mortgage Loan, such Mortgage Loan is purchased by the Majority Class [XXX]
Certificateholder(s) pursuant to Section 6.14; (v) in the case of a Mortgage
Loan that is a part of the Loan Combination, such Mortgage Loan is purchased by a related Non-Trust Loan Noteholder pursuant to the related Co-Lender Agreement;
(vi) in the case of the Outside Serviced Mortgage Loan, such Mortgage Loan is purchased by the Majority Controlling Class Certificateholder upon exercising its fair value purchase option in connection with Section 3.18 of this Agreement and the Outside Servicing Agreement; or (vii) such Mortgage Loan or B-Note Loan is purchased by any related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement. With respect to any REO Property
(and the related REO Loan(s)), any of the following events: (i) a Final Recovery
Determination is made with respect to such REO Property; (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder pursuant to Section 9.01; or (iii) such REO
Property is sold pursuant to Section 3.18 (or, if it relates to the Outside
Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement).

          "Liquidation Fee": With respect to each Specially Serviced Loan and each REO Loan that relates to an Administered REO Property, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

          "Liquidation Fee Rate": 1.0%.

                                      -39-

          "Liquidation Proceeds": All cash amounts (other than Insurance
Proceeds and REO Revenues) received by the Master Servicer or the Special
Servicer in connection with: (i) the taking of all or a part of a Mortgaged
Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan or B-Note Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise (which does not include voluntary Principal Prepayments), exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and
Mortgage; (iii) the realization upon any deficiency judgment obtained against a
Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority
Controlling Class Certificateholder, the Special Servicer or any assignee thereof pursuant to Section 3.18 or, if applicable, the purchase of the Outside
Serviced Mortgage Loan by the Majority Controlling Class Certificateholder upon exercising its fair value purchase option in connection with Section 3.18 of this Agreement and the Outside Servicing Agreement; (v) the repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (vi) the purchase of a Mortgage
Loan or REO Property by the Master Servicer, the Special Servicer or the
Majority Controlling Class Certificateholder pursuant to Section 9.01; (vii) the purchase of a Mortgage Loan that is part of a Loan Combination by a related
Non-Trust Loan Noteholder pursuant to a related Co-Lender Agreement; (viii) the purchase of a Mortgage Loan or B-Note Loan by a mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement; (ix) the purchase of the [ABC] Mortgage Loan by the Majority Class [XXX] Certificateholder(s); or (x)
except for purposes of Section 3.11, any [DEF] or [GHI] Threshold Event
Collateral transferred to the Certificate Account, subject to and in accordance with the terms of Section 6.12(f) or 6.13(f), as applicable, to cover losses and expenses with respect to the [DEF] Mortgage Loan or the [GHI] Mortgage Loan, as
applicable, or any successor REO Mortgage Loan with respect thereto.

          "Loan Combination": The [MNO] Loan Combination or any A/B Loan
Combination, as applicable.

          "Loan Group": Either Loan Group No. 1 or Loan Group No. 2, as
applicable.

          "Loan Group No. 1": Collectively, all of the Mortgage Loans that are
Group 1 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

          "Loan Group No. 1 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Net Available
Distribution Amount attributable to Loan Group No. 1.

          "Loan Group No. 1 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Net Principal
Distribution Amount attributable to Loan Group No. 1.

          "Loan Group No. 2": Collectively, all of the Mortgage Loans that are
Group 2 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

                                      -40-

          "Loan Group No. 2 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Net Available
Distribution Amount attributable to Loan Group No. 2.

          "Loan Group No. 2 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Net Principal
Distribution Amount attributable to Loan Group No. 2.

          "Loan REMIC": The segregated pool of assets consisting of: (i) the
[ABC] Mortgage Loan, together with all documents included in the related
Mortgage File and any related Escrow Payments and Reserve Funds; (ii) all amounts relating to the [ABC] Mortgage Loan or any successor REO Mortgage Loan with respect thereto held from time to time in the Interest Reserve Account, the
Certificate Account, the Distribution Account, the Gain-on-Sale Reserve Account
and the Pool REO Account; (iii) any REO Property acquired in respect of the
[ABC] Mortgage Loan; (iv) the rights of the Depositor under the
[____________________] Mortgage Loan Purchase Agreement with respect to the
[ABC] Mortgage Loan; and (v) the rights of the mortgagee under all Insurance
Policies with respect to the [ABC] Mortgage Loan.

          "Loan REMIC Deferred Interest": The amount by which interest distributable to REMIC I with respect to any Loan REMIC Regular Interest is reduced by the amount of Mortgage Deferred Interest allocable to such Loan REMIC
Regular Interest on any Distribution Date.

          "Loan REMIC Principal Balance": The principal balance of a Loan REMIC
Regular Interest as of any date of determination. As of the Closing Date, the
Loan REMIC Principal Balance of Loan REMIC Regular Interest [XXX]-I shall equal
$____________ and the Loan REMIC Principal Balance of Loan REMIC Regular
interest [XXX]-II shall equal $____________. On each Distribution Date, the Loan
REMIC Principal Balance of each Loan REMIC Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(j), and shall be further permanently reduced by all Realized Losses and Additional Trust Fund Expenses
deemed allocated thereto on such Distribution Date pursuant to Section 4.04(c).
On any Distribution Date, the Loan REMIC Principal Balance of any Loan REMIC
Regular Interest shall be increased by any Loan REMIC Deferred Interest with respect thereto for such Distribution Date.]

          "Loan REMIC Regular Interest": Either of the two uncertificated
"regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Loan REMIC issued hereunder, as described (and bearing the designations specified) in the Preliminary Statement hereto.

          "Loan REMIC Remittance Rate": With respect to each Loan REMIC Regular
Interest, for any Distribution Date, the Net Mortgage Pass-Through Rate with respect to the [ABC] Mortgage Loan or any successor REO Mortgage Loan with respect thereto for such Distribution Date.

          "Loan-to-Value Ratio": With respect to any Serviced Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then-current principal amount of such Serviced Loan (plus, in the case of a B-Note Loan, the current principal amount of the related A-Note
Mortgage Loan), and the denominator of which is the Appraised Value of the related Mortgaged Property.

                                      -41-

          "Lockout Period": With respect to any Mortgage Note that prohibits the
Mortgagor from prepaying such Serviced Loan until a date specified in such
Mortgage Note, the period from the Closing Date until such specified date.

          "Majority Class [XXX] Certificateholder(s)": As of any date of determination, any Holders (or, in the case of a Class of Book-Entry
Certificates, Certificate Owners) of Certificates entitled to greater than 50%
of the Voting Rights allocated to the Class [XXX] Certificates.

          "Majority Controlling Class Certificateholder": As of any date of determination, any single Holder (or, in the case of a Class of Book-Entry
Certificates, Certificate Owner) of Certificates (other than any Holder (or, in the case of a Class of Book-Entry Certificates, Certificate Owner) that is an
Affiliate of the Depositor or a Mortgage Loan Seller) entitled to greater than
50% of the Voting Rights allocated to the Controlling Class; provided, however, that, if there is no single Holder (or, in the case of a Class of Book-Entry
Certificates, Certificate Owner) of Certificates entitled to greater than 50% of the Voting Rights allocated to such Class, then the Majority Controlling Class
Certificateholder shall be the single Holder (or, in the case of a Class of
Book-Entry Certificates, Certificate Owner) of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Controlling Class Certificateholder, the Senior Class A
Certificates shall be deemed to be a single Class of Certificates, with the applicable Voting Rights allocated among the Holders (or, in the case of a Class of Book-Entry Certificates, Certificate Owners) of such Certificates in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

          "Master Servicer": [Insert name of initial Master Servicer], its successor in interest or any successor master servicer appointed as herein provided (including the Trustee as successor pursuant to Section 7.02).

          "Master Servicer Reportable Event": Any of the following events, conditions, circumstances and/or matters:

          (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, but only if the Master Servicer or any Servicing
     Representative of the Master Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust;

          (ii) the termination of a definitive agreement that is material to the
     Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the Master
     Servicer or any Servicing Representative of the Master Servicer is a party to such agreement or has entered into such agreement on behalf of the
     Trust;

          (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject

                                      -42-

     Material Debtor is (A) the Master Servicer, (B) any Servicing
     Representative of the Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
     Obligor with respect to a Performing Serviced Mortgage Loan;

          (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
     Material Debtor is (A) the Master Servicer, (B) any Servicing
     Representative of the Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
     Obligor with respect to a Performing Serviced Mortgage Loan;

          (v) any resignation, removal, replacement or substitution of (A) the
     Master Servicer or (B) any Servicing Representative of the Master Servicer
     that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation
     AB;

          (vi) any appointment of (A) a new Master Servicer or (B) any new
     Servicing Representative of the Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB;

          (vii) any nonpublic disclosure, by the Master Servicer or any
     Servicing Representative of the Master Servicer, with respect to the
     Subject Securitization Transaction (other than disclosure required pursuant to this Agreement) that is required to be disclosed by Regulation FD (17
     C.F.R. 243.100 through 243.103);

          (viii) any other information of importance to Certificateholders
     (determined by the Master Servicer in accordance with the Servicing
     Standard) that (A) is not otherwise required to be included in the
     Distribution Date Statement or any other report to be delivered or otherwise made available to Certificateholders hereunder, (B) the Master
     Servicer has determined, in accordance with the Servicing Standard, could have an adverse effect on payments to any Class of Certificateholders, and
     (C) is directly related to a Performing Serviced Mortgage Loan;

          (ix) the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the Master Servicer is controlling the subject litigation or if the subject Material Litigant is
     (A) the Master Servicer, (B) any Servicing Representative of the Master
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB or (C) any Significant Obligor with respect to a Performing
     Serviced Mortgage Loan;

          (x) the receipt by or on behalf of the Master Servicer or any
     Servicing Representative of the Master Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding a Significant Obligor with respect to a Performing Serviced
     Mortgage Loan;

          (xi) to the extent not otherwise disclosed in the Prospectus
     Supplement, whether the Master Servicer has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B) the
     Depositor, (C) a Mortgage Loan Seller, (D) the Trustee, (E) the Special

                                      -43-

     Servicer, (F) any Servicing Representative of the Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or
     (G) any Significant Obligor;

          (xii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item 1119(b) of Regulation AB between the
     Depositor, a Mortgage Loan Seller or the Trust, on the one hand, and the
     Master Servicer or any Servicing Representative of the Master Servicer, on
     the other hand; and

          (xiii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any specific relationship involving or relating to the Subject
     Securitization Transaction or the Mortgage Loans contemplated by Item
     1119(c) of Regulation AB between the Depositor, a Mortgage Loan Seller or the Trust, on the one hand, and the Master Servicer or any Servicing
     Representative of the Master Servicer, on the other hand.

          "Master Servicing Fee": With respect to each Mortgage Loan (and any
REO Mortgage Loan with respect thereto), the fee payable to the Master Servicer pursuant to Section 3.11(a).

          "Master Servicing Fee Rate": With respect to: (a) each Mortgage Loan
(and any successor REO Mortgage Loan with respect thereto), the percentage set forth under the column "Master Servicing Fee Rate" on the Mortgage Loan
Schedule; and (b) each B-Note Loan (or any successor REO B-Note Loan with respect thereto), 0.0% per annum. Notwithstanding the foregoing, for purposes of determining the amount of servicing compensation actually payable to the Master
Servicer in respect of the [MNO] Mortgage Loan pursuant to Section 3.11(a), the
Master Servicing Fee Rate shall be ______% per annum.

          "Material Debtor": Any of the following:

          (i) the Trust;

          (ii) each of the Mortgage Loan Sellers;

          (iii) each of the parties to this Agreement;

          (iv) any Servicing Representative that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB;

          (v) any Significant Obligor;

          (vi) any Enhancement/Support Provider; and

          (vii) any other material party contemplated by Item 1100(d)(1) of
     Regulation AB relating to the Subject Securitization Transaction.

          "Material Litigant": Any of the following:

          (i) the Trust;

          (ii) each of the Mortgage Loan Sellers;

                                      -44-

          (iii) each of the parties to this Agreement;

          (iv) any Servicing Representative that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB;

          (v) any originator of Trust Mortgage Loans contemplated by Item
     1110(b) of Regulation AB; and

          (vi) any other party contemplated by Item 1100(d)(1) of Regulation AB relating to the Subject Securitization Transaction.

          "[MNO] Co-Lender Agreement": As defined in the Preliminary Statement hereto.

          "[MNO] Loan Combination": As defined in the Preliminary Statement hereto.

          "[MNO] Mortgage Loan": As defined in the Preliminary Statement hereto.

          "[MNO] Mortgaged Properties": As defined in the Preliminary Statement hereto.

          "[MNO] Non-Trust Loans": As defined in the Preliminary Statement hereto.

          "[MNO] Pari Passu Non-Trust Loans": As defined in the Preliminary
Statement hereto.

          "[MNO] Subordinate Non-Trust Loans": As defined in the Preliminary
Statement hereto.

          "Money Term": With respect to any Serviced Loan, the maturity date,
Mortgage Rate, Stated Principal Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge in connection with a Principal Prepayment (but not any late fees or default interest provisions).

          "Moody's": Moody's Investors Service, Inc., or its successor in interest. If Moody's nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and
specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Mortgage": With respect to any Serviced Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged
Property.

          "Mortgage Deferred Interest": With respect to any Serviced Loan, the amount of any interest accrued thereon at the related Mortgage Rate (other than
Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such Serviced Loan instead of being payable on the related Due Date on which it would otherwise have been due.

                                      -45-

          "Mortgage File":

          (a) With respect to any Serviced Mortgage Loan and, in the case of each A/B Loan Combination, also with respect to each B-Note Loan that is part of such Loan Combination, the following documents collectively (which, in the case of each A/B Loan Combination, except for the Mortgage Notes referred to in clause (a)(i) of this definition and any modifications thereof referred to in clause (a)(vi) of this definition, relate to the entire such Loan Combination):

          (i)     either (A) in the case of any Serviced Mortgage Loan
                  (including any A-Note Mortgage Loan), the original executed
                  Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening
                  endorsements thereon, endorsed on its face or by allonge
                  attached thereto (without recourse, representation or
                  warranty, express or implied) to the order of "[Insert name of initial Trustee], as trustee for the registered holders of
                  [Insert name of issuing trust], Commercial Mortgage
                  Pass-Through Certificates, Series 200_-___", or in blank (or a lost note affidavit and indemnity with a copy of such Mortgage
                  Note attached thereto) or (B) in the case of any B-Note Loan, a copy of the executed Mortgage Note;

          (ii)    an original or a copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

          (iii)   an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case
                  (unless not yet returned by the applicable recording office)
                  with evidence of recording indicated thereon or certified by the applicable recording office;

          (iv)    an original executed assignment, in recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee), of (A) the Mortgage, (B) any related Assignment of Leases (if such item is a document
                  separate from the Mortgage) and (C) any other recorded
                  document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of "[Insert name of initial
                  Trustee], as trustee for the registered holders of [Insert name of issuing trust], Commercial Mortgage Pass-Through
                  Certificates, Series 200_-___" (and, in the case of an A/B
                  Loan Combination, also on behalf of the related
                  B-Noteholder(s)), or in blank;

          (v)     an original assignment of all unrecorded documents relating to the Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of "[Insert name of initial
                  Trustee], as trustee for the registered holders of [Insert name of issuing trust], Commercial Mortgage Pass-Through
                  Certificates, Series 200_-___" (and, in the case of an A/B
                  Loan Combination, also on behalf of the related
                  B-Noteholder(s)), or in blank;

                                      -46-

          (vi)    originals or copies of any consolidation, assumption,
                  substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the subject Serviced
                  Loan has been assumed or consolidated;

          (vii)   the original or a copy of the policy or certificate of
                  lender's title insurance or, if such policy has not been
                  issued or located, an original or copy of an irrevocable,
                  binding commitment (which may be a pro forma policy or marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

          (viii)  any filed copies (bearing evidence of filing) or other evidence of filing reasonably satisfactory to the Depositor of any prior UCC Financing Statements in favor of the originator of the subject Serviced Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage
                  Loan Seller had possession of such UCC Financing Statements when it was to deliver the subject Mortgage File on or prior to the Closing Date) and, if there is an effective UCC
                  Financing Statement and continuation statement in favor of the
                  Mortgage Loan Seller on record with the applicable public
                  office for UCC Financing Statements, an original UCC Financing
                  Statement assignment, in form suitable for filing in favor of
                  [Insert name of initial Trustee], as trustee for the
                  registered holders of [Insert name of issuing trust],
                  Commercial Mortgage Pass-Through Certificates, Series 200_-___
                  (and, in the case of any A/B Loan Combination, also on behalf of the related B-Noteholder(s)), as assignee, or in blank;

          (ix)    an original or a copy of any (A) Ground Lease and ground
                  lessor estoppel, (B) loan guaranty or indemnity, (C) secured creditor impaired property environmental insurance policy or
                  (D) lease enhancement policy;

          (x)     any intercreditor, co-lender or similar agreement relating to permitted debt of the Mortgagor; and

          (xi)    copies of any loan agreement, escrow agreement, security
                  agreement or letter of credit relating to a Mortgage Loan; and

          (b) with respect to the Outside Serviced Mortgage Loan, the following documents collectively:

          (i)     the original executed Mortgage Note for such Mortgage Loan, endorsed (without recourse, representation or warranty,
                  express or implied) to the order of "[Insert name of initial
                  Trustee], as trustee for the registered holders of [Insert name of issuing trust], Commercial Mortgage Pass-Through
                  Certificates, Series 200_-___" or in blank, and further
                  showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related
                  Mortgage Loan Seller) (or, alternatively, if the original
                  executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note);

                                      -47-

          (ii)    a copy of the executed related Co-Lender Agreement; and

          (iii)   a copy of the executed Outside Servicing Agreement;

provided that, whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clauses
(a)(vi), (a)(ix) (solely with respect to any guaranty), (a)(x) and (a)(xi) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

          "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan
Schedule and from time to time held in the Trust Fund. As used herein, the term
"Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust, including, in the case of the Outside Serviced Mortgage Loan, any such documents held by or on behalf of the related Non-Trust Loan Noteholders.

          "Mortgage Loan Purchase Agreement": Each of the Citigroup Mortgage
Loan Purchase Agreement, the [____________________] Mortgage Loan Purchase
Agreement, the [______________________] Mortgage Loan Purchase Agreement and the
[______________________] Mortgage Loan Purchase Agreement.

          "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund attached hereto as
Schedule I and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

          (i)     the Mortgage Loan number;

          (ii)    the street address (including city, county, state and zip
                  code) and name of the related Mortgaged Property;

          (iii)   the Cut-off Date Balance;

          (iv)    the amount of the Periodic Payment due on the first Due Date following the Closing Date;

          (v)     the Mortgage Rate as of the Cut-off Date;

          (vi)    the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) the Stated Maturity Date and, in the case of an ARD Mortgage Loan, the Anticipated Repayment
                  Date;

          (vii)   in the case of a Balloon Mortgage Loan, the remaining
                  amortization term;

          (viii)  the original and remaining amortization term;

          (ix)    whether the Mortgage Loan is secured by a Ground Lease;

                                      -48-

          (x)     the Master Servicing Fee Rate;

          (xi)    whether such Mortgage Loan is an ARD Mortgage Loan and if so the Anticipated Repayment Date and Additional Interest Rate
                  for such ARD Mortgage Loan;

          (xii)   the related Mortgage Loan Seller;

          (xiii)  whether such Mortgage Loan is insured by an environmental policy;

          (xiv)   whether such Mortgage Loan is cross-defaulted or
                  cross-collateralized with any other Mortgage Loan;

          (xv)    whether such Mortgage Loan is a Defeasance Loan;

          (xvi)   whether the Mortgage Loan is secured by a letter of credit;

          (xvii)  whether such Mortgage Loan is an Interest Reserve Mortgage
                  Loan;

          (xviii) whether payments on such Mortgage Loan are made to a lock-box;

          (xix)   the amount of any Reserve Funds escrowed in respect of each
                  Mortgage Loan;

          (xx)    the number of grace days after the Due Date until Periodic
                  Payments incur late payment charges;

          (xxi)   the number of units or leasable square feet at the Mortgaged
                  Property; and

          (xxii)  whether the Mortgage Loan is in Loan Group No. 1 or Loan Group
                  No. 2.

          "Mortgage Loan Seller": Citigroup, [_____________________________],
[______________________] or [______________________], as applicable.

          "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or B-Note Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

          "Mortgage Pool": Collectively, all of the Mortgage Loans and any REO
Mortgage Loans. None of the B-Note Loans and/or REO B-Note Loans shall constitute part of the Mortgage Pool.

          "Mortgage Rate": With respect to (i) any Mortgage Loan or B-Note Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan or B-Note Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii)
any Mortgage Loan or B-Note Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan or B-Note Loan, as applicable, had remained outstanding.

                                      -49-

          "Mortgaged Property": The property subject to the lien of a Mortgage.

          "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and/or, in the case of an indemnity deed of trust, the entity which granted the lien on such Mortgaged Property.

          "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred in connection with the receipt of
Principal Prepayments on the Mortgage Loans during the related Collection
Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the
Certificate Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the Mortgage Loans.

          "Net Available Distribution Amount": With respect to any Distribution
Date, the Available Distribution Amount for such Distribution Date, reduced (to not less than zero) by (i) the Class [XXX] Available Distribution Amount for
such Distribution Date and (ii) the total amount of reimbursements to the
Majority Class [XXX] Certificateholder(s) on such Distribution Date pursuant to
Section 4.01(j).

          "Net Cash Flow" or "NCF": As defined in and determined in accordance with the provisions of Exhibit E attached hereto.

          "Net Investment Earnings": With respect to (i) the Certificate
Account, any Servicing Account, any Reserve Account, any REO Account and any A/B
Custodial Account for any Collection Period and (ii) the Distribution Account,
the Interest Reserve Account, the Additional Interest Account, the Floating Rate
Account or the Gain-on-Sale Reserve Account (if any) for any Distribution Date,
the amount, if any, by which the aggregate of all interest and other income realized during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding
Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date), with respect to any of the accounts described in clause
(ii) above, on funds held in such accounts, exceeds the aggregate of all losses, if any, incurred during the subject Collection Period with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding
Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date), with respect to any of the accounts described in clause
(ii) above, in connection with the investment of such funds in accordance with
Section 3.06.

          "Net Investment Loss": With respect to (i) the Certificate Account, any Servicing Account, any Reserve Account, any REO Account and any A/B
Custodial Account for any Collection Period and (ii) the Distribution Account,
the Interest Reserve Account, the Additional Interest Account, the Floating Rate
Account or the Gain-on-Sale Reserve Account (if any) for any Distribution Date,
the amount by which the aggregate of all losses, if any, incurred during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject
Distribution Date and beginning immediately following the preceding Distribution
Date (or, in the case of the initial Distribution Date, beginning on the Closing
Date) with respect to any of the accounts described in clause (ii) above, in connection with the investment of funds held in such account

                                      -50-

in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding
Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date) with respect to any of the accounts described in clause
(ii) above, in connection with the investment of such funds in accordance with
Section 3.06.

          "Net Mortgage Pass-Through Rate":

          (A) With respect to any Mortgage Loan (or any successor REO Mortgage
     Loan with respect thereto) that accrues (or is deemed to accrue) interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the
     Net Mortgage Rate for such Mortgage Loan in effect as of the Closing Date
     (without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date); and

          (B) With respect to any Mortgage Loan (or any successor REO Mortgage
     Loan with respect thereto) that accrues (or is deemed to accrue) interest on an Actual/360 Basis, for any Distribution Date, an annual rate equal to the product of (1) 12, times (2) a fraction, expressed as a percentage, the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which such
     Distribution Date occurs, multiplied by (b) the Stated Principal Balance of such Mortgage Loan (or such successor REO Mortgage Loan) immediately preceding such Distribution Date, multiplied by (c) 1/360, multiplied by
     (d) the Net Mortgage Rate for such Mortgage Loan in effect as of the
     Closing Date (without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date), and the denominator of which fraction is the Stated Principal Balance of such
     Mortgage Loan (or such successor REO Mortgage Loan) immediately preceding such Distribution Date.

          Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to
200_, then the amount of interest referred to in the numerator of the fraction described in clause (B)(2) above will be decreased to reflect any Interest
Reserve Amount with respect to the subject Mortgage Loan (or REO Mortgage Loan)
transferred from the Distribution Account to the Interest Reserve Account in
such calendar month. Furthermore, if the subject Distribution Date occurs during
March of any year subsequent to 200_, then the amount of interest referred to in the numerator of the fraction described in clause (B)(2) above will be increased to reflect any Interest Reserve Amount(s) with respect to the subject Mortgage
Loan (or REO Mortgage Loan) transferred from the Interest Reserve Account to the
Distribution Account for distribution on such Distribution Date.

          "Net Mortgage Rate": With respect to any Mortgage Loan or any REO
Mortgage Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus (i) the applicable Master Servicing Fee Rate and
(ii) in the case of the Outside Serviced Mortgage Loan or any successor REO
Mortgage Loan with respect thereto, the applicable Outside Servicing Fee Rate;
and, with respect to any B-Note Loan or REO B-Note Loan, as of any date of determination, a per annum rate equal to the related Mortgage Rate minus any applicable Master Servicing Fee Rate.

                                      -51-

          "Net Principal Distribution Amount": With respect to any Distribution
Date, the Principal Distribution Amount for such Distribution Date, reduced (to not less than zero) by the Class [XXX] Principal Distribution Amount for such
Distribution Date.

          "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or
Nonrecoverable Servicing Advance.

          "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan or REO Mortgage Loan by the
Master Servicer, the Trustee or the Fiscal Agent, as the case may be, that, as determined (in accordance with Section 4.03(c)) by the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as applicable, in accordance with the Servicing Standard, in the case of the Master Servicer and the Special
Servicer, the standard of care set forth in Section 8.01(a), in the case of the
Trustee, or in the Fiscal Agent's reasonable good faith judgment, in the case of the Fiscal Agent, will not be ultimately recoverable (together with any accrued and unpaid interest thereon) from Late Collections, Insurance Proceeds or
Liquidation Proceeds, or any other recovery on or in respect of such Mortgage
Loan or REO Mortgage Loan.

          "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Serviced Loan or REO Property by the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the
case may be, that, as determined (in accordance with Section 3.03(e)) by the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
applicable, in accordance with the Servicing Standard, in the case of the Master
Servicer and the Special Servicer, the standard of care set forth in Section
8.01(a), in the case of the Trustee, or in the Fiscal Agent's reasonable good faith judgment, in the case of the Fiscal Agent, will not be ultimately recoverable (together with any accrued and unpaid interest thereon) from late collections, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Serviced Loan or REO Property.

          "Non-Registered Certificate": Unless and until registered under the
Securities Act, any Class X, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P, Class Q, Class [XXX], Class Y or Class R
Certificate.

          "Non-Trust Loan": Any mortgage loan that is part of a Loan Combination but is not included in the Trust Fund. The Non-Trust Loans consist of the [DEF]
B-Note Loans, the [MNO] Non-Trust Loans, the [GHI] B-Note Loans and the [JKL]
B-Note Loan.

          "Non-Trust Loan Noteholder": The holder of the promissory note for a
Non-Trust Loan.

          "Non-United States Tax Person": Any Person other than a United States
Tax Person.

          "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a
Responsible Officer of the Trustee.

          "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the Master Servicer or the Special
Servicer) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of any REMIC Pool as a REMIC; (b) the qualification of any Grantor
Trust as a grantor trust; (c) compliance with the REMIC Provisions or the
Grantor Trust Provisions or (d) the resignation

                                      -52-

of the Master Servicer or Special Servicer pursuant to Section 6.04 must be an opinion of counsel who is in fact Independent of the Master Servicer, the
Special Servicer or the Depositor, as applicable.

          "Option Price": As defined in Section 3.18(c).

          "Original Class Notional Amount": With respect to the Class X
Certificates, the Original Class X Notional Amount.

          "Original Class Principal Balance": With respect to any Class of
Principal Balance Certificates (other than the Class A-2FL Certificates) or the
Class A-2FL REMIC II Regular Interest, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary
Statement; and, with respect to the Class A-2FL Certificates, the initial Class
Principal Balance thereof as of the Closing Date equal to the Original Class
Principal Balance of the Class A-2FL REMIC II Regular Interest.

          "Original Class X Notional Amount": $____________.

          "OTS": The Office of Thrift Supervision or any successor thereto.

          "Outside Administered REO Property": Any REO Property relating to the
Outside Serviced Loan Combination.

          "Outside Master Servicer": The master servicer under the Outside
Servicing Agreement.

          "Outside Serviced Loan Combination": The [MNO] Loan Combination.

          "Outside Serviced Mortgage Loan": The [MNO] Mortgage Loan.

          "Outside Servicer": The Outside Master Servicer or the Outside Special
Servicer, as applicable.

          "Outside Servicer Default": An "Event of Default" on the part of an
Outside Servicer under the Outside Servicing Agreement.

          "Outside Servicing Agreement": As defined in the Preliminary Statement hereto.

          "Outside Servicing Fee": With respect to the Outside Serviced Mortgage
Loan or any successor REO Mortgage Loan with respect thereto, the monthly fee, comparable to the Master Servicing Fee hereunder and calculated at the Outside
Servicing Fee Rate, that is payable to the Outside Master Servicer (or, if applicable, to the Outside Master Servicer and a primary servicer in the aggregate).

          "Outside Servicing Fee Rate": ______% per annum in the case of the
Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Outside Special Servicer": The special servicer under the Outside
Servicing Agreement.

          "Outside Trustee": The trustee under the Outside Servicing Agreement.

                                      -53-

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance": As to any Mortgage Loan or REO Mortgage Loan, any
advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to
Section 4.03, and in any event subject to Section 3.26.

          "P&I Advance Date": The Business Day immediately preceding each
Distribution Date.

          "Pass-Through Rate": [With respect to:

          (i)     the Class A-1 Certificates, for any Distribution Date, ______%
                  per annum;

          (ii)    the Class A-1D Certificates, for any Distribution Date,
                  ______3% per annum;

          (iii)   the Class A-2FL REMIC II Regular Interest, for any
                  Distribution Date, a per annum rate equal to the lesser of (A)
                  ______% and (B) the Weighted Average Net Mortgage Pass-Through
                  Rate for such Distribution Date;

          (iv)    the Class A-2FX Certificates, for any Distribution Date, a per
                  annum rate equal to the lesser of (A) ______% and (B) the
                  Weighted Average Net Mortgage Pass-Through Rate for such
                  Distribution Date;

          (v)     each Class of the Class A-3, Class A-SB, Class A-4, Class
                  A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class
                  E, Class F, Class G, Class H and Class J Certificates, for any
                  Distribution Date, a per annum rate equal to the Weighted
                  Average Net Mortgage Pass-Through Rate for such Distribution
                  Date;

          (vi)    each Class of the Class K, Class L, Class M, Class N, Class O,
                  Class P and Class Q Certificates, for any Distribution Date, a
                  per annum rate equal to the lesser of (A) ______% and (B) the
                  Weighted Average Net Mortgage Pass-Through Rate for such
                  Distribution Date;

          (vii)   the Class [XXX] Certificates, for any Distribution Date, a per
                  annum rate equal to the Net Mortgage Pass-Through Rate with respect to the [ABC] Mortgage Loan (or any successor REO
                  Mortgage Loan with respect thereto) for such Distribution
                  Date;

          (viii)  the Class X Certificates, for any Distribution Date, the
                  weighted average of the Class X Strip Rates for the respective
                  Class X Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such
                  Class X Components outstanding immediately prior to such
                  Distribution Date); and

          (ix)    with respect to the Class A-2FL Certificates, (A) for any
                  Distribution Date with respect to which a Class A-2FL
                  Distribution Conversion does not exist, the per annum rate, expressed as a percentage, equal to the applicable value of
                  LIBOR

                                      -54-

                  specified in or calculated in accordance with Section 1.03, plus ______% per annum, and (B) for any Distribution Date with respect to which a Class A-2FL Distribution Conversion does exist, the Pass-Through Rate for the Class A-2FL REMIC II
                  Regular Interest for that Distribution Date.]

          "PCAOB": The Public Company Accounting Oversight Board.

          "Penalty Interest": With respect to any Mortgage Loan or B-Note Loan
(or any successor REO Loan with respect thereto), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or
Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of interest on the Stated Principal Balance of such Mortgage
Loan or B-Note Loan (or such successor REO Loan) accrued at the related Mortgage
Rate. Penalty Interest with respect to the Outside Serviced Mortgage Loan will be allocated to such Mortgage Loan as provided in the related Co-Lender
Agreement, and to the extent not inconsistent with the related Co-Lender
Agreement, as provided in this Agreement.

          "Percentage Interest": With respect to any Regular Certificate or
Class A-2FL Certificate, the portion of the relevant Class evidenced by such
Certificate, expressed as a percentage, the numerator of which is the
Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or
Original Class Notional Amount, as the case may be, of the relevant Class. With respect to a Class R Certificate or Class Y Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

          "Periodic Payment": With respect to any Mortgage Loan or B-Note Loan as of any Due Date, the scheduled payment of principal and/or interest
(exclusive of Additional Interest) on such Mortgage Loan or B-Note Loan, as the case may be, including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note
(as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

          "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of or managed by [Insert name of initial Trustee] (or any successor Trustee) if otherwise qualifying hereunder):

          (i)     direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original
                  maturities of not more than 365 days); provided such
                  obligations are backed by the full faith and credit of the
                  United States. Such obligations must be limited to those
                  instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change or be liquidated prior to maturity. Interest may either be fixed or variable. In addition, such obligations may not have a
                  rating from S&P with an "r" highlighter. If such interest is variable, interest must be tied to a single interest rate
                  index plus a single fixed spread (if any), and move
                  proportionately with that index;

                                      -55-

          (ii)    repurchase obligations with respect to any security described in clause (i) above (having original ---------- maturities of not more than 365 days); provided that the short-term deposit or debt obligations, of the -------- party agreeing to
                  repurchase such obligations are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iii)   certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof
                  (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest
                  rating categories of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In
                  addition, it may not have a rating from S&P with an "r"
                  highlighter and its terms must have a predetermined fixed
                  dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such
                  interest is variable, interest must be tied to a single
                  interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iv)    commercial paper (having original maturities of not more than
                  365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so
                  incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction)
                  which is rated in the highest rating category of each of S&P and Moody's or such lower rating as will not result in
                  qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the
                  Rating Agencies. The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (v)     units of money market funds that maintain a constant asset value and which are rated in the highest applicable rating category by Moody's and which are rated "AAAm" or "AAAm-G" by
                  S&P (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the

                                      -56-

                  Certificates, as evidenced in writing by the Rating Agencies)
                  and which seeks to maintain a constant net asset value. In addition, it may not have a rating from S&P with an "r"
                  highlighter and its terms must have a predetermined fixed
                  dollar amount of principal due at maturity that cannot vary or change; and

          (vi)    any other obligation or security that constitutes a "cash flow investment" within the meaning of Section 860G(a)(6) of the
                  Code and is acceptable to each Rating Agency, evidence of
                  which acceptability shall be provided in writing by each
                  Rating Agency to the Master Servicer, the Special Servicer and
                  the Trustee; provided, however, in no event shall such other obligation or security be rated less than "AA/A-1" or "Aa3/P+"
                  by S&P or Moody's, respectively;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

          "Permitted Transferee": Any Transferee of a Class R Certificate other than a Disqualified Organization, a Plan, a Non-United States Tax Person or a
United States Tax Person with respect to whom income on the Class R Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United
States Tax Person.

          "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan": As defined in Section 5.02(c).

          "Plurality Class R Certificateholder": As to any taxable year of any
REMIC Pool, the Holder of Certificates holding the largest Percentage Interest of the Class R Certificates.

          "[________]": [______________________] or its successor in interest.

          "[________] Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of ____________, between the Depositor and
[________] and relating to the transfer of the [________] Mortgage Loans to the
Depositor.

          "[________] Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the [________] Mortgage Loan Purchase
Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the [________] Mortgage Loan
Purchase Agreement.

          "Pool REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled substantially as follows: "[NAME OF SPECIAL SERVICER], as Special

                                      -57-

Servicer for [NAME OF TRUSTEE], as Trustee, on behalf of and in trust for the registered holders of [Insert name of issuing trust], Commercial Mortgage
Pass-Through Certificates, Series 200_-___."

          "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, 0% CPR (within the meaning of the
Prospectus), except that it is assumed that each ARD Mortgage Loan is repaid on its Anticipated Repayment Date.

          "Prepayment Interest Excess": With respect to any Serviced Loan that was subject to a Principal Prepayment in full or in part during any Collection
Period, which Principal Prepayment was applied to such Serviced Loan following such Serviced Loan's Due Date in such Collection Period, the amount of interest
(net of the related Master Servicing Fee and, if applicable, any related Penalty
Interest and Additional Interest) accrued on the amount of such Principal
Prepayment during the period from and after such Due Date and ending on the date such Principal Prepayment was applied to such Serviced Loan, to the extent collected (exclusive of any related Prepayment Premium or Yield Maintenance
Charge actually collected).

          "Prepayment Interest Shortfall": With respect to (a) any Serviced Loan that was subject to a Principal Prepayment in full or in part during any
Collection Period, which Principal Prepayment was applied to such Serviced Loan prior to such Serviced Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such
Serviced Loan and ending on the day immediately preceding such Due Date, inclusive (exclusive, however, of (i) any related Master Servicing Fees that would have been payable out of the uncollected interest and (ii) any portion of the uncollected interest that would have constituted Penalty Interest and/or
Additional Interest); and (b) the Outside Serviced Mortgage Loan, if it was
subject to a Principal Prepayment in full or in part made prior to its Due Date during any Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise (without regard to any
Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate
(reduced by the Outside Servicing Fee Rate) on the amount of such Principal
Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date (exclusive of any related
Master Servicing Fees that would have been payable out of such uncollected interest).

          "Prepayment Premium": Any premium, penalty or fee (other than a Yield
Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

          "Primary Collateral": With respect to any Crossed Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such
Crossed Loan.

          "Prime Rate": The "prime rate" published in the "Money Rates" Section of The Wall Street Journal, as such "prime rate" may change from time to time.
If The Wall Street Journal ceases to publish the "prime rate," then the Master
Servicer shall select an equivalent publication that publishes

                                      -58-

such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special
Servicer in writing of its selection.

          "Principal Balance Certificate": Any [Class A-1, Class A-1D, Class
A-2FL, Class A-2FX, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class
[XXX]] Certificate.

          "Principal Distribution Amount": With respect to any Distribution
Date, an amount equal to:

          (a) the aggregate of the principal portions of all Periodic Payments
     (other than Balloon Payments) and any Assumed Periodic Payments due or
     deemed due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent paid by the related Mortgagor during or prior to, or otherwise received during, the related Collection Period or advanced by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for such Distribution Date; plus

          (b) the aggregate of all Principal Prepayments received on the
     Mortgage Loans during the related Collection Period; plus

          (c) with respect to any Mortgage Loan as to which the related Stated
     Maturity Date occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period
     (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Periodic Payment
     (other than a Balloon Payment) due, or the principal portion of any Assumed
     Periodic Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior
     Distribution Date pursuant to clause (a) above; plus

          (d) the aggregate of the principal portion of all Liquidation
     Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments that were received on the related
     Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related
     Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above; plus

          (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Periodic Payments deemed due in respect of the related REO Mortgage Loans for their respective Due Dates occurring during the related Collection Period to the extent received (in the

                                      -59-

     form of REO Revenues or otherwise) during the related Collection Period or advanced with respect to such Distribution Date; plus

          (f) with respect to any REO Properties, the aggregate of all
     Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special
     Servicer as recoveries of principal of the related REO Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon
     Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related REO Mortgage Loan or the predecessor
     Mortgage Loan on a Due Date during or prior to the related Collection
     Period and included as part of the Principal Distribution Amount for such
     Distribution Date or any prior Distribution Date pursuant to clause (a) or
     (e) above; plus

          (g) if such Distribution Date is subsequent to the initial
     Distribution Date, the excess, if any, of the Net Principal Distribution
     Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates
     (exclusive of the Class A-2FL Certificates) and the Class A-2FL REMIC II
     Regular Interest on such immediately preceding Distribution Date pursuant to Section 4.01; plus

          (h) any amounts that were used to reimburse Nonrecoverable Advances
     (including interest on such Nonrecoverable Advances) from principal collections on the Mortgage Pool pursuant to Section 3.05(a) hereof which are subsequently recovered on the related Mortgage Loan or REO Mortgage
     Loan during the related Collection Period; less

          (i) the amount of any reimbursements of Nonrecoverable Advances
     (including interest on such Nonrecoverable Advances) that are paid or reimbursed from principal collections on the Mortgage Pool pursuant to
     Section 3.05(a) hereof with respect to such Distribution Date where such principal collections would have otherwise been included in the Principal
     Distribution Amount for such Distribution Date pursuant to any of clauses
     (a) through (f) above;

provided that, for the Final Distribution Date, the Principal Distribution
Amount shall in no event be less than the aggregate Stated Principal Balance of the Mortgage Pool immediately prior to such Distribution Date.

          "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan or B-Note Loan that is received in advance of its scheduled
Due Date; provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Privileged Person": Any Certificateholder, any Certificate Owner, any
party hereto, any Person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of a Certificate or interest therein (or a licensed or registered investment adviser representing such Person), any
Rating Agency, any Mortgage Loan Seller, any B-Noteholder, any Underwriter or
any designee of the Depositor or any party hereto; provided that no Certificate
Owner or prospective transferee of a Certificate or interest therein (or a licensed or registered investment adviser representing such Person)

                                      -60-

shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by Section 3.15 or Section 4.02 unless such
Person has delivered to the Trustee or the Master Servicer, as applicable, a certification in the form of Exhibit L-1 or Exhibit L-2, as applicable, which certification is available on the Trustee's Internet Website.

          "Proposed Plan": As defined in Section 3.17(a)(iii).

          "Prospectus": The prospectus dated _______________, 200_, as supplemented by the Prospectus Supplement, relating to the Registered
Certificates.

          "Prospectus Supplement": The final prospectus supplement dated
____________, 200_ of the Depositor relating to the registration of the
Registered Certificates under the Securities Act.

          ["[________]": [______________________] or its successor in interest.]

          ["[________] Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of _______________, 200_, between the
Depositor and [________] and relating to the transfer of the [________] Mortgage
Loans to the Depositor.]

          "[________] Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the [________] Mortgage Loan Purchase
Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the [________] Mortgage Loan
Purchase Agreement.

          "Purchase Option": As defined in Section 3.18(c).

          "Purchase Option Notice": As defined in Section 3.18(e).

          "Purchase Price": With respect to any Mortgage Loan (or REO Property), a cash price equal to the sum of (without duplication): (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan
(or the related REO Mortgage Loan) at the related Mortgage Rate (other than
Additional Interest) to but not including the Due Date in the Collection Period of purchase plus any accrued and unpaid interest on P&I Advances made with respect to such Mortgage Loan (or the related REO Mortgage Loan), (c) all related and unreimbursed Servicing Advances plus any accrued and unpaid interest thereon, (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action (including reasonable legal fees incurred in respect of such action), incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund in connection with any purchase by a Mortgage Loan
Seller (to the extent not included in clause (c) above) and (e) any other
Additional Trust Fund Expenses in respect of such Mortgage Loan (including any
Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or other party or from Insurance
Proceeds or condemnation proceeds or any other collections in respect of the
Mortgage Loan or the related Mortgaged Property from a source other than the
Trust Fund, and including, if applicable, any Liquidation Fee payable to the
Special Servicer in respect of such Mortgage Loan pursuant to Section 3.11(c));
provided that the Purchase Price shall not be reduced by any outstanding P&I
Advance.

                                      -61-

          "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum insurance financial strength or claims paying ability rating of at least "A3" by Moody's and "A" by S&P (or the obligations of which are guaranteed or backed in writing by a company having such a financial strength or claims paying ability rating), and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a financial strength or claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate (or, with respect to the required Moody's rating, if not rated by Moody's, then at least "A-" by two other nationally recognized statistical rating organizations (which may include
S&P)) but in no event lower than "A-" by S&P and "A3" by Moody's (or, if not rated by Moody's, then at least "A-" by two other nationally recognized statistical rating organizations (which may include S&P)), or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

          "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal
Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted
Mortgage Loan (for example, on a 30/360 Basis); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then-current Loan-to-Value
Ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable
Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no adverse environmental conditions with respect to the related
Mortgaged Property and which will be delivered as a part of the related
Servicing File; (ix) have an original Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of not less than the original
Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of the deleted Mortgage Loan and a current Debt Service Coverage
Ratio (calculated to include the additional debt from any encumbrance) of not less than the current Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section
860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating
Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller);
(xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class
Representative (or, if there is

                                      -62-

no Controlling Class Representative then serving, by the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class)
and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any REMIC Pool or the imposition of tax on any REMIC Pool other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of
Counsel (at the applicable Mortgage Loan Seller's expense). In the event that one or more mortgage loans are substituted for one or more deleted Mortgage
Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no Mortgage Loan shall have a Net Mortgage Rate that is less than the highest Pass-Through Rate of any
Class of Sequential Pay Certificates bearing a fixed rate and outstanding at the time of the substitution. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee. A Qualified
Substitute Mortgage Loan may not be substituted for the [ABC] Mortgage Loan.

          "Rated Final Distribution Date": With respect to the Principal Balance
Certificates (other than [Class N, O, P, Q and [XXX]] Certificates), the
Distribution Date in ____________. With respect to the [Class N, O, P, Q and
[XXX]] Certificates, the Distribution Date in ____________.

          "Rating Agency": Each of Moody's and S&P.

          "Realized Loss": With respect to: (1) any defaulted Mortgage Loan or
B-Note Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan, B-Note Loan or REO
Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all accrued but unpaid interest on such Mortgage Loan, B-Note Loan or REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the
Collection Period in which the Final Recovery Determination was made (exclusive of any portion thereof that constitutes Prepayment Premiums or Yield Maintenance
Charges), minus (c) all payments and proceeds, if any, actually received in respect of, and allocable as interest on or principal of, such Mortgage Loan,
B-Note Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) any defaulted Mortgage
Loan or B-Note Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty Interest) payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan or B-Note Loan, as the case may be, granted or agreed to by the
Special Servicer pursuant to Section 3.20 (or, in the case of the Outside
Serviced Mortgage Loan, by the applicable Outside Servicer pursuant to the
Outside Servicing Agreement), the amount of such principal and/or interest so canceled; (3) any Mortgage Loan or B-Note Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or a modification, waiver or amendment of such Mortgage Loan or B-Note
Loan, as the case may be, granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Outside Serviced Mortgage Loan, by the applicable Outside Servicer pursuant to the Outside Servicing Agreement), the amount of the consequent reduction in the interest portion of each successive
Periodic Payment due

                                      -63-

thereon (each such Realized Loss shall be deemed to have been incurred on the
Due Date for each affected Periodic Payment); and (4) any Mortgage Loan for which a Final Recovery Determination has been made, to the extent not included in clause (1) above, Nonrecoverable Advances (including interest on such
Nonrecoverable Advance) to the extent paid out of general collections on the
Mortgage Pool.

          "Record Date": With respect to any Distribution Date, the last
Business Day of the month immediately preceding the month in which such
Distribution Date occurs.

          "Reference Rate": With respect to any Distribution Date, the applicable rate per annum set forth on Schedule IV hereto.

          "Registered Certificate": Any [Class A-1, Class A-1D, Class A-2FL,
Class A-2FX, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J,
Class B, Class C, Class D and Class E] Certificate.

          "Regular Certificate": Any Principal Balance Certificate (other than a
Class A-2FL Certificate) or Class X Certificate.

          "Regulation AB": Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

          "Regulation S": Regulation S under the Securities Act.

          "Regulation S Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates offered and sold outside of the United
States in reliance on Regulation S, one or collectively more global Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which
Certificates bears a Regulation S Legend.

          "Regulation S Legend": With respect to any Class of Book-Entry
Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such
Certificates may not be offered, sold, pledged or otherwise transferred in the
United States or to a United States Securities Person prior to the applicable
Regulation S Release Date, except pursuant to an exemption from the registration requirements of the Securities Act.

          "Regulation S Release Date": With respect to any Class of Book-Entry
Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, the date that is 40 days after the later of (a) the commencement of the offering of such Certificates to Persons other than distributors in reliance on Regulation S, and (b) the date of closing of the offering.

          "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I
Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

                                      -64-

          "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

          "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) the
Loan REMIC Regular Interests; (ii) all of the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such
Mortgage Loans (other than the [ABC] Mortgage Loan) received after the Closing
Date (excluding all Additional Interest, if any, on such Mortgage Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (iii) except to the extent they are part of the Loan REMIC, all amounts held from time to time in the Interest
Reserve Account, the Certificate Account, the Distribution Account, the
Gain-on-Sale Reserve Account, any Pool REO Account and any A/B Custodial
Account; (iv) any REO Property acquired in respect of a Mortgage Loan (other than the [ABC] Mortgage Loan); (v) except to the extent they are part of the
Loan REMIC, the rights of the Depositor under each of the Mortgage Loan Purchase
Agreements with respect to the Mortgage Loans; (vi) the rights of the mortgagee under all Insurance Policies with respect to the Mortgage Loans (other than the
[ABC] Mortgage Loan), in each case exclusive of the interest of any
B-Noteholder; and (vii) in the case of each Outside Serviced Mortgage Loan, the rights of the Depositor under the Outside Servicing Agreement; provided that
REMIC I shall not include any B-Note Loan or any successor REO B-Note Loan with respect thereto or any payments or other collections of principal, interest,
Prepayment Premiums, Yield Maintenance Charges or other amounts collected on a
B-Note Loan or any successor REO B-Note Loan with respect thereto.

          "REMIC I Deferred Interest": The amount by which interest
distributable to REMIC II with respect to any REMIC I Regular Interest is reduced by the amount of Mortgage Deferred Interest allocable to such REMIC I
Regular Interest on any Distribution Date.

          "REMIC I Principal Balance": The principal amount of any REMIC I
Regular Interest outstanding as of any date of determination. As of the Closing
Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall equal the amount specified as such in the Preliminary Statement hereto. On each
Distribution Date, the REMIC I Principal Balance of each REMIC I Regular
Interest shall be: (i) permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such
Distribution Date pursuant to Section 4.01(i); (ii) further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund
Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b); and (iii) increased by any REMIC I Deferred
Interest with respect thereto for such Distribution Date.

          "REMIC I Regular Interest": Any of the ______ uncertificated "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I issued hereunder, as described (and bearing the designations specified) in the
Preliminary Statement hereto.

          "REMIC I Remittance Rate": With respect to any REMIC I Regular
Interest, other than REMIC I Regular Interest [XXX], for any Distribution Date,
an annual rate equal to the Weighted Average Net Mortgage Pass-Through Rate for
such Distribution Date; and, with respect to REMIC I Regular Interest [XXX], for any Distribution Date, an annual rate equal to the Loan REMIC Remittance Rate with respect to Loan REMIC Regular Interest [XXX]-II for such Distribution Date.

                                      -65-

          "REMIC II": The segregated pool of assets consisting of all of the
REMIC I Regular Interests and all amounts deemed distributed thereon from time to time, conveyed in trust to the Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R Certificates,
insofar as the Class R Certificates evidence the sole class of residual interests in REMIC II, with respect to which segregated pool of assets a separate REMIC election is to be made.

          "REMIC II Certificate": Any [Class A-1, Class A-1D, Class A-2FX, Class
A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C,
Class D, Class E, Class X, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q, Class [XXX]] Certificate or,
insofar as it represents a portion of the sole class of residual interests in
REMIC II, any Class R Certificate.

          "REMIC Pool": Each of REMIC I, REMIC II and the Loan REMIC.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account": The Pool REO Account or any A/B REO Account, as
applicable.

          "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09 (or, in the case of any REO Property relating to an Outside
Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement).

          "REO B-Note Loan": The loan deemed for purposes hereof to succeed a
B-Note Loan and to be outstanding with respect to any A/B REO Property. The REO
B-Note Loan shall be deemed to be outstanding for so long as the related A/B REO
Property or any interest therein remains part of the Trust Fund and, further, be deemed to have the same terms and conditions as the predecessor B-Note Loan
(such terms and conditions to be applied without regard to the default on such predecessor loan and the acquisition of the related REO Property as part of the
Trust Fund). The REO B-Note Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor loan as of the date of the related REO Acquisition. All amounts due and owing, or deemed to be due and owing, in respect of a B-Note Loan as of the date of the related
REO Acquisition, shall be deemed to continue to be due and owing in respect of a successor REO B-Note Loan. The Master Servicer shall allocate proceeds, revenues and other collections received on or with respect to the related A/B REO
Property to amounts due and owing, or deemed to be due and owing, under the subject REO B-Note Loan in accordance with the related A/B Intercreditor
Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in
respect of a B-Note Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid servicing compensation and any unreimbursed Servicing Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in
respect of such Servicing Advances in accordance with Sections 3.03(d) and
4.03(d), shall continue to be payable

                                      -66-

or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent, as the case may be, in respect of the REO B-Note Loan pursuant to
Section 3.05(g) or, to the extent provided thereby, Section 3.05(a), as the case may be.

          "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(h) (or, in the case of any REO Property relating to an
Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement).

          "REO Extension": As defined in Section 3.16(a).

          "REO Loan": An REO Mortgage Loan or an REO B-Note Loan, as applicable.

          "REO Mortgage Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund and deemed to provide for Periodic Payments of principal and/or interest equal to its Assumed Periodic Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor
Mortgage Loan and the acquisition of the related REO Property as part of the
Trust Fund). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage
Loan as of the date of the related REO Acquisition. All Periodic Payments (other than a Balloon Payment), Assumed Periodic Payments (in the case of a Balloon
Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor
Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition,
Nonrecoverable Advances (including interest on such Nonrecoverable Advances)
with respect to such REO Mortgage Loan that were paid from collections on the
Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof, shall be deemed outstanding until recovered or until a Final Recovery Determination is made. Collections in respect of each REO Mortgage Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special
Servicer, the Trustee or the Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent for other related Servicing Advances as provided in this Agreement) shall be treated: first, as a recovery of Nonrecoverable
Advances (including interest on such Nonrecoverable Advance) with respect to such REO Mortgage Loan, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof; second, as a recovery of accrued and unpaid interest on such REO Mortgage Loan at the related Mortgage Rate (net, in the case of any successor REO Mortgage Loan in respect of the Outside Serviced
Mortgage Loan, of the related "Outside Servicing Fee Rate") to but not including the Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional Interest); third, as a recovery of principal of such REO Mortgage Loan to the extent of its entire unpaid principal balance;
and fourth, in accordance with the normal servicing practices of the Master
Servicer, as a recovery of any other amounts due and owing to the Trust in respect of such REO Mortgage Loan, including, without limitation, (i) Yield
Maintenance Charges, Prepayment Premiums and Penalty Interest and (ii)
Additional Interest and other amounts, in that order; provided that, in the case of any REO Mortgage

                                      -67-

Loan that succeeds an A-Note Mortgage Loan, the foregoing allocations shall be subject to the related A/B Intercreditor Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor
Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and
4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan pursuant to Section 3.05(a).

          "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of an A/B REO Property, the Certificateholders and the related B-Noteholders(s))
through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Serviced Loan (or a Loan Combination); provided that the Mortgaged
Property securing the Outside Serviced Loan Combination (if acquired under the
Outside Servicing Agreement) shall constitute an REO Property if such Mortgaged
Property is so acquired for the benefit of the related Non-Trust Loan
Noteholder(s) and the Trust, as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with a default or imminent default of the Outside
Serviced Loan Combination. Any A/B REO Property shall be an REO Property.

          "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

          "REO Tax": As defined in Section 3.17(a)(i).

          "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

          "Required Appraisal": With respect to each Required Appraisal Mortgage
Loan, an Appraisal of the related Mortgaged Property from an Independent
Appraiser selected by the Special Servicer.

          "Required Appraisal Mortgage Loan": Each Serviced Mortgage Loan (i)
that is 60 days or more delinquent in respect of any Periodic Payments (other than a Balloon Payment), (ii) that becomes an REO Mortgage Loan (in which case references to "Required Appraisal Mortgage Loan" shall also include such REO
Mortgage Loan), (iii) that has been modified by the Special Servicer to reduce the amount of any Periodic Payment (other than a Balloon Payment), (iv) with respect to which a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (v) with respect to which a Mortgagor declares bankruptcy or with respect to which the related Mortgagor is subject to a bankruptcy proceeding or (vi) with respect to which any Balloon Payment on such Serviced Mortgage Loan has not been paid by its scheduled maturity date unless the Master Servicer has, on or prior to the due date of such Balloon
Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due
Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Serviced Mortgage Loan will immediately become a Required Appraisal

                                      -68-

Mortgage Loan); provided, however, that a Required Appraisal Mortgage Loan will cease to be a Required Appraisal Mortgage Loan:

          (a) with respect to the circumstances described in clauses (i) and
     (iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of the subject Serviced Mortgage
     Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the
     Special Servicer pursuant to Section 3.20); and

          (b) with respect to the circumstances described in clauses (iv), (v)
     and (vi) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the
     Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi)
above exists that would cause the subject Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan.

          For purposes of this Agreement, the term "Required Appraisal Mortgage
Loan", insofar as it relates to an A-Note Mortgage Loan shall mean the related
A/B Loan Combination, which A/B Loan Combination shall therefore be considered a single "Mortgage Loan" for the purposes of this "Required Appraisal Mortgage
Loan" definition. In no event shall the Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto or the Outside Serviced Loan
Combination constitute a Required Appraisal Mortgage Loan hereunder.

          "Required Appraisal Value": An amount equal to 90% of the Appraised
Value (net of any prior liens and estimated liquidation expenses) of the
Mortgaged Property related to the subject Required Appraisal Mortgage Loan as determined by a Required Appraisal or letter update or internal valuation, if applicable; provided that for purposes of determining any Appraisal Reduction
Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal
Reduction Amount shall be amended annually to reflect the Required Appraisal
Value determined pursuant to any Required Appraisal or letter update or internal valuation, if applicable, of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

          "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

          "Reserve Funds": With respect to any Serviced Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

          "Responsible Officer": When used with respect to (i) the initial
Trustee, any officer or assistant officer in the Global Securities and Trust
Services Group of the initial Trustee, and (ii) any

                                      -69-

successor trustee, any officer or assistant officer in the corporate trust department of the successor trustee, or any other officer or assistant officer of the successor trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the successor trustee because of such officer's knowledge of and familiarity with the particular subject.

          "Restricted Servicer Reports": Each of the CMSA Servicer Watchlist,
CMSA Operating Statement Analysis, CMSA NOI Adjustment Worksheet and CMSA
Comparative Financial Status Report. If a Restricted Servicer Report is filed with the Commission, it shall thereafter be an Unrestricted Servicer Report.

          "Rule 144A Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates, one or collectively more global certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, none of which certificates bears a Regulation S Legend, and each of which certificates has a Rule 144A CUSIP number.

          "S&P": Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc., or its successor in interest. If neither such
Rating Agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and
specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Sarbanes-Oxley Act": The Sarbanes-Oxley Act of 2002.

          "Scheduled Payment": With respect to any Mortgage Loan or B-Note Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled Periodic Payment of principal and interest (other than Additional
Interest) on such Mortgage Loan or B-Note Loan, as the case may be, that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or a modification, waiver or amendment of such Mortgage Loan or B-Note
Loan, as the case may be, granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Outside Serviced Mortgage Loan, by the applicable Outside Servicer pursuant to the Outside Servicing Agreement) or acceleration of principal by reason of default, and assuming that each prior
Scheduled Payment has been made in a timely manner; provided, however, that if the related loan documents for an A/B Loan Combination provide for a single monthly debt service payment for such A/B Loan Combination, then the Scheduled
Payment for each Serviced Loan comprising such A/B Loan Combination for any Due
Date shall be that portion of the monthly debt service payment for such A/B Loan
Combination and such Due Date that is, in accordance with the related loan documents and/or the related A/B Intercreditor Agreement, in the absence of default, allocable to interest at the related Mortgage Rate on and/or principal of each such Serviced Loan comprising the subject A/B Loan Combination.

          "Section 302 Requirements": As defined in Section 8.16(b).

          "Securities Act": The Securities Act of 1933, as amended.

                                      -70-

          "Senior Certificate": Any [Class A-1, Class A-1D, Class A-2FL, Class
A-2FX, Class A-3, Class A-SB, Class A-4, Class A-1A, Class X] Certificate.

          "Senior Class A Certificate": Any [Class A-1, Class A-1D, Class A-2FL,
Class A-2FX, Class A-3, Class A-SB, Class A-4 or Class A-1A] Certificate.

          "Sequential Pay Certificate": Any Principal Balance Certificate (other than a Class [XXX] Certificate).

          "Serviced Loan": Any Mortgage Loan (other than the [MNO] Mortgage
Loan) or, if and when it is serviced hereunder, any B-Note Loan, as applicable.

          "Serviced Mortgage Loan": Any Mortgage Loan that is a Serviced Loan.

          "Servicer": Any Person that constitutes a "servicer", as defined in
Item 1101(j) of Regulation AB, with respect to the Subject Securitization
Transaction.

          "Servicer Notice": As defined in Section 3.14.

          "Servicer Reports": Any of the Restricted Servicer Reports, the
Unrestricted Servicer Reports, the CMSA Loan Setup File, the CMSA Loan Periodic
Update File, the CMSA Financial File, the CMSA Property File and the CMSA
Advance Recovery Report. Notwithstanding anything in this Agreement to the contrary, in the event any of the electronic files listed in the previous sentence are amended or changed in any material respect by the CMSA and placed on the CMSA Website or otherwise recommended by the CMSA for commercial mortgage-backed securities transactions generally, so long as such electronic files and such supplemental reports are reasonably acceptable (as applicable) to the Master Servicer, the Special Servicer and the Trustee, then the same shall be used with respect to the Collection Period that commences at any time following the date that is not later than three (3) months following adoption of the form thereof by the CMSA.

          "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

          "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses and reasonable fees of real estate brokers) incurred by or on behalf of the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in
connection with the servicing of a Serviced Loan, or in connection with the administration of any REO Property, including, but not limited to, the cost of
(a) compliance with the obligations of the Master Servicer and the Special
Servicer, if any, set forth in Section 3.02 and Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged
Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular
Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance
Proceeds or any Liquidation Proceeds of the nature described in clauses (i)
through (v) of the definition of "Liquidation Proceeds," (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (e) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the

                                      -71-

extent not covered by available funds in the applicable REO Account) and Section
3.20(g) (to the extent not paid by the related Mortgagor) and (g) compliance with the obligations of the Master Servicer or the Trustee set forth in Section
2.03(a) or (b). Notwithstanding anything to the contrary, "Servicing Advances"
shall not include allocable overhead of the Master Servicer or the Special
Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, general and administrative costs of the Master Servicer and the
Special Servicer, costs or expenses incurred by any such party in connection with its purchase of a Serviced Loan or REO Property, or costs or expenses expressly required to be borne by the Master Servicer or Special Servicer without reimbursement pursuant to the terms of this Agreement.

          "Servicing Criteria": The "servicing criteria" set forth in Item
1122(d) of Regulation AB, as such may be amended from time to time.

          "Servicing Fees": With respect to (a) each Serviced Loan and REO Loan, the Master Servicing Fee, if any, and the Special Servicing Fee; and (b) with respect to the Outside Serviced Mortgage Loan (or any successor REO Mortgage
Loan with respect thereto), the Master Servicing Fee.

          "Servicing File": Any documents, certificates, opinions and reports
(other than documents required to be part of the related Mortgage File)
delivered by the related Mortgagor in connection with, or relating to the origination and servicing of, any Serviced Loan that are reasonably required for the ongoing administration of the Serviced Loan including management agreements, cash management agreements, lockbox agreements, franchise agreements, franchise comfort letters (and evidence of required notification of transfer), appraisals, surveys, engineering reports, environmental reports, operation and maintenance
(O&M) plans, financial statements, leases, rent rolls and tenant estoppels.

          "Servicing Function Participant": Any of: (i) the Master Servicer;
(ii) the Special Servicer; and (iii) any other party hereto, in addition to the
Master Servicer and the Special Servicer, that is a "party participating in the servicing function" (within the meaning of the instructions to Item 1122 of
Regulation AB) as regards the Trust Fund.

          "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Serviced Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the
Depositor on the Closing Date, as such list may be amended from time to time.

          "Servicing Representative": With respect to the Master Servicer, the
Special Servicer or the Trustee, any other Person (including any Sub-Servicer, subcontractor, vendor or agent) retained or engaged thereby to perform any duties in connection with this Agreement or all or any portion of the Trust
Fund, the performance of which duties would cause such other Person to be, or result in such other Person being, a Servicer or a Sub-Servicing Function
Participant.

          "Servicing Standard": With respect to the Master Servicer or the
Special Servicer, as applicable, the servicing and administration of the
Serviced Loans and any Administered REO Properties for which it is responsible hereunder: (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and/or similar foreclosure properties, as applicable, (i)
for other third parties, giving due consideration to customary

                                      -72-

and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing and administering mortgage loans and/or foreclosure properties for third parties, as applicable, or (ii) held in its own portfolio, whichever standard is higher; (b) with a view to (i) the timely collection of all Periodic Payments due on each such Serviced Loan or, if any such Serviced
Loan shall come into and continue in default, the maximization of the recovery on such Serviced Loan on a net present value basis (the relevant discounting of anticipated collections to be performed at the related Mortgage Rate) and (ii)
the best interests (as determined by the Master Servicer or Special Servicer, as applicable, in its reasonable and good faith judgment) of the Certificateholders
(as a collective whole) and the Trust Fund (or, in the case of any A/B Loan
Combination, the Certificateholders, the Trust Fund and the related
B-Noteholder(s) (as a collective whole), taking into account, to the extent consistent with the related A/B Intercreditor Agreement and the related Mortgage
Loan documents, the subordinate nature of the related B-Note Loan(s)); and (c)
without regard to (i) any relationship that the Master Servicer or the Special
Servicer, as the case may be, or any Affiliate thereof may have with the related
Mortgagor, the Depositor, any Mortgage Loan Seller or any other party to the transactions contemplated by this Agreement or any Affiliate thereof; (ii) the ownership of any Certificate (or other interest in any Serviced Loan) by the
Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer to make
Advances; (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property; (vi) any obligation of the Master Servicer or any
Affiliate of the Master Servicer to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any
Affiliate of the Master Servicer to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master
Servicer or Special Servicer or any Affiliate of either has extended to any
Mortgagor or any Affiliate of such Mortgagor.

          "Servicing Transfer Event": With respect to any Serviced Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Loan"; provided that a particular Servicing
Transfer Event shall not exist with respect to an A-Note Mortgage Loan if the underlying default giving rise thereto is the subject of a cure event exercised in accordance with the related A/B Intercreditor Agreement or with respect to the [ABC] Mortgage Loan if the underlying default is the subject of a cure event exercised in accordance with Section 6.14(d) of this Agreement.

          "Significant Obligor": (a) Any obligor (as defined in Item 1101(i) of
Regulation AB) or group of affiliated obligors on any Trust Mortgage Loan or group of Trust Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off Date Balance); or (b) any single Mortgaged
Property or group of Mortgaged Properties securing any Trust Mortgage Loan or group of cross-collateralized and/or cross-defaulted Trust Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off
Date Balance).

          "Single Certificate": For purposes of Section 4.02, a hypothetical
Regular Certificate or Class A-2FL Certificate evidencing a $1,000 denomination.

          "Special Servicer": [Insert name of initial Special Servicer], its successor in interest, or any successor special servicer appointed as herein provided.

                                      -73-

          "Special Servicer Reportable Event": Any of the following events, conditions, circumstances and/or matters:

          (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, but only if the Special Servicer or any Servicing
     Representative of the Special Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust;

          (ii) the termination of a definitive agreement that is material to the
     Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the Special
     Servicer or any Servicing Representative of the Special Servicer is a party to such agreement or has entered into such agreement on behalf of the
     Trust;

          (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A)
     the Special Servicer, (B) any Servicing Representative of the Special
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB or (C) any Significant Obligor with respect to a Specially
     Serviced Mortgage Loan;

          (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
     Material Debtor is (A) the Special Servicer, (B) any Servicing
     Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
     Obligor with respect to a Specially Serviced Mortgage Loan;

          (v) any resignation, removal, replacement or substitution of (A) the
     Special Servicer or (B) any Servicing Representative of the Special
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of
     Regulation AB;

          (vi) any appointment of (A) a new Special Servicer or (B) any new
     Servicing Representative of the Special Servicer that constitutes a
     Servicer contemplated by Item 1108(a)(2) of Regulation AB;

          (vii) any nonpublic disclosure, by the Special Servicer or any
     Servicing Representative of the Special Servicer, with respect to the
     Subject Securitization Transaction (other than disclosure required by this
     Agreement) that is required to be disclosed by Regulation FD (17 C.F.R.
     243.100 through 243.103);

          (viii) any other information of importance to Certificateholders
     (determined by the Special Servicer in accordance with the Servicing
     Standard) that (A) is not otherwise required to be included in the
     Distribution Date Statement or any other report to be delivered or otherwise

                                      -74-

     made available to Certificateholders hereunder, (B) the Special Servicer has determined, in accordance with the Servicing Standard, could have an adverse effect on payments to any Class of Certificateholders, and (C) is directly related to a Specially Serviced Mortgage Loan;

          (ix) the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the Special Servicer is controlling the subject litigation or if the subject Material Litigant is
     (A) the Special Servicer, (B) any Servicing Representative of the Special
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB or (C) any Significant Obligor with respect to a Specially
     Serviced Mortgage Loan;

          (x) the receipt by the Special Servicer or by any Servicing
     Representative of the Special Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding any
     Significant Obligor with respect to a Specially Serviced Mortgage Loan;

          (xi) to the extent not otherwise disclosed in the Prospectus
     Supplement or previously included in a report delivered by the Special
     Servicer to the Trustee and the Depositor in accordance with Section
     8.15(b), whether the Special Servicer has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B) the
     Depositor, (C) a Mortgage Loan Seller, (D) the Trustee, (E) the Master
     Servicer, (F) any Servicing Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or
     (G) any Significant Obligor;

          (xii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item 1119(b) of Regulation AB between the
     Depositor, a Mortgage Loan Seller or the Trust, on the one hand, and the
     Special Servicer or any Servicing Representative of the Special Servicer,
     on the other hand; and

          (xiii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any specific relationship involving or relating to the Subject
     Securitization Transaction or the Mortgage Loans contemplated by Item
     1119(c) of Regulation AB between the Depositor, a Mortgage Loan Seller or the Trust, on the one hand, and the Special Servicer or any Servicing
     Representative of the Special Servicer, on the other hand.

          "Special Servicing Fee": With respect to each Specially Serviced Loan and each REO Loan that relates to an Administered REO Property, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

          "Special Servicing Fee Rate": With respect to each Specially Serviced
Loan and each REO Loan that relates to an Administered REO Property, ______% per annum; [provided that the Special Servicing Fee for each Specially Serviced
Mortgage Loan and REO Loan shall be no less than the monthly minimum amount provided for in Section 3.11(c)].

                                      -75-

          "Specially Serviced Loan": Any Serviced Loan as to which any of the following events have occurred (subject, however, in the case of each of the
[DEF] and [GHI] Loan Combination, to Section 18 of the related Co-Lender
Agreement and, in the case of the [ABC] Mortgage Loan, to Section 6.14 of this
Agreement):

          (a) the related Mortgagor shall have (i) failed to make when due any
     Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence (which the Master
     Servicer is required to deliver to the Special Servicer pursuant to Section
     3.19(c)) from an institutional lender of such lender's binding commitment to refinance the subject Serviced Loan within 60 days after the due date of such Balloon Payment and during the interim the related Mortgagor has continued to make the Assumed Periodic Payment in effect prior to maturity
     (provided that if such refinancing does not occur during such time specified in the commitment, the subject Serviced Loan will immediately become a Specially Serviced Loan), or (ii) failed to make when due any
     Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; or

          (b) the Master Servicer or Special Servicer (in the case of the
     Special Servicer, with the consent of the Controlling Class Representative or, in the case of the [ABC] Mortgage Loan, with the consent of the [ABC]
     Controlling Party or, in the case of any A/B Loan Combination, with the consent of the related A/B Controlling Party) shall have determined, in its good faith reasonable judgment and in accordance with the Servicing
     Standard, based on, among other things, communications with the related
     Mortgagor, that a default in making a Periodic Payment (including a Balloon
     Payment) or any other default under the applicable loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the subject Serviced Loan or otherwise would materially adversely affect the interests of
     Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the subject Serviced Loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; or

          (c) there shall have occurred a default (other than as described in clause (a) above) that the Master Servicer or Special Servicer shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged
     Property as security for the subject Serviced Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the subject Serviced Loan (or, if no grace period is specified, for 60 days;
     provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero);
     provided, however, that, in the event the Special Servicer determines that the related Mortgagor does not need to maintain terrorism insurance as provided in Section 3.07(a), no default related to the failure to obtain such insurance shall be deemed to be outstanding for purposes of this clause (c); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or

                                      -76-

     for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that, if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially
     Serviced Loan (and no Special Servicing Fees shall be payable); or

          (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

          (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
     Property;

provided that a Serviced Loan will cease to be a Specially Serviced Loan when a
Liquidation Event has occurred with respect to such Serviced Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (g) above exists that would cause such Serviced Loan to continue to be characterized as a Specially
Serviced Loan, when:

          (i) with respect to the circumstances described in clause (a) above, the related Mortgagor has made three consecutive full and timely Periodic
     Payments under the terms of the subject Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section
     3.20);

          (ii) with respect to the circumstances described in clauses (b), (d),
     (e) and (f) above, such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the
     Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (iii) with respect to the circumstances described in clause (c) above, such default is cured; and

          (iv) with respect to the circumstances described in clause (g) above, such proceedings are terminated.

          Notwithstanding the foregoing, during any time an entire A/B Loan
Combination is serviced and administered pursuant to this Agreement (subject, however, in the case of each of the [DEF] and [GHI] Loan Combinations, to
Section 18 of the related Co-Lender Agreement), if a Servicing Transfer Event exists with respect to one Serviced Loan in such A/B Loan Combination, it will also be considered to exist for the other Serviced Loan(s) in such A/B Loan
Combination.

                                      -77-

          None of the mortgage loans comprising the Outside Serviced Loan
Combination shall constitute a Specially Serviced Loan hereunder.

          "Specially Serviced Mortgage Loan": A Mortgage Loan that is a
Specially Serviced Loan.

          "Startup Day": With respect to each REMIC Pool, the day designated as such in Section 10.01(c).

          "State and Local Taxes": Taxes imposed by the State of New York, by the State in which the Mortgage Files are maintained, by any of the States in which are located the Corporate Trust Office and/or the respective offices of the Master Servicer and Special Servicer responsible for servicing and administering the Serviced Loans and any REO Properties, and/or by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

          "Stated Maturity Date": With respect to any Mortgage Loan or B-Note
Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing
Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan or B-Note Loan, as the case may be, granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Outside Serviced Mortgage Loan, by the applicable Outside Servicer pursuant to the Outside Servicing Agreement) and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment Date.

          "Stated Principal Balance": With respect to any Mortgage Loan as of any date of determination, an amount (which amount shall not be less than zero)
equal to (x) the Cut-off Date Balance of such Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance thereof after application of all principal payments due thereon on or before the related date of substitution, whether or not received), plus (y) any Mortgage Deferred
Interest added to the principal balance of such Mortgage Loan prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination, minus (z) the sum of:

          (i) the principal portion of each Periodic Payment due on such
     Mortgage Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent received from the Mortgagor or advanced by the Master Servicer, the Trustee or the Fiscal Agent and distributed to
     Certificateholders on or before such date of determination;

          (ii) all Principal Prepayments received with respect to such Mortgage
     Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination;

          (iii) the principal portion of all Insurance Proceeds and Liquidation
     Proceeds received with respect to such Mortgage Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination;

                                      -78-

          (iv) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination; and

          (v) to the extent not otherwise included as part of the amount described in clause (z)(iv) of this definition, any amount of reduction in the outstanding principal balance of such Mortgage Loan resulting from a
     Deficient Valuation that occurred prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination.

          With respect to any REO Mortgage Loan, as of any date of
determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus
(y) the sum of:

          (i) the principal portion of any P&I Advance made with respect to such
     REO Mortgage Loan on or after the date of the related REO Acquisition, to the extent distributed to Certificateholders on or before such date of determination;

          (ii) the principal portion of all Insurance Proceeds, Liquidation
     Proceeds and REO Revenues received with respect to such REO Mortgage Loan, to the extent distributed to Certificateholders on or before such date of determination; and

          (iii) the principal portion of any Realized Loss incurred in respect of such REO Mortgage Loan prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination.

          A Mortgage Loan or an REO Mortgage Loan shall be deemed to be part of the Mortgage Pool and to have an outstanding Stated Principal Balance until the
Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation
Event, would have been) distributed to Certificateholders. For purposes of this definition, payments or other collections of principal on or with respect to any
Mortgage Loan or REO Mortgage Loan shall be deemed distributed to
Certificateholders as of the first Distribution Date that such payments or other collections of principal are (or, without regard to clause (i) of the definition of "Principal Distribution Amount," would have been) included in the Principal
Distribution Amount. To the extent that principal from general collections on the Mortgage Pool is used to reimburse, or pay interest on, Nonrecoverable
Advances pursuant to Section 3.05(a) hereof with respect to any particular
Mortgage Loan or REO Mortgage Loan, and such principal amount has not been included as part of the Principal Distribution Amount, such principal amount shall nonetheless continue to be deemed to be distributed for purposes of calculating the Stated Principal Balance. Notwithstanding the foregoing, if any
Mortgage Loan is paid in full, or if any Mortgage Loan or REO Property is liquidated or otherwise removed from the Trust Fund, commencing as of the first
Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan or the related REO
Mortgage Loan will be zero.

          With respect to any B-Note Loan or any successor REO B-Note Loan with respect thereto on any date of determination, the Stated Principal Balance shall equal the unpaid principal

                                      -79-

balance of such B-Note Loan or the deemed unpaid principal balance of such successor REO B-Note Loan.

          "Subject Securitization Transaction": The commercial mortgage securitization transaction contemplated by this Agreement.

          "Subsequent Exchange Act Reports": As defined in Section 8.16(a).

          "Sub-Servicer": Any Person with which the Master Servicer or the
Special Servicer has entered into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement": The written contract between the Master
Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Loans as provided in Section 3.22.

          "Substitution Shortfall Amount": With respect to a substitution of
Mortgage Loans pursuant to any Mortgage Loan Purchase Agreement, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution.
In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, then the
Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or
Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

          "Swap Agreement": The ISDA 2002 Master Agreement together with the related schedule, confirmation and any annexes thereto, dated as of
__________________, 200_, by and among the Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Trustee in accordance with the terms of Section 3.27.

          "Swap Counterparty": [Insert name of initial Swap Counterparty] and its successors in interest or any swap counterparty under a replacement Swap
Agreement.

          "Swap Default": Any failure on the part of the Swap Counterparty (that continues beyond any applicable grace period under the Swap Agreement) to (i)
make a required payment under the Swap Agreement as and when due thereunder,
(ii) either post acceptable collateral or find an acceptable replacement Swap
Counterparty or find an acceptable guarantor after a Collateralization Event (as defined in the Swap Agreement) has occurred, as required by Part 1(n)(1) of the
Schedule to the Master Agreement in the related Swap Agreement, or (iii) find an acceptable replacement Swap Counterparty after a Rating Agency Trigger Event (as defined in the Swap Agreement) has occurred, as required by Part 1(n)(3) of the
Schedule to the Master Agreement in the related Swap Agreement.

          "Swap Termination Fees": Any fees, costs or expenses payable by the
Swap Counterparty to the Trust in connection with a Swap Default, termination of the Swap Agreement or liquidation of the Swap Agreement, as specified in the
Swap Agreement.

                                      -80-

          "Tax Administrator": The Trustee or any Tax Administrator appointed pursuant to Section 8.14.

          "Tax Matters Person": With respect to each REMIC Pool, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Temporary Treasury regulations section 301.6231(a)(7)-1T, which Person shall be the applicable
Plurality Class R Certificateholder.

          "Tax Returns": The federal income tax returns on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income
Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return on Internal
Revenue Service Form 1041 to be filed on behalf of a Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue
Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

          "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

          "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

          "Transferor": Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

          "Trust": The common law trust created hereunder.

          "Trust Fund": Collectively, all of the assets of the respective
Grantor Trusts and the respective REMIC Pools.

          "Trustee": [Insert name of initial Trustee], its successor in interest, or any successor trustee appointed as herein provided.

          "Trustee Appointee": Any Fiscal Agent, Authenticating Agent,
Certificate Registrar, REMIC Administrator, Custodian, co-trustee or separate trustee appointed or designated by the Trustee hereunder.

          "Trustee Reportable Event": Any of the following events, conditions, circumstances and/or matters:

          (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, but only if the Trustee, any Servicing Representative of the
     Trustee or any Trustee Appointee is a party to such agreement or has entered into such agreement on behalf of the Trust;

                                      -81-

          (ii) the termination of a definitive agreement that is material to the
     Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the
     Trustee, any Servicing Representative of the Trustee or any Trustee
     Appointee is a party to such agreement or has entered into such agreement on behalf of the Trust;

          (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A)
     the Trustee, (B) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB,
     (C) any Trustee Appointee, (D) any Enhancement/Support Provider or (E) the
     Trust;

          (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
     Material Debtor is (A) the Trustee, (B) any Servicing Representative of the
     Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support
     Provider or (E) the Trust;

          (v) any event that has occurred hereunder that would materially alter the payment priority or distribution of cash flows regarding the
     Certificates;

          (vi) any material modification to the rights of the Holders of any
     Class of Certificates, including by reason of a modification to this
     Agreement, a Mortgage Loan Purchase Agreement or any other constituent instrument;

          (vii) any material limitation or qualification of the rights evidenced by any Class of Certificates by reason of the modification of any other
     Class of Certificates;

          (viii) any amendment to this Agreement pursuant to Section 11.01;

          (ix) any resignation, removal, replacement or substitution of (A) the
     Trustee, the Master Servicer or the Special Servicer or (B) any Servicing
     Representative of the Trustee that constitutes a Servicer contemplated by
     Item 1108(a)(2) of Regulation AB;

          (x) any appointment of (A) a new Trustee, new Master Servicer or new
     Special Servicer or (B) any new Servicing Representative of the Trustee
     that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation
     AB;

          (xi) any termination of a material enhancement or support specified in
     Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more Classes of the
     Certificates, which termination has occurred other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement;

                                      -82-

          (xii) any addition of a material enhancement or support specified in
     Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more Classes of the Certificates;

          (xiii) any material amendment or modification of a material enhancement or support specified in Item 1114(a)(1) through (3) of
     Regulation AB or Item 1115 of Regulation AB with respect to one or more
     Classes of the Certificates;

          (xiv) any material failure on the part of the Trustee to make on the applicable Distribution Date any required monthly distributions to the
     Holders of any Class of Certificates;

          (xv) any nonpublic disclosure, by the Trustee, any Servicing
     Representative of the Trustee or any Trustee Appointee, with respect to the
     Subject Securitization Transaction that is required to be disclosed by
     Regulation FD (17 C.F.R. 243.100 through 243.103);

          (xvi) any other information of importance to Certificateholders that is not otherwise required to be included in the Distribution Date Statement or any other report to be delivered or otherwise made available to
     Certificateholders hereunder and that is directly related to the obligations of the Trustee hereunder;

          (xvii) the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material
     Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the
     Trustee is controlling the subject litigation or if the subject Material
     Litigant is (A) the Trustee, (B) any Servicing Representative of the
     Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support
     Provider or (E) the Trust;

          (xviii) any material default in the payment of principal and interest on, or any other material default with respect to, any Class of
     Certificates;

          (xix) the submission of any matter to a vote by Certificateholders;

          (xx) the receipt by the Trustee or by any Servicing Representative or other agent of the Trustee of any updated information regarding an
     Enhancement/Support Provider with respect to any Class of Certificates that is required pursuant to Item 1114(b)(2) or Item 1115(b) of Regulation AB;

          (xxi) to the extent not otherwise disclosed in the Prospectus
     Supplement or previously included in an Exchange Act Report in accordance with this Agreement, whether the Trustee has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B) the
     Depositor, (C) a Mortgage Loan Seller, (D) the Master Servicer, (E) the
     Special Servicer, (F) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB,
     (G) any Trustee Appointee or (H) any Significant Obligor;

          (xxii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item

                                      -83-

     1119(b) of Regulation AB between the Depositor, a Mortgage Loan Seller or the Trust, on the one hand, and the Trustee, any Trustee Appointee or any
     Servicing Representative of the Trustee, on the other hand; and

          (xxiii) to the extent not otherwise disclosed in the Prospectus
Supplement, any specific relationship involving or relating to the Subject
Securitization Transaction or the Mortgage Loans contemplated by Item 1119(c) of
Regulation AB between the Depositor, a Mortgage Loan Seller or the Trust, on the
one hand, and the Trustee, any Trustee Appointee or any Servicing Representative
of the Trustee, on the other hand.

          "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

          "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

          "Uncertificated Accrued Interest": With respect to any Loan REMIC
Regular Interest for any Distribution Date, one-twelfth of the product of (a)
the annual Loan REMIC Remittance Rate applicable to such Loan REMIC Regular
Interest for such Distribution Date, multiplied by (b) the related Loan REMIC
Principal Balance outstanding immediately prior to such Distribution Date; and, with respect to any REMIC I Regular Interest for any Distribution Date,
one-twelfth of the product of (a) the annual REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, multiplied by (b)
the related REMIC I Principal Balance outstanding immediately prior to such
Distribution Date. Uncertificated Accrued Interest shall be calculated on a
30/360 Basis and, with respect to any Loan REMIC Regular Interest or REMIC I
Regular Interest for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Uncertificated Distributable Interest": With respect to any Loan
REMIC Regular Interest for any Distribution Date, the Uncertificated Accrued
Interest in respect of such Loan REMIC Regular Interest for such Distribution
Date, reduced (to not less than zero) by the sum of (i) the portion of any Net
Aggregate Prepayment Interest Shortfall for such Distribution Date attributable to the [ABC] Mortgage Loan that is allocable to such Loan REMIC Regular Interest in accordance with Section 4.04(f) and (ii) the portion of any Mortgage Deferred
Interest attributable to the [ABC] Mortgage Loan that is allocable to such Loan
REMIC Regular Interest on such Distribution Date in accordance with Section
4.04(d). With respect to any REMIC I Regular Interest for any Distribution Date,
the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the sum of (i)
the portion of any Net Aggregate Prepayment Interest Shortfall for such
Distribution Date that is allocable to such REMIC I Regular Interest in accordance with Section 4.04(f) and (ii) the portion of any Mortgage Deferred
Interest that is allocable to such REMIC I Regular Interest on such Distribution
Date in accordance with Section 4.04(d).

          "Underwriter": Each of Citigroup Global Markets Inc.,
[____________________], [____________________], [____________________],
[____________________] and [____________________], and in each case, any successor in interest.

          "United States Tax Person": A citizen or resident of the United
States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of

                                      -84-

Columbia unless in the case of a partnership, Treasury regulations are adopted that provide otherwise, an estate whose income is includable in gross income for
United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to be treated as United States Tax Persons).

          "United States Securities Person": Any "U.S. person" as defined in
Rule 902(k) of Regulation S.

          "Unrestricted Servicer Reports": Each of the CMSA Delinquent Loan
Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan
Report, CMSA Loan Level Reserve/LOC Report, CMSA Historical Liquidation Report,
CMSA REO Status Report and CMSA Advance Recovery Report and, from and after its filing with the Commission, any item deemed to be an Unrestricted Servicer
Report in accordance with the definition of "Restricted Servicer Reports".

          "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

          "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the
Holders of the Regular Certificates and the Class A-2FL Certificates.
[Ninety-six percent (96%)] of the Voting Rights shall be allocated among the various Classes of the Principal Balance Certificates in proportion to the respective Class Principal Balances of such Classes of Certificates; provided that, solely for the purpose of determining the respective Voting Rights of the various Classes of Principal Balance Certificates, the aggregate Appraisal
Reduction Amount allocated to the respective Classes of the Principal Balance
Certificates in accordance with Section 4.04(e) shall be treated as Realized
Losses with respect to the calculation of the Certificate Principal Balances thereof; and provided, further, that the aggregate Appraisal Reduction Amount shall not reduce the Class Principal Balance of any Class for purposes of determining the Controlling Class, the Controlling Class Representative or the
Majority Controlling Class Certificateholder. [Four percent (4%)] in the aggregate of the Voting Rights shall be allocated to the Class X Certificates in proportion to the respective Class Notional Amounts of such Classes of
Certificates. The Class Y and Class R Certificates shall have no voting rights.
Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if either the Master
Servicer or the Special Servicer is the holder of any Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer.

          "Weighted Average Net Mortgage Pass-Through Rate": With respect to any
Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net
Mortgage Pass-Through Rates applicable to the Mortgage Loans and any REO
Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances (or, in the case of the [ABC] Mortgage Loan or any successor REO Mortgage Loan with respect thereto, the Loan REMIC
Principal Balance of Loan REMIC Regular Interest [XXX]-

                                      -85-

I) immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

          "Workout Fee": With respect to each Corrected Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of
Section 3.11(c).

          "Workout Fee Rate": 1.0%.

          "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan or B-Note Loan as the result of a Principal
Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on scheduled payments on such
Mortgage Loan or B-Note Loan, as the case may be) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Mortgage Loan or
B-Note Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note; provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those
U.S. Treasuries having maturity dates most closely approximating the maturity of such Serviced Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield
Maintenance Charge shall be calculated (which depending on the applicable
Mortgage Note is based on the remaining average life of the Serviced Loan or the actual term remaining through the Maturity Date), the Master Servicer shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance
Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12X {(1+"BEY"/2)^1/6}-1) where BEY is defined as the U.S.
Treasury Reinvestment Yield which is in decimal form and not in percentage, and
1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X {(1+ .055/2)^0.16667}-1) where
..055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

          SECTION 1.02. General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

                                      -86-

               (iii) references herein to "Articles", "Sections", "Subsections",
     "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

               (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to
     Paragraphs and other subdivisions;

               (v) the words "herein", "hereof", "hereunder", "hereto", "hereby"
     and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

               (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

          SECTION 1.03. Calculation of LIBOR.

          (a) The initial value of LIBOR shall be ______% per annum. Such value of LIBOR shall be utilized in calculating (i) the Class A-2FL Floating Swap
Payment to be made on the Class A-2FL Swap Payment Date in ___________ 200_ and
(ii) the Pass-Through Rate with respect to the Class A-2FL Certificates for the
Distribution Date in ___________ 200_.

          (b) The value of LIBOR applicable to the calculation of the Class
A-2FL Floating Swap Payment to be made on the Class A-2FL Swap Payment Date in any particular calendar month subsequent to ___________ 200_, as well as the calculation of the Pass-Through Rate with respect to the Class A-2FL
Certificates for the Distribution Date in such calendar month (provided that no
Class A-2FL Distribution Conversion is then in effect), shall be determined by the Trustee (and promptly reported to the Swap Counterparty) on the LIBOR
Determination Date in the preceding calendar month in accordance with the following methodology: LIBOR shall equal the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service
(formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the applicable
LIBOR Determination Date. If that rate does not appear on Dow Jones Market
Service Page 3750, LIBOR will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the
London interbank market selected by the Trustee to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the applicable LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first Distribution Date following the applicable LIBOR Determination Date and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee shall request the principal London office of any five major reference banks in the London interbank market selected by the Trustee to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the applicable LIBOR Determination Date for loans in U.S. Dollars to leading
European banks for a period equal to one month, commencing on the applicable
LIBOR Determination Date and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The determination of LIBOR by the Trustee will be binding absent manifest error.

                                      -87-

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          SECTION 2.01. Conveyance of Mortgage Loans.

          (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a common law trust under the laws of the State of
New York, designated as "[Insert name of issuing trust]", and does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear)
all the right, title and interest of the Depositor, in, to and under (i) the
Mortgage Loans and all documents included in the related Mortgage Files and
Servicing Files, (ii) the rights of the Depositor under each of the Mortgage
Loan Purchase Agreements, (iii) the rights of the Depositor under each A/B
Intercreditor Agreement and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off
Date and, in the case of each Mortgage Loan that is part of a Loan Combination, is subject to the provisions of the corresponding Co-Lender Intercreditor
Agreement. The Trustee, on behalf of the Trust, assumes the rights and obligations of the holder of the Mortgage Note for each A-Note Mortgage Loan under each Co-Lender Agreement; provided that the Master Servicer and the
Special Servicer, as the case may be, shall, as further set forth in Article
III, perform the servicing obligations of the holder of the Mortgage Note for the [MNO] Mortgage Loan under the [MNO] Co-Lender Agreement and the holder of the Mortgage Note for each A-Note Mortgage Loan under each A/B Intercreditor
Agreement. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

          The Trust Fund shall constitute the sole assets of the Trust. Except as expressly provided herein, the Trust may not issue or invest in additional securities, borrow money or make loans to other Persons. The fiscal year end of the Trust shall be December 31.

          (b) In connection with the Depositor's assignment pursuant to Section
2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the applicable
Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby
(with a copy to the Master Servicer and Special Servicer within ten Business
Days following the Closing Date), on or before the Closing Date, the Mortgage
File for each Mortgage Loan so assigned. The Special Servicer may request the
Master Servicer to deliver a copy of the Servicing File for any Mortgage Loan
(other than a Specially Serviced Mortgage Loan and the Outside Serviced Mortgage
Loan) at the expense of the Special Servicer. None of the Trustee, any
Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b).

          (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Mortgage Loan (exclusive of the
Outside Serviced Mortgage Loan), any of the documents and/or instruments referred to in clauses (a)(ii), (a)(iii), (a)(vi) (if recorded) and (a)(viii)

                                      -88-

of the definition of "Mortgage File," with evidence of recording or filing, as applicable, thereon, solely because of a delay caused by the public recording office or filing office, as applicable, where such document or instrument has been delivered for recordation or filing, as the case may be, the delivery requirements of the related Mortgage Loan Purchase Agreement and Section 2.01(b)
shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan
Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording or filing, as applicable, thereon, is delivered to the Trustee or such Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan (exclusive of the Outside Serviced
Mortgage Loan), any of the documents and/or instruments referred to in clauses
(a)(ii), (a)(iii), (a)(vi) (if recorded) and (a)(viii) of the definition of
"Mortgage File," with evidence of recording or filing, as applicable, thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided that a photocopy of such non-delivered document or instrument (with evidence of recording or filing, as applicable, thereon) is delivered to the Trustee or a Custodian appointed thereby on or before the
Closing Date.

          If, on the Closing Date as to any Mortgage Loan (exclusive of the
Outside Serviced Mortgage Loan), the applicable Mortgage Loan Seller does not deliver in complete and, if applicable, recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee) any one of the assignments in favor of the Trustee referred to in clause (a)(iv) or
(a)(v) of the definition of "Mortgage File," the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan
Purchase Agreement and Section 2.01(b) by delivering with respect to such
Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan;
provided that all required original assignments with respect to such Mortgage
Loan in fully complete and, if applicable, recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee) shall be delivered to the Trustee or its Custodian within 120 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit).

          (d) The Trustee shall, for a fee paid to the Trustee by the applicable
Mortgage Loan Seller(s) on the Closing Date as to each Mortgage Loan sold thereby to the Depositor, promptly (and in any event, as to any Mortgage Loan
(exclusive of the Outside Serviced Mortgage Loan), within 90 days following the latest of (i) the Closing Date, (ii) the delivery of all relevant related assignments and UCC Financing Statements to the Trustee, and (iii) the date on which the Trustee receives, with respect to the original recorded or filed documents relating to such assignments and UCC Financing Statements, all necessary recording and filing information required for the recording or filing of such assignments and UCC Financing Statements) complete (if and to the extent necessary) and cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing
Statements, as appropriate and to the extent timely delivered to the Trustee in final,

                                      -89-

recordable form, each assignment of Mortgage, assignment of Assignment of Leases and assignment of any other recordable documents (to the extent the Trustee has actual knowledge that such documents are to be recorded) relating to each such
Mortgage Loan, in favor of the Trustee referred to in clause (a)(iv)(A), (B) and
(C), respectively, of the definition of "Mortgage File" and each assignment of a
UCC Financing Statement in favor of the Trustee and so delivered to the Trustee and referred to in clause (a)(viii) of the definition of "Mortgage File."

          Notwithstanding the foregoing, the Depositor hereby represents and warrants that with respect to the Mortgage Loans that are [____________________]
Mortgage Loans and [________] Mortgage Loans, [_____________________________]
and [________], respectively, have each covenanted in the related Mortgage Loan
Purchase Agreement that it shall, at its own cost and expense, retain or cause to be retained, a third party that shall, as to each [____________________]
Mortgage Loan (other than the Outside Serviced Mortgage Loan) and [________]
Mortgage Loan, cause to be submitted, for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing
Statements, each assignment of Mortgage, assignment of Assignment of Leases and assignment of any other recordable documents relating to each such
[____________________] Mortgage Loan and [________] Mortgage Loan, in favor of the Trustee referred to in clause (a)(iv)(A), (B) and (C), respectively, of the definition of "Mortgage File" and each assignment of a UCC Financing Statement in favor of the Trustee and so delivered to the Trustee and referred to in clause (a)(viii) of the definition of "Mortgage File".

          Each such assignment of recordable documents shall (except with respect to the Outside Serviced Mortgage Loan) reflect that the recorded original should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of
Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original, at the expense of the related Mortgage Loan Seller. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related
Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement to promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Upon request, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned recorded assignments to the extent that the Trustee has received a copy thereof and to the extent not previously provided.

          (e) All documents and records in the Servicing File in possession of the Depositor or the Mortgage Loan Sellers (except draft documents, attorney-client privileged communications and internal correspondence, credit underwriting or due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations and other underwriting analysis of the Mortgage
Loan Sellers) that relate to, and are necessary for the servicing and administration of, the Mortgage Loans (exclusive of the Outside Serviced
Mortgage Loan) and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letters of credit), together with all Escrow Payments and Reserve Accounts in the possession thereof that relate to the Mortgage Loans (exclusive of the Outside
Serviced Mortgage Loan), shall be delivered to the Master Servicer or such other
Person as may be directed by the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before

                                      -90-

the Closing Date and shall be held by the Master Servicer on behalf of the
Trustee in trust for the benefit of the Certificateholders (and, in the case of a Mortgage Loan that is part of an A/B Loan Combination, or behalf of the related B-Noteholders); provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special
Servicer hereunder and not delivered to the Master Servicer.

          (f) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall deliver to the Trustee and the Master
Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each Mortgage Loan
Purchase Agreement, as in full force and effect on the Closing Date.

          (g) Under generally accepted accounting principles in the United
States, upon the sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, the Depositor shall report: (i) its acquisition of the Mortgage Loans from the respective Mortgage
Loan Sellers, pursuant to the respective Mortgage Loan Purchase Agreements, as a purchase of the Mortgage Loans from the respective Mortgage Loan Sellers; and
(ii) its transfer of the Mortgage Loans to the Trustee, pursuant to Section
2.01(a), as a sale of the Mortgage Loans to the Trustee. In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisition as a purchase and such transfer as a sale (in each case, as opposed to a secured loan).

          After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(a), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

          SECTION 2.02. Acceptance of the Trust Fund by Trustee.

          (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File", the provisions of Section 2.01, the further limitations on review provided for in Section 2.02(b), the fact that as of the Closing Date, the Trustee has only reviewed the Mortgage File for the presence of the Mortgage Notes described in clause (a)(i) and/or clause (b)(i)
of the definition of "Mortgage File", and the exceptions noted on the schedule of exceptions attached hereto as Schedule II of (i) the Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of the Swap Agreement and each of the Mortgage Loan Purchase Agreements all in good faith and without notice of any adverse claim, and declares that it or a
Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in the
Trust Fund, in trust for the exclusive use and benefit of all present and future
Certificateholders. The Trustee also acknowledges receipt of the portion of the applicable Mortgage File specifically relating to each of the B-Note Loans and that it holds and will hold such portion of such Mortgage File in trust for the use and benefit of the related B-Noteholder. The Trustee hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer and each
Mortgage Loan Seller that with respect to each Mortgage Loan except as identified in the schedule of exceptions, which is attached hereto as Schedule
II without regard to the proviso in the definition of "Mortgage File," each of the original executed Mortgage Notes as described in clause (a)(i) and/or clause
(b)(i) of the definition of Mortgage File are in its possession. In addition, within ninety (90) days after the Closing Date (and if

                                      -91-

any exceptions are noted, again every 90 days thereafter until the second anniversary of the Closing Date, and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage Loan Seller or the Majority Controlling Class
Certificateholder, the Trustee or the Custodian on its behalf will review the
Mortgage Files and the Trustee will deliver an updated exception report to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage
Loan Seller (with a copy to the Majority Controlling Class Certificateholder).
By virtue of its delivery of an updated exception report, the Trustee shall be deemed to certify that, with respect to each Mortgage Loan listed in the
Mortgage Loan Schedule, except as specifically identified in the updated exception report, (i) without regard to the proviso in the definition of
"Mortgage File," all documents specified in clauses (a)(i), (a)(ii), (a)(iv)(A),
(a)(v) and (a)(vii), and, to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (a)(iii), (a)(iv)(B), (a)(iv)(C), (a)(vi), (a)(viii) and (a)(ix)(A) of the definition of "Mortgage File" (or, in the case of the Outside Serviced
Mortgage Loan, in clauses (b)(i) through (b)(iii) of the definition of "Mortgage
File") are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related
Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage
Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(C) of the definition of "Mortgage Loan Schedule" is correct. Further, with respect to the documents described in clause (a)(viii) of the definition of Mortgage File, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(a) that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the Mortgagor for each Mortgaged Property (or with respect to any Mortgage Loan (exclusive of the Outside Serviced Mortgage Loan) that has two or more Mortgagors, for each Mortgagor); provided, however, that to the extent the Trustee has actual knowledge or is notified of any fixture or real property
UCC Financing Statements filed in the county of the state where the related
Mortgaged Property is located, the Trustee shall file an assignment to the Trust
Fund with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller.
The UCC Financing Statements to be assigned to the Trust Fund will be delivered by the related Mortgage Loan Seller to the Trustee on the new national forms, in recordable form and completed pursuant to Revised Article IX of the UCC. The
Trustee will submit such UCC Financing Statements for filing in the state of incorporation of the related Mortgagor as so indicated on the documents provided.

          (b) None of the Trustee, the Master Servicer, the Special Servicer or
any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the
Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

          (c) The Trustee, directly or through a Custodian retained by it, shall: (i) provide for the safekeeping and preservation of the Mortgage Files with respect to the Trust Mortgage Loans; (ii) segregate such Mortgage Files from its own assets and the assets retained by it for others; (iii) maintain such Mortgage Files in secure and fire resistant facilities in compliance with customary industry standards; (iv) maintain disaster recovery protocols to ensure the preservation of such Mortgage Files in the event of force majeure;
and (v) track and monitor the receipt and movement internally and externally of such Mortgage Files and any release and reinstatement thereof.

                                      -92-

          SECTION 2.03. Mortgage Loan Seller's Repurchase or Substitution of
                        Mortgage Loans for Document Defects and Breaches of
                        Representations and Warranties.

          (a) If any party hereto discovers or receives notice that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to any Mortgage Loan set forth in the applicable Mortgage Loan Purchase
Agreement (a "Breach"), the party discovering such Document Defect or Breach shall give written notice (which notice, in respect of any obligation of the
Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the other parties hereto, to the Majority Controlling Class Certificateholder and to the Rating
Agencies and, in the case of the [ABC] Mortgage Loan, to the Class [XXX]
Representative of such Document Defect or Breach. Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Majority Controlling Class Certificateholder as
provided above), if any party hereto determines that such Document Defect or
Breach materially and adversely affects the value of the affected Mortgage Loan or the interests of the Certificateholders therein, then such party shall notify the Master Servicer of such determination, and promptly after receipt of such notice, the Master Servicer shall, to the extent that it is entitled to do so under the related Mortgage Loan Purchase Agreement, request in writing (with a copy to the other parties hereto, the Majority Controlling Class
Certificateholder, the Rating Agencies and the Controlling Class Representative,
if different from the Majority Controlling Class Certificateholder (and, in the
case of the [ABC] Mortgage Loan, to the Class [XXX] Representative)) that the applicable Mortgage Loan Seller, not later than ninety (90) days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC
Provisions, not later than ninety (90) days after any party to this Agreement discovers such Document Defect or Breach) (i) cure such Document Defect or
Breach, as the case may be, in accordance with Section 3(c) of the applicable
Mortgage Loan Purchase Agreement, (ii) repurchase the affected Mortgage Loan in accordance with Section 3(c) of the related Mortgage Loan Purchase Agreement, or
(iii) within two years of the Closing Date, substitute a Qualified Substitute
Mortgage Loan (other than with respect to the [ABC] Mortgage Loan, for which no substitution will be permitted) for such affected Mortgage Loan and pay the
Master Servicer for deposit into the Certificate Account any Substitution
Shortfall Amount in connection therewith in accordance with Sections 3(c) and
3(d) of the applicable Mortgage Loan Purchase Agreement; provided, however, that if such Document Defect or Breach is capable of being cured but not within such ninety (90) day period, such Document Defect or Breach does not relate to the
Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such ninety (90) day period, the applicable Mortgage Loan Seller shall have an additional ninety (90) days to complete such cure (or, failing such cure, to repurchase or substitute for the related Mortgage Loan); and provided, further, with respect to such additional ninety (90) day period the applicable Mortgage
Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document Defect or Breach will be cured within the additional ninety (90) day period. For a period of two years from the Closing Date, so long as there remains any Mortgage

                                      -93-

File as to which there is any uncured Document Defect and so long as the applicable Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the applicable Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver to the other parties a written report as to the status of such uncured Document Defects as provided in this
Section 2.03(a). If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution
Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

          If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the immediately preceding paragraph, (ii) such
Mortgage Loan is a Crossed Loan, and (iii) the applicable Document Defect or
Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Document Defect or Breach, as the case may be, will be deemed to constitute a Document Defect or Breach, as the case may be, as to the other Crossed Loan(s) in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided in the immediately preceding paragraph unless such other Crossed
Loan(s) satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution or repurchase, as applicable, of Mortgage Loans set forth herein. In the event that the remaining Crossed Loans in such Crossed
Group satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Document Defect or Breach exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage
Loan documents or otherwise on a pro rata basis. Except as otherwise provided in the last paragraph of Section 3(d) of each Mortgage Loan Purchase Agreement, all other terms of the Mortgage Loans shall remain in full force and effect without any modification thereof.

          With respect to any Crossed Loan, to the extent that the applicable
Mortgage Loan Seller is required to repurchase or substitute for such Mortgage
Loan in the manner prescribed in this Section 2.03(a) while the Trustee continues to hold any other Crossed Loans in the related Crossed Group, the applicable Mortgage Loan Seller and the Depositor will, as set forth in the related Mortgage Loan Purchase Agreement, forbear from enforcing any remedies against the other's Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage
Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its
Primary Collateral.

          Notwithstanding the foregoing discussion, if any Mortgage Loan that is secured by multiple Mortgaged Properties is otherwise required to be repurchased or substituted for as contemplated by this Section 2.03, as a result of a
Document Defect or Breach with respect to one or more such Mortgaged Properties, the related Mortgage Loan Seller will not be required to effect a repurchase or substitution of the subject Mortgage Loan if:

               (i) the affected Mortgaged Properties may be released or replaced pursuant to the terms of any partial release or substitution provisions in the related loan documents and such Mortgaged Properties are, in fact, released or replaced, and to the extent not covered by the

                                      -94-

     applicable release price required under the related loan documents, the related Mortgage Loan Seller pays (or causes to be paid) any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Trustee or the
     Trust Fund in connection with such release or substitution;

               (ii) the remaining Mortgaged Properties and any replacement
     Mortgaged Property(ies) satisfy the property-specific requirements, if any, set forth in the related loan documents and the applicable Mortgage Loan
     Seller provides an opinion of counsel to the effect that such release or substitution would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either
     REMIC I or REMIC II under the Code; and

               (iii) the related Mortgage Loan Seller obtains written
     confirmation from each Rating Agency that the release or substitution will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

          (b) In connection with any repurchase or substitution of one or more
Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for
Release (in the form of Exhibit D-1 attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase
Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate
Account and upon the delivery of the Mortgage File(s) and the Servicing File(s)
for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the
Master Servicer, respectively (in the case of any such substitution), (i) the
Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, (ii) the Trustee, the Custodian, the Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the
Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it, and (iii) the Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve
Funds held by it in respect of such repurchased or deleted Mortgage Loan;
provided that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request
for Release. Thereafter, the Trustee, the Custodian, the Master Servicer and the
Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the
Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney. At the time a substitution is made, the related Mortgage
Loan Purchase Agreement will provide that the Mortgage Loan Seller shall deliver the related

                                      -95-

Mortgage File to the Trustee and certify that the substitute Mortgage Loan is a
Qualified Substitute Mortgage Loan.

          (c) No substitution of a Qualified Substitute Mortgage Loan or Loans
may be made in any calendar month after the Determination Date for such month.
Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of the Trust Fund. Periodic
Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund and will
(to the extent received by the Master Servicer) be remitted by the Master
Servicer to the applicable Mortgage Loan Seller promptly following receipt.

          (d) Each Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the
Certificateholders, respecting any Document Defect or Breach with respect to the
Mortgage Loans purchased by the Depositor thereunder.

          (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the
Certificateholders, enforce the obligations of the Mortgage Loan Sellers under
Section 3 of the applicable Mortgage Loan Purchase Agreement.

          SECTION 2.04. Representations and Warranties of Depositor.

          (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master
Servicer, the Special Servicer and the Fiscal Agent, as of the Closing Date,
that:

               (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (ii) the execution and delivery of this Agreement by the
     Depositor, and the performance and compliance with the terms of this
     Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

               (iii) the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (iv) this Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                                      -96-

               (v) the Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

               (vi) the transfer of the Mortgage Loans to the Trustee as
     contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

               (vii) no litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this
     Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the
     Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

               (viii) the Depositor is not transferring the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

               (ix) the Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage
     Loans to the Trustee pursuant to Section 2.01(a);

               (x) after giving effect to its transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(a), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the
     Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business;

               (xi) the Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature;

               (xii) no proceedings looking toward merger, liquidation,
     dissolution or bankruptcy of the Depositor are pending or contemplated;

               (xiii) except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase Agreements, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of its interests in the Mortgage Loans to the Trustee;

               (xiv) immediately prior to the transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(a) (and assuming that the Mortgage
     Loan Sellers transferred to the Depositor good and marketable title to their respective Mortgage Loans, free and clear of all

                                      -97-

     liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each
     Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans (subject to any third-party servicing rights pertaining thereto); and

               (xv) the Depositor is transferring the Mortgage Loans to the
     Trust Fund free and clear of any liens, pledges, charges and security interests created by or through the Depositor.

          (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

          SECTION 2.05. Conveyance of Mortgage Loans, Loan REMIC Regular
                        Interests and REMIC I Regular Interests; Acceptance of
                        Loan REMIC, REMIC I, REMIC II and Grantor Trusts by
                        Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to: (a) the [ABC]
Mortgage Loan, together with the other rights and property comprising the Loan
REMIC, to the Trustee for the benefit of the Holders of the Class R
Certificates, insofar as such Certificates represent the sole class of residual interests in the Loan REMIC, and REMIC I, as the holder of the Loan REMIC
Regular Interests; (b) the Mortgage Loans (other than the [ABC] Mortgage Loan and exclusive of the Additional Interest), the Loan REMIC Regular Interests and
the other rights and property comprising REMIC II to the Trustee for the benefit of the Holders of the Class R Certificates, insofar as such Certificates represent the sole class of residual interests in REMIC I, and REMIC II, as the holder of the REMIC I Regular Interests; (c) the REMIC I Regular Interests and
the other rights and property comprising REMIC II to the Trustee for the benefit of the Holders of the Class R Certificates, insofar as such Certificates represent the sole class of residual interests in REMIC II, and the Holders of the Regular Certificates and Grantor Trust A-2FL, as the holder of the Class
A-2FL REMIC II Regular Interest; (d) the Class A-2FL REMIC II Regular Interest
and the other property comprising Grantor Trust A-2FL to the Trustee for the benefit of the Holders of the Class A-2FL Certificates; and (e) the Additional
Interest and the other property comprising Grantor Trust Y to the Trustee for the benefit of the Holders of the Class Y Certificates. The Trustee acknowledges the assignment to it of the respective assets, rights and other property comprising the REMIC Pools and the Grantor Trusts, and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of: (i) in the case of the REMIC Pools, the Regular
Certificates and the Class R Certificates; (ii) in the case of Grantor Trust Y, the Class Y Certificates; and (iii) in the case of Grantor Trust A-2FL, the
Class A-2FL Certificates.

          SECTION 2.06. Issuance of Loan REMIC Interests and REMIC I Interests.

          Concurrently with the assignment to the Trustee of the Mortgage Loans
(exclusive of any related Additional Interest), and in exchange therefor, the
Trustee acknowledges the issuance of the Loan REMIC Regular Interests, the REMIC
I Regular Interests, and the sole class of residual interests in

                                      -98-

each of the Loan REMIC and REMIC I (which will be evidenced by the Class R
Certificates), to or upon the order of the Depositor.

          SECTION 2.07. Execution, Authentication and Delivery of REMIC II
                        Certificates.

          Concurrently with the assignment to the Trustee of the REMIC I Regular
Interests, and in exchange therefor, and pursuant to the written request of the
Depositor, executed by an affiliate of the Depositor, the Trustee, as
Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC
II Certificates in authorized denominations, together with the Class A-2FL
Certificates, evidencing directly or indirectly the entire beneficial ownership of REMIC II. The rights of the holders of the respective Classes of REMIC II
Certificates and the Class A-2FL REMIC II Regular Interest to receive distributions from the proceeds of REMIC II in respect of their REMIC II
Certificates or the Class A-2FL REMIC II Regular Interest, as the case may be, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates and the Class A-2FL REMIC II Regular Interest in such distributions, shall be as set forth in this Agreement. The Class R Certificates will represent the sole class of residual interest in REMIC II.

          SECTION 2.08. Execution, Authentication and Delivery of Class Y and
                        Class A-2FL Certificates.

          Concurrently with the assignment to the Trustee of the Grantor Trust
Assets, and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as
Certificate Registrar, authenticated, as Authenticating Agent, and delivered to or upon the order of the Depositor, the Class Y and Class A-2FL Certificates.

                                      -99-

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

          SECTION 3.01. Administration of the Serviced Loans.

          (a) Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of any A/B Loan Combination, for the benefit of the Certificateholders and the related B-Noteholder(s), taking into consideration the subordination of the related B-Note Loan(s) as set forth in the related A/B Intercreditor Agreement), in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective
Serviced Loans and any and all intercreditor, co-lender and similar agreements and, to the extent consistent with the foregoing, in accordance with the
Servicing Standard. With respect to each A/B Loan Combination, in the event of a conflict between this Agreement and the related A/B Intercreditor Agreement, such Intercreditor Agreement shall control; provided, however, that in no event shall the Master Servicer or the Special Servicer take any action or omit to take any action in accordance with the terms of any A/B Intercreditor Agreement that would cause such servicer to violate the Servicing Standard, applicable law, the Grantor Trust Provisions or the REMIC Provisions. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Serviced Loans that are not Specially Serviced Loans, and
(ii) the Special Servicer shall service and administer each Specially Serviced
Loan and Administered REO Property and shall render such services with respect to all Serviced Loans and Administered REO Properties as are specifically provided for herein; provided that the Master Servicer shall continue to receive payments, make all calculations, and prepare, or cause to be prepared, all reports required hereunder with respect to the Specially Serviced Loans, except for the reports specified herein as prepared by the Special Servicer, as if no
Servicing Transfer Event had occurred and with respect to the Administered REO
Properties (and any related REO Loans), as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced
Loans and Administered REO Properties as are specifically provided for herein;
provided further, however, that the Master Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Master
Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the
areas in which they may exercise discretion, shall be subject to Section 3.21.

          (b) Subject to Section 3.01(a), Section 6.11, Section 6.12, Section
6.13 and Section 6.14, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone (or, pursuant to Section 3.22, through one or more Sub-Servicers), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the
Master Servicer and the Special Servicer, in its own name, with respect to each of the Serviced Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to the any A/B Intercreditor
Agreement, by the related B-Noteholder(s), to execute and deliver, on behalf of the Certificateholders, the Trustee and each such B-Noteholder or any of them,
(i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security

                                      -100-

document in the related Mortgage File on the related Mortgaged Property and related collateral, (ii) in accordance with the Servicing Standard and subject to Section 3.20, Section 6.11, Section 6.12, Section 6.13 and Section 6.14, any
and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File, (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments and (iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(g). Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.
Notwithstanding anything contained herein to the contrary, neither the Master
Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name (or, in the case of a B-Note Loan, solely under the related B-Noteholder's name)
without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

          (c) The relationship of each of the Master Servicer and the Special
Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent. Unless the same Person acts as both Master Servicer and Special Servicer, the Master Servicer shall not be responsible for the actions of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by the Master Servicer.

          (d) With respect to any A/B Loan Combination, if at any time neither the related A-Note Mortgage Loan nor any interest in any related A/B REO
Property is part of the Trust Fund, the Master Servicer and the Special Servicer
shall, upon request of the holder of the Mortgage Note for the related A-Note
Mortgage Loan, continue to service and administer such A/B Loan Combination or any related A/B REO Property as and to the extent contemplated by the related
A/B Intercreditor Agreement.

          SECTION 3.02. Collection of Mortgage Loan Payments.

          (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Serviced Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided, however, nothing herein shall be construed as an express or implied guarantee by the Master Servicer or the
Special Servicer of collectability; and provided, further, that with respect to the ARD Mortgage Loans, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and
Special Servicer (including the Special Servicer in its capacity as a
Certificateholder) shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related
Mortgage Loan (provided that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents). Consistent with

                                      -101-

the foregoing and subject to Section 3.20, the Special Servicer, with regard to a Specially Serviced Loan, or the Master Servicer, with regard to a Serviced
Loan that is not a Specially Serviced Loan, may waive any Penalty Interest or late payment charge in connection with any payment on a Serviced Loan.

          All amounts collected in respect of any Serviced Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation
Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note, loan agreement (if any) and
Mortgage (and, with respect to any A/B Loan Combination, the provisions of the related A/B Intercreditor Agreement) or, if required pursuant to the express provisions of the related Mortgage (including as such may be modified), or as determined by the Master Servicer or Special Servicer in accordance with the
Servicing Standard, to the repair or restoration of the related Mortgaged
Property, and, with respect to each Serviced Loan that is a Mortgage Loan, in the absence of such express provisions, shall be applied for purposes of this
Agreement: first, as a recovery of any related and unreimbursed Advances;
second, as a recovery of Nonrecoverable Advances (including interest on such
Nonrecoverable Advance) that were paid from collections on the other Mortgage
Loans and/or REO Mortgage Loans and resulted in principal distributed to the
Certificateholders being reduced pursuant to Section 3.05(a) hereof; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such
Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; fourth, as a recovery of principal of such Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; fifth, in accordance with the normal servicing practices of the
Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums, Yield Maintenance Charges and Penalty Interest;
sixth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and seventh, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. All amounts actually received by the
Trust with respect to the Outside Serviced Mortgage Loan shall be allocated among interest, principal and/or prepayment consideration due thereon in accordance with the terms of any distribution date statement or servicer report received from the Outside Servicers with respect to the Outside Serviced
Mortgage Loan and, in the absence of any such statement or report, in accordance with the related Co-Lender Agreement and, in the absence of any allocation in the related Co-Lender Agreement, in accordance with the preceding sentence as if it was a Serviced Loan (but with interest net of related Outside Servicing
Fees). All amounts collected on any Mortgage Loan in the form of Liquidation
Proceeds of the nature described in clauses (iv) through (x) of the definition thereof and Substitution Shortfall Amounts shall be deemed to be applied: first, as a recovery of any related and unreimbursed Advances; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan
(net, in the case of the Outside Serviced Mortgage Loan, of related Outside
Servicing Fees) to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD Mortgage Loan after its Anticipated
Repayment Date, as a recovery of any unpaid Additional Interest. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of either Section 3.11(b) or

                                      -102-

3.11(d) unless and until all principal and interest then due and payable on such
Mortgage Loan has been collected. Amounts collected on any REO Mortgage Loan or
REO B-Note Loan shall be deemed to be applied in accordance with the respective definitions thereof. The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer or any other Person to receive payments from the Certificate Account as set forth in Section 3.05(a) or from an A/B Custodial Account as set forth in Section 3.05(g) from amounts so applied.

          (b) Promptly following the Closing Date, in the case of the Outside
Serviced Mortgage Loan, the Trustee shall send written notice, substantially in the form of Exhibit R hereto, to the Outside Master Servicer, stating that, as of the Closing Date, the Trustee is the holder of the Outside Serviced Mortgage
Loan and directing the Outside Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Outside Serviced Mortgage Loan under the related Co-Lender Agreement and the Outside Servicing Agreement. The
Master Servicer shall, within one (1) Business Day of receipt thereof, deposit into the Certificate Account all amounts received by it from any Outside
Servicer or any other party under the Outside Servicing Agreement and/or the related Co-Lender Agreement with respect to the Outside Serviced Mortgage Loan, the related Mortgaged Property or any related REO Property. In connection with the foregoing, the Master Servicer shall provide the Outside Master Servicer wiring instructions for remittances to the Master Servicer. In the event that, during any calendar month, the Master Servicer fails to so receive any amounts due to the holder of the Outside Serviced Mortgage Loan under the related
Co-Lender Agreement and/or the Outside Servicing Agreement by the first Business
Day following the Determination Date in such calendar month, then the Master
Servicer shall promptly (i) notify the Outside Master Servicer and any Outside
Trustee that such amounts due with respect to the Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto have not been received
(specifying the amount of such deficiency), (ii) make inquiry of the Outside
Master Servicer and any Outside Trustee (and, to the extent learned, inform the
Trustee) as to the reason that such amounts have not been timely received, (iii)
as and to the extent appropriate, request that the Outside Master Servicer promptly remedy such failure to make a payment and (iv) make a P&I Advance with respect to such amounts as and if required by the terms of this Agreement in accordance with Section 4.03 (but only to the extent that the failure to receive such payments from the Outside Master Servicer was as a result of the Outside
Servicers not receiving those payments). Further, in accordance with Section
4.03, in the event the Master Servicer fails to make such P&I Advance with respect to the Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto, then the Trustee or, if it fails to do so, the Fiscal
Agent, shall make such P&I Advance. Notwithstanding anything herein to the contrary, all amounts received from an Outside Servicer with respect to the
Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto during any Collection Period shall, for purposes of calculating distributions on the Certificates (including the Available Distribution Amount, the Net Available Distribution Amount, the Principal Distribution Amount and the
Net Principal Distribution Amount for the applicable Distribution Date, as well as the amount of required P&I Advances and the amount to be remitted by the
Master Servicer to the Trustee on the applicable P&I Advance Date), be deemed to have been contemporaneously received by the Trust, if and to the extent that such amounts are actually received by the Master Servicer or the Trustee no later than 10:00 A.M. New York City time on the first P&I Advance Date following the end of such Collection Period; provided that, if and to the extent that such amounts are not actually so received by

                                      -103-

the Master Servicer or the Trustee as of 10:00 A.M. New York City time on the first P&I Advance Date following the end of such Collection Period, then such amounts shall be deemed received, for such purposes, during such other
Collection Period that they are actually so received by the Master Servicer or the Trustee.

          (c) Within 60 days after the later of (i) the Closing Date and (ii)
the Master Servicer's receipt of the applicable letter of credit, the Master
Servicer shall notify each provider of a letter of credit for each Mortgage Loan
(exclusive of the Outside Serviced Mortgage Loan) identified as having a letter of credit on the Mortgage Loan Schedule, that the Master Servicer or the Special
Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit. If a draw upon a letter of credit is needed before its transfer to the Trust Fund can be completed, the applicable Mortgage Loan Seller shall draw upon such letter of credit for the benefit of the Trust pursuant to written instructions from the
Master Servicer.

          (d) In the event that the Master Servicer or Special Servicer receives
Additional Interest in any Collection Period, or receives notice from the related Mortgagor that the Master Servicer or Special Servicer will be receiving
Additional Interest in any Collection Period, the Master Servicer or Special
Servicer, as applicable, will promptly notify the Trustee. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicer, the Trustee nor the Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

          (e) With respect to any Serviced Loan in connection with which the
Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Serviced
Loan documents, the Master Servicer shall, to the extent consistent with the
Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Serviced Loan unless otherwise required to do so pursuant to the applicable Serviced Loan documents.

          SECTION 3.03. Collection of Taxes, Assessments and Similar
                        Items; Servicing Accounts; Reserve Accounts.

          (a) The Master Servicer shall, as to all Serviced Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow
Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the related loan documents; provided that, in the case of an A/B Loan Combination, if the related Servicing Account includes funds with respect to any other Serviced Loan, then the Master Servicer shall clearly reflect any interest therein of the related B-Noteholder. Each Servicing Account shall be an Eligible Account unless not permitted by terms of applicable
Mortgage Loan documents. Withdrawals of amounts so collected from a Servicing
Account may be made in each case, to the extent of amounts on deposit therein in respect of the related Serviced Loan (or, in the case of clauses (iv) and (v)
below, to the extent of interest or other income earned on such amounts) only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent for any unreimbursed Servicing Advances; (iii)
refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the
Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of the applicable Serviced Loan to be paid to the
Mortgagor; (vi) following an event of default under the

                                      -104-

related Serviced Loan, for such other purposes as are consistent with the related Mortgage Loan documents, applicable law and the Servicing Standard;
(vii) withdraw amounts deposited in error; or (viii) clear and terminate the
Servicing Account at the termination of this Agreement in accordance with
Section 9.01. To the extent permitted by law or the applicable Serviced Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related Serviced Loan documents. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Serviced Loan. If the Master Servicer shall deposit in a Servicing
Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting any REMIC Pool or Grantor Trust.

          (b) The Master Servicer (for the Serviced Loans other than (1)
Specially Serviced Loans and (2) REO Loans) or the Special Servicer (for
Specially Serviced Loans and for REO Loans that relate to an Administered REO
Property) shall (i) maintain accurate records with respect to the related
Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related
Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow
Payments (at the direction of the Special Servicer for Specially Serviced Loans
and for REO Loans that relate to an Administered REO Property) as allowed under the terms of the related Serviced Loan, and if such Serviced Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Serviced Loans, use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related
Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged
Property for nonpayment of such items.

          (c) The Master Servicer shall, as to all Serviced Loans, subject to
Section 3.01(d), make a Servicing Advance with respect to the related Mortgaged
Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on
Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis;
provided that the Master Servicer shall not make any Servicing Advance prior to the penalty date or cancellation date, as applicable, if the Master Servicer reasonably anticipates in accordance with the Servicing Standard that the
Mortgagor will pay such amount on or before the penalty date or cancellation date; and provided, further, that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable
Servicing Advance (although it may pay the item that such Servicing Advance was to cover out of funds in the Certificate Account (or, if applicable and there are funds on deposit therein, an A/B Custodial Account) if it determines, and it must pay such item out of funds in the Certificate Account (or, if applicable and there are funds on deposit therein, an A/B Custodial Account) if, in the case of a Specially Serviced Loan or

                                      -105-

Administered REO Property, the Special Servicer determines (upon which determination the Master Servicer may conclusively rely), that such payment would be in the best interests of the Certificateholders (or, in the case of withdrawals from an A/B Custodial Account, would be in the best interests of the
Certificateholders and the related B-Noteholder(s)), as a collective whole). All such Servicing Advances or, as contemplated by the second proviso to the preceding paragraph, amounts withdrawn from the Certificate Account (or, if applicable and there are funds on deposit therein, an A/B Custodial Account)
shall be reimbursable in the first instance from related collections from the
Mortgagors, and further as provided in Section 3.05(a) (or, if applicable,
Section 3.05(g)). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal
Balances of the related Serviced Loans, notwithstanding that the terms of such
Serviced Loans so permit. The foregoing shall in no way limit the Master
Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

          The Special Servicer shall give the Master Servicer, the Trustee and the Fiscal Agent not less than five Business Days' notice with respect to
Servicing Advances to be made on any Specially Serviced Mortgage Loan or
Administered REO Property, before the date on which the Master Servicer is required to make any Servicing Advance with respect to a given Specially
Serviced Mortgage Loan or Administered REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing
Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Master Servicer, the Trustee and the Fiscal Agent with such information in its possession as the
Master Servicer, the Trustee or the Fiscal Agent, as applicable, may reasonably request to enable the Master Servicer, the Trustee or the Fiscal Agent, as
applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the
Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a
Nonrecoverable Servicing Advance and the Master Servicer shall conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made or proposed to be made with respect to a Specially Serviced Mortgage Loan or an Administered
REO Property is a Nonrecoverable Servicing Advance. The Master Servicer, the
Trustee and the Fiscal Agent shall conclusively rely on such a determination.

          If the Master Servicer is required under any provision of this
Agreement (including, but not limited to, this Section 3.03(c)) to make a
Servicing Advance, but does not do so within 15 days after such Advance is required to be made (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage), the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice, then
(subject to a determination that such Servicing Advance would not be a
Nonrecoverable Servicing Advance) the Trustee (or the Fiscal Agent on its
behalf) shall make such Servicing Advance. Any failure by the Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by the
Master Servicer subject to and as provided in Section 7.01.

                                      -106-

          (d) In connection with its recovery of any Servicing Advance from the
Certificate Account pursuant to Section 3.05(a) or from an A/B Custodial Account pursuant to Section 3.05(g), as applicable, each of the Master Servicer, the
Special Servicer, the Trustee and the Fiscal Agent shall be entitled to receive, out of any amounts then on deposit in the Certificate Account or such A/B
Custodial Account, as applicable, any unpaid interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such
Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement such interest to be payable: first, out of late payment charges and Penalty Interest received on the related
Serviced Loan or Administered REO Property during the Collection Period in which such reimbursement is made; and, to the extent that such late payment charges and Penalty Interest are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, then from general collections on the Mortgage Loans and REO Properties then on deposit in the Certificate Account; provided that interest on Servicing Advances with respect to an A/B Loan Combination or any related A/B Mortgaged Property shall, to the maximum extent permitted under the related A/B Intercreditor Agreement, be payable out of amounts otherwise payable to the related B-Noteholder(s)
and/or payments received from the related B-Noteholder(s) under the related A/B
Intercreditor Agreement for such purpose. Subject to the fourth paragraph of
Section 3.05(a), the Master Servicer shall reimburse itself, the Special
Servicer, the Trustee and/or the Fiscal Agent, as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any
Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the Mortgagor was received by the Master Servicer on or prior to the date the related Servicing Advance was made.

          (e) The determination by the Master Servicer or the Special Servicer that a Nonrecoverable Servicing Advance has been made or that any proposed
Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Master Servicer (if the
Special Servicer is delivering such Officer's Certificate), the Special Servicer
(if the Master Servicer is delivering such Officer's Certificate), the Trustee, the Fiscal Agent, the Depositor and, in the case of an A/B Loan Combination, the related B-Noteholder(s), setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the
Certificate Account pursuant to Section 3.05(a)) or, in the case of an A/B Loan
Combination, out of the related A/B Custodial Account pursuant to Section
3.05(g)) of the related Mortgaged Property or REO Property, as the case may be;
which Appraisal shall be conducted pursuant to Section 3.09(a) by the Master
Servicer, or by or on behalf of the Special Servicer if the Serviced Loan is a
Specially Serviced Loan or, if no such Appraisal has been performed, a copy of an Appraisal of the related Mortgaged Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property that would draw into question the applicability of such Appraisal, by an Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related
Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. In making a recoverability determination, the applicable Person will be entitled, but not obligated, to consider (among other things) the obligations of the related Mortgagor under the terms of the related
Serviced Loan as it may have been modified, to consider (among other things) the related Mortgaged Property in its "as is" or then

                                      -107-

current conditions and occupancies, as modified by such Person's reasonable assumptions (in the case of the Master Servicer, consistent with the Servicing
Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Property, to estimate and consider (among other things) future expenses, to estimate and consider (consistent with the Servicing
Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 3.05(a), together with (to the extent accrued and unpaid) interest on such Advances. In addition, any such Person may update or change its recoverability determinations at any time, and (in the case of the Master Servicer, consistent with the Servicing
Standard) the Master Servicer and the Trustee each may obtain from the Special
Servicer any Appraisals or market value estimates or other information in the
Special Servicer's possession for such purposes.

          The Trustee, the Fiscal Agent and the Master Servicer, in the case of any Specially Serviced Loan and any REO Property, shall conclusively rely on any determination by the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance, and the Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that, if the Master Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer that such Servicing
Advance would be a Nonrecoverable Advance, the Trustee shall make such Servicing
Advance within the time periods required by Section 3.03(c) unless the Trustee in good faith, makes a determination that such Servicing Advance would be a
Nonrecoverable Advance; and provided, further, that, if the Trustee fails to make such Servicing Advance for reasons other than a determination by the
Trustee that such Servicing Advance would be a Nonrecoverable Advance, the
Fiscal Agent shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Fiscal Agent in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

          (f) The Master Servicer shall, as to all Serviced Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained; provided that, in the case of an A/B Loan Combination, if the related Reserve Account includes funds with respect to any other Serviced Loan, then the Master Servicer shall clearly reflect any interest therein of the related B-Noteholder. Withdrawals of amounts so deposited with respect to any Serviced Loan may be made: (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related
Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing
Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents; (ii) to pay the Master Servicer interest and investment income earned on amounts in the
Reserve Accounts as described below if permitted under the related Serviced Loan documents; and (iii) following an event of default under such Serviced Loan, for such other purposes as are consistent with the related Serviced Loan documents, applicable co-lender and/or intercreditor agreements, applicable law and the
Servicing Standard. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts to the extent invested may be only invested in Permitted
Investments in accordance with the provisions of Section 3.06. All Reserve
Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising any REMIC Pool or
Grantor Trust. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in

                                      -108-

any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

          SECTION 3.04. Certificate Account, Interest Reserve Account,
                        Gain-on-Sale Reserve Account, Additional Interest
                        Account, Floating Rate Account, Distribution Account and
                        A/B Custodial Accounts.

          (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the
Trustee in trust for the benefit of the Certificateholders. The Certificate
Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received (including amounts received by the Trust with respect to the Outside Serviced Mortgage Loan) or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off
Date, which payments shall be delivered promptly to the applicable Mortgage Loan
Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts received from Mortgagors which are to be used to purchase defeasance collateral), or payments (other than
Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal of the Mortgage Loans that are Serviced Loans, including Principal Prepayments;

               (ii) all payments on account of interest on the Mortgage Loans that are Serviced Loans, including Additional Interest;

               (iii) all Prepayment Premiums and Yield Maintenance Charges on
     the Mortgage Loans that are Serviced Loans;

               (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan that is a Serviced Loan (including any such amounts representing recoveries of Nonrecoverable Advances, including interest on such Nonrecoverable Advances);

               (v) all remittances to the Trust under the Outside Servicing
     Agreement and/or the related Co-Lender Agreement with respect to the
     Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto (including any amounts received in connection with a cure by the applicable Non-Trust Loan Noteholder in accordance with the [MNO]
     Co-Lender Agreement);

               (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

               (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy or a force placed policy;

                                      -109-

               (viii) any amounts required to be transferred from the Pool REO
     Account pursuant to Section 3.16(c);

               (ix) any amount in respect of Purchase Prices and Substitution
     Shortfall Amounts pursuant to Section 2.03(b);

               (x) any amount required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest
     Shortfalls;

               (xi) any amount paid by a Mortgagor to cover items for which a
     Servicing Advance has been previously made and for which the Master
     Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
     applicable, has been previously reimbursed out of the Certificate Account;

               (xii) any amount required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.11(b) and 3.11(d), respectively, to pay unpaid interest on Advances and/or in connection with reimbursing the Trust Fund for Additional Trust Fund Expenses, including, without limitation, interest on Advances and the cost of inspections performed by the Special Servicer pursuant to the first sentence of Section
     3.12(a);

               (xiii) any amounts (A) required to be transferred from any A/B
     Custodial Account pursuant to Section 3.05(g) or (B) paid by the related
     B-Noteholder(s), in accordance with the related A/B Intercreditor
     Agreement, to reimburse the Trust; and

               (xiv) amounts paid by a mezzanine lender or the Class [XXX]
     Majority Certificateholder(s) in connection with curing a default under the applicable Mortgage Loan;

provided that, in the case of an A-Note Mortgage Loan or any successor REO
Mortgage Loan with respect thereto, subject to the related A/B Intercreditor
Agreement, any amounts described in clauses (i)-(iv), (vii), (xi) and (xiv)
above required to be deposited in the related A/B Custodial Account pursuant to
Section 3.04(h), shall first be so deposited in the related A/B Custodial
Account and shall thereafter be transferred to the Certificate Account only to the extent provided in Section 3.05(g).

          The foregoing requirements for deposit in the Certificate Account shall be exclusive. Notwithstanding the foregoing, actual payments from
Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve
Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections
3.11(b) and 3.11(d), need not be deposited by the Master Servicer in the
Certificate Account. If the Master Servicer shall deposit in the Certificate
Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the
Special Servicer as additional servicing compensation in accordance with Section
3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances as provided in Sections 3.03(d) or 4.03(d) or to reimburse the Trust for Additional Trust Fund Expenses, including, without limitation, interest on Advances and the cost of inspections performed by the Special
Servicer pursuant to the first sentence of Section 3.12(a), as provided in
Section 3.11(d)) and other transaction fees or other expenses received by the
Master Servicer to which the Special Servicer is entitled pursuant to Section
3.11(d) upon receipt of a certificate of a Servicing Officer of the Special
Servicer describing the item and amount. The

                                      -110-

Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (ix), (xi), (xii), (xiii)(B) and (xiv) of the last sentence of the second preceding paragraph with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph or any applicable A/B Custodial Account in accordance with Section
3.04(h), as applicable, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an Administered REO Property shall be deposited by the Special
Servicer into the related REO Account and remitted to the Master Servicer for deposit into the Certificate Account or any applicable A/B Custodial Account, as the case may be, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

          (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at the office of the Trustee to be held in trust for the benefit of the Certificateholders. The Distribution
Account shall be an Eligible Account. The Master Servicer shall deliver to the
Trustee each month on or before 1:30 p.m. New York City time on the P&I Advance
Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution
Amount (calculated without regard to clauses (a)(ii), (a)(v), (b)(ii)(B) and
(b)(v) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account, together with (i) any Prepayment Premiums,
Yield Maintenance Charges and/or Additional Interest received on the Mortgage
Loans during the related Collection Period, and (ii) in the case of the final
Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01.

          In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account any
P&I Advances required to be made by the Master Servicer in accordance with
Section 4.03(a).

          The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

          The Trustee shall, as and when required, deposit in the Distribution
Account any amounts required to be so deposited by the Trustee pursuant to
Section 3.06(b) in connection with losses incurred with respect to Permitted
Investments of funds in the Distribution Account.

          (c) The Trustee shall establish and maintain one or more accounts
(collectively, the "Interest Reserve Account"), on behalf of and for the benefit of the Certificateholders. The Interest Reserve Account shall be an Eligible
Account; provided that, subject to Section 3.05(g), the Interest

                                      -111-

Reserve Account may be a sub-account of the Distribution Account. On or before each Distribution Date in February and, during each year that is not a leap year, January, the Trustee shall withdraw from the Distribution Account and deposit in the Interest Reserve Account, with respect to, and out of collections and/or advances of interest on, each Interest Reserve Mortgage Loan and Interest
Reserve REO Mortgage Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve Mortgage Loan or Interest Reserve REO Mortgage
Loan, as the case may be, for such Distribution Date.

          The Trustee shall, as and when required, deposit in the Interest
Reserve Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted
Investments of funds in the Interest Reserve Account.

          (d) Prior to any Collection Period during which Additional Interest is received, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.02(d), the Trustee, on behalf of the Certificateholders shall establish and maintain the Additional Interest Account in the name of the
Trustee in trust for the benefit of the Class Y Certificateholders. The
Additional Interest Account shall be established and maintained as an Eligible
Account; provided that, subject to Section 3.05(g), the Additional Interest
Account may be a sub-account of the Distribution Account. On or prior to the applicable P&I Advance Date, the Master Servicer shall remit to the Trustee for deposit in the Additional Interest Account an amount equal to the Additional
Interest received during any Collection Period.

          Following the distribution of Additional Interest to the Class Y
Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay
Additional Interest, the Trustee shall terminate the Additional Interest
Account.

          The Trustee shall, as and when required, deposit in the Additional
Interest Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted
Investments of funds in the Additional Interest Account.

          (e) Funds in the Certificate Account, the Interest Reserve Account,
the Distribution Account, the Gain-on-Sale Reserve Account, the Floating Rate
Account and the Additional Interest Account may be invested only in Permitted
Investments in accordance with the provisions of Section 3.06. The Master
Servicer shall give written notice to the Trustee, the Special Servicer and the
Rating Agencies of the location of the Certificate Account as of the Closing
Date and of the new location of the Certificate Account prior to any change thereof. The Trustee shall give written notice to the Trustee, the Master
Servicer, the Special Servicer and the Rating Agencies of the location of the
Distribution Account as of the Closing Date and of any new location of the
Distribution Account prior to any change thereof.

          (f) The Trustee, on behalf of and for the benefit of the
Certificateholders, shall establish (upon notice from Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the
Gain-on-Sale Reserve Account. The Gain-on-Sale Reserve Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee; provided that, subject to Section 3.05(g), the Gain-on-Sale Reserve Fund may be a sub-account of the Distribution Account.
Upon the disposition of any Administered REO Property or the liquidation of any
Specially Serviced Mortgage Loan in accordance with Section 3.09 or Section
3.18, the Special Servicer will

                                     -112-

calculate the Gain-on-Sale Proceeds, if any, realized in connection with such sale or liquidation, as the case may be, and remit such funds to the Trustee for deposit into the Gain-on-Sale Reserve Account.

          The Trustee shall, as and when required, deposit in the Gain-on-Sale
Reserve Account any amounts required to be so deposited pursuant to Section
3.06(b) in connection with losses incurred with respect to Permitted Investments of funds in the Gain-on-Sale Reserve Account.

          (g) Notwithstanding that the Additional Interest Account, the Interest
Reserve Account, the Floating Rate Account or the Gain-on-Sale Reserve Account
may be a sub-account of the Distribution Account for reasons of administrative convenience, the Additional Interest Account, the Gain-on-Sale Reserve Account,
the Interest Reserve Account, the Floating Rate Account and the Distribution
Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          (h) The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more separate accounts for each A/B Loan
Combination (collectively, as to each A/B Loan Combination, the related "A/B
Custodial Account") (which, subject to the last paragraph of this Section
3.04(h), may be a sub-account of the Certificate Account), held on behalf of the
Certificateholders and the related B-Noteholder(s). Each A/B Custodial Account shall be an Eligible Account or, subject to the last paragraph of this Section
3.04(h), a sub-account of an Eligible Account. Subject to the related A/B
Intercreditor Agreement, the Master Servicer shall deposit or cause to be deposited in the A/B Custodial Account with respect to any A/B Loan Combination, within one Business Day of receipt of available funds, the following payments and collections received subsequent to the Cut-off Date (other than in respect of principal and interest on such A/B Loan Combination due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or the related B-Noteholder(s), as the case may be, and other than amounts received from Mortgagors which are to be used to purchase defeasance collateral with respect to such A/B Loan Combination), or payments (other than Principal Prepayments) received by it on or prior to the
Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal on the subject A/B Loan
     Combination, including Principal Prepayments;

               (ii) all payments on account of interest on the subject A/B Loan
     Combination, including Additional Interest;

               (iii) all Prepayment Premiums and Yield Maintenance Charges on
     the subject A/B Loan Combination;

               (iv) to the extent not otherwise required to be deposited into an
     A/B REO Account, all Insurance Proceeds and Liquidation Proceeds received in respect of the subject A/B Loan Combination (including, without limitation, any amounts representing recoveries of Nonrecoverable Advances in respect of such A/B Loan Combination, including interest on such
     Nonrecoverable Advances, but excluding any Liquidation Proceeds described in clauses (iv)-(x)

                                     -113-

     of the definition thereof received on the subject A-Note Mortgage Loan while it remains outstanding (which Liquidation Proceeds will be deposited in the Certificate Account));

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in such A/B Custodial Account;

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the subject A/B Loan Combination resulting from a deductible clause in a blanket hazard policy;

               (vii) any amounts required to be transferred to such A/B
     Custodial Account from the related A/B REO Account pursuant to Section
     3.16(c);

               (viii) insofar as they do not constitute Escrow Payments, any amount paid by a Mortgagor with respect to the subject A/B Loan Combination specifically to cover items for which a Servicing Advance has been previously made;

               (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from a related
     B-Noteholder in accordance with the related A/B Intercreditor Agreement;
     and

               (x) any amounts paid by a related B-Noteholder or mezzanine lender in connection with curing a default under the subject A/B Loan
     Combination.

          The foregoing requirements for deposit in an A/B Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of any A/B Loan Combination in the nature of Escrow
Payments, amounts to be deposited in Reserve Accounts, and amounts that the
Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and 3.11(d), need not be deposited by the Master Servicer in an A/B Custodial Account. If the Master
Servicer shall deposit in an A/B Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such A/B
Custodial Account, any provision herein to the contrary notwithstanding. The
Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), assumption fees and other transaction fees or other expenses received by the Master
Servicer with respect to any A/B Loan Combination, to which the Special Servicer is entitled pursuant to Section 3.11(d), upon receipt of a certificate of a
Servicing Officer of the Special Servicer describing the item and amount.
Subject to the second following paragraph, any A/B Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii), (ix) and (x) of the last sentence of the second preceding paragraph with respect to an A/B Loan Combination, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the
Special Servicer) to or at the direction of the Master Servicer for deposit into the related A/B Custodial Account (or, if applicable, for remittance to the servicer of the related B-Note Loan) in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing
Standard, that a

                                     -114-

particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an A/B REO Property shall be deposited by the Special Servicer into the related A/B REO Account and remitted to the Master Servicer for deposit into the related A/B Custodial Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special
Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special
Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

          Notwithstanding that any A/B Custodial Account may be a sub-account of the Certificate Account for reasons of administrative convenience, any such A/B
Custodial Account and the Certificate Account shall, for all purposes of this
Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master Servicer shall indemnify and hold harmless the
Trust Fund and each B-Noteholder against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

          (i) The Trustee, on behalf of the Trust Fund, shall establish and maintain the Floating Rate Account in trust for the benefit of the Holders of the Class A-2FL Certificates and the Swap Counterparty, as their interests may appear. The Floating Rate Account shall be established and maintained as an
Eligible Account or, subject to Section 3.04(g), a subaccount of an Eligible
Account. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Floating Rate Account in accordance with the terms of this
Agreement. The Trustee shall, as and when required, deposit in the Floating Rate
Account any amounts required to be so deposited by the Trustee pursuant to
Section 3.06 in connection with losses incurred with respect to Permitted
Investments of funds held in the Floating Rate Account and, to the extent permitted by Section 3.06, may withdraw any Net Investment Earnings from the
Floating Rate Account. The Trustee shall deposit into the Floating Rate Account:
(i) all amounts distributable with respect to the Class A-2FL REMIC II Regular
Interest pursuant to Sections 4.01 and 9.01 for each Distribution Date; and (ii)
upon receipt, all amounts received from the Swap Counterparty under the Swap
Agreement intended for distribution on the Class A-2FL Certificates.

          SECTION 3.05. Permitted Withdrawals from the Certificate
                        Account, Interest Reserve Account, Additional Interest
                        Account, Floating Rate Account, Distribution Account and
                        A/B Custodial Accounts.

          (a) Subject to Section 3.05(c), the Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Distribution
     Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and any amount that may be applied to make P&I
     Advances pursuant to Section 4.03(a);

                                     -115-

               (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances in respect of any Mortgage Loan, the Fiscal Agent's, the Trustee's and the Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance
     (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late
     Collections of interest (net of the related Master Servicing Fees and, in the case of the Outside Serviced Mortgage Loan or any successor REO
     Mortgage Loan with respect thereto, Outside Servicing Fees) and principal
     (net of any related Workout Fee or Liquidation Fee) received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I
     Advance was made;

               (iii) to pay to itself and/or the holder of the related Excess
     Servicing Strip (subject to Section 3.11(a)) earned and unpaid Master
     Servicing Fees in respect of each Mortgage Loan and REO Mortgage Loan, the
     Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Mortgage Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments (including cure payments), Liquidation Proceeds or Insurance
     Proceeds) or such REO Mortgage Loan (whether in the form of REO Revenues,
     Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

               (iv) to pay to the Special Servicer earned and unpaid Special
     Servicing Fees in respect of each Specially Serviced Mortgage Loan and each
     REO Mortgage Loan that relates to an Administered REO Property;

               (v) to pay the Special Servicer (or, if applicable, a predecessor
     Special Servicer) earned and unpaid Workout Fees or Liquidation Fees in respect of each Specially Serviced Mortgage Loan, each Corrected Mortgage
     Loan and/or each REO Mortgage Loan that relates to an Administered REO
     Property, as applicable, in the amounts and from the sources provided in
     Section 3.11(c);

               (vi) to reimburse the Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order, for any unreimbursed Servicing Advances in respect of any Serviced Loan or Administered REO Property, the Fiscal
     Agent's, the Trustee's, the Special Servicer's and the Master Servicer's
     respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by or on behalf of the related Mortgagor or cure payments that are allocable to such
     Servicing Advance, and to Liquidation Proceeds, Insurance Proceeds and, if
     applicable, REO Revenues received in respect of the particular Mortgage
     Loan or REO Property as to which such Servicing Advance was made;

               (vii) to (A) reimburse the Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order, for any unreimbursed Advances (including interest at the Reimbursement Rate) that have been or are determined to be
     Nonrecoverable Advances or (B) pay itself, with respect to any Mortgage
     Loan or REO Mortgage Loan, any related earned Master Servicing Fee that remained unpaid in accordance with clause (iii) above following a Final
     Recovery Determination made with respect to such Mortgage Loan or any related REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

               (viii) at such time as or after it reimburses the Fiscal Agent, the Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance pursuant to clause (ii),

                                     -116-

     (vi) or (vii) above, Section 3.03 or Section 3.05(g), to pay the Fiscal
     Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order, any interest accrued and payable thereon in accordance with
     Section 3.03(d) or 4.03(d), as applicable, the Fiscal Agent's, the
     Trustee's, the Special Servicer's and the Master Servicer's respective rights to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) first out of late payment charges and Penalty Interest on deposit in the Certificate Account collected on or in respect of the Mortgage Loan or REO Mortgage Loan to which the reimbursed Advance relates during the Collection Period in which such Advance is reimbursed (the use of such late payment charges and
     Penalty Interest to be allocated between the Master Servicer and the
     Special Servicer on a pro rata basis based on the amount of late payment charges and Penalty Interest that the Master Servicer and the Special
     Servicer have received as additional servicing compensation during such period), and (B) to the extent that the late payment charges and Penalty
     Interest described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Mortgage Loans and any REO
     Properties on deposit in the Certificate Account;

               (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to the first sentence of Section 3.12(a) with respect to any
     Mortgaged Property securing a Specially Serviced Mortgage Loan;

               (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Certificate Account as provided in
     Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any Collection Period, and (B) any
     Prepayment Interest Excesses collected with respect to the Mortgage Loans;

               (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
     3.09(a), 3.18(b), 4.03(c) or 9.01;

               (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

               (xiii) to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master
     Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, (D) the cost of recording this
     Agreement in accordance with Section 11.02(a), and (E) any rating confirmations from the Rating Agencies that are not otherwise payable by a
     Mortgagor or a party to this Agreement;

               (xiv) to pay itself, the Special Servicer, any of the Mortgage
     Loan Sellers, the Majority Controlling Class Certificateholder, the
     Majority Class [XXX] Certificateholder(s), a B-Noteholder or any other
     Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or otherwise removed from the Trust Fund by such
     Person(s) pursuant to or as otherwise contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase;

                                     -117-

               (xv) to pay to a B-Noteholder or an Outside Servicer, any amount
     (other than normal monthly payments) specifically payable or reimbursable to such party by the Trust, in its capacity as holder of the related A-Note
     Mortgage Loan or Outside Serviced Mortgage Loan, as applicable, or any successor REO Mortgage Loan with respect thereto, pursuant to the terms of the related Co-Lender Agreement;

               (xvi) to withdraw any amounts deposited in error;

               (xvii) to remit to the Trustee for deposit into the Additional
     Interest Account the amounts required to be deposited pursuant to Section
     3.04(d);

               (xviii) to pay the cost of any Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c);

               (xix) to pay any amount that, if made as a Servicing Advance, would constitute a Nonrecoverable Servicing Advance, provided that the
     Master Servicer (or, in the case of Specially Serviced Mortgage Loans and
     Administered REO Properties, the Special Servicer) determines that such payment would be in the best interests of the Certificateholders, pursuant to Section 3.03(c);

               (xx) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Certificate Account; and

               (xxi) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01;

provided that, notwithstanding the foregoing, the Master Servicer shall not make withdrawals from the Certificate Account with respect to any A-Note Mortgage
Loan or any successor REO Mortgage Loan with respect thereto, any A/B Loan
Combination (as a whole) or any A/B REO Property for any of the purposes contemplated by clauses (ii), (iii), (v), (vi) and (viii)(A) above (but, in the case of such clause (viii)(A), only insofar as it relates to clause (ii) or (vi)
above); and provided, further, that, also notwithstanding the foregoing, any withdrawal from the Certificate Account pursuant to any of clauses (iv),
(viii)(B), (ix), (xi), (xii), (xiii) and (xviii) above that relates or is allocable to (A) any A-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, (B) except in the case of clause (iv), any A/B Loan
Combination (as a whole) or (C) any A/B REO Property, shall be permitted to be made only if and to the extent that (1) (x) any amounts then on deposit in the related A/B Custodial Account that are, in accordance with Section 3.05(g) and the related A/B Intercreditor Agreement, available to pay the item for which the withdrawal is to be made, are insufficient to pay such item in full, and (y)
payment of the item for which the withdrawal is to be made cannot reasonably be expected to ultimately be made out of amounts on deposit in the related A/B
Custodial Account in accordance with Section 3.05(g), or (2) such payment, if made out of the Certificate Account, will be reimbursable to the Trust in accordance with the related A/B Intercreditor Agreement, subject to available funds, out of collections on the related A/B Loan Combination or any related A/B
REO Property that are otherwise payable to the related B-Noteholder(s) in accordance with Section 3.05(g), or (3) such payment, in the Master Servicer's judgment in accordance with the Servicing Standard, is in the best interests of the Certificateholders; and provided, further, that no servicing compensation earned with respect to a B-Note Loan or any successor REO B-Note Loan with respect thereto shall be payable out of the Certificate Account at any time.

                                     -118-

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to the preceding paragraph above. Upon request, the Master Servicer shall provide to the Trustee such records and any other information in the possession of the Master Servicer to enable the Trustee to determine the amounts attributable to REMIC I or the Loan
REMIC (in each case, with respect to the Mortgage Loans).

          The Master Servicer shall pay to the Special Servicer, the Trustee or the Fiscal Agent from the Certificate Account amounts permitted to be paid to the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, therefrom promptly upon receipt of a certificate of a Servicing Officer of the
Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent,
as the case may be, describing the item and amount to which the Special
Servicer, the Trustee or the Fiscal Agent, as the case may be, is entitled. The
Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and
Administered REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate
Account. With respect to each Mortgage Loan and REO Property for which it makes an Advance, the Trustee shall similarly keep and maintain separate accounting, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of
Advances or interest thereon. With respect to each Mortgage Loan and REO
Property for which it makes an Advance, a Fiscal Agent shall similarly keep and maintain separate accounting, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate
Account for reimbursements of Advances or interest thereon.

          Upon the determination that a previously made Advance is a
Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer, the Trustee
or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance (together with accrued and unpaid interest thereon) over a period of time not to exceed 12 consecutive months without the consent of the Controlling Class Representative (which consent may be withheld in its sole discretion). The unreimbursed portion of any Advance in respect of which reimbursement has been deferred as described in the preceding sentence shall accrue interest at the Prime Rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard, or with respect to the Trustee or the Fiscal Agent, constitute a violation of any fiduciary duty to
Certificateholders and/or contractual duty hereunder. The Master Servicer, the
Special Servicer, the Trustee and the Fiscal Agent shall each give S&P and
Moody's at least 15 days' notice prior to any reimbursement to it of
Nonrecoverable Advances from amounts in the Certificate Account or Distribution
Account allocable to interest on the Mortgage Loans unless (1) it determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to it that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause
(1) above, or (3) except in the case of the Trustee, it has not timely received

                                     -119-

from the Trustee information requested by it to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided, however, that if clause (1), (2) or (3) applies, the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as the case may be, shall give S&P and Moody's notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account or Distribution Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances;
and provided, further, that, as a condition to the Special Servicer providing the notices described above, the Master Servicer shall provide to the Special
Servicer such information regarding amounts in the Certificate Account allocable to interest as may be required by the Special Servicer to provide notice pursuant to this sentence. The Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent shall have no liability for any loss, liability or expense resulting from any notice provided to S&P and Moody's contemplated by the immediately preceding sentence.

          If the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances
(together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made, subject to Section 3.05(c): first, out of amounts described in clauses (a) through (f) of the definition of
"Principal Distribution Amount", which, but for their application to reimburse a
Nonrecoverable Advance and/or to pay interest thereon, would be included in the
Available Distribution Amount for any subsequent Distribution Date; and second, out of other amounts which, but for their application to reimburse a
Nonrecoverable Advance and/or to pay interest thereon, would be included in the
Available Distribution Amount for any subsequent Distribution Date; provided that, in connection with any reimbursement of a Nonrecoverable Advance or the payment of interest thereon in accordance with either clause first or clause second, as the case may be, of this sentence, such reimbursement or payment of interest pursuant to such clause shall be deemed made first, and to the fullest extent possible, out of amounts described in such clause that are attributable to the Loan Group that includes the Mortgage Loan or REO Mortgage Loan, as applicable, as to which such Nonrecoverable Advance was made, and only thereafter out of amounts described in such clause that are attributable to the other Loan Group. If and to the extent that any payment is deemed to be applied in accordance with clause first of the preceding sentence to reimburse a
Nonrecoverable Advance or to pay interest thereon, then, in accordance with the definition thereof, the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero (or, if applicable, to not less than the
Class [XXX] Principal Distribution Amount for such Distribution Date), by the amount of such reimbursement and/or payment of interest. In addition, if and to the extent that any payment is deemed to be applied in accordance with clause first or clause second of the second preceding sentence to reimburse a
Nonrecoverable Advance or to pay interest thereon, then, for purposes of determining the respective portions of the Net Principal Distribution Amount and/or the Net Available Distribution Amount, as applicable, for the relevant
Distribution Date that are attributable to each Loan Group, the parties hereto shall take into account whether such payment is deemed made out of amounts relating to Loan Group No. 1 or Loan Group No. 2 in accordance with the proviso to the second preceding sentence.

          If and to the extent (i) any Advance is determined to be a
Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of amounts constituting part of the Principal Distribution Amount as contemplated by clause first of the first sentence of the preceding paragraph and (iii) the particular item for which such Advance was originally made and/or such interest on such Advance, as the case may be, is subsequently collected out of payments or other collections in respect of

                                     -120-

the related Mortgage Loan, then, in accordance with the definition thereof, the
Principal Distribution Amount for the Distribution Date that corresponds to the
Collection Period in which such item and/or such interest on such Advance, as the case may be, was recovered shall be increased by an amount equal to the lesser of (A) the amount of such recoveries and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to the definition thereof resulting from the reimbursement of the subject Advance and/or the payment of interest thereon. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of amounts constituting part of the Principal
Distribution Amount as contemplated by clause first of the first sentence of the preceding paragraph or out of any other portion of the Available Distribution
Amount as contemplated by clause second of the first sentence of the preceding paragraph and (iii) the particular item for which such Advance was originally made, or such interest paid on such Advance, is subsequently collected out of payments or other collections in respect of the related Mortgage Loan or REO
Mortgage Loan, then, for purposes of determining the respective portions of the
Net Principal Distribution Amount and/or the Net Available Distribution Amount,
as applicable, for the relevant Distribution Date that are attributable to each
Loan Group, such recoveries shall be deemed allocated to offset the corresponding prior reductions in amounts attributable to each Loan Group in reverse order to that set forth in the prior paragraph.

          In connection with any payments required to be made to a B-Noteholder or an Outside Servicer in accordance with Section 3.05(a)(xv), the Master
Servicer may request a written statement from such B-Noteholder or an Outside
Servicer, as the case may be, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related A/B Intercreditor Agreement pursuant to which such party believes it is entitled to reimbursement; provided that the Master
Servicer may not condition payments required to be made to a B-Noteholder or an
Outside Servicer in accordance with Section 3.05(a)(xv) upon receipt of such a written statement (other than as permitted under the related Co-Lender
Agreement); and provided, further, that to the extent such a written statement from a B-Noteholder or an Outside Servicer is received by the Master Servicer, the Master Servicer may conclusively rely, absent manifest error and consistent with the Servicing Standard, upon such statement as to the nature and amount of the item for which reimbursement is sought.

          (b) Subject to Section 3.05(c), the Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes
(in no particular order of priority):

               (i) to make distributions to the Certificateholders and the
     Floating Rate Account on each Distribution Date, pursuant to Sections 4.01 and 9.01, as applicable;

               (ii) to pay the Trustee or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person out of the Trust Fund pursuant to Section
     8.05;

               (iii) to pay the Trustee, as additional compensation, interest and investment income, if any, earned in respect of amounts held in the
     Distribution Account as provided in Section 3.06, but only to the extent of the Net Investment Earnings with respect to such account for the related
     Distribution Date;

               (iv) to pay for the cost of the Opinions of Counsel sought by the
     Trustee (A) as provided in clause (v) of the definition of "Disqualified
     Organization," (B) as contemplated by

                                     -121-

     Section 3.20(d), 9.02(a) and 10.01(h), or (C) as contemplated by Section
     11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

               (v) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, to the extent none of the Trustee, the Tax Administrator, the Master Servicer or the Special Servicer is
     liable therefor pursuant to Section 10.01(i);

               (vi) to pay the Tax Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

               (vii) to pay to the Master Servicer any amounts remitted by the
     Master Servicer for deposit into the Distribution Account that were not required to be deposited therein; and

               (viii) to transfer Interest Reserve Amounts to the Interest
     Reserve Account in accordance with Section 3.04(c);

               (ix) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

          Taxes imposed on any REMIC Pool shall be allocated to the related
     REMIC.

          (c) Notwithstanding anything to the contrary contained herein, no amounts otherwise distributable with respect to the Class [XXX] Certificates on any Distribution Date may be applied to reimburse any Advance with respect to, or to pay any Additional Trust Fund Expense that is related or allocable to, any
Mortgage Loan or REO Property (other than the [ABC] Mortgage Loan or any related
REO Property). Accordingly, in no event may the reimbursement of Nonrecoverable
Advances with respect to, or the payment of Additional Trust Fund Expenses that are related to, Mortgage Loans and REO Properties (other than the [ABC] Mortgage
Loan or any related REO Property) result in the Available Distribution Amount and the Principal Distribution Amount for any Distribution Date being less than the Class [XXX] Available Distribution Amount and the Class [XXX] Principal
Distribution Amount, respectively, for such Distribution Date.

          (d) If any Additional Trust Fund Expense relates to multiple Mortgage
Loans and/or REO Properties, then the Master Servicer (in the case of Additional
Trust Fund Expenses paid out of the Certificate Account) or the Trustee (in the case of Additional Trust Fund Expenses paid out of the Distribution Account)
shall, in a reasonable manner based on the circumstances, allocate the subject
Additional Trust Fund Expense among the subject Mortgage Loans and REO
Properties and notify each other and the Special Servicer of such allocation;
provided that the Master Servicer or the Trustee, as applicable, shall allocate an Additional Trust Fund Expense among the related Mortgage Loans and/or REO
Properties on a pro rata basis, in accordance with the respective Stated
Principal Balances of the related Mortgage Loans and/or REO Mortgage Loans, if it cannot determine how to otherwise reasonably allocate such Additional Trust
Fund Expense (but subject to Section 3.05(c) above). If an Additional Trust Fund
Expense does not relate to any specific Mortgage Loan or REO Property, then the
Master Servicer (in the case of Additional Trust Fund Expenses paid out of the
Certificate Account) or the Trustee (in the case of Additional Trust Fund
Expenses paid out of the Distribution Account) shall

                                     -122-

allocate the subject Additional Trust Fund Expense among all the Mortgage Loans and REO Properties on a pro rata basis, in accordance with the respective Stated
Principal Balances of the Mortgage Loans and related REO Mortgage Loans, and shall notify each other and the Special Servicer.

          (e) The Trustee shall on each P&I Advance Date to occur in March of each year and in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, on the P&I Advance Date to occur in such February or January, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, an amount equal to the aggregate of the
Interest Reserve Amounts then on deposit in the Interest Reserve Account.

          (f) The Trustee shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

          (g) The Master Servicer may, from time to time, make withdrawals from the A/B Custodial Account (if any) with respect to each A/B Loan Combination for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to make remittances on each P&I Advance Date (or, with respect to the related B-Noteholder(s), on such earlier date as provided for in the related A/B Intercreditor Agreement) to the related
     B-Noteholder(s) and to the Trust in accordance with the related A/B
     Intercreditor Agreement, such remittances to the Trust to be made to the
     Certificate Account;

               (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made with respect to the related
     A-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, the Fiscal Agent's, the Trustee's and the Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I
     Advance (other than any P&I Advance that has been or is determined to be a
     Nonrecoverable Advance, which shall be reimbursed in the manner contemplated in Section 3.05(a)(vii)) being limited to amounts that represent Late Collections of interest (net of related Master Servicing
     Fees) and principal received in respect of the related A-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto;

               (iii) subject to Section 3.11(e), to pay to itself and/or the holder of the Excess Servicing Strip earned and unpaid Master Servicing
     Fees in respect of the subject A/B Loan Combination and/or any successor
     REO Loans with respect thereto, the Master Servicer's right to payment pursuant to this clause (iii) with respect thereto being limited to amounts received on or in respect of such A/B Loan Combination (whether in the form of payments (including cure payments), Liquidation Proceeds or Insurance
     Proceeds) or such successor REO Loans (whether in the form of REO Revenues,
     Liquidation Proceeds or Insurance Proceeds), as the case may be, that are allocable as a recovery of interest thereon;

               (iv) [RESERVED];

               (v) subject to Section 3.11(e), to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Special
     Servicing Fees, Workout Fees and/or Liquidation Fees in respect of the subject A/B Loan Combination or any successor REO Loans

                                      -123-

     with respect thereto in the amounts provided in Section 3.11(c) and out of the collections on such A/B Loan Combination or any related A/B REO
     Property as is contemplated by or consistent with the related A/B
     Intercreditor Agreement;

               (vi) to reimburse the Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order, for any unreimbursed Servicing Advances in respect of the subject A/B Loan Combination or any related A/B REO
     Property, the Fiscal Agent's, the Trustee's, the Special Servicer's and the
     Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments
     (including cure payments) made with respect to the item covered by such
     Servicing Advance, or to Liquidation Proceeds, Insurance Proceeds and, if
     applicable, REO Revenues received in respect of such A/B Loan Combination or any related A/B REO Property;

               (vii) at such time as it reimburses the Fiscal Agent, the
     Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance in respect of the subject A/B Loan Combination
     (including an A-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, specifically) or any related A/B REO Property pursuant to clause (ii) or (vi) above, Section 3.03 or Section 3.05(a), to pay the
     Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order, any unpaid interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable, the Master
     Servicer's, Special Servicer's, Trustee's and/or the Fiscal Agent's right to payment pursuant to this clause (vii) with respect to interest on any
     Advance being permitted to be satisfied out of collections on the subject
     A/B Loan Combination or any related A/B REO Property as is contemplated by or consistent with the related A/B Intercreditor Agreement;

               (viii) to pay for costs and expenses incurred by the Trust Fund pursuant to the first sentence of Section 3.12(a), with respect to the related A/B Mortgaged Property, such payment to be made out of such collections on the subject A/B Loan Combination or any related A/B REO
     Property as is contemplated by or consistent with the related A/B
     Intercreditor Agreement;

               (ix) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in such A/B Custodial Account as provided in
     Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to such A/B Custodial Account for any Collection Period, and (B)
     any Prepayment Interest Excess with respect to the related A-Note Mortgage
     Loan;

               (x) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
     3.09(a), 3.18(b), 4.03(c) or 9.01, to the extent such costs and expenses relate to the subject A/B Loan Combination and/or the related A/B Mortgaged
     Property, such payment to be made out of such collections on such A/B Loan
     Combination or any related A/B REO Property as is contemplated by or consistent with the related A/B Intercreditor Agreement;

               (xi) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the subject A/B Loan
     Combination and/or the related A/B Mortgaged Property, such

                                      -124-

     payment to be made out of such collections on the subject A/B Loan
     Combination or any related A/B REO Property as is contemplated by or consistent with the related A/B Intercreditor Agreement;

               (xii) to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master
     Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, (D) the cost of recording the related A/B Intercreditor Agreement and any required opinion of counsel related thereto and (E) any rating confirmations with respect to related
     A/B Loan Combination and any related A/B REO Property that are not otherwise payable by the related Mortgagor or a party to this Agreement but, in the case of each of (A), (B) and (C) preceding, only to the extent such amounts relate to the subject A/B Loan Combination and/or the related
     A/B Mortgaged Property, such payments to be made out of such collections on the subject A/B Loan Combination or any related A/B REO Property as is contemplated by or consistent with the related A/B Intercreditor Agreement;

               (xiii) to pay itself, the Special Servicer, the related Mortgage
     Loan Seller, the Majority Controlling Class Certificateholder, a related
     B-Noteholder or any other Person, as the case may be, with respect to the related A-Note Mortgage Loan, if previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

               (xiv) to pay the cost of any Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c), to the extent such costs relate to the subject A/B Loan Combination and/or the related A/B Mortgaged Property, such payment to be made out of such collections on the subject A/B Loan Combination or any related A/B REO
     Property as is contemplated by or consistent with the related A/B
     Intercreditor Agreement;

               (xv) to pay any amount that, if made as a Servicing Advance in respect of the related A-Note Mortgage Loan, would constitute a
     Nonrecoverable Servicing Advance, provided that the Master Servicer (or, if the related A-Note Mortgage Loan is a Specially Serviced Mortgage Loan or
     in the case of any related A/B REO Property, the Special Servicer)
     determines that such payment would be in the best interests of the
     Certificateholders and the related B-Noteholder(s), as a collective whole, pursuant to Section 3.03(c);

               (xvi) to withdraw any amounts deposited in error;

               (xvii) to withdraw any other amounts that this Agreement
     expressly provides may be withdrawn from such A/B Custodial Account; and

               (xviii) to clear and terminate such A/B Custodial Account at the termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from an A/B Custodial Account

                                      -125-

pursuant to the preceding paragraph and such records shall be sufficient to determine the amounts attributable to REMIC I or the Loan REMIC, as applicable.

          The Master Servicer shall, as and when required by any related A/B
Intercreditor Agreement (or, in the absence of any express provisions therein regarding timing, on or before 1:30 PM (New York City time) on each P&I Advance
Date) remit to the Trust and the related B-Noteholder(s) such amounts as are distributable in respect of any A-Note Mortgage Loan (or any successor REO
Mortgage Loan with respect thereto) and the related B-Note Loan(s) (or any successor REO B-Note Loan(s) with respect thereto), respectively, pursuant to the related A/B Intercreditor Agreement, such remittances to the Trust to be made to the Certificate Account and such remittances to each related
B-Noteholder to be made to the account designated by such B-Noteholder pursuant to the related A/B Intercreditor Agreement. Late remittances to a B-Noteholder may be accompanied by interest thereon only as and to the extent required under the related A/B Intercreditor Agreement.

          The Master Servicer shall pay to the Special Servicer, the Trustee or the Fiscal Agent on each P&I Advance Date from an A/B Custodial Account amounts permitted to be paid to the Special Servicer, the Trustee or the Fiscal Agent
therefrom promptly upon receipt of a certificate of a Servicing Officer of the
Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent
describing the item and amount to which the Special Servicer, the Trustee or the
Fiscal Agent, as the case may be, is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting with respect to any A/B Loan Combination or any A/B REO Property, on
a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the related A/B Custodial Account. The Trustee and the Fiscal Agent shall similarly keep and maintain separate accounting with respect to any A/B Loan Combination or any related A/B REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the related A/B Custodial Account for reimbursements of Advances or interest thereon.

          If and to the fullest extent that it is permitted to do so pursuant to an A/B Intercreditor Agreement, the Master Servicer shall, consistent with the
Servicing Standard, seek payment from (or out of amounts otherwise payable to)
the related B-Noteholder(s) to cover (or to reimburse the Trust for the payment
of) any cost or expense, including the reimbursement of Advances and the payment of interest thereon, with respect to an A/B Loan Combination or any related A/B
REO Property that was not (but, subject to available funds, would have been permitted to be) paid out of amounts otherwise payable to such B-Noteholder(s).

          (h) The Trustee may, from time to time, make withdrawals from the
Floating Rate Account for (but only for) the following purposes:

               (i) to make payments to the Swap Counterparty pursuant to Section
     3.27(d);

               (ii) to make distributions to the Class A-2FL Certificateholders on each Distribution Date pursuant to Section 4.01(c);

               (iii) [RESERVED];

                                      -126-

               (iv) to pay itself Net Investment Earnings earned on funds held in the Floating Rate Account;

               (v) to pay to the Persons entitled thereto any amounts deposited in the Floating Rate Account in error; and

               (vi) to clear and terminate the Floating Rate Account pursuant to
     Section 9.01.

          It is hereby acknowledged that amounts on deposit in the Floating Rate
Account as of any Distribution Date and available for such purposes shall be applied to make any payments to the Swap Counterparty pursuant to, and subject to the limitations and conditions set forth in, Section 3.27(d), prior to being applied to make distributions to the Class A-2FL Certificateholders pursuant to
Section 4.01(c).

          SECTION 3.06. Investment of Funds in the Servicing Accounts, Reserve
                        Accounts, Certificate Account, Interest Reserve Account,
                        Distribution Account, Floating Rate Account, A/B
                        Custodial Accounts, Gain-on-Sale Reserve Account,
                        Additional Interest Account, and REO Accounts.

          (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Certificate
Account or an A/B Custodial Account (each, for purposes of this Section 3.06, an
"Investment Account"), the Special Servicer may direct in writing any depository institution maintaining the REO Account (also, for purposes of this Section
3.06, an "Investment Account"), and the Trustee may direct in writing any depository institution maintaining the Distribution Account, the Interest
Reserve Account, the Floating Rate Account, the Gain-on-Sale Reserve Account or
the Additional Interest Account (also, for purposes of this Section 3.06, an
"Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this
Agreement. Funds held in the Distribution Account, the Additional Interest
Account and the Gain-on-Sale Reserve Account may remain uninvested. All
Permitted Investments of funds in an Investment Account shall be held to maturity, unless payable on demand. Any investment of funds in an Investment
Account shall be made in the name of the Trustee (in its capacity as such). The
Master Servicer on behalf of the Trustee for the benefit of Certificateholders
(with respect to Permitted Investments of amounts in the Servicing Accounts, the
Reserve Accounts or the Certificate Account) or the benefit of the
Certificateholders and the related B-Noteholder(s) (with respect to Permitted
Investments of amounts in an A/B Custodial Account), the Special Servicer on
behalf of the Trustee for the benefit of Certificateholders (with respect to
Permitted Investments of amounts in the Pool REO Account) or the benefit of the
Certificateholders and the related B-Noteholder(s) (with respect to Permitted
Investments of amounts in an A/B REO Account) and the Trustee (with respect to
Permitted Investments of amounts in the Distribution Account, the Gain-on-Sale
Reserve Account or the Additional Interest Account) for the benefit of the
Certificateholders, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, with respect to any Investment Account maintained by them, and itself, with respect to the Distribution Account, the Floating Rate
Account, the Interest Reserve Account, the Additional Interest Account and the
Gain-on-Sale Reserve Account, as applicable, as the Person that shall) maintain continuous

                                      -127-

possession of any Permitted Investment that is either (i) a "certificated security," as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the
Master Servicer, the Special Servicer or the Trustee shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master
Servicer (with respect to Permitted Investments of amounts in the Certificate
Account, the Servicing Accounts, any A/B Custodial Account and the Reserve
Accounts), the Special Servicer (with respect to Permitted Investments of amounts in the REO Accounts) or the Trustee (with respect to Permitted
Investments of amounts in the Distribution Account, the Floating Rate Account,
the Interest Reserve Account, the Gain-on-Sale Reserve Account and the
Additional Interest Account) shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee,
     as the case may be, that such Permitted Investment would not constitute a
     Permitted Investment in respect of funds thereafter on deposit in the
     Investment Account.

          (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Certificate Account
or any A/B Custodial Account, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Collection Period and, in the case of a Reserve Account or a Servicing
Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Serviced Loan documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal at the end of such Collection Period. Whether or not the
Special Servicer directs the investment of funds in any REO Account, interest and investment income realized on funds deposited therein, to the extent of the
Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal at the end of such Collection Period. Whether or not the Trustee directs the investment of funds in the Distribution Account, the Floating Rate
Account, the Interest Reserve Account, the Additional Interest Account or the
Gain-on-Sale Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Distribution Date, shall be for the sole and exclusive benefit of the
Trustee and shall be subject to its withdrawal on such Distribution Date. If any loss shall be incurred in respect of any Permitted Investment on deposit in any
Investment Account, the Master Servicer (in the case of the Servicing Accounts, the Reserve Accounts, the Certificate Account and any A/B Custodial Account, but
excluding any Servicing Accounts and Reserve Accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Serviced Loan or applicable law), the Special Servicer (in the case of the REO Accounts) and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, the Floating Rate Account, the Interest
Reserve Account, the Additional Interest Account and the Gain-on-Sale Reserve
Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than, in the case of the Master Servicer and Special
Servicer, the end of the Collection Period during which such loss was incurred,
and

                                      -128-

in the case of the Trustee, no later than 12:00 noon, New York City time, on the subject Distribution Date, the amount of the Net Investment Loss, if any, for such Collection Period or such Distribution Date, as the case may be; provided that none of the Master Servicer, the Special Servicer or the Trustee shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such
Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment and the Trustee, the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section
3.06(b), the Trustee may (or, in the event of a default by the Trustee, the
Master Servicer or Special Servicer shall) and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the
Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          (d) Notwithstanding the investment of funds held in any Investment
Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

          SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions
                        and Fidelity Coverage.

          (a) The Master Servicer (with respect to Serviced Loans) and the
Special Servicer (with respect to Administered REO Properties) shall use reasonable efforts to require the related Mortgagor to maintain or, consistent with the Servicing Standard and to the extent that the Trust has an insurable interest and the subject coverage, except as provided below with respect to insurance against terrorist or similar acts, is available at commercially reasonable rates, otherwise cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing
Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable best efforts to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicer shall be from
Qualified Insurers. The cost of any such insurance coverage obtained by either the Master Servicer or the Special Servicer shall be a Servicing Advance to be paid by the Master Servicer pursuant to Section 3.03. The Majority Controlling
Class Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the Majority Controlling Class
Certificateholder. Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each Administered REO Property no less insurance coverage than was previously required of the Mortgagor under the related
Mortgage; provided that all such insurance shall be obtained from Qualified
Insurers. All such insurance policies maintained by the Master Servicer or the
Special Servicer (i) shall

                                      -129-

contain (if they insure against loss to property and do not relate to an
Administered REO Property) a "standard" mortgagee clause, with loss payable to the Trustee or the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Serviced Loans); (ii) shall be in the name of the Special Servicer (in the case of insurance maintained in respect of
Administered REO Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days' prior written notice to the insured party; (iv)
shall include coverage in an amount not less than the lesser of (A) the full replacement cost of the improvements on the subject Mortgaged Property or
Administered REO Property, as applicable, or (B) the outstanding principal balance owing on the related Serviced Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Serviced Loan documents); (vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other
Serviced Loan document; and (vii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies
(other than amounts to be applied to the restoration or repair of the related
Mortgaged Property or Administered REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in, as applicable, the Certificate Account, subject to withdrawal pursuant to Section
3.05(a), or any related A/B Custodial Account, subject to withdrawal pursuant to
Section 3.05(g), in the case of amounts received in respect of a Serviced Loan, or in the applicable REO Account, subject to withdrawal pursuant to Section
3.16(c), in the case of amounts received in respect of an Administered REO
Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Serviced Loan, notwithstanding that the terms of the related Serviced Loan so permit.

          Notwithstanding the foregoing, subject to Section 6.11, Section 6.12,
Section 6.13 and Section 6.14, in each case as and if applicable, the Master
Servicer or Special Servicer, as applicable, will not be required to maintain, and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the Special
Servicer, in consultation with the Controlling Class Representative, has determined in accordance with the Servicing Standard that either (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject Mortgaged
Property and located in or around the region in which the subject Mortgaged
Property is located; provided, however, that the Controlling Class
Representative shall not have more than three Business Days to respond to the
Special Servicer's request for consultation; and provided, further, that upon the Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the
Controlling Class Representative, the Special Servicer shall not be required to do so; and provided, further, that, during the period that the Special Servicer is evaluating such insurance hereunder, the Master Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure. The Special Servicer shall promptly notify the Master
Servicer of each determination under this paragraph.

                                      -130-

          (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or force placed policy insuring against hazard losses on all of the Serviced Loans and/or
Administered REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii)
provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or
Administered REO Properties. The Master Servicer and the Special Servicer shall bear the cost of any premium payable in respect of such blanket policy (other than blanket policies specifically obtained for Mortgaged Properties or
Administered REO Properties) without right of reimbursement; provided that if the Master Servicer or the Special Servicer, as the case may be, causes any
Mortgaged Property or Administered REO Property to be covered by such blanket policy, the incremental costs of such insurance applicable to such Mortgaged
Property or Administered REO Property shall constitute, and be reimbursable as, a Servicing Advance to the extent that, except with respect to an Administered
REO Property, such blanket policy provides insurance that the related Mortgagor has failed to maintain. Such blanket policy or force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the
Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or Administered REO
Property a hazard insurance policy complying with the requirements of Section
3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Certificate Account (or, in the case of an A/B Mortgaged Property or any A/B REO Property, into the related
A/B Custodial Account), in accordance with Section 3.04, from its own funds the amount not otherwise payable under the blanket policy or force placed policy, as the case may be, because of such deductible clause, to the extent the amount of such deductible exceeds the deductible permitted under the related Mortgage Loan documents or, if the related Mortgage Loan documents are silent regarding a permitted deductible, to the extent the amount of the deductible under the blanket policy or force placed policy, as the case may be, exceeds a customary deductible for the particular type of individual hazard insurance policy. The
Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders (and, in the case of an A/B Loan Combination, the related B-Noteholder(s)), claims under any such blanket policy or force placed policy in a timely fashion in accordance with the terms of such policy.

          (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans or Administered REO Properties are part of the Trust
Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or
FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates
(as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the
Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten days' written notice to the Trustee prior to any cancellation.

          Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in

                                      -131-

which Specially Serviced Mortgage Loans and/or Administered REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrade or withdrawal of any rating assigned by any Rating Agency to the Certificates
(as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master
Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation. The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

          For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or, in the case of the initial Master
Servicer and Special Servicer, their respective direct or indirect parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the
Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

          (d) Within ninety (90) days of the Closing Date, with respect to each of the Mortgage Loans identified on Schedule III attached hereto as being covered by a secured creditor environmental insurance policy, the Master
Servicer shall notify the insurer under such environmental insurance policy and take all other action necessary for the Trustee, on behalf of the
Certificateholders (and, in the case of an A/B Loan Combination, the related
B-Noteholder(s)), to be an insured (and, for the Master Servicer, on behalf of the Trust Fund (and in the case of an A/B Loan Combination, the related
B-Noteholder(s)), to make claims) under such environmental insurance policy. In the event that the Master Servicer has actual knowledge of any event (an
"Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Serviced Loan covered thereby, the Master
Servicer shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the
Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the
Certificateholders (and, in the case of an A/B Loan Combination, the related
B-Noteholder(s)), as a collective whole. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing
Advance. With respect to each environmental insurance policy that relates to one or more Mortgage Loans (other than, if applicable, the Outside Serviced Mortgage
Loan), the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders (and, in the case of an A/B Loan Combination, the related B-Noteholder(s)) in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

                                      -132-

          In the event that the Master Servicer receives notice of any termination of any environmental insurance policy that relates to one or more
Serviced Loans, the Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class
Representative, the Rating Agencies and the Trustee and, in the case of an A/B
Loan Combination, the related B-Noteholder(s) of such termination in writing.
Upon receipt of such notice, the Master Servicer with respect to non-Specially
Serviced Mortgage Loans, and the Special Servicer with respect to Specially
Serviced Mortgage Loans, shall address such termination in accordance with
Section 3.07(a) in the same manner as it would the termination of any other
Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the
Servicing Standard in connection with a resolution of such termination of an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

          SECTION 3.08. Enforcement of Alienation Clauses.

          (a) Upon receipt of any request for a waiver in respect of a due-on-sale (including, without limitation, a sale of a Mortgaged Property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect interests in a Mortgagor or its owners) or due-on-encumbrance
(including, without limitation, any mezzanine financing of a Mortgagor or a
Mortgaged Property or a sale or transfer of preferred equity in a Mortgagor or its owners) provision with respect to a Serviced Loan or a request by a
Mortgagor for a determination with respect to a Serviced Loan which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, the Master Servicer shall promptly forward such request to the
Special Servicer, who, if otherwise permitted pursuant to this Agreement, shall analyze such request, shall prepare all written materials in connection with such analysis, and shall, if it approves such request in accordance with the
Servicing Standard, close the related transaction, subject to Section 6.11,
Section 6.12, Section 6.13 and Section 6.14, in each case as and if applicable, and any applicable intercreditor, co-lender or similar agreement; provided that, if the subject Serviced Loan is a [___________] Mortgage Loan and
[_____________________________] is acting as the Master Servicer hereunder, or if the subject Serviced Loan is a [___________] Mortgage Loan and
[_____________________________] is acting as Sub-Servicer with respect thereto on behalf of the Master Servicer, then the Master Servicer shall handle requests for waivers or determinations in connection with a proposed transfer, assumption or further encumbrance (provided that neither the Master Servicer nor any
Sub-Servicer on its behalf may waive any due-on-sale or due-on-encumbrance provision or consent to any assumption without the consent of the Special
Servicer). With respect to all Serviced Loans, the Special Servicer, on behalf of the Trustee as the mortgagee of record (or, in the case of a B-Note Loan, on behalf of the related B-Noteholder), shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Special Servicer (or the Master Servicer, both in the case of a [__________] Mortgage Loan that is not a Specially Serviced Mortgage Loan, so long as [___________________________]
is acting as the Master Servicer hereunder, and in the case of a [__________]
Mortgage Loan that is not a Specially Serviced Mortgage Loan, so long as
[_____________________________] is acting as Sub-Servicer with respect thereto on behalf of the Master Servicer) (or, if applicable, the Master Servicer)
(after providing the Controlling Class Representative or other appropriate party ten Business Days' prior notice of such proposed action pursuant to Section
6.11, Section 6.12, Section 6.13 and Section 6.14, in each case, if and as applicable, which notice shall be given by such servicer no later than three
Business

                                      -133-

Days after receipt of such request) has determined, consistent with the
Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard. Promptly after the Special Servicer (after providing the
Controlling Class Representative or other appropriate party ten Business Days'
prior notice of such proposed action pursuant to Section 6.11, Section 6.12,
Section 6.13 and Section 6.14, in each case, if and as applicable, which notice shall be given by the Special Servicer (or the Master Servicer, both in the case of a [__________] Mortgage Loan that is not a Specially Serviced Mortgage Loan, so long as [_____________________________] is acting as the Master Servicer hereunder, and in the case of a [__________] Mortgage Loan that is not a
Specially Serviced Mortgage Loan, so long as [_____________________________] is acting as Sub-Servicer with respect thereto on behalf of the Master Servicer) no later than three Business Days after receipt of such request) has made any such determination, such servicer shall deliver to the Trustee, the Rating Agencies and each other party hereto an Officer's Certificate setting forth the basis for such determination. None of the Master Servicer, the Special Servicer or a
Sub-Servicer on behalf of either of them shall exercise (or, in the case of the
Special Servicer, consent to the Master Servicer exercising) any such waiver in respect of a due-on-encumbrance provision of any Serviced Loan (i) with respect to which (A) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, is equal to or in excess of
$20,000,000, (B) the aggregate of the Stated Principal Balance of such Mortgage
Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are greater than 2% (or, with respect to Moody's, 5%) of the aggregate Stated Principal Balance of all
Mortgage Loans or (C) such Mortgage Loan is one of the ten largest Mortgage
Loans as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by it to the Certificates and (ii) with respect to which (A) the criteria set forth in clause (i)(A), (i)(B) and (i)(C) of this sentence have been met or (B) such Mortgage Loan has a Loan-to-Value Ratio (calculated to include the additional indebtedness secured by any encumbrance) that is equal to or greater than 85% and a Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of 1.2x or less, without receiving a prior written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by it to the Certificates. With respect to a waiver of a due-on-sale provision of any
Serviced Loan, none of the Master Servicer, the Special Servicer or a
Sub-Servicer on behalf of either of them shall waive (or, in the case of the
Special Servicer, consent to the Master Servicer waiving) any such restriction with respect to which (i) the aggregate of the Stated Principal Balance of such
Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to
Mortgagors affiliated with the Mortgagor on such Mortgage Loan, is equal to or in excess of $35,000,000 (or $20,000,000 with respect to Moody's), (ii) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated
Principal Balance of all other Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the
Mortgagor on such Mortgage Loan, are greater than 5% of the aggregate Stated
Principal Balance of all Mortgage Loans or (iii) such Mortgage Loan is one of the ten largest Mortgage Loans as of the date of the waiver (by Stated Principal
Balance), without receiving prior written confirmation from S&P and Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates; provided that, if the Mortgage
Loan does not meet the criteria set forth in clauses (i), (ii) and (iii) of this sentence, the Special Servicer (or the Master Servicer, both in the case of a
[__________] Mortgage Loan that is not a Specially Serviced Mortgage Loan, so long as

                                      -134-

[_____________________________] is acting as the Master Servicer hereunder, and in the case of a [__________] Mortgage Loan that is not a Specially Serviced
Mortgage Loan, so long as [_____________________________] is acting as
Sub-Servicer with respect thereto on behalf of the Master Servicer) may waive such requirement without approval by S&P or Moody's in accordance with the
Servicing Standard. Any fees charged by the Rating Agencies in connection with obtaining any written confirmation contemplated in the two preceding sentences shall be charged to the Mortgagor unless prohibited by the related Serviced Loan documents, in which case such fees shall be Additional Trust Fund Expenses paid out of the Certificate Account (or, in the case of an A/B Loan Combination, shall be paid out of the related A/B Custodial Account), to the extent that the related Mortgage Loan Seller has not paid such fees, pursuant to the applicable
Mortgage Loan Purchase Agreement, provided that, if and to the extent that any such Rating Agency fees paid would result in the failure of any one or more
Holder(s) of Regular Certificates and/or Class A-2FL Certificates to receive any amount of principal or interest at the related Pass-Through Rate to which such
Holder(s) are entitled (in each case by the time any such amounts are due and payable to such Holder(s)), then such amounts shall be deemed to have been distributed to such Holder(s) from REMIC II, as of the time paid and then paid by such Holder(s) and not by any REMIC Pool. If the Special Servicer (or the
Master Servicer, both in the case of a [__________] Mortgage Loan that is not a
Specially Serviced Mortgage Loan, so long as [_____________________________] is acting as the Master Servicer hereunder, and in the case of a [__________]
Mortgage Loan that is not a Specially Serviced Mortgage Loan, so long as
[_____________________________] is acting as Sub-Servicer with respect thereto on behalf of the Master Servicer), in accordance with the Servicing Standard, determines with respect to any Serviced Loan that by its terms permits transfer, assumption or further encumbrance of a Serviced Loan or the related Mortgaged
Property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then neither the
Master Servicer nor any Sub-Servicer on its behalf may permit such transfer, assumption or further encumbrance. Notwithstanding the foregoing, if the Master
Servicer or a Sub-Servicer on its behalf rejects a Mortgagor's request in connection with a "due-on-sale" or "due-on-encumbrance" clause under a Serviced
Loan as to which it is reviewing such request in the circumstances specified above in this paragraph, the Special Servicer will be given the opportunity to review and, subject to the provisions of this paragraph regarding "due-on-sale"
and "due-on-encumbrance" clauses, determine whether to approve such Mortgagor's request. As used in this paragraph, the terms "sale", "transfer" and
"encumbrance" include the matters contemplated by the parentheticals in the first sentence of this paragraph. None of the Master Servicer, the Special
Servicer or a Sub-Servicer on behalf of either of them has the authority to perform any of the actions set forth above in this paragraph with respect to the
Outside Serviced Mortgage Loan.

          (b) If the Master Servicer or Special Servicer, as applicable, consents subsequent to the Closing Date to the incurrence by the principal(s) of a Mortgagor under a Serviced Loan of mezzanine financing in accordance with the related loan documents and enters into an intercreditor agreement, such servicer
(to the extent it is permitted to do so under the related loan documents and applicable law and in accordance with the Servicing Standard) shall use reasonable efforts to require the related mezzanine lender to agree to pay a
Liquidation Fee in connection with any purchase right that arises upon a
Serviced Loan default in the event such purchase occurs after the expiration of
60 days from the date the right to purchase arises under such mezzanine intercreditor agreement. The foregoing sentence shall not operate to modify the provisions of the preceding paragraph of this Section 3.08(a) regarding due-on-sale and due-on-encumbrance provisions.

                                      -135-

          (c) Notwithstanding any other provisions of this Section 3.08, the
Master Servicer (with respect to Mortgage Loans, exclusive of the Outside
Serviced Mortgage Loan, that are not Specially Serviced Loans (without the
Special Servicer's consent) or the Special Servicer (with respect to Specially
Serviced Mortgage Loans and Administered REO Properties), without any Rating
Agency confirmation as provided in subsection (a) above, may grant a Mortgagor's request for consent (or, in the case of an Administered REO Property, may consent) to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the subject Mortgage Loan to such easement or right-of-way, provided that the Master Servicer or the Special
Servicer, as applicable, shall have determined in accordance with the Servicing
Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by such Mortgage or the related Mortgagor's ability to repay the subject Mortgage Loan, and will not materially or adversely affect the value of such Mortgaged Property and that the granting of such consent would not result in an Adverse REMIC Event.

          SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
                        Appraisals.

          (a) The Special Servicer shall, subject to Sections 3.09(b) through
3.09(d), Section 6.11, Section 6.12, Section 6.13 and Section 6.14, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the
Serviced Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20. Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a
Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in
Section 3.05(a). Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund (and, in the case of an A/B Mortgaged Property, on behalf of the related B-Noteholder(s)), to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the
Special Servicer in accordance with the Servicing Standard and in its reasonable and good faith judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Loan, the occupancy level and physical condition of the related Mortgaged Property or
Administered REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a)
and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged
Property securing a defaulted Serviced Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund (and, in the case of an A/B Loan Combination, at the expense of the related B-Noteholder(s)), have an appraisal performed with respect to such property by an Independent
Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Loan, the occupancy level and physical condition of the related Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any related REO Property within the time period specified in Section 3.16(a), any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

                                      -136-

          With respect to each Required Appraisal Mortgage Loan, the Special
Servicer will be required to obtain a Required Appraisal (or with respect to any
Mortgage Loan with an outstanding principal balance less than $2,000,000, an internal valuation performed by the Special Servicer) within 60 days of a
Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required
Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related
Mortgaged Property in which case such appraisal may be a letter update of the
Required Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance less than
$2,000,000, and in lieu of an Appraisal, an internal valuation performed by the
Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related
Mortgaged Property) if such Mortgage Loan remains a Required Appraisal Mortgage
Loan. The Special Servicer will deliver a copy of each Required Appraisal (or letter update or internal valuation) to the Master Servicer, the Controlling
Class Representative and the Trustee (and, in the case of the [ABC] Mortgaged
Property, the Class [XXX] Representative and, in the case of an A/B Mortgaged
Property, the related B-Noteholder(s)) within 10 Business Days of obtaining such
Required Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the
Certificate Account, pursuant to Section 3.05(a) or, in the case of an A/B Loan
Combination, out of the related A/B Custodial Account, pursuant to Section
3.05(g), as applicable in accordance with Section 3.05.

          Notwithstanding the foregoing, in no event shall the Master Servicer or the Special Servicer obtain an appraisal of any A/B Mortgaged Property pursuant to this Section 3.09(a) after the related A-Note Mortgage Loan has been paid in full.

          (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special
     Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of
     Counsel (the cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) or, in the case of an A/B Loan Combination, if applicable, from the related A/B Custodial Account pursuant to Section
     3.05(g)) to the effect that the holding of such personal property as part of the Trust Fund (in the case of an A/B Loan Combination, to the extent not allocable to the related B-Note Loan(s)) will not cause the imposition of a tax on any REMIC Pool under the REMIC Provisions or cause any REMIC
     Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the
Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the
Trustee, on behalf of the Certificateholders (or, in the case of an A/B
Mortgaged Property, the Certificateholders and the related B-Noteholder(s)), could, in the reasonable judgment of the Master Servicer or the Special
Servicer, as

                                      -137-

the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or
"operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless (as evidenced by an
Officer's Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on an
Environmental Assessment of such Mortgaged Property performed by an Independent
Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which
Environmental Assessment shall be delivered to the Trustee, the Controlling
Class Representative and the Master Servicer (and, in the case of the [ABC]
Mortgaged Property, the Class [XXX] Representative and, in the case of an A/B
Mortgaged Property, the related B-Noteholder(s)), that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders (and, in the case of an A/B Mortgaged
     Property, to the related B-Noteholder(s) as set forth in the related A/B
     Intercreditor Agreement) as a collective whole (taking into account the subordination of any related B-Note Loan(s)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of an A/B Mortgaged Property, to the related B-Noteholder(s)) to be performed at the related Net Mortgage
     Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

               (ii) there are no circumstances or conditions present at the
     Mortgaged Property relating to the use, management or disposal of Hazardous
     Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders
     (and, in the case of an A/B Mortgaged Property, on behalf of the related
     B-Noteholder(s)) as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of an A/B Mortgaged Property, on behalf of the related B-Noteholder(s)) to be performed at the related Net
     Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

          The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph promptly and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental
Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be at the expense of the Trust Fund (except to the extent, in the case of an A/B Mortgaged Property, that such expense is payable out of the proceeds of the related B-Note Loan(s) pursuant to the related A/B Intercreditor Agreement and this Agreement and except with respect to any Environmental Assessment of an
A/B Mortgaged Property ordered after the related A-Note Mortgage Loan has been paid in full); and if any such Environmental Assessment so warrants, the Special
Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied, the cost of which shall be at the expense of the Trust Fund (except to the extent, in the case of the an A/B Mortgaged Property, that such

                                      -138-

expense is payable out of the proceeds of the related B-Note Loan(s) pursuant to the related A/B Intercreditor Agreement and this Agreement and except with respect to any Environmental Assessment of an A/B Mortgaged Property ordered after the related A-Note Mortgage Loan has been paid in full).

          (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a
Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the applicable Mortgage Loan Purchase Agreement, then
(subject to Section 6.11, Section 6.12, Section 6.13 and Section 6.14) the
Special Servicer shall take such action as is in accordance with the Servicing
Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

          (e) The Special Servicer shall report to the Master Servicer, the
Controlling Class Representative and the Trustee (and, in the case of the [ABC]
Mortgaged Property, the Class [XXX] Representative and, in the case of an A/B
Mortgaged Property, the related B-Noteholder(s)) monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a Defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged
Property.

          (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the related Serviced Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment with respect to a Serviced Loan if it deems advisable.

          (g) The Master Servicer shall, with the reasonable cooperation of the
Special Servicer, prepare and file information returns with respect to reports of foreclosures and abandonments of any Mortgaged Property (other than any
Mortgaged Property that secures an Outside Serviced Mortgage Loan) and the information returns relating to any Mortgaged Property securing a Serviced Loan required by Sections 6050J and 6050P of the Code and each year deliver to the
Trustee an Officer's Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J and 6050P of the Code.

          (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any
Serviced Loan or Administered REO Property and the basis thereof. Each Final
Recovery Determination shall be evidenced by an Officer's Certificate (together with the basis and back-up documentation for the determination) delivered to the
Trustee, the Controlling Class Representative (and, with respect to the [ABC]
Mortgage Loan or any related REO Property, the Class [XXX] Representative and, with respect to an A/B Loan Combination or any related REO Property, the related
B-Noteholder(s)) and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

                                      -139-

          (i) Upon reasonable request of the Master Servicer, the Special
Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially
Serviced Loan or the related Mortgaged Property.

          SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage
                        Files.

          (a) Upon the payment in full of any Serviced Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the
Trustee shall release, or cause any related Custodian to release, the related
Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account, any A/B Custodial Account or the Distribution
Account.

          (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Mortgage Loan, the Master Servicer or the Special
Servicer shall otherwise require any Mortgage File (or any portion thereof), the
Trustee, upon request of the Master Servicer and receipt from the Master
Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of
Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the
Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the
Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Serviced Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account or, if applicable, the related A/B
Custodial Account, pursuant to Section 3.04(a) or Section 3.04(h), as the case may be, have been or will be so deposited, or that the related Mortgaged
Property has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the
Special Servicer, as applicable.

          (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the
Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the
Special Servicer pursuant to Section 3.01(b)), in the form supplied to the
Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage
Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master

                                      -140-

Servicer or the Special Servicer. Together with such documents or pleadings, the
Special Servicer shall deliver to the Trustee a certificate of a Servicing
Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          (d) Consistent with the foregoing, the Master Servicer and the Special
Servicer each shall request from a B-Noteholder the Mortgage Note for the related B-Note Loan under substantially the same circumstances that it would request from the Trustee the Mortgage Note for the related A-Note Mortgage Loan and shall retain the same only for so long as servicing and administration of such B-Note Loan requires.

          (e) If from time to time, pursuant to the terms of the related
Co-Lender Agreement and the Outside Servicing Agreement, and as appropriate for enforcing the terms of, or in connection with the final payment on, the Outside
Serviced Mortgage Loan, any Outside Servicer or the appropriate Non-Trust Loan
Noteholder requests delivery to it of the original Mortgage Note for such
Outside Serviced Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the requesting party or its designee.
In connection with the release of the original Mortgage Note for any Outside
Serviced Mortgage Loan in accordance with the preceding sentence, the Trustee shall obtain such documentation (such as a custodial receipt) as is appropriate to evidence the holding by the applicable Outside Servicer or the appropriate
Non-Trust Loan Noteholder as custodian on behalf of and for the benefit of the
Trustee.

          SECTION 3.11. Servicing Compensation.

          (a) As compensation for its activities hereunder, subject to Section
3.11(e), the Master Servicer shall be entitled to receive the Master Servicing
Fee with respect to each Mortgage Loan (including each Specially Serviced Loan)
and REO Loan. As to each such Mortgage Loan and REO Mortgage Loan, the Master
Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such
Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed and be calculated on the same interest accrual basis (i.e., an Actual/360 Basis or a
30/360 Basis) as such Mortgage Loan or REO Mortgage Loan (or, in the event of a
Principal Prepayment in full or other Liquidation Event with respect to a
Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such
Principal Prepayment or Liquidation Event in a month consisting of 30 days). The
Master Servicing Fee with respect to any Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Mortgage Loan. The Master Servicer, on behalf of itself and the holder of the related Excess Servicing Strip, shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan out of that portion of related Insurance Proceeds or
Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii) or Section 3.05(g)(iii), as applicable.
Subject to the next paragraph, the right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations

                                      -141-

under this Agreement. There will be no Master Servicing Fee with respect to the
B-Note Loans or any successor REO Loans with respect thereto.

          Notwithstanding anything herein to the contrary,
[_____________________________] (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the aggregate
Excess Servicing Strip for the Mortgage Pool (in whole but not in part);
provided that any assignee or pledgee of the aggregate Excess Servicing Strip for the Mortgage Pool must be a Qualified Institutional Buyer or Institutional
Accredited Investor (other than a Plan); and provided, further, that no transfer, sale, pledge or other assignment of the aggregate Excess Servicing
Strip for the Mortgage Pool shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws; and provided, further, that in the event of any resignation or termination of [_____________________________], all or any portion of the aggregate Excess Servicing Strip for the Mortgage Pool may, to protect REMIC I against an associated increase in expenses, be reduced by the Trustee to the extent necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the
Trustee) that meets the requirements of Sections 6.04 and 7.02 and that requires market rate servicing compensation that, in the case of each Mortgage Loan and
REO Mortgage Loan, accrues at a per annum rate greater than the excess of the related Master Servicing Fee Rate over the then related Excess Servicing Fee
Rate. For the avoidance of doubt, a Sub-Servicer to a Sub-Servicing Agreement dated the date hereof shall not be deemed to be the holder of an Excess
Servicing Strip with respect to any sub-servicing fee payable thereunder.
[_____________________________] and each holder of the aggregate Excess
Servicing Strip for the Mortgage Pool desiring to effect a transfer, sale, pledge or other assignment of the aggregate Excess Servicing Strip for the
Mortgage Pool shall, and [_____________________________] hereby agrees, and each such holder of the aggregate Excess Servicing Strip for the Mortgage Pool by its
acceptance thereof shall be deemed to have agreed, in connection with any transfer, sale, pledge or other assignment of the aggregate Excess Servicing
Strip for the Mortgage Pool effected by such Person, to indemnify the
Certificateholders, the Trust, the Depositor, the Underwriters, the Trustee, the
Master Servicer, the Certificate Registrar and the Special Servicer against any liability that may result if such transfer, sale, pledge or other assignment is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the aggregate Excess Servicing Strip for the Mortgage Pool, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the Master Servicer confidential (except as permitted pursuant to clause
(iii) below or, in the case of the Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the aggregate Excess Servicing Strip for the
Mortgage Pool or any Non-Registered Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the aggregate Excess

                                      -142-

Servicing Strip for the Mortgage Pool if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the aggregate
Excess Servicing Strip for the Mortgage Pool or any Non-Registered Certificates
pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the aggregate Excess Servicing Strip for the Mortgage Pool, the Person then acting as the Master Servicer shall pay, out of each amount paid to such Master
Servicer as Master Servicing Fees with respect to any Mortgage Loan or REO
Mortgage Loan, as the case may be, the Excess Servicing Strip attributable to such Mortgage Loan or REO Mortgage Loan to the holder of the aggregate Excess
Servicing Strip for the Mortgage Pool within one Business Day following the payment of such Master Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the
Master Servicer. The holder of the aggregate Excess Servicing Strip for the
Mortgage Pool shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. The Master Servicer shall pay the
Excess Servicing Strip for any Mortgage Loan or REO Mortgage Loan to the holder of the aggregate Excess Servicing Strip for the Mortgage Pool (i.e.,
[_____________________________] or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master
Servicing Fees for such Mortgage Loan or REO Mortgage Loan, as the case may be, hereunder, notwithstanding any resignation or termination of
[_____________________________] hereunder (subject to reduction as provided above this paragraph).

          (b) Subject to Section 3.11(e), additional servicing compensation in the form of (i) all late payment charges, Penalty Interest, assumption application fees, modification fees for Serviced Loan modifications made by the
Master Servicer pursuant to Section 3.20(h), defeasance fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums or Yield
Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to a Serviced Loan and, with respect to assumption application fees, late payment charges and Penalty Interest, accrued during the time that such Serviced Loan was not a Specially Serviced Loan, and (ii) 50% of any
assumption fee to the extent actually paid by a Mortgagor with respect to any
Serviced Loan that is not a Specially Serviced Loan, may be retained by the
Master Servicer and are not required to be deposited in the Certificate Account or, if applicable, an A/B Custodial Account; provided that the Master Servicer's right to receive late payment charges and Penalty Interest pursuant to clause
(i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs as provided in
Sections 3.03(d), 3.12(a) and 4.03(d) or to reimburse the Trust Fund for previously incurred Additional Trust Fund Expenses pursuant to this Section
3.11(b). To the extent the Master Servicer receives late payment charges or
Penalty Interest on a Serviced Loan for which interest on Advances or inspection costs pursuant to Section 3.12(a) are outstanding or any Additional Trust Fund
Expenses related to such Serviced Loan have been incurred during the preceding
12-month period immediately preceding the receipt of such late payment charges or Penalty Interest and not previously reimbursed to the Trust Fund, the Master
Servicer shall deposit in the Certificate Account, by the end of the Collection
Period in which such late payment charges or Penalty Interest, as the case may be, was received (or, if later, upon its receipt from the Special Servicer), an amount equal to the lesser of (i) the amount of late payment charges or Penalty
Interest received on such Serviced Loan or (ii) the sum of (A) the amount of interest

                                      -143-

on Advances related to such Serviced Loan then due and payable hereunder in accordance with Section 3.03(d) and/or (except with respect to any B-Note Loan or any successor REO B-Note Loan with respect thereto) Section 4.03(d), (B) the amount of any unpaid inspection costs pursuant to Section 3.12(a) related to such Serviced Loan and (C) without duplication, the amount of Additional Trust
Fund Expenses (including, without limitation, interest on Advances and inspection costs pursuant to Section 3.12(a)) related to such Serviced Loan incurred during the preceding 12-month period and not previously reimbursed to the Trust Fund. To the extent that the Master Servicer is not entitled to late payment charges or Penalty Interest pursuant to the immediately preceding sentence, the Master Servicer shall deposit such late payment charges and
Penalty Interest in the Certificate Account. Subject to the two preceding sentences, Penalty Interest or late payment charges in respect of any Serviced
Loan that have accrued during the period when the related Serviced Loan is not a
Specially Serviced Loan shall be additional compensation to the Master Servicer even if collected during the period when the related Serviced Loan is a
Specially Serviced Loan. Notwithstanding the foregoing, any late payment charges or penalty interest allocated to the Outside Serviced Mortgage Loan, in accordance with the related Co-Lender Agreement, shall be applied to pay interest on P&I Advances made on and to Additional Trust Fund Expenses allocated to such Outside Serviced Mortgage Loan in accordance with the related Co-Lender
Agreement. The Master Servicer shall also be entitled to additional servicing compensation in the form of: (i) Prepayment Interest Excesses on the Serviced
Mortgage Loans (subject to Section 3.11(e)); (ii) interest or other income earned on deposits in the Certificate Account and any A/B Custodial Account, in
accordance with Section 3.06(b) (but only to the extent of the Net Investment
Earnings, if any, with respect to each such account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law or the terms of the related Serviced Loan, any interest or other income earned on deposits in the Reserve Accounts and Servicing Accounts maintained thereby (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period).

          The Master Servicer shall be required to pay out of its own funds all allocable overhead and all general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account or, with respect to an A/B Loan Combination, out of the related A/B Custodial Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this
Agreement. The Master Servicer shall not waive or agree to any discount of any portion of assumption fees to which the Special Servicer is entitled without the
Special Servicer's prior written consent.

          (c) As compensation for its activities hereunder, subject to Section
3.11(e), the Special Servicer shall be entitled to receive the Special Servicing
Fee with respect to each Specially Serviced Loan and each REO Loan that relates to an Administered REO Property. As to each such Specially Serviced Loan and each such REO Loan that relates to an Administered REO Property, the Special
Servicing Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such
Specially Serviced Loan or deemed to be due on such REO Loan is computed and be calculated on the same interest accrual basis (i.e., an Actual/360 Basis or a
30/360 Basis) as such Specially Serviced Loan or such REO Loan (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a
Specially Serviced Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30

                                      -144-

days); [provided that the Special Servicing Fee with respect to any such
Specially Serviced Loan or any such REO Loan (or, if part of an A/B Loan
Combination, with respect to such A/B Loan Combination) shall not be less than
$[________] for any one-month period during which such Special Servicing Fee accrues (or, in those cases where such Special Servicing Fee is accruing for a partial period of less than one month, shall not be less than the prorated portion of such $[________] amount).] The Special Servicing Fee with respect to any Specially Serviced Loan or any REO Loan that relates to an Administered REO
Property shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Loan. Subject to Section 3.05(c), earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the
Certificate Account pursuant to Section 3.05(a).

          As further compensation for its activities hereunder, subject to
Section 3.11(e), the Special Servicer shall be entitled to receive the Workout
Fee with respect to each Corrected Loan, so long as such loan remains a
Corrected Loan. As to each Corrected Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Serviced Loan for so long as it remains a Corrected
Loan. The Workout Fee with respect to any Corrected Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout
Fee would become payable if and when such Serviced Loan again became a Corrected
Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Specially
Serviced Loan that became a Corrected Loan during the period that it acted as
Special Servicer and remained a Corrected Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Serviced Loan documents) causing the Serviced Loan to be a Specially Serviced Loan, but the
Serviced Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Loan solely because the related Mortgagor had not made three consecutive monthly debt service payments (but had made the most recent monthly debt service payment prior to the termination of the Special
Servicer) and subsequently becomes a Corrected Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

          In addition, with respect to each Specially Serviced Loan and each REO
Mortgage Loan that relates to an Administered REO Property (or Qualified
Substitute Mortgage Loan substituted in lieu thereof) and each REO B-Note Loan, subject to Section 3.11(e), the Special Servicer shall be entitled to the
Liquidation Fee payable out of, and calculated by application of the Liquidation
Fee Rate to, all amounts (whether in the form of payments of Liquidation
Proceeds or REO Revenues or a full or discounted payoff by the Mortgagor)
received in respect of such Specially Serviced Loan (including any Specially
Serviced Mortgage Loan repurchased by the applicable Mortgage Loan Seller outside of the required cure period (as that cure period may be extended) as provided in the applicable Mortgage Loan Purchase Agreement) (or, in the case of an REO Loan, in respect of the related Administered REO Property) and allocable as a full or partial recovery of principal, interest and expenses in accordance with Section 3.02(b) or the definition of "REO Mortgage Loan" or the definition of "REO B-Note Loan", as applicable; provided that no Liquidation Fee shall be payable with respect to any amounts received on the Outside Serviced Mortgage
Loan or any successor REO Mortgage Loan with respect thereto or in connection with the receipt of, or out of, (i) Insurance Proceeds, (ii) Liquidation
Proceeds consisting of condemnation proceeds or resulting from the purchase or replacement of any Mortgage Loan or REO Property by a Mortgage Loan Seller
pursuant to the applicable Mortgage Loan Purchase

                                      -145-

Agreement (if purchased or replaced within the required cure period (as that cure period may be extended) set forth in such Mortgage Loan Purchase
Agreement), the purchase of any Mortgage Loan or REO Property by the Special
Servicer or the Majority Controlling Class Certificateholder pursuant to Section
3.18, the purchase of the [ABC] Mortgage Loan by the Majority Class [XXX]
Certificateholder(s) pursuant to Section 6.14 (if purchased within 90 days after such purchase right is first exercisable), the purchase of any Mortgage Loan by a related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement (if purchased within 60 days of the date that such purchase right is first exercisable), the purchase of an A-Note Mortgage Loan by the related B-Noteholder pursuant to the related A/B Intercreditor Agreement (if purchased within 90 days of the date that such purchase right is first exercisable), or the purchase of any Mortgage Loan or REO Property by the Master
Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder pursuant to Section 9.01 and/or (iii) Liquidation Proceeds of
the type identified in clause (x) of the definition thereof; provided, further, that no Liquidation Fee shall be payable (i) in connection with a Periodic
Payment received in connection with such Mortgage Loan or (ii) to the extent a
Workout Fee is payable concerning the Liquidation Proceeds.

          Notwithstanding the foregoing, any Special Servicing Fee, Workout Fee and/or Liquidation Fee payable in accordance with the three preceding paragraphs with respect to an A/B Loan Combination (including, without limitation, any successor REO Loans comprising same) shall be paid from the collections received on such A/B Loan Pair on deposit in the related A/B Custodial Account that may be applied to pay such fees in accordance with the related A/B Intercreditor
Agreement, pursuant to Section 3.05(g), or, if collections received thereon are insufficient, then any such fees in respect of the related A-Note Mortgage Loan
(but not the related B-Note Loan(s)) shall be payable out of the Certificate
Account, pursuant to Section 3.05(a).

          Notwithstanding anything to the contrary herein, the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Liquidation
Fees with respect to the Outside Serviced Mortgage Loan or any successor REO
Mortgage Loan with respect thereto.

          The Special Servicer's right to receive the Special Servicing Fee, the
Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

          (d) Subject to Section 3.11(e), additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest and assumption application fees received on or with respect to Specially Serviced Loans actually collected that, with respect to late payment charges, Penalty Interest and assumption application fees, accrued during the time that the subject
Serviced Loan was a Specially Serviced Loan, (ii) fifty percent (50%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any
Serviced Loan that is not a Specially Serviced Loan, and one-hundred percent
(100%) of any assumption fee, to the extent actually paid by a Mortgagor with respect to any Specially Serviced Loan, and (iii) modification fees collected on all Serviced Loans (other than modifications made by the Master Servicer pursuant to Section 3.20(h)), in each case to the extent actually paid by the related Mortgagor, shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account or any A/B Custodial Account, as the case may be; provided that the Special Servicer's right to receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs in respect of the related

                                      -146-

Serviced Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or to reimburse the Trust Fund for previously incurred Additional Trust Fund Expenses pursuant to this Section 3.11(d). To the extent the Special Servicer receives late payment charges or Penalty Interest on a Serviced Loan for which interest on Advances or inspection costs pursuant to Section 3.12(a) are outstanding or any Additional Trust Fund Expenses related to such Serviced Loan have been incurred during the preceding 12-month period and not previously reimbursed to the Trust Fund, the Special Servicer shall transfer to the Master Servicer for deposit in the Certificate Account, within one Business Day following the collection of such late payment charges or Penalty Interest, an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Serviced Loan or (ii) the sum of (A) the amount of interest on
Advances related to such Serviced Loan then due and payable hereunder in accordance with Section 3.03(d) and/or (except in the case of a B-Note Loan)
Section 4.03(d), (B) the amount of any unpaid inspection costs pursuant to
Section 3.12(a) related to such Serviced Loan and (C) without duplication, the amount of Additional Trust Fund Expenses (including, without limitation, interest on Advances and inspection costs pursuant to Section 3.12(a)) related to such Serviced Loan incurred during the preceding 12-month period and not previously reimbursed to the Trust Fund. To the extent that the Special Servicer is not entitled to late payment charges or Penalty Interest pursuant to the immediately preceding sentence, the Special Servicer shall promptly transfer such late payment charges and Penalty Interest to the Master Servicer who shall deposit such late payment charges and Penalty Interest in the Certificate
Account. The Special Servicer shall also be entitled to additional servicing compensation in the form of interest or other income earned on deposits in the
REO Accounts, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each REO
Account for each Collection Period). The Special Servicer shall be required to pay out of its own funds all allocable overhead and all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor, except as expressly provided in Section 3.05(a), if and to the extent such expenses are not payable directly out of the Certificate
Account, any A/B Custodial Account or the REO Accounts, as the case may be.

          (e) Notwithstanding the foregoing provisions of this Section 3.11, the compensation provided to be paid to the Master Servicer and the Special Servicer in respect of the servicing and administration of a B-Note Loan and any successor REO B-Note Loan with respect thereto pursuant to the terms hereof shall be paid only to the extent permitted by, and in all cases subject to, the related A/B Intercreditor Agreement.

          SECTION 3.12. Property Inspections; Collection of Financial
                        Statements; Delivery of Certain Reports.

          (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan (i) becomes a Specially Serviced Mortgage Loan; provided that such expense shall be reimbursable first out of Penalty Interest and late payment charges received with respect to the related Mortgage Loan in the
Collection Period during which such inspection related expenses were incurred, then as an Additional Trust Fund Expense (except to the extent, in the case of a
B-Note Loan, that such expense is allocable to, and can be paid out of collections on, such B-Note Loan, in which case it shall be reimbursable from amounts otherwise payable to the related B-Noteholder that are on deposit in the related A/B Custodial Account). Each of the Master Servicer for each Mortgage
Loan other than a Specially Serviced Mortgage Loan or REO Mortgage Loan and the
Special Servicer for each Specially Serviced Mortgage Loan and REO Mortgage

                                      -147-

Loan shall (and in the case of the Master Servicer, at its expense) perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year (or, in the case of each Mortgaged Property securing a
Mortgage Loan (other than a Specially Serviced Mortgage Loan) with a then-current principal balance (or allocated loan amount) of less than
$2,000,000 at the time of such inspection, every other calendar year) beginning in 200_; provided, however, the Master Servicer shall not be required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the immediately preceding six months. The Special Servicer and the Master
Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged
Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any visible waste committed on the
Mortgaged Property. The Master Servicer shall deliver such reports to the
Trustee within 45 days of the related inspection and, further, shall, make copies of all such inspection reports available for review pursuant to Section
3.15. Upon written request and at the expense of the requesting party, the
Trustee shall deliver copies of any such inspection reports to
Certificateholders and Certificate Owners. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced
Mortgage Loan; provided that the Special Servicer obtains the approval of the
Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer; provided, further, that the Master Servicer and the
Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially Serviced Mortgage Loan in the same calendar year. If the
Special Servicer performs such inspection, such inspection shall satisfy the
Master Servicer's inspection obligations pursuant to this paragraph (a).

          With respect to site inspection information, the Master Servicer shall make such inquiry of any Mortgagor under any related Mortgage Loan as the
Special Servicer may reasonably request.

          Notwithstanding the foregoing, neither the Master Servicer nor the
Special Servicer shall have any obligations under this Section 3.12(a) with respect to the Outside Serviced Mortgage Loan.

          (b) Not later than 2:00 p.m. (New York City time) on the second
Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any Administered REO
Properties providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; (ii) a CMSA Comparative Financial
Status Report; and (iii) a CMSA Financial File. Not later than 5:00 p.m. (New
York City time) on the first Business Day following each Determination Date, the
Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Serviced Mortgage Loans (and, if applicable, the related REO Properties) (or, as to clause (iv) below, only with respect to Specially Serviced Mortgage Loans) providing the required information as of such Determination Date: (i) a CMSA Historical Liquidation Report; (ii) a
CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (iii) a
CMSA REO Status Report; (iv) a CMSA Loan Level Reserve/LOC Report; and (v) a
CMSA Delinquent Loan Status Report.

          (c) The Master Servicer shall deliver to the Trustee, no later than
12:00 p.m. (New York City time) on the second Business Day prior to each
Distribution Date beginning in ___________ 200_, the CMSA Loan Periodic Update
File with respect to the subject Distribution Date. No later than

                                      -148-

1:00 p.m. (New York City time) on the third Business Day after each
Determination Date beginning in ______________ 200_, the Master Servicer shall deliver or cause to be delivered to the Trustee (in electronic format acceptable to the Master Servicer and the Trustee): (A) the most recent CMSA Historical
Loan Modification and Corrected Mortgage Loan Report, CMSA Historical
Liquidation Report and CMSA REO Status Report received from the Special Servicer pursuant to Section 3.12(b); (B) a CMSA Property File, a CMSA Comparative
Financial Status Report and a CMSA Financial File, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the Special Servicer and the Master Servicer);
(C) a CMSA Loan Level Reserve/LOC Report and a CMSA Delinquent Loan Status
Report, each with the required information as of such Determination Date (in each case combining the reports prepared by the Special Servicer and the Master
Servicer); and (D) a CMSA Servicer Watchlist and a CMSA Advance Recovery Report
(in each case, with the required information as of such Determination Date). The
Master Servicer shall incorporate in the reports referred to above in this
Section 3.12(c) any information and reports received (by the date in the month of such Distribution Date that such information and reports are scheduled to be received in accordance with the Outside Servicing Agreement) from the applicable
Outside Servicer with respect to the Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master
Servicer shall deliver to the Trustee the reports set forth in this Section 3.12
(in an electronic format reasonably acceptable to the Special Servicer and the
Master Servicer with respect to the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master Servicer and the Trustee with respect to the reports set forth in Section 3.12(c)). The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special
Servicer pursuant to Section 3.12(b) and this Section 3.12(d) and, with respect to the Outside Serviced Mortgage Loan or an Outside Administered REO Property,
by an Outside Servicer pursuant to the Outside Servicing Agreement. The Trustee may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update
File to be provided by the Master Servicer pursuant to Section 4.02(b). In the case of information or reports to be furnished by the Master Servicer to the
Trustee pursuant to this Section 3.12, to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section
3.12(b) and this Section 3.12(d) or by an Outside Servicer pursuant to the
Outside Servicing Agreement and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) or by an Outside Servicer pursuant to the Outside Servicing
Agreement, the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer or the relevant Outside Servicer, as applicable, and the
Master Servicer shall not be in default hereunder due to a delay in providing the reports required by this Section 3.12 to the extent caused by the Special
Servicer's failure to timely provide any report required under Section 3.12(b)
and this Section 3.12(d) of this Agreement or by an Outside Servicer's failure to provide any report required to be provided to the holder of the Outside
Serviced Mortgage Loan pursuant to the Outside Servicing Agreement or the related Co-Lender Agreement, as applicable.

          The Special Servicer, in the case of each Specially Serviced Mortgage
Loan and each Administered REO Property, and the Master Servicer, in the case of all other Serviced Mortgage Loans, shall each consistent with the Servicing
Standard, endeavor to obtain quarterly and annual operating statements and rent rolls with respect to the related Serviced Mortgage Loans and Administered REO
Properties, which efforts shall include in the case of Serviced Mortgage Loans, a letter sent to the related

                                      -149-

Mortgagor each quarter requesting such quarterly and annual operating statements and rent rolls until they are received, to the extent such action is consistent with applicable law and the related Mortgage Loan documents.

          The Special Servicer shall promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the
Master Servicer, and the Master Servicer shall deliver copies of the operating statements and rent rolls received or obtained by it to the Rating Agencies, the
Trustee, the Special Servicer and the Controlling Class Representative, in each case (other than the Rating Agencies and the Controlling Class Representative,
which shall be sent copies within 30 days following the Master Servicer's receipt) upon request.

          Within 35 days after receipt by the Master Servicer or the Special
Servicer of any annual operating statements with respect to any Mortgaged
Property (other than a Mortgaged Property that secures the Outside Serviced
Mortgage Loan) or Administered REO Property, as applicable, each of the Master
Servicer and the Special Servicer shall prepare or update and, with respect to any CMSA NOI Adjustment Worksheet prepared or updated by the Special Servicer, forward to the Master Servicer, a CMSA NOI Adjustment Worksheet for such
Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

          The Special Servicer with respect to each Specially Serviced Mortgage
Loan and REO Mortgage Loan, and the Master Servicer with respect to each other
Mortgage Loan, shall each prepare and maintain and forward to each other one
CMSA Operating Statement Analysis for each Mortgaged Property and REO Property, as applicable. The CMSA Operating Statement Analysis for each Mortgaged Property and REO Property is to be updated by each of the Master Servicer and the Special
Servicer, as applicable, within 30 days after its respective receipt of updated operating statements for such Mortgaged Property or REO Property, as the case may be, but in no event less frequently than annually by June 30th of each year.
The Master Servicer and the Special Servicer shall each use the "Normalized"
column from the CMSA NOI Adjustment Worksheet for any Mortgaged Property or REO
Property, as the case may be, to update the corresponding CMSA Operating
Statement Analysis and shall use any operating statements received with respect to any Mortgaged Property or REO Property, as the case may be, to prepare the
CMSA NOI Adjustment Worksheet for such property. Copies of CMSA Operating
Statement Analyses and CMSA NOI Adjustment Worksheets (as well as any comparable items received with respect to an Outside Serviced Mortgage Loan or any related
REO Property) maintained thereby are to be made available by the Master Servicer and the Special Servicer to each other, the Trustee, the Controlling Class
Representative and, subject to Section 3.15, any Certificateholders, Certificate
Owner or prospective Certificateholder or Certificate Owners (or a licensed or registered investment adviser representing such Person), in each case upon request.

          SECTION 3.13. Annual Statement as to Compliance.

          Each of the Trustee, the Master Servicer and the Special Servicer
shall itself deliver, and shall cause each Additional Item 1123 Servicer retained or engaged by it to deliver, on or before May 1 of each year, beginning in 2007 (provided that if the Trustee requires the following statement in connection with any filing with the Commission, each of the Trustee, the Master
Servicer and the Special Servicer shall deliver, and shall cause each Additional
Item 1123 Servicer retained or engaged by it to deliver, on or before March 15 of the subject year), to the Trustee, the Depositor, the Controlling Class
Representative, the Class [XXX] Representative, the [DEF] and [GHI] B-Note
Noteholders, each

                                      -150-

Underwriter and each Rating Agency and, in the case of the Special Servicer or an Additional Item 1123 Servicer, to the Master Servicer, a statement of compliance (the "Annual Statement of Compliance") from the Trustee, the Master
Servicer, the Special Servicer or such Additional Item 1123 Servicer, as the case may be, signed by an authorized officer thereof, to the effect that: (i) a review of the activities of the Trustee, the Master Servicer, the Special
Servicer or such Additional Item 1123 Servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the Certificates were outstanding) and of its performance under this
Agreement (or, in the case of an Additional Item 1123 Servicer, under the applicable Sub-Servicing Agreement or primary servicing agreement) has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Trustee, the Master Servicer, the Special
Servicer or such Additional Item 1123 Servicer, as the case may be, has fulfilled all of its obligations under this Agreement (or, in the case of an
Additional Item 1123 Servicer, under the applicable Sub-Servicing Agreement or primary servicing agreement) in all material respects throughout such year (or, if applicable, the portion of such year during which the Certificates were outstanding) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

          In the event the Trustee or the Depositor does not receive the Annual
Statement of Compliance with respect to any party contemplated to deliver such report pursuant to the preceding paragraph, by March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, then the Trustee shall, and the Depositor may, forward a
Servicer Notice to such party (or, in the case of an Additional Item 1123
Servicer, to the party hereto that retained or engaged such Additional Item 1123
Servicer), with a copy of such Servicer Notice to the Depositor (if the Trustee is sending the Servicer Notice) or the Trustee (if the Depositor is sending the
Servicer Notice), as applicable, within two (2) Business Days of such failure.

          SECTION 3.14. Reports on Assessment of Compliance with Servicing
                        Criteria; Registered Public Accounting Firm Attestation
                        Reports.

          Each Servicing Function Participant shall itself deliver, and each party hereto shall cause any Sub-Servicing Function Participant retained or engaged by it to deliver, on or before May 1 of each year, beginning in 2007
(provided that if the Trustee requires the following reports in connection with any filing with the Commission, each Servicing Function Participant shall deliver, and each party hereto shall cause any Sub-Servicing Function
Participant retained or engaged by it to deliver, on or before March 15 of the subject year), at its own expense, to the Trustee, the Depositor, the
Controlling Class Representative, the Class [XXX] Representative, [each
[_______________] Noteholder,] each Underwriter and each Rating Agency and, in the case of a Servicing Function Participant (other than the Master Servicer) or a Sub-Servicing Function Participant, to the Master Servicer, the following reports: (i) as required under Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB, a report on an assessment of compliance by it with the Servicing Criteria (an "Annual Assessment Report"), signed by an authorized officer of such Servicing Function Participant or such Sub-Servicing
Function Participant, as the case may be, which report shall contain (A) a statement by such Servicing Function Participant or such Sub-Servicing Function
Participant, as the case may be, of its responsibility for assessing compliance with the servicing criteria applicable to it, (B) a statement that such
Servicing Function Participant or such Sub-Servicing Function Participant, as the case may be, used the Servicing Criteria to assess compliance with the applicable servicing criteria, (C) such Servicing Function Participant's or such
Sub-Servicing Function Participant's, as the case may be, assessment of

                                      -151-

compliance with the applicable servicing criteria as of and for the period ending [December 31st of the preceding calendar year], which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by such Servicing Function Participant or such Sub-Servicing
Function Participant, as the case may be, and (D) a statement that a registered public accounting firm has issued an attestation report on such Servicing
Function Participant's or such Sub-Servicing Function Participant's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending [December 31st of the preceding calendar year]; and
(ii) as to each report delivered by a Servicing Function Participant or a
Sub-Servicing Function Participant pursuant to the immediately preceding clause
(i), a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the PCAOB) (an
"Annual Attestation Report") that attests to, and reports on, the assessment made by the asserting party in such report delivered pursuant to the immediately preceding clause (i), together with a consent from such registered public accounting firm authorizing the filing of the subject Annual Attestation Report with the Commission. Promptly after receipt of each such report delivered pursuant to the preceding sentence, the Depositor shall review such report and, if applicable, shall be entitled to consult with the appropriate party hereto as to the nature of any material instance of noncompliance with the applicable
Servicing Criteria by such party or any Sub-Servicing Function Participant retained or engaged by it.

          In the event the Trustee or the Depositor does not receive the Annual
Assessment Report and/or the Annual Attestation Report with respect to any
Servicing Function Participant, or with respect to any Sub-Servicing Function
Participant retained or engaged by a party hereto, by March 15th of any year during which a Form 10-K Annual Report is required to be filed with the
Commission with respect to the Trust, then the Trustee shall, and the Depositor may, forward a Servicer Notice to such Servicing Function Participant or the party hereto that retained or engaged such Sub-Servicing Function Participant, as the case may be, with a copy of such Servicer Notice to the Depositor (if the
Trustee is sending the Servicer Notice) or the Trustee (if the Depositor is
sending the Servicer Notice), as applicable, within two (2) Business Days of such failure. For the purposes of this Section 3.14, as well as Section 3.13 and
Section [7.01(iv)(B)] of this Agreement, a "Servicer Notice" shall constitute either any writing forwarded to such party or, solely in the case of the Master
Servicer, notwithstanding the provisions of Section 11.05, e-mail notice which shall be forwarded to all of the following e-mail addresses: [INCLUDE E-MAIL
ADDRESSES], or such other e-mail addresses as are provided in writing by the
Master Servicer to the Trustee and the Depositor; provided that any party to this Agreement (or someone acting on their behalf) shall only be required to forward any such notice to be delivered to the Master Servicer to no more than
___ e-mail addresses in the aggregate in order to fulfill its notification requirement as set forth in the preceding sentence and/or under the provisions of Section 7.01( )( )].

          The Master Servicer, the Special Servicer and the Trustee, in each case, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act, provided that the Master Servicer, the Special Servicer and the Trustee shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred by it in affording the Depositor such cooperation.

                                      -152-

          SECTION 3.15. Access to Certain Information.

          (a) Upon ten days' prior written notice, the Master Servicer (with respect to the items in clauses (i), (ii) (other than Distribution Date
Statements, the Prospectus and the Prospectus Supplement), (iii) (in the case of
Annual Statements of Compliance delivered by the Master Servicer or any
Additional Item 1123 Servicers retained or engaged thereby), (v), (vi), (viii),
(ix) (in the case of Officer's Certificates delivered by the Master Servicer),
(x) and (xi) below), the Special Servicer (with respect to the items in clauses
(iii) (in the case of Annual Statements of Compliance delivered by the Special
Servicer or any Additional Item 1123 Servicers retained or engaged thereby),
(vii), (viii) (with respect to Specially Serviced Mortgage Loans), (ix) (in the case of Officer's Certificates delivered by the Special Servicer) and (x) below)
and the Trustee (with respect to the items in clauses (i), (ii), (iii), (iv) and
(ix) below and to the extent any other items are in its possession) shall make available at their respective offices primarily responsible for administration of the Serviced Mortgage Loans (or, in the case of the Trustee, at its Corporate
Trust Office), during normal business hours, or send to the requesting party, such party having been certified to the Trustee, the Master Servicer or the
Special Servicer, as applicable, in accordance with clause (i) or (ii) of the following paragraph, as appropriate, at the expense of such requesting party
(unless otherwise provided in this Agreement), for review by any Certificate
Owner or Certificateholder or any Person identified by a Certificate Owner or
Certificateholder or its designated agent to the Trustee, the Master Servicer or the Special Servicer, as the case may be, as a prospective transferee of any
Certificate or interest therein (or a licensed or registered investment adviser representing such Person), the Trustee, the Rating Agencies, the Underwriters
and anyone specified thereby and the Depositor originals or copies of the following items: (i) this Agreement and any amendments thereto, (ii) the
Prospectus and Prospectus Supplement, all Distribution Date Statements delivered or otherwise made available to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered or otherwise made available by the Master Servicer since the Closing Date pursuant to Section 3.12(c), (iii) all Annual Statements of Compliance delivered by and/or to the Trustee since the Closing Date pursuant to or as contemplated by
Section 3.13, (iv) all Annual Assessment Reports and Annual Attestation Reports
delivered with respect to and/or to the Trustee since the Closing Date pursuant to or as contemplated by Section 3.14, (v) the most recent property inspection report prepared by or on behalf of or received by the Master Servicer in respect of each Mortgaged Property and any Environmental Assessments prepared pursuant to Section 3.09, (vi) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of or received by the Master Servicer, (vii) any and all modifications, waivers and amendments of the terms of a Serviced Mortgage Loan entered into by the Special Servicer and the Asset Status Report prepared pursuant to Section 3.21(d), (viii) the
Servicing File relating to each Serviced Mortgage Loan, (ix) any and all
Officers' Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any
Advance was, or if made, would be, a Nonrecoverable Advance pursuant to Section
3.03(e) or 4.03(c), including appraisals affixed thereto and any Required
Appraisal prepared pursuant to Section 3.09(a), (x) all CMSA Operating Statement
Analyses and CMSA NOI Adjustment Worksheets maintained by the Master Servicer or
Special Servicer; and (xi) any and all reports, statements and other written or electronic information relating to the Outside Serviced Mortgage Loan, the related Mortgaged Property and/or the borrower under the Outside Serviced
Mortgage Loan, to the extent such items were received by the Master Servicer from an Outside Servicer or the related Outside Trustee. Copies of any and all of the foregoing items will be available from the Master Servicer, the Special
Servicer or the Trustee, as the case may be, upon request, and shall be provided to any of the Rating Agencies at no cost pursuant to their reasonable requests.

                                      -153-

          In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative (and, with respect to the [ABC]
Mortgage Loan, the Class [XXX] Representative), in connection with providing access to or copies of any items in accordance with this Agreement, the Trustee, the Master Servicer or the Special Servicer, as applicable, shall require: (i)
in the case of Certificate Owners and the Controlling Class Representative (and,
with respect to the [ABC] Mortgage Loan, the Class [XXX] Representative), a
confirmation executed by the requesting Person substantially in the form of
Exhibit L-1 hereto (or such other form as may be reasonably acceptable to the
Trustee, the Master Servicer or the Special Servicer, as applicable) generally to the effect that such Person is a beneficial holder of Book-Entry
Certificates, or a representative of a beneficial holder of Book-Entry
Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner and the
Controlling Class Representative (and, with respect to the [ABC] Mortgage Loan, the Class [XXX] Representative) may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (or a licensed or registered investment adviser representing such other
Person), provided that such other Person (or a licensed or registered investment adviser representing such other Person) confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (ii) in the case of a prospective transferee of a Certificate or an interest therein (or a licensed or registered investment adviser representing such Person), confirmation executed by the requesting Person substantially in the form of Exhibit L-2 hereto (or such other form as may be reasonably acceptable to the Trustee, the Master Servicer or the Special
Servicer, as applicable) generally to the effect that such Person is a prospective transferee of a Certificate or an interest therein (or a licensed or registered investment adviser representing such Person), is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative (and, with respect to the
[ABC] Mortgage Loan, the Class [XXX] Representative), by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (or a licensed or registered investment adviser representing such other Person), provided that such other Person (or a licensed or registered investment adviser representing such other Person) confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder,
Certificate Owner or prospective Certificateholder or Certificate Owner (or any licensed or registered investment adviser representing such Person) shall be obligated to keep confidential any information received from the Trustee, the
Master Servicer or the Special Servicer, as applicable, pursuant to this Section
3.15 that has previously been made available via the Trustee's, the Master
Servicer's or the Special Servicer's Internet Website without restriction as to access, as applicable, or has previously been filed with the Commission, and the
Trustee, the Master Servicer or the Special Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section
3.15 that has previously been made available via the Trustee's, the Master
Servicer's or the Special Servicer's Internet Website without restriction as to access, as applicable, or has previously been filed with the Commission.

                                      -154-

          Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC,
the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate
Owner or, to the extent that the subject information relates to an A/B Loan
Combination, a related B-Noteholder, access to any records regarding the
Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

          The Trustee, the Master Servicer, the Special Servicer and the
Underwriters may require payment from a Certificateholder, Certificate Owner, prospective transferee (or a licensed or registered investment adviser representing such Person) or, in the case of an A/B Loan Combination, a related
B-Noteholder, of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, such Certificateholder, Certificate Owner, prospective transferee (or a licensed or registered investment adviser representing such
Person) or, in the case of an A/B Loan Combination, a related B-Noteholder, as applicable, including, without limitation, copy charges and, in the case of any such Person requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

          (b) The Master Servicer may, but is not required to, make available on or prior to the Distribution Date in each month to any Privileged Person (or, following receipt of written direction of the Depositor, any interested party)
(i) the Distribution Date Statement via its Internet Website, (ii) as a
convenience for Privileged Persons (or, following receipt of written direction of the Depositor, any interested parties) (and not in furtherance of the distribution thereof under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement on its Internet Website and (iii) any other items at the request of the Depositor on its Internet Website.

          The Master Servicer and the Special Servicer may each, but neither is required to, make available each month via its Internet Website (i) to any
Privileged Person (or, following receipt of written direction of the Depositor, any interested party), the Unrestricted Servicer Reports, the CMSA Loan Setup
File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person,
with the use of a password provided by the Master Servicer or the Special
Servicer, as the case may be, the Restricted Servicer Reports, the CMSA
Financial File and the CMSA Property File. Any Restricted Servicer Report or
Unrestricted Servicer Report that is not available on the Master Servicer's
Internet Website as described in the immediately preceding sentence by 5:00 p.m.
(New York City time) on the related Distribution Date shall be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the
Master Servicer, upon request, to any Person otherwise entitled to access such report on the Master Servicer's Internet Website.

          In connection with providing access to the Master Servicer's or the
Special Servicer's Internet Website, the Master Servicer may require registration and the acceptance of a disclaimer.

          If three or more Holders or the Controlling Class Representative
(hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the

                                      -155-

Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such
Applicants propose to transmit, then the Trustee shall, within five Business
Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

          (c) The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other
Person's information or report included in any communication from the Master
Servicer or the Special Servicer under this Agreement. Neither the Master
Servicer nor the Trustee shall be liable for the dissemination of information in accordance with this Section 3.15. The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Trustee's Website and assumes no responsibility therefor. In addition, the Trustee, the Master Servicer and the
Special Servicer may disclaim responsibility for any information distributed by the Trustee, the Master Servicer or the Special Servicer, respectively, for which it is not the original source.

          SECTION 3.16. Title to REO Property; REO Accounts.

          (a) If title to any Mortgaged Property (other than a Mortgaged
Property that secures the Outside Serviced Mortgage Loan) is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of an A/B Loan Combination, the related B-Noteholder(s), as their interests may appear. The Special Servicer, on behalf of the Trust Fund, shall sell any Administered REO Property as soon as practicable in accordance with the Servicing Standard, but prior to the end of the third year following the calendar year in which REMIC I (or, in the case of any Administered REO Property related to the [ABC] Mortgage Loan, the Loan
REMIC) acquires ownership of such REO Property for purposes of Section
860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than 60 days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such Administered REO Property or (ii) obtains for the Trustee an Opinion of
Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer,
to the effect that the holding by REMIC I (or, in the case of any REO Property related to the [ABC] Mortgage Loan, the Loan REMIC) of such Administered REO
Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any REMIC Pool or cause any REMIC Pool to fail to qualify as a
REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii)
of the immediately preceding sentence, the Special Servicer shall sell such
Administered REO Property within such extended period as is permitted by such
REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO
Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall first be payable from the REO Account to the extent of available funds and then be a Servicing Advance by the Master Servicer.

          (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any Administered REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the
Special Servicer shall establish and maintain one or more

                                      -156-

accounts (collectively, the "Pool REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each Administered REO Property (other than any A/B REO Property). If such REO Acquisition occurs with respect to an
A/B Mortgaged Property, then the Special Servicer shall establish an REO Account solely with respect to such property (an "A/B REO Account"), to be held for the benefit of the Certificateholders and the related B-Noteholder(s), as their interests may appear. The Pool REO Account and any A/B REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the applicable REO Account, upon receipt, all REO Revenues,
Insurance Proceeds and Liquidation Proceeds (net of Liquidation Expenses)
received in respect of an Administered REO Property within two Business Days of receipt. Funds in the REO Accounts may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from each REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section
3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any Collection Period). The Special Servicer shall give written notice to the Trustee and the Master Servicer of the location of each
REO Account, when first established and of the new location of such REO Account prior to any change thereof.

          (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Administered REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")).
On the second Business Day following the end of each Collection Period, the
Special Servicer shall withdraw from the Pool REO Account and any A/B REO
Account and deposit into the Certificate Account and the applicable A/B
Custodial Account, respectively, or deliver to the Master Servicer or such other
Person as may be directed by the Master Servicer (which shall deposit such amounts into the Certificate Account and the applicable A/B Custodial Account, respectively), the aggregate of all amounts received in respect of each
Administered REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence. Notwithstanding the foregoing, in addition to the Impound Reserve, the Special Servicer may retain in the applicable REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related Administered REO
Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements and other related expenses).

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The
Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

          (e) Notwithstanding anything to the contrary, this Section 3.16 shall not apply to any Outside Administered REO Property.

                                      -157-

          SECTION 3.17. Management of REO Property.

          (a) Prior to the acquisition of title to a Mortgaged Property (other than a Mortgaged Property that secures the Outside Serviced Mortgage Loan), the
Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review in compliance with the Servicing Standard that in its good faith and reasonable judgment:

               (i) None of the income from Directly Operating such Administered
     REO Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions (such tax referred to herein as an "REO Tax"), and the Special Servicer does not engage in any of the activities described in the definition of "Directly Operate" that would cause such Administered REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, then such
     Mortgaged Property may be Directly Operated by the Special Servicer as REO
     Property;

               (ii) Directly Operating such Mortgaged Property as an REO
     Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent
     Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the
     Special Servicer may (provided that in the good faith and reasonable judgment of the Special Servicer, such alternative is commercially feasible and would result in a greater net recovery on a present value basis than earning income subject to an REO Tax) acquire such Mortgaged Property as
     REO Property and so lease or manage such Administered REO Property; or

               (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that such method of operation is commercially feasible and would result in a greater net recovery on a present value basis than leasing or other method of operating such Administered REO Property that would not incur an
     REO Tax, the Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as
     REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Tax Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the Tax
     Administrator shall (to the extent reasonably possible) advise the Special
     Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Tax
     Administrator, the Special Servicer shall either (A) implement the Proposed
     Plan (after acquiring the respective Mortgaged Property as REO Property) or
     (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the Tax Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

                                      -158-

          The Special Servicer's decision as to how each Administered REO
Property shall be managed shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders and, in the case of any A/B REO Property, the related B-Noteholder(s) (as a collective whole) by maximizing (to the extent commercially feasible and consistent with
Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective REO Property. Both the Special
Servicer and the Tax Administrator may, at the expense of the Trust Fund payable pursuant to Section 3.05(a) and, to the extent such amounts relate to an A/B
Loan Combination and/or an A/B REO Property, at the expense of the Trust Fund and the related B-Noteholder(s) payable pursuant to Section 3.05(g), consult with counsel.

          (b) If title to any Administered REO Property is acquired, the Special
Servicer shall manage, conserve and protect such Administered REO Property for the benefit of the Certificateholders and, in the case of any A/B REO Property, the related B-Noteholder(s) (as a collective whole) solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such Administered REO Property to fail to qualify as "foreclosure property"
within the meaning of Section 860G(a)(8) of the Code and will not result in either (i) the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or (ii) an
Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any Administered REO Property, funds necessary for the proper management, maintenance and disposition of such
Administered REO Property, including without limitation:

               (i) all insurance premiums due and payable in respect of such
     Administered REO Property;

               (ii) all real estate taxes and assessments in respect of such
     Administered REO Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such Administered REO
     Property; and

               (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such Administered REO Property.

          To the extent that amounts on deposit in the applicable REO Account in respect of any Administered REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such Administered REO Property, the Master Servicer, subject to the second paragraph of Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the Fiscal Agent) the Master Servicer determines, in accordance with the
Servicing Standard, that such payment would be a Nonrecoverable Advance;
provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

                                      -159-

          (c) Unless Section 3.17(a)(i) applies, the Special Servicer shall contract with any Independent Contractor (if required by the REMIC Provisions for the subject Administered REO Property to remain classified as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code) for the operation and management of any Administered REO Property; provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of such Administered REO Property;

               (iii) except as permitted under Section 3.17(a), any such
     contract shall require, or shall be administered to require, that the
     Independent Contractor, in a timely manner, pay all costs and expenses incurred in connection with the operation and management of such
     Administered REO Property, including, without limitation, those listed in
     Section 3.17(b) above, and remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent
     Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such Administered REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such
     Administered REO Property.

          The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such
Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

          (d) Notwithstanding anything to the contrary, this Section 3.17 shall not apply to any Outside Administered REO Property.

          SECTION 3.18. Resolution of Defaulted Mortgage Loans and REO
                        Properties.

          (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or an REO
Property only on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by Sections
2.03, 6.14 and 9.01 and/or any applicable intercreditor, co-lender or similar agreement.

          (b) Within 60 days after a Serviced Mortgage Loan becomes a Defaulted
Mortgage Loan, the Special Servicer shall determine the fair value of such
Serviced Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Serviced Mortgage Loan contained herein

                                      -160-

may have on the value of such Defaulted Mortgage Loan; and provided, further, that, the Special Servicer shall use reasonable efforts promptly to obtain an
Appraisal with respect to the related Mortgaged Property unless it has an
Appraisal that is less than 12-months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within
30 days) after its receipt of such new Appraisal, if applicable. The Special
Servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, the Special Servicer shall update its determination of the fair value at least once every 90 days. The Special Servicer shall notify the Trustee, the
Master Servicer, each Rating Agency and the Majority Controlling Class
Certificateholder promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Mortgage Loan, the
Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Serviced Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged
Property. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special
Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The
Special Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination.

          (c) Subject to the terms set forth in Section 2.03, in the event a
Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, each of the Majority
Controlling Class Certificateholder and the Special Servicer shall have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the Trust Fund (with respect to any A-Note Mortgage Loan, subject to the related A/B Intercreditor Agreement and, in the case of the [ABC] Mortgage Loan,
Section 6.14) at a price (the "Option Price") equal to (i) the Purchase Price, if the Special Servicer has not yet determined the fair value of the Defaulted
Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b)
and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any
Defaulted Mortgage Loan to any party other than the related Mortgagor or an
Affiliate of the related Mortgagor at any time after the related Serviced
Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase
Option shall notify the Trustee and the Master Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. Notwithstanding the foregoing, and subject to Section
3.18(d) and any applicable co-lender, intercreditor or similar agreement, the
Majority Controlling Class Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by any other holder of a Purchase Option; provided that if the Purchase Option is not exercised by the Majority Controlling Class Certificateholder or any

                                      -161-

assignee thereof within 60 days of a Serviced Mortgage Loan becoming a Defaulted
Mortgage Loan, then the Special Servicer shall have the right to exercise its
Purchase Option prior to any exercise by the Majority Controlling Class
Certificateholder, and the Special Servicer or its assignee may exercise such
Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of such 15-day period, and subject to Section 3.18(d) and any applicable co-lender, intercreditor or similar agreement, the Majority Controlling Class
Certificateholder shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer. If not
exercised earlier, the Purchase Option with respect to any Defaulted Mortgage
Loan will automatically terminate (i) once the subject Serviced Mortgage Loan is no longer a Defaulted Mortgage Loan (provided, however, that, if such Serviced
Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related
Purchase Option shall again be exercisable), (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout or (iv) such Defaulted Mortgage Loan is otherwise removed from the Trust
Fund.

          (d) [RESERVED]

          (e) Upon receipt of notice from the Special Servicer indicating that a
Mortgage Loan has become a Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase
Option may exercise the Purchase Option by providing the Master Servicer and the
Trustee written notice thereof (the "Purchase Option Notice"), in the form of
Exhibit M, which notice shall identify the Person that, on its own or through an
Affiliate, will acquire the subject Serviced Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The
Purchase Option Notice shall be delivered in the manner specified in Section
11.05. The exercise of any Purchase Option pursuant to this clause (e) shall be irrevocable.

          (f) If the Special Servicer or the Majority Controlling Class
Certificateholder, or any of their respective Affiliates, is identified in the
Purchase Option Notice as the Person expected to acquire the subject Serviced
Mortgage Loan, the Trustee shall determine as soon as reasonably practicable
(and, in any event, within 30 days) after the Trustee has received the written notice, whether the Option Price represents fair value for the Defaulted
Mortgage Loan; provided that, if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, then the Trustee shall make its fair value determination with respect to the subject
Serviced Mortgage Loan as soon as reasonably practicable (but in any event within 30 days) after the Trustee's receipt of such new Appraisal. Such fair value determination shall be made in accordance with the Trustee's good faith reasonable judgment. In determining the fair value of any Defaulted Mortgage
Loan, the Trustee may rely on the opinion and reports of Independent third parties in making such determination; provided that the Trustee may rely on the most current Appraisal obtained for the related Mortgaged Property pursuant to this Agreement (if not obtained by the party with the conflict), it being herein acknowledged that the Trustee is authorized to obtain its own Appraisal at the expense of the Trust if necessary and appropriate under the circumstances. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this subsection shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances (or if such Advance is deemed to be a
Nonrecoverable Advance such costs shall be reimbursable as Additional Trust Fund
Expenses). The other parties to this Agreement shall cooperate with all reasonable requests for information.

                                      -162-

          (g) Unless and until the Purchase Option with respect to a Defaulted
Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Defaulted
Mortgage Loan, including, without limitation, workout and foreclosure, as the
Special Servicer may deem appropriate consistent with the Servicing Standard;
provided, however, the Special Servicer will not be permitted to sell the
Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option or a repurchase by the applicable Mortgage Loan Seller pursuant to Section 2.03.

          (h) If title to any Mortgaged Property is acquired by the Trust Fund in respect of any Serviced Mortgage Loan, then the Special Servicer shall, subject to Section 6.11, Section 6.12, Section 6.13 or Section 6.14, as
applicable, use its reasonable best efforts to sell the subject Administered REO
Property as soon as practicable in accordance with Section 3.16(a); and, in connection therewith the Special Servicer shall offer such Administered REO
Property in a commercially reasonable manner. If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in Section 3.16(a) and the Special Servicer is not able to sell such
Administered REO Property within the period specified in Section 3.16(a), or if an REO Extension has been granted and the Special Servicer is unable to sell such Administered REO Property within the extended time period, the Special
Servicer shall, subject to Section 6.11, Section 6.12, Section 6.13 or Section
6.14, as applicable, before the end of such period or extended period, as the case may be, auction the Administered REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard. The
Special Servicer shall give the Controlling Class Representative, the Master
Servicer and the Trustee (and, with respect to any A/B Loan Combination, the related B-Noteholder(s) and, in the case of any REO Property related to the
[ABC] Mortgage Loan, the Class [XXX] Representative) not less than five days'
prior written notice of its intention to sell any REO Property. Where any
Interested Person is among those bidding with respect to an Administered REO
Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to
5% of the bid amount. No Interested Person shall be permitted to purchase an
Administered REO Property at a price less than the Purchase Price; provided that, if the Special Servicer intends to bid on any Administered REO Property,
(i) the Special Servicer shall notify the Trustee of such intent, (ii) the
Trustee shall promptly obtain, at the expense of the Trust Fund, an Appraisal of such Administered REO Property and (iii) the Special Servicer shall not bid less than the greater of (A) the fair market value set forth in such Appraisal or (B)
the Purchase Price.

          (i) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Administered REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Administered REO Property or purchase any Defaulted
Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to a Purchase
Option) or an Administered REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Special Servicer,
the Master Servicer, any Mortgage Loan Seller or the Trust Fund. Notwithstanding
the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust Fund and the Certificateholders
for failure to perform its duties in accordance herewith. None of the Special
Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

                                      -163-

          (j) Upon exercise of a Purchase Option, the holder of such Purchase
Option shall be required to pay the purchase price specified in its Purchase
Option Notice to the Special Servicer within 10 Business Days of exercising its
Purchase Option. The proceeds of any sale of a Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be remitted by the Special Servicer to the Master Servicer within one Business
Day of receipt for deposit into the Certificate Account. The Special Servicer shall immediately notify the Trustee upon the holder of the effective Purchase
Option's failure to remit the purchase price specified in its Purchase Option
Notice pursuant to this Section 3.18(j). Thereafter, the Special Servicer shall notify each holder of a Purchase Option of such failure and such holder of a
Purchase Option may then exercise its Purchase Option in accordance with this
Section 3.18.

          (k) Notwithstanding anything herein to the contrary, the Special
Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative, the Class [XXX]
Representative or a B-Noteholder that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

          (l) With respect to the Outside Serviced Mortgage Loan, the parties hereto agree and acknowledge that, pursuant to the Outside Servicing Agreement, such Mortgage Loan as well as the related [MNO] Pari Passu Non-Trust Loans may each be subject to a fair value purchase option if the related [MNO] Pari Passu
Non-Trust Loan that was deposited into the trust created under the Outside
Servicing Agreement becomes a defaulted mortgage loan (in accordance with the terms of the Outside Servicing Agreement). Upon receipt of notice that the
Outside Serviced Mortgage Loan has become a defaulted mortgage loan (in accordance with the Outside Servicing Agreement), the Controlling Class
Representative shall have the right to purchase the Outside Serviced Mortgage
Loan from the Trust at a purchase price determined in accordance with Section
3.18 of the Outside Servicing Agreement (by the parties set forth therein). Such option shall be exercised in accordance with this section and shall otherwise, to the extent not inconsistent with this Section 3.18(l), be on the same terms as the terms of this Section 3.18. The purchase option with respect to the
Outside Serviced Mortgage Loan shall be subject to the purchase rights of the
Universal Hotel Portfolio B Noteholder (as defined in the Outside Servicing
Agreement) in accordance with the terms of and as set forth in the related
Co-Lender Agreement and the Outside Servicing Agreement.

          (m) The amount paid for a Defaulted Mortgage Loan or related
Administered REO Property purchased under this Agreement (or for the Outside
Serviced Mortgage Loan if purchased under the Outside Servicing Agreement and
Section 3.18(l)) shall be deposited into the Certificate Account, in the case of a Mortgage Loan, or the REO Account, in the case of an Administered REO Property
(except any portion of such amount constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account or, in the case of any
A-Note Mortgage Loan, applied in accordance with the related A/B Intercreditor
Agreement). Upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Mortgage Loan or related Administered REO Property
(or, if applicable, the Outside Serviced Mortgage Loan) ownership of the
Defaulted Mortgage Loan or Administered REO Property (or, if applicable, the
Outside Serviced Mortgage Loan). The Trustee, upon receipt of a Request for
Release, shall release or cause to be released to the Master Servicer or Special
Servicer the related Mortgage File. In connection with any

                                      -164-

such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of a Defaulted Mortgage Loan or related Administered REO Property.

          SECTION 3.19. Additional Obligations of Master Servicer and Special
                        Servicer.

          (a) The Master Servicer shall deposit in the Certificate Account on each P&I Advance Date, without any right of reimbursement therefor with respect to each Serviced Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Serviced Mortgage Loan for which the Special Servicer has waived a prepayment restriction) that was subject to a voluntary Principal
Prepayment (other than Principal Prepayments from Insurance Proceeds or
Liquidation Proceeds) during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the amount of the related Prepayment Interest Shortfall and (ii) the sum of (A) the Master
Servicing Fee (calculated for this purpose only at a rate of 0.01% per annum)
received by the Master Servicer during such Collection Period on such Serviced
Mortgage Loan and (B) investment income earned by the Master Servicer on the related Principal Prepayment while on deposit in the Certificate Account or an
A/B Custodial Account.

          For the purposes of determining the amounts that the Master Servicer is required to deposit in the Certificate Account on any P&I Advance Date in
respect of any particular Collection Period pursuant to the preceding paragraph of this Section 3.19(a), no Prepayment Interest Shortfall shall be carried over from a prior Collection Period. Notwithstanding the foregoing, the Master
Servicer shall not be relieved from making a payment it was obligated to make under the preceding paragraph of this Section 3.19(a) in respect of a prior
Collection Period, but failed to do so.

          (b) The Master Servicer shall, as to each Serviced Mortgage Loan that is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Serviced Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

          (c) The Master Servicer shall promptly deliver to the Special Servicer
(and in any event within five (5) Business Days following receipt) any written evidence it receives of an institutional lender's binding commitment to refinance a Serviced Mortgage Loan within 60 days after the due date of such
Serviced Mortgage Loan's Balloon Payment.

          (d) The Master Servicer shall be responsible for paying the ongoing surveillance fees of the Rating Agencies with respect to the Trust.

          (e) The Special Servicer, with respect to litigation involving
Specially Serviced Loans, and the Master Servicer, with respect to litigation involving non-Specially Serviced Loans (other than the Outside Serviced Mortgage
Loan), and where the applicable servicer contemplates availing itself of indemnification as provided for under this Agreement, such servicer shall, for the benefit of the Certificateholders, direct, manage, prosecute, defend and/or settle any and all claims and litigation relating to (a) the enforcement of the obligations of a Mortgagor under the related Mortgage Loan documents and (b) any action brought against the Trust Fund or any party to this Agreement with respect to any Mortgage Loan (the foregoing rights and obligations, "Litigation
Control"). Such Litigation Control shall be carried out in accordance with the terms of this Agreement, including, without limitation, the Servicing Standard.
Upon becoming aware of or being named in any such claims

                                      -165-

or litigation, the Master Servicer shall immediately notify the Controlling
Class Representative (and, with respect to the [ABC] Mortgage Loan during a
Class [XXX] Control Period, the Class [XXX] Representative) of such claims or litigation. In addition, the Master Servicer shall prepare and submit a monthly status report regarding any Litigation Control matter to the Controlling Class
Representative (and, with respect to the [ABC] Mortgage Loan during a Class
[XXX] Control Period, the Class [XXX] Representative).

          Notwithstanding the foregoing, (a) in the event that any action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the Master Servicer or the
Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests
(provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding); (b) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor, guarantor or other obligor under the related
Mortgage Loan documents, or otherwise relating to one or more Mortgage Loans or
Mortgaged Properties, neither the Master Servicer nor the Special Servicer shall, without the prior written consent of the Trustee, (i) initiate an action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (ii) engage counsel to represent the Trustee, or (iii)
prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state (provided, that, neither the Master Servicer nor the
Special Servicer shall be responsible for any delay due to the failure of the
Trustee to grant such consent); and (c) in the event that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the
Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests, whether as
Trustee or individually (provided that the Master Servicer or the Special
Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding).

          Notwithstanding the foregoing, each of the Special Servicer and the
Master Servicer, as applicable, shall consult with and keep the Controlling
Class Representative advised of any material development including without limitation (i) any material decision concerning Litigation Control and the implementation thereof and (ii) any decision to agree to or propose any terms of settlement, and shall submit any such development or decision to the Controlling
Class Representative for its approval or consent. Subject to Sections 6.12, 6.13 and 6.14, in each case if and as applicable, and to the last paragraph of this
Section 3.19(e), the Special Servicer or the Master Servicer, as applicable, shall not take any action implementing any such material development or decision described in the preceding sentence unless and until it has notified in writing the Controlling Class Representative and the Controlling Class Representative
has not objected in writing within five (5) Business Days of having been notified thereof and having been provided with all information that the
Controlling Class Representative has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special
Servicer or the Master Servicer, as applicable, within such 5-Business Day period, then the Controlling Class Representative shall be deemed to have approved the taking of such action); provided that, in the event that the
Special Servicer or the Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders
(as a collective whole),

                                      -166-

the Special Servicer or the Master Servicer, as applicable, may take such action without waiting for the Controlling Class Representative's response; provided that the Special Servicer or the Master Servicer, as applicable, has confirmation that the Controlling Class Representative has received notice of such action in writing. With respect to the [ABC] Mortgage Loan, during a Class
[XXX] Control Period, references in this paragraph to the Controlling Class
Representative shall mean the Class [XXX] Representative.

          Notwithstanding anything contained herein to the contrary with respect to any Litigation Control otherwise required to be exercised hereunder by the
Master Servicer relating to a Mortgage Loan that has either (i) been satisfied or paid in full, or (ii) as to which a Final Recovery Determination has been made, after receiving the required notice from the Master Servicer set forth above that such Master Servicer became aware of or was named in any such claims or litigation, the initial Controlling Class Representative may direct in writing that the such Litigation Control nevertheless be exercised by the
Special Servicer; provided, however, that the Controlling Class Representative has determined and advised the Master Servicer that its actions with respect to such obligations are indemnifiable under Section 6.03 hereof, and accordingly, any loss, liability or expense (including legal fees and expenses incurred up until such date of transfer of Litigation Control to the Special Servicer)
arising from the related legal action or claim underlying such Litigation
Control and not otherwise paid to the Master Servicer pursuant to Section 6.03 of this Agreement shall be payable by the Trust.

          Notwithstanding the foregoing, no advice, direction or objection of, or consent withheld by, the Controlling Class Representative or the Class [XXX]
Representative, as applicable, shall (i) require or cause the Special Servicer or the Master Servicer, as applicable, to violate the terms of any Mortgage Loan or any related intercreditor, co-lender or similar agreement, applicable law or any provision of this Agreement, including the Special Servicer's and the Master
Servicer's obligation to act in accordance with the Servicing Standard and the
Mortgage Loan documents for any Mortgage Loan and to maintain the REMIC status of the Loan REMIC, REMIC I or REMIC II, or (ii) result in an Adverse REMIC Event with respect to the Loan REMIC, REMIC I or REMIC II or an Adverse Grantor Trust
Event with respect to either Grantor Trust or have adverse tax consequences for the Trust Fund, or (iii) expose any of the Master Servicer, the Special
Servicer, the Depositor, any of the Mortgage Loan Sellers, any Sub-Servicer, the
Trust Fund, the Trustee or any of their respective Affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit, or liability for which this Agreement does not provide indemnification to such party or expose any such party to prosecution for a criminal offense, or (iv) materially expand the scope of the Special Servicer's, the Master Servicer's or the Trustee's responsibilities under this Agreement;
and neither the Special Servicer nor the Master Servicer will follow any such advice, direction or objection if given by the Controlling Class Representative or the Class [XXX] Representative, as applicable, or initiate any such actions, that would have the effect described in clauses (i)-(iv) of this sentence.

          SECTION 3.20. Modifications, Waivers, Amendments and Consents.

          (a) Subject to Sections 3.20(b) through 3.20(j) below and to Sections
3.08(b), Section 6.11, Section 6.12, Section 6.13 and Section 6.14, and further subject to any applicable intercreditor, co-lender or similar agreement
(including, with respect to an A/B Loan Combination, the related A/B
Intercreditor Agreement), the Master Servicer (to the extent provided in Section
3.02(a) and Section 3.20(h) below) and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any
Serviced Loan (including, subject to Section 3.20(h), the lease reviews

                                      -167-

and lease consents related thereto) without the consent of the Trustee or any
Certificateholder. Neither the Master Servicer nor the Special Servicer (in its
respective capacity as such) may agree with the related Mortgagor to any modification, extension, waiver or amendment of the Outside Serviced Mortgage
Loan.

          (b) All modifications, waivers or amendments of any Serviced Loan
(including, subject to Section 3.20(h), the lease reviews and lease consents related thereto) shall be in writing and shall be considered and effected in accordance with the Servicing Standard; provided, however, that neither the
Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Serviced Loan not otherwise permitted by this Section 3.20 that would constitute a "significant modification" of such Serviced Loan within the meaning of Treasury regulations section 1.860G-2(b).

          (c) Except as provided in Section 3.20(d) and the last sentence of
Section 3.02(a), neither the Master Servicer nor the Special Servicer, on behalf of the Trustee, shall agree or consent to any modification, waiver or amendment of any term of any Serviced Loan that would:

               (i) affect the amount or timing of any related payment of
     principal, interest or other amount (including Prepayment Premiums or Yield
     Maintenance Charges, but excluding Penalty Interest, late payment charges and amounts payable as additional servicing compensation) payable thereunder;

               (ii) affect the obligation of the related Mortgagor to pay a
     Prepayment Premium or Yield Maintenance Charge or permit a Principal
     Prepayment during any period in which the related Mortgage Note prohibits
     Principal Prepayments;

               (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the
     Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released (other than in connection with a taking of all or part of the related Mortgaged Property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such Mortgaged Property or REO
     Property); or

               (iv) if such Serviced Loan is a Mortgage Loan that has a Stated
     Principal Balance, individually or in the aggregate with all other Mortgage
     Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on the subject Mortgage
     Loan, equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000 (or with respect to Moody's
     $20,000,000), or is one of the ten largest Mortgage Loans by Stated
     Principal Balance as of such date, permit the transfer or transfers of (A)
     the related Mortgaged Property or any interest therein or (B) equity interests in the Mortgagor or any equity owner of the Mortgagor that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the subject Mortgagor and/or any equity owner of the related Mortgagor or a transfer of voting control in the related Mortgagor or an equity owner of the related
     Mortgagor

                                      -168-

     without the prior written confirmation from each Rating Agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the Certificates;

               (v) allow any additional lien on the related Mortgaged Property if such Serviced Loan is a Mortgage Loan that has a Stated Principal
     Balance, individually or in the aggregate with all other Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on the subject Mortgage Loan, equal to or in excess of 2% (or, in the case of Moody's, 5%) of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or, with respect to S&P only, has (together with such additional lien) an aggregate Loan-to-Value Ratio that is equal to or greater than 85%
     or has an aggregate Debt Service Coverage Ratio that is less than 1.2x, without the prior written confirmation from each applicable Rating Agency that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates; or

               (vi) in the reasonable, good faith judgment of the Special
     Servicer, otherwise materially impair the security for such Serviced Loan or reduce the likelihood of timely payment of amounts due thereon.

          (d) Notwithstanding Section 3.20(c), but subject to Section 6.11,
Section 6.12, Section 6.13, Section 6.14 and the third paragraph of this Section
3.20(d) and any applicable co-lender, intercreditor or similar agreement, including any related A/B Intercreditor Agreement, the Special Servicer may (i)
reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance
Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced
Loan, including by way of a reduction in the related Mortgage Rate, (iii)
forbear in the enforcement of any right granted under any Mortgage Note or
Mortgage relating to a Specially Serviced Loan, (iv) extend the maturity date of any Specially Serviced Loan, or (v) accept a Principal Prepayment on any
Specially Serviced Loan during any Lockout Period; provided that (A) the related
Mortgagor is in default with respect to the Specially Serviced Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, and (B) in the reasonable, good faith judgment of the
Special Servicer, such modification would increase the recovery on the Serviced
Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate). In the case of every other modification, waiver or consent, the Special Servicer shall determine and may rely on an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the Serviced Loan under Treasury regulation section
1.860G-2(b) of the Code and (2) cause any REMIC Pool to fail to qualify as a
REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC
Provisions.

          In addition, notwithstanding Section 3.20(c), but subject to Section
6.11, Section 6.12, Section 6.13, Section 6.14, the third paragraph of this
Section 3.20(d) and any applicable co-lender, intercreditor or similar agreement, including any related A/B Intercreditor Agreement, the Special
Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Loan if the conditions set forth in the proviso to the first sentence of the prior paragraph are satisfied and the
Special Servicer has obtained an Appraisal of the related Mortgaged

                                      -169-

Property, in connection with such extension, which Appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the first sentence of the immediately preceding paragraph.

          In no event will the Special Servicer (i) extend the maturity date of a Serviced Mortgage Loan beyond a date that is two years prior to the Rated
Final Distribution Date or, in connection with any such extension, in no event shall the Special Servicer reduce the Mortgage Rate of a Serviced Mortgage Loan to less than the least of (A) the original Mortgage Rate of such Serviced
Mortgage Loan, (B) the highest fixed Pass-Through Rate of any Class of
Sequential Pay Certificates then outstanding and (C) a rate below the then prevailing interest rate for comparable loans, as determined by the Special
Servicer, or (ii) if the subject Serviced Mortgage Loan is secured by a Ground
Lease (and not by the corresponding fee simple interest), extend the maturity date of such Serviced Mortgage Loan beyond a date which is less than 20 years
(or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of such Ground Lease, 10 years) prior to the expiration of the term of such Ground Lease.

          The determination of the Special Servicer contemplated by clause (B)
of the proviso to the first sentence of the first paragraph of this Section
3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

          (e) The Special Servicer or, with respect to subsection (h) below, the
Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Serviced Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it:
(i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a "significant modification" pursuant to Treasury regulations section 1.1001-3(e)(2); and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer or the Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

          (f) The Special Servicer shall notify the Master Servicer, any related
Sub-Servicers, the Trustee, the Controlling Class Representative (and, with respect to the [ABC] Mortgage Loan, the Class [XXX] Representative and, with respect to any A/B Loan Combination, and the related Noteholder(s)) and the
Rating Agencies, in writing, of any material modification, waiver or amendment of any term of any Serviced Mortgage Loan (including fees charged the related
Mortgagor) and the date thereof, and shall deliver to the Custodian (with a copy to the Master Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the
Special Servicer pursuant to Section 3.15 hereof.

                                      -170-

          (g) The Master Servicer shall not permit defeasance of any Serviced
Mortgage Loan (x) on or before the earliest date on which defeasance is permitted under the terms of such Serviced Mortgage Loan, and (y) in a manner that is inconsistent with the terms of such Serviced Mortgage Loan. Unless and except to the extent the Master Servicer is precluded from preventing such defeasance by the related Mortgage Loan documents or otherwise, the Master
Servicer will not permit defeasance of any Serviced Mortgage Loan, unless: (i)
the defeasance collateral consists of "Government Securities" within the meaning of the Investment Company Act of 1940, as amended, (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event
(provided that the Master Servicer shall be entitled to rely conclusively on an
Opinion of Counsel to that effect), (iii) the Master Servicer has notified the
Rating Agencies, (iv) to the extent the defeasance of the subject Serviced
Mortgage Loan is required by the then-current applicable Rating Agency criteria to be reviewed by a Rating Agency, such Rating Agency has confirmed that such defeasance will not result in the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by such Rating Agency (provided that, (A) no confirmation from S&P shall be required if the subject Serviced Mortgage Loan being defeased, together with all Mortgage Loans cross-collateralized with such Serviced Mortgage Loan,
(i) is not one of the ten (10) largest Mortgage Loans (or cross-collateralized groups of Mortgage Loans) by Stated Principal Balance in the Trust Fund, and
(ii) has a Stated Principal Balance at the time of the defeasance that is less than $20,000,000 and less than 5% of the then-aggregate Stated Principal Balance of the Mortgage Loans and the Master Servicer shall have delivered a Defeasance
Certificate substantially in the form of Exhibit N hereto, (v) the Master
Servicer has requested and received from the related Mortgagor (A) an Opinion of
Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and (B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Serviced Mortgage Loan in full on or before its
Stated Maturity Date (or, in the case of an ARD Mortgage Loan, on or before its
Anticipated Repayment Date) and to timely pay each Periodic Payment scheduled to be due prior thereto but after the defeasance and (vi) a single purpose entity
(as defined below) is designated to assume the Serviced Mortgage Loan and own the Defeasance Collateral; provided that, if under the terms of the related
Mortgage Loan documents, the related Mortgagor delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the Master
Servicer shall purchase the U.S. government obligations contemplated by the related Mortgage Loan documents. Subsequent to the second anniversary of the
Closing Date, to the extent that the Master Servicer may, in accordance with the related Mortgage Loan documents, require defeasance of any Serviced Mortgage
Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance
Charge, the Master Servicer shall, to the extent it is consistent with the
Servicing Standard, require such defeasance; provided that the conditions set forth in clauses (i) through (vi) of the preceding sentence have been satisfied.
Any customary and reasonable out-of-pocket expense incurred by the Master
Servicer pursuant to this Section 3.20(g) shall be paid by the Mortgagor of the defeased Serviced Mortgage Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related
Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with the related
Mortgage Loan documents, refuse to allow the defeasance of the subject Serviced
Mortgage Loan or (ii) if the Master Servicer cannot so refuse and if the related
Mortgagor has delivered cash to purchase the defeasance collateral, the Master
Servicer shall either (A) buy such defeasance collateral or (B) prepay

                                      -171-

the subject Serviced Mortgage Loan, in either case, in accordance with the
Servicing Standard. For purposes of this paragraph, a "single purpose entity"
shall mean a Person, other than an individual, whose organizational documents provide as follows: it is formed solely for the purpose of owning and pledging the Defeasance Collateral related to the Mortgage Loans; it may not engage in any business unrelated to such Defeasance Collateral and the financing thereof;
it does not have and may not own any assets other than those related to its interest in such Defeasance Collateral or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates;
it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the subject Mortgage Loan.

          With respect to a defeasance of any Mortgage Loan originated or acquired by [_____________________________], to the extent the related loan documents provide that the originator of such Mortgage Loan has the right to establish or designate the successor borrower and to purchase or cause to be purchased the related defeasance collateral (the
"[_____________________________] Defeasance Rights and Obligations"), the Master
Servicer shall provide, upon receipt of notice of request to cause a defeasance of such Mortgage Loan, written notice of such defeasance to
[_____________________________] or its assignee. Until such time as
[_____________________________] provides written notice otherwise, notice of a defeasance of a Mortgage Loan with [_____________________________] Defeasance
Rights and Obligations shall be delivered to
[________________________________________________________________].

          (h) For any Serviced Loan other than a Specially Serviced Loan, subject to the rights of the Special Servicer set forth in this Section 3.20, and further subject to the rights of the Controlling Class Representative, the
Class [XXX] Representative and the B-Noteholders set forth herein, including in
Sections 3.21, 6.11, 6.12, 6.13 and 6.14 and, with respect to any A/B Loan
Combination, further subject to the rights of the related B-Noteholder(s) under the related A/B Intercreditor Agreement, the Master Servicer, without the consent of the Special Servicer or the Controlling Class Representative, as
applicable, shall be responsible for any request by a Mortgagor for the consent or approval of the mortgagee with respect to:

               (i) approving routine leasing activity with respect to any lease for less than the lesser of (A) 15,000 square feet and (B) 20% of the related Mortgaged Property; provided that (1) no subordination, non-disturbance and attornment agreement (an "SNDA") exists with respect to such lease and (2) no such lease is a Ground Lease; and provided further that, except in the case of the [__________] Mortgage Loans (but only up to the limits specified in clauses

                                      -172-

     (A) and (B) above), the Master Servicer shall not grant or approve (but shall forward to the Special Servicer for its approval) any request for (or any waiver, consent, approval, amendment or modification in connection with) an SNDA or approval of a lease that contains an SNDA;

               (ii) approving any waiver affecting the timing of receipt of financial statements from any Mortgagor; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

               (iii) approving annual budgets for the related Mortgaged
     Property; provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

               (iv) subject to other restrictions herein regarding Principal
     Prepayments, waiving any provision of a Serviced Loan requiring a specified number of days notice prior to a Principal Prepayment;

               (v) approving modifications, consents or waivers (other than those set forth in Section 3.20(c)) in connection with a defeasance permitted by the terms of the related Serviced Mortgage Loan if the Master
     Servicer receives an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Mortgagor) to the effect that such modification, waiver or consent would not cause any REMIC Pool to fail to qualify as a REMIC under the Code or result in a "prohibited transaction" under the REMIC
     Provisions;

               (vi) subject to Section 3.08(b), approving consents with respect to non-material right-of-ways and non-material easements and consent to subordination of the related Serviced Loan to such non-material rights-of-way or easements; and

               (vii) subject to Section 3.08, any non-material modifications, waivers or amendments not provided for in clauses (i) through (vi) above, which are necessary to cure any ambiguities or to correct scrivener's errors in the terms of the related Serviced Mortgage Loan;

provided, however, in the case of any A-Note Mortgage Loan, the Master Servicer shall provide written notice of such action to the related B-Noteholder(s); and
provided, further that the Master Servicer shall promptly notify the Special
Servicer of any requests not subject to this Section 3.20(h) for which the
Special Servicer is responsible pursuant to this Section 3.20 and shall deliver to the Special Servicer (which delivery may be by electronic transmission in a format acceptable to the Master Servicer and Special Servicer) a copy of the request, and all information in the possession of the Master Servicer that the
Special Servicer may reasonably request related thereto. For the avoidance of doubt, and without limiting the generality of the foregoing, any request for the disbursement of earnouts or holdback amounts with respect to any Mortgage Loan received by the Master Servicer shall be submitted to the Special Servicer for approval (which approval shall be deemed given if the request is not denied by the Special Servicer in writing to the Master Servicer within ten (10) Business
Days of the Special Servicer's receipt of such request). For purposes of this
Agreement, "disbursement of earnouts or holdback amounts" shall mean the disbursement or funding to a borrower of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of the applicable Mortgage Loan until

                                      -173-

certain conditions precedent thereto relating to the satisfaction of performance-related criteria (i.e., project reserve thresholds, lease-up requirements, sales requirements, etc.), as set forth in the applicable loan documents, have been satisfied.

          (i) To the extent that either the Master Servicer or Special Servicer waives any Penalty Interest or late charge in respect of any Serviced Mortgage
Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer under Section 3.11 out of such Penalty Interest or late payment charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Penalty Interest or late payment charges immediately prior to such waiver.

          (j) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall take the following action unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents) from the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such Rating Agency to the Certificates:

               (i) With respect to any Mortgaged Property that secures a
     Serviced Mortgage Loan with an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all
     Mortgage Loans or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

               (ii) With respect to each Serviced Mortgage Loan with an unpaid principal balance that is equal to or greater than (A) five percent (5%) of the then aggregate principal balance of all the Mortgage Loans or (B)
     $20,000,000 and which is secured by a Mortgaged Property which is a hospitality property, the giving of any consent to any change in the franchise affiliation of such Mortgaged Property.

          (k) Notwithstanding anything to the contrary in this Agreement, any modification, extension, waiver or amendment of the payment terms of an A/B Loan
Combination shall be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related A/B
Intercreditor Agreement, such that neither the Trust as holder of the related
A-Note Mortgage Loan, on the one hand, nor the related B-Noteholder(s), on the other hand, gains a priority over the other that is not reflected in the loan documents and the related A/B Intercreditor Agreement. Furthermore, to the extent consistent with the Servicing Standard and the applicable A/B
Intercreditor Agreement (taking into account the extent to which the related
B-Note Loan(s) is subordinate to the corresponding A-Note Mortgage Loan): (i) no waiver, reduction or deferral of any particular amounts due on an A-Note
Mortgage Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related B-Note Loan(s); and (ii)
no reduction of the Mortgage Rate on an A-Note Mortgage Loan shall be effected prior to the reduction of the Mortgage Rate of the related B-Note Loan(s), to the maximum extent possible.

                                      -174-

          SECTION 3.21. Transfer of Servicing Between Master Servicer and
                        Special Servicer; Record Keeping.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Serviced Loan, the Master Servicer or Special Servicer, whichever made such determination, shall promptly notify the other such party, the
Controlling Class Representative and the Trustee (and, in the case of the [ABC]
Mortgage Loan Combination, the Class [XXX] Representative, and in the case of an
A/B Loan Combination, the related B-Noteholder(s)), and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately deliver or cause to be delivered a copy of the related Mortgage File and Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special
Servicer with all information, documents (or copies thereof) and records
(including records stored electronically on computer tapes, magnetic discs and the like) relating to the Serviced Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a
Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the
Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. Notwithstanding the occurrence of a Servicing
Transfer Event, the Master Servicer shall continue to receive payments on the subject Serviced Loan (including amounts collected by the Special Servicer).

          Upon determining that a Specially Serviced Loan has become a Corrected
Loan and if the Master Servicer is not also the Special Servicer, the Special
Servicer shall immediately give notice thereof to the Master Servicer and, within five Business Days of the occurrence, shall return the related Mortgage
File to the Custodian and the related Servicing File, together with all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer, to the Master Servicer (or such other
Person as may be directed by the Master Servicer). Upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Serviced Loan, and the Special Servicer's right to receive the
Special Servicing Fee with respect to such Serviced Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Serviced
Loan shall resume.

          (b) In servicing any Specially Serviced Loans, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Serviced Loan information, including correspondence with the related
Mortgagor.

          (c) On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master
Servicer) describing, on a loan-by-loan and property-by-property basis, (1)
insofar as it relates to Specially Serviced Mortgage Loans and Administered REO
Properties, the information described in clauses (x) through (xvii) of Section
4.02(a) and, insofar as it relates to the Special Servicer, the information described in clauses (xxvii), (xxviii) and (xxix) of Section 4.02(a),

                                      -175-

(2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each
Specially Serviced Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance Proceeds and Liquidation Proceeds
received, and the amount of any Realized Loss incurred, with respect to each
Administered REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances requested by the Special Servicer and made by the Special Servicer with respect to each Specially Serviced Mortgage
Loan and Administered REO Property during the related Collection Period and (4)
such additional information relating to the Specially Serviced Mortgage Loans and Administered REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced
Mortgage Loans and Administered REO Properties and shall provide the Special
Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

          (d) No later than 30 days after a Serviced Loan becomes a Specially
Serviced Loan, the Special Servicer shall deliver to each Rating Agency, the
Trustee, the Master Servicer and the Controlling Class Representative (and, in
the case of the [ABC] Loan Combination, the Class [XXX] Representative and, in
the case of an A/B Loan Combination, the related B-Noteholder(s)), a report (the
"Asset Status Report") with respect to such Mortgage Loan and the related
Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

               (i) a summary of the status of such Specially Serviced Loan and negotiations with the related Mortgagor;

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing
     Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

               (iii) the most current rent roll and income or operating
     statement available for the related Mortgaged Property;

               (iv) the Appraised Value of the related Mortgaged Property together with the assumptions used in the calculation thereof;

               (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

               (vi) such other information as the Special Servicer deems
     relevant in light of the Servicing Standard.

          If within ten (10) Business Days of receiving an Asset Status Report which relates to a recommended action for which the Controlling Class
Representative (or, in the case of the [ABC] Mortgage Loan, during the Class
[XXX] Control Period, the Class [XXX] Representative and, in the case of an A/B
Loan Combination, the related A/B Controlling Party) is entitled to object under
Section 6.11, 6.12, 6.13 or 6.14, as applicable, the Controlling Class
Representative, the Class [XXX]

                                      -176-

Representative or the related A/B Controlling Party, as applicable, does not disapprove such Asset Status Report in writing, then the Special Servicer shall implement the recommended action as outlined in such Asset Status Report;
provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Serviced Loan documents. If the Controlling Class Representative, the
Class [XXX] Representative or the related A/B Controlling Party, as applicable, disapproves such Asset Status Report, the Special Servicer will revise such
Asset Status Report and deliver to the Controlling Class Representative, the
Class [XXX] Representative or the related A/B Controlling Party, as applicable, the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

          The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Controlling Class
Representative, the Class [XXX] Representative or the related A/B Controlling
Party, as applicable, shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status
Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status
Report it has previously delivered and implement such report; provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related
Mortgaged Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a ten (10) Business
Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the
Certificateholders (as a collective whole) and it has made a reasonable effort to contact the Controlling Class Representative, the Class [XXX] Representative
or the related A/B Controlling Party, as applicable, and (ii) in any case, shall determine whether any such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

          Upon making the determination contemplated in clause (ii) of the last sentence of the immediately preceding paragraph, the Special Servicer shall so notify the Trustee, the Master Servicer and the Controlling Class
Representative, the Class [XXX] Representative or the related A/B Controlling
Party, as applicable, in which event the most recently prepared Asset Status
Report that the Special Servicer determines is consistent with the Servicing
Standard will be deemed adopted.

          The Special Servicer shall have the authority to meet with the
Mortgagor for any Specially Serviced Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset Status Report.
The Special Servicer shall not take any action inconsistent with the related
Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

          No direction of the Controlling Class Representative, the Class [XXX]
Representative or the related A/B Controlling Party, as applicable, pursuant to this Section 3.21(d) shall (a) require or cause the Master Servicer or the
Special Servicer to violate the terms of a Specially Serviced Loan, applicable law or any provision of this Agreement, including the Master Servicer's or the
Special Servicer's, as the case may be, obligation to act in accordance with the
Servicing Standard and to maintain the REMIC status of each REMIC Pool, (b)
result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions or (c) expose the Master

                                      -177-

Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers,
the Trust Fund or the Trustee or the officers and the directors of each party to claim, suit or liability or (d) materially expand the scope of the Master
Servicer's, Trustee's or Special Servicer's responsibilities under this
Agreement.

          SECTION 3.22. Sub-Servicing Agreements.

          (a) The Master Servicer and, subject to Section 3.22(f), the Special
Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder;
provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of
Default set forth in Section 7.01(a) hereof (other than Sections 7.01(a)(ix)
through (xiii)) to the extent applicable (modified to apply to the Sub-Servicer instead of the Master Servicer); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of
Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the
case may be, under such agreement or (except with respect only to the
Sub-Servicing Agreements in effect as of the date of this Agreement) may terminate such subservicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification); (iii) provides that the Trustee, for the benefit of the
Certificateholders and, in the case of a Sub-Servicing Agreement relating to an
A/B Loan Combination, the related B-Noteholder(s), shall be a third-party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special
Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust Fund, any successor Master
Servicer or Special Servicer, as the case may be, any B-Noteholder or any
Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Serviced Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Serviced Mortgage Loan at its option and without penalty; (v) with respect to any Sub-Servicing Agreement entered into by the Special Servicer, does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special
Servicer contemplated by Section 3.20 hereof without the consent of such Special
Servicer or conduct any foreclosure action contemplated by Section 3.09 hereof or sale of a Serviced Mortgage Loan or Administered REO Property contemplated by
Section 3.18 hereof; (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any Serviced Loan that becomes a Specially Serviced Loan; and (vii) provides that, if the Sub-Servicer constitutes an Additional Item 1123 Servicer, then it will deliver to the applicable parties an Annual Statement of Compliance in respect of the Sub-Servicer as and when contemplated by Section 3.13 and, if the
Sub-Servicer constitutes a Sub-Servicing Function Participant, then it will deliver, or cause to be delivered, to the applicable parties, an Annual
Assessment Report in respect of the Sub-Servicer and a corresponding Annual
Attestation Report (and the consent of the applicable registered public accounting firm to file it with the Commission) as and when contemplated by
Section 3.14. The Master Servicer and the Special Servicer shall each deliver to the Trustee and to each other copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken

                                      -178-

by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special
Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the
Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or
Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding,
Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the Master Servicer or the Special
Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

          (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law. The Master Servicer and the Special Servicer shall each notify the Trustee and the Depositor in writing, promptly upon becoming aware thereof, whether any Sub-Servicer constitutes an Additional Item 1123 Servicer or a Sub-Servicing Function
Participant. Each of the initial Master Servicer and the initial Special
Servicer hereby represents and warrants that, as of the Closing Date, it has not retained and does not expect to retain any particular Person or group of affiliated Persons to act as a Servicer with respect to 10% or more of the
Mortgage Pool (by balance).

          (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of an A/B Loan
Combination, also for the benefit of the related B-Noteholder(s), shall (at no expense to the Trustee, the Certificateholders, such B-Noteholder(s) or the
Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the
Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Serviced Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer
may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

          (d) In the event of the resignation, removal or other termination of
[_____________________________] or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any
Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the Master Servicer under such
Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such
Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such
Sub-Servicer is under no obligation to accept any such new Sub-Servicing
Agreement or to enter into or continue negotiations with the Trustee

                                      -179-

or other successor Master Servicer in which case the existing Sub-Servicing
Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing
Agreement if an Event of Default (as defined in such Sub-Servicing Agreement)
has occurred and is continuing or otherwise in accordance with the Sub-Servicing
Agreement, in each case without paying any sub-servicer termination fee.

          Each Sub-Servicing Agreement will provide, among other things, that the Master Servicer or the Trustee and their respective successors may at its sole option, terminate any rights the Sub-Servicer may have thereunder with respect to any or all Serviced Mortgage Loans if Moody's (i) reduces the rating assigned to one or more Classes of the Certificates as a result of the sub-servicing of the Serviced Mortgage Loans by the Sub-Servicer, or (ii)
advises the Master Servicer or the Trustee in writing that it will cause a qualification, downgrade or withdrawal of such rating due to the continued
servicing by the Sub-Servicer (and such qualification, downgrade or withdrawal of the ratings shall not have been withdrawn by Moody's within 45 days of the date that the Master Servicer or the Trustee obtained such actual knowledge).

          (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer
and the Special Servicer shall remain obligated and liable to the Trustee, the
Certificateholders and any affected B-Noteholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Serviced Loans or
Administered REO Properties for which it is responsible. The Master Servicer and the Special Servicer shall each be responsible, without any right of reimbursement, for all fees and other compensation and other amounts of
Sub-Servicers retained by it.

          (f) The Special Servicer shall not enter into a Sub-Servicing
Agreement unless Moody's has confirmed in writing that the execution of such agreement will not result in a qualification, downgrade, or withdrawal of the then-current ratings on the outstanding Certificates or such Sub-Servicing
Agreement relates to a Serviced Mortgage Loan or Serviced Mortgage Loans (along with any Serviced Mortgage Loans previously sub-serviced pursuant to this
Section) that represent less than 25% of the outstanding principal balance of all Specially Serviced Mortgage Loans. The Special Servicer shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder. Furthermore, notwithstanding anything herein to the contrary, until the Trustee files a Form 15 with respect to the Trust in accordance with Section 8.15, neither the Master Servicer nor the Special
Servicer shall retain or engage any Sub-Servicer or other Servicing
Representative without the express written consent of the Depositor unless
[SPECIFY CONDITIONS].

          SECTION 3.23. Representations and Warranties of Master Servicer and
                        Special Servicer.

          (a) The Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal
Agent, the Depositor and the Special Servicer, as of the Closing Date, that:

               (i) The Master Servicer is a [______________________], duly organized under the laws of the [______________________], and the Master
     Servicer is in compliance with the laws of each State in which any
     Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                                      -180-

               (ii) The execution and delivery of this Agreement by the Master
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

               (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the
     Master Servicer in accordance with the terms hereof, subject to (A)
     applicable receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master
     Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vi) No litigation is pending or, to the best of the Master
     Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the
     Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer (calculated, with respect to the initial Master
     Servicer, on a consolidated basis).

               (vii) Each officer, director, employee, consultant or advisor of the Master Servicer with responsibilities concerning the servicing and administration of Serviced Loans is covered by errors and omissions insurance in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

               (viii) The net worth of the Master Servicer (or, in the case of the initial Master Servicer, the consolidated net worth thereof and of its direct or indirect parent), determined in accordance with generally accepted accounting principles, is not less than $15,000,000.

               (ix) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the

                                      -181-

     consummation of the transactions contemplated by this Agreement has been obtained and is effective.

               (x) The Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

               (xi) The Master Servicer is on S&P's Select Servicer List as a
     U.S. Commercial Mortgage Master Servicer and is rated by Moody's as an acceptable master servicer.

          (b) The Special Servicer hereby represents and warrants to the
Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal Agent, the Depositor and the Master Servicer, as of the Closing Date,
that:

               (i) The Special Servicer is a [______________________] duly organized under the laws of the [______________________], validly existing and in compliance with the laws of each State in which any Mortgaged
     Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Special
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer enforceable against the
     Special Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B)
     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its
     execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this
     Agreement or the financial condition of the Special Servicer.

               (vi) No litigation is pending or, to the best of the Special
     Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the
     Special Servicer's good faith and reasonable judgment, is

                                      -182-

     likely to materially and adversely affect either the ability of the Special
     Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vii) Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Serviced
     Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

               (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special
     Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

               (ix) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

               (x) The Special Servicer is on S&P's Select Servicer List as a
     U.S. Commercial Mortgage Special Servicer and is rated by Moody's as an acceptable special servicer.

          (c) The representations and warranties of the Master Servicer and the
Special Servicer, set forth in Section 3.23(a) (with respect to the Master
Servicer) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

          (d) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          (e) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(b), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(b)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 3.24. Sub-Servicing Agreement Representation and Warranty.

          The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal Agent, the Depositor and the Special Servicer, as of the
Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in Sections 3.22(a) and the second paragraph of 3.22(d) in all material respects.

                                      -183-

          SECTION 3.25. Designation of Controlling Class Representative
                        and Class [XXX] Representative.

          (a) The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Voting
Rights allocated to the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class
Representative") having the rights and powers specified in this Agreement
(including, without limitation, those specified in Section 6.11) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the
Trustee of written requests for the selection of a Controlling Class
Representative from the Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Voting
Rights allocated to the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry
Certificates, to the extent actually known to a Responsible Officer of the
Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a
Controlling Class Representative. Such notice shall set forth the process for selecting a Controlling Class Representative, which shall be the designation of the Controlling Class Representative by the Holders (or Certificate Owners) of
Certificates representing more than 50% of the Voting Rights allocated to the
Controlling Class by a writing delivered to the Trustee. No appointment of any
Person as a Controlling Class Representative shall be effective until such
Person provides the Trustee and the Master Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers); provided that the initial
Controlling Class Representative shall be [______________________] without need for further designation or notice.

          (b) Within ten (10) Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the
Trustee shall, to the extent in its possession, deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder
(or, in the case of Book-Entry Certificates, to the extent actually known to a
Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special Servicer shall be entitled to conclusively rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the
Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable,
Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a
Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

          (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of
Book-Entry Certificates, Certificate

                                      -184-

Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry
Certificates, the Certificate Owners) of Certificates representing more than 50%
of the Voting Rights allocated to the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

          (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each
Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless the Holders (or, in the case of Book-Entry
Certificates, the Certificate Owners) of Certificates representing more than 50%
of the Voting Rights allocated to the Controlling Class, by aggregate
Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in
writing, of the resignation or removal of such Controlling Class Representative.

          (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of
Certificates of the Controlling Class, pro rata according to their respective
Percentage Interests in such Class, and not by the Trust Fund. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the
Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had
acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the
Controlling Class Representative) the Special Servicer on behalf of the Trust
Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the
Controlling Class Representative.

          (f) The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Class [XXX] Certificates representing more than 50% of the Voting Rights allocated to the Class [XXX] Certificates shall be entitled in accordance with this Section 3.25 to select a representative (the "Class [XXX]
Representative") having the rights and powers specified in this Agreement or to replace an existing Class [XXX] Representative. Upon (i) the receipt by the
Trustee of written requests for the selection of a Class [XXX] Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate
Owners) of Class [XXX] Certificates representing more than 50% of the Voting
Rights allocated to the Class [XXX] Certificates or (ii) the resignation or removal of the Person acting as the Class [XXX] Representative, the Trustee shall promptly notify the Depositor and the Holders (or, in the case of
Book-Entry Certificates, the Certificate Owners) of Class [XXX] Certificates
that they may select a Class [XXX] Representative. Such notice shall set forth the process for selecting a Class [XXX] Representative, which shall be the designation of such Class [XXX] Representative by the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Class [XXX] Certificates
representing more than 50% of the Voting Rights allocated to the Class [XXX]
Certificates by a writing delivered to the Trustee. No appointment of any Person as a Class [XXX] Representative shall be effective until such Person provides the Trustee and the Master Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal

                                      -185-

(including their names, titles, work addresses and facsimile numbers). Except as otherwise agreed with the related Holders (or, in the case of Book-Entry
Certificates, the Certificate Owners) of the Class [XXX] Certificates, no Class
[XXX] Representative shall owe any fiduciary duty to the Trustee, the Master
Servicer, the Special Servicer or any Certificateholder.

          (g) Within ten (10) Business Days (or as soon thereafter as practicable if the Class [XXX] Certificates are Book-Entry Certificates) of
receiving a request therefor from the Master Servicer or Special Servicer, the
Trustee shall, to the extent in its possession, deliver to the requesting party the identity of the Class [XXX] Representative and a list of each Holder (or, in the case of Book-Entry Certificates, each Certificate Owner) of the Class [XXX]
Certificates, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special
Servicer shall be entitled to conclusively rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master
Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Class [XXX] Representative or any of the Holders (or, in
the case of Book-Entry Certificates, the Certificate Owners) of the Class [XXX]
Certificates. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Class [XXX] Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the
Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

          (h) A Class [XXX] Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of
Book-Entry Certificates, each Certificate Owner) of the Class [XXX]
Certificates. The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Class [XXX] Certificates representing more than 50% of the Voting Rights allocated to the Class [XXX] Certificates shall be entitled to remove any existing Class [XXX] Representative by giving written notice to the
Trustee and to such existing Class [XXX] Representative.

          (i) Once a Class [XXX] Representative has been selected pursuant to this Section 3.25, each of the parties to this Agreement and each Holder (or, in the case of Book-Entry Certificates, each Certificate Owner) of the Class [XXX]
Certificates shall be entitled to rely on such selection unless the Holders (or, in the case of Book-Entry Certificates, Certificate Owners) of Class [XXX]
Certificates representing more than 50% of the Voting Rights allocated to the
Class [XXX] Certificates, by aggregate Certificate Principal Balance, or the
Class [XXX] Representative, as applicable, shall have notified the Trustee and each other Holder (or, in the case of Book-Entry Certificates, each other
Certificate Owner) of the Class [XXX] Certificates, in writing, of the resignation or removal of the Class [XXX] Representative.

          (j) Any and all expenses of a Class [XXX] Representative shall be borne by the Holders (or, in the case of Book-Entry Certificates, Certificate
Owners) of the Class [XXX] Certificates, pro rata, according to their respective
Percentage Interests in the Class [XXX] Certificates, and not by the Trust.
Notwithstanding the foregoing, if a claim is made against a Class [XXX]
Representative by a Mortgagor with respect to this Agreement or the [ABC]
Mortgage Loan, such Class [XXX] Representative shall immediately notify the
Master Servicer, the Trustee and the Special Servicer, whereupon (if the Special
Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) such Class [XXX] Representative had acted in good faith,

                                     -186-

without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards such Class [XXX] Representative) the
Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against such Class [XXX] Representative.
This provision shall survive the termination of this Agreement and the termination or resignation of such Class [XXX] Representative.

          (k) All requirements of the Master Servicer and the Special Servicer to provide notices, reports, statements or other information (including the access to information on a website) with respect to the [ABC] Mortgage Loan or any related REO Property to the Controlling Class Representative contained in this Agreement shall also apply to the Class [XXX] Representative, and the
Master Servicer and the Special Servicer shall also deliver or make available to the Class [XXX] Representative such notices, reports, statements or other information with respect to the [ABC] Mortgage Loan or any related REO Property that it delivers or makes available to the Controlling Class Representative.

          SECTION 3.26. Servicing of and Certain Matters Regarding an A/B
                        Loan Combination.

          (a) Subject to the related A/B Intercreditor Agreement, each A/B Loan
Combination shall be serviced pursuant to this Agreement as Serviced Loans, and servicing and administration of the related B-Note Loan shall continue hereunder for so long as the related A-Note Mortgage Loan(s) or any related A/B REO
Property is part of the Trust Fund or for such longer period as any amounts payable by the related B-Noteholder(s) to or for the benefit of the Trust Fund or any party hereto in accordance with the related A/B Intercreditor Agreement remain due and owing; provided, however, if a B-Note Loan is securitized, the
Master Servicer's servicing obligations and duties with respect to such B-Note
Loan shall be limited to those obligations and duties described in the related
A/B Intercreditor Agreement and this Agreement. In addition, the obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the
Special Servicer, the Trustee and the Fiscal Agent shall terminate with respect to a B-Note Loan if, when and to the extent that (i) the related A-Note Mortgage
Loan has been paid in full or is no longer part of the Trust Fund and (ii) no amounts payable by the related B-Noteholder to or for the benefit of the Trust
Fund or any party hereto in accordance with the related A/B Intercreditor
Agreement remain due and owing.

          (b) Notwithstanding the foregoing, the following considerations shall apply with respect to the servicing of a B-Note Loan:

               (i) none of the Master Servicer, the Special Servicer, the
     Trustee or the Fiscal Agent shall make any P&I Advance in respect of, or any Servicing Advance solely in respect of, a B-Note Loan; and

               (ii) the Master Servicer and the Special Servicer shall each consult with and obtain the consent of the related B-Noteholder(s) to the extent required by the related A/B Intercreditor Agreement.

          (c) Except in the case of the [DEF] or [GHI] Loan Combination, which is specifically addressed in Section 6.12 or Section 6.13, as applicable, the
Master Servicer shall timely provide to each B-Noteholder any reports or notices required to be delivered to such B-Noteholder pursuant to the

                                     -187-

related A/B Intercreditor Agreement, and the Special Servicer shall cooperate with the Master Servicer in preparing/delivering any such report or notice with respect to special servicing matters.

          (d) Except in the case of the [DEF] or [GHI] Loan Combination, which is specifically addressed in Section 6.12 or Section 6.13, as applicable, the parties hereto acknowledge that, with respect to an A-Note Mortgage Loan, the related B-Noteholder(s) have certain consent and direction rights as set forth in the related A/B Intercreditor Agreement and agree to take such actions contemplated by the related A/B Intercreditor Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow the related
B-Noteholder(s) to exercise such rights.

          (e) The parties hereto acknowledge that a B-Noteholder shall not (1)
owe any fiduciary duty to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer or any Certificateholder or (2) have any liability to the
Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the related A/B Intercreditor Agreement or the giving of any consent or for errors in judgment. Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have confirmed its understanding that a B-Noteholder (i) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the
Certificateholders, (ii) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders, (iii)
may have special relationships and interests that conflict with the interests of the Certificateholders and shall be deemed to have agreed to take no action against a B-Noteholder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts, (iv) shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates, and (v) shall not be liable by reason of its having acted or refrained from acting solely in the interests of a
B-Noteholder or its affiliates.

          (f) The parties hereto, the Controlling Class Representative, by its acceptance of its rights and obligations set forth herein, and each
Certificateholder, by its acceptance of a Certificate, hereby acknowledge the right of a B-Noteholder, upon the occurrence of certain specified events under the related A/B Intercreditor Agreement, to purchase the related A-Note Mortgage
Loan from the Trust, subject to the terms, conditions and limitations set forth in, and at the price specified in the related A/B Intercreditor Agreement, and the parties hereto agree to take such actions contemplated by such A/B
Intercreditor Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow such B-Noteholder to purchase the related A-Note
Mortgage Loan from the Trust. Such purchase right of the related B-Noteholder(s)
shall be superior to the corresponding purchase options set forth in Section
3.18(c) and/or 3.18(d), as applicable.

          (g) In connection with any purchase of an A-Note Mortgage Loan, pursuant to or as contemplated by Section 3.26(f), the Master Servicer or the
Special Servicer shall (i) if it receives the applicable purchase price (as provided in the related A/B Intercreditor Agreement) and/or any other amounts payable in connection with the purchase, deposit same, or remit same to the
Master Servicer for deposit, as applicable, into the Certificate Account and so notify the Trustee; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of a
Request for Release from the Master Servicer, the Trustee shall: (i) deliver the related Mortgage File to the Person effecting the purchase or its designee; and
(ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of such A-Note Mortgage Loan in the appropriate transferee, without recourse, representations or warranties.

                                     -188-

          (h) Each of the rights of a B-Noteholder under or contemplated by this
Section 3.26 shall be exercisable by a designee thereof on its behalf; provided that the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent
are provided with written notice by the related B-Noteholder of such designation
(upon which such party may conclusively rely) and the contact details of the designee.

          (i) If a B-Noteholder purchases the related A-Note Mortgage Loan as contemplated by Section 3.26(f), or if any Person purchases such A-Note Mortgage
Loan as a Defaulted Mortgage Loan pursuant to Section 3.18, then (subject to the related A/B Intercreditor Agreement) the Person effecting the purchase must also pay and/or reimburse to the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent and the Depositor the respective amounts then currently due and owing to them hereunder with respect to the related B-Note Loan and that, pursuant to the related A/B Intercreditor Agreement, would otherwise have been payable out of future collections on such B-Note Loan. Notwithstanding anything herein to the contrary, but subject to the related A/B Intercreditor Agreement, any such purchase shall be subject to such reimbursements.

          (j) Any reference to servicing any of the Mortgage Loans in accordance with any of the related loan documents (including the related Mortgage Note and
Mortgage) shall also mean, in the case of an A/B Loan Combination, in accordance with the related A/B Intercreditor Agreement.

          (k) The parties hereto recognize and acknowledge the respective rights of a B-Noteholder under the related A/B Intercreditor Agreement.

          (l) In the case of the [DEF] and [GHI] Loan Combinations, this Section
3.26 is in addition to the provisions of Section 6.12 and Section 6.13, respectively, that specifically relate to such A/B Loan Combination. In the event of any conflict between the terms of this Section 3.26 (insofar as it relates to either such Loan Combination) and the terms of the related Co-Lender
Agreement, the related Co-Lender Agreement shall control.

          SECTION 3.27. The Swap Agreement.

          (a) The Trustee is hereby authorized and directed, not in its individual capacity but solely as Trustee and on behalf, and for the benefit, of the Trust, to execute and deliver the Swap Agreement on the Closing Date and to perform obligations as described herein with respect to the Swap Agreement.
Furthermore, the Trustee is hereby authorized and directed to, and shall, perform all obligations on the part of the Trustee and/or the Trust under the
Swap Agreement; provided that (i) payments to be made to the Swap Counterparty pursuant to Section 3.27(d) shall be made out of amounts allocable as interest
(or, in the case of Class A-2FL Additional Fixed Swap Payments, Yield
Maintenance Charges and Prepayment Premiums) distributable on or with respect to the Class A-2FL REMIC II Regular Interest and (ii) any termination payment owing to the Swap Counterparty shall be payable solely out of any upfront payment made by a replacement swap counterparty in connection with entering into a replacement interest rate swap agreement with the Trust, and the Trustee shall not be responsible for using its own funds in making such payments. Upon the
Trustee entering into the Swap Agreement on behalf of the Trust, the Trust shall be bound by the terms and conditions of the Swap Agreement.

          (b) [RESERVED]

                                     -189-

          (c) The Trustee shall act as "calculation agent" under the Swap
Agreement and shall timely perform all duties associated therewith.

          In addition, by 5:00 p.m. (New York time) on the Business Day prior to
(or, in the case of item (i) below, no later than the Determination Date relating to) each Distribution Date, based on (in the case of items (ii) and
(iii) below) the CMSA Loan Periodic Update File for the related Collection
Period provided by the Master Servicer pursuant to Section 3.12, the Trustee shall notify the Swap Counterparty, as calculation agent under the Swap
Agreement, in writing of (i) the Class Principal Balance of the Class A-2FL
Certificates immediately prior to the related Distribution Date, (ii) the amount of any Prepayment Premiums and Yield Maintenance Charges distributable with respect to the Class A-2FL REMIC II Regular Interest for the related
Distribution Date, and (iii) the amount of interest distributable with respect to the Class A-2FL REMIC II Regular Interest pursuant to Section 4.01(a) for such Distribution Date.

          (d) On each Distribution Date, following all deposits to the Floating
Rate Account on or prior to that date pursuant to Section 3.04(c), the Trustee shall remit the Class A-2FL Net Fixed Swap Payment, the Class A-2FL Additional
Fixed Swap Payment and the Class A-2FL Fixed Payer Shortfall Reimbursement
Payment, in each case if any, to the Swap Counterparty out of amounts on deposit in the Floating Rate Account that represent distributions of Distributable
Certificate Interest (or, in the case of the Class A-2FL Additional Fixed Swap
Payments, Yield Maintenance Charges and Prepayment Premiums) in respect of the
Class A-2FL REMIC II Regular Interest; provided that, during the continuation of a Swap Default of the nature described in clause (i) of the definition of "Swap
Default" while the Trustee is pursuing remedies under the Swap Agreement, or following the termination of the Swap Agreement, the Trustee shall not make such payments to the Swap Counterparty. If by 3:00 p.m. New York City time on any
Class A-2FL Swap Payment Date the Trustee has not received any Class A-2FL Net
Floating Swap Payment payable by the Swap Counterparty on such date, the Trustee shall, consistent with the Swap Agreement, in order to, among other things, cause the commencement of the applicable grace period, promptly notify the Swap
Counterparty that the Trustee has not received such Class A-2FL Net Floating
Swap Payment.

          (e) Subject to Section 8.02(iii), the Trustee shall at all times enforce the Trust's rights under the Swap Agreement. In the event of a Swap
Default, the Trustee shall (i) provide notice of such Swap Default on the date of such default to the Swap Counterparty and (ii) promptly provide written notice to the Holders of the Class A-2FL Certificates and, subject to Section
8.02(iii), shall be required to take such actions (following the expiration of any applicable grace period specified in the Swap Agreement), unless otherwise directed in writing by the Holders or Certificate Owners of Certificates representing at least 25% of the Class Principal Balance of the Class A-2FL
Certificates, to enforce the rights of the Trust under the Swap Agreement as may be permitted by the terms thereof, including termination thereof, and use any
Swap Termination Fees received from the Swap Counterparty to enter into a replacement interest rate swap agreement on substantially identical terms, with a replacement swap counterparty that would not cause a Collateralization Event
(as defined in the Swap Agreement). If the costs attributable to entering into a replacement interest rate swap agreement would exceed the amount of any Swap
Termination Fees, a replacement interest rate swap agreement shall not be entered into and any such proceeds will instead be distributed, pro rata, to the holders of the Class A-2FL Certificates on the immediately succeeding
Distribution Date as part of the Class A-2FL Interest Distribution Amount for such Distribution Date. If any replacement swap counterparty pays any fee in connection with the execution of any replacement interest rate swap agreement with the Trust, the

                                     -190-

Trustee shall distribute such fee: first, to the Swap Counterparty in respect of the terminated Swap Agreement, up to the amount of any termination payment owing to the terminated Swap Counterparty under, and in connection with the termination of, such Swap Agreement, and such fee (or applicable portion thereof) shall be deemed to have been distributed first to the Depositor as compensation to the Depositor under this Agreement and then from the Depositor to the Swap Counterparty in respect of the terminated Swap Agreement, and then, any remainder, to the Depositor. Any expenses, costs and/or liabilities incurred by the Trustee in connection with enforcing the Swap Agreement shall be payable and/or reimbursable solely out of indemnification payments made by Class A-2FL
Certificateholders.

          Any Class A-2FL Distribution Conversion shall become permanent following the determination by the Trustee (or by the Holders or Certificate
Owners of Certificates representing at least 25% of the Class Principal Balance of the Class A-2FL Certificates) not to enter into a replacement interest rate swap agreement and distribution of any Swap Termination Fees to the Holders of the Class A-2FL Certificates. Any such Swap Default (or termination of the Swap
Agreement) and the consequent Class A-2FL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

          Upon any change in the payment terms on the Class A-2FL Certificates, including as a result of a Class A-2FL Distribution Conversion, termination of a
Class A-2FL Distribution Conversion, a Swap Default or the cure of a Swap
Default, the Trustee shall promptly notify the Depository of the change in payment terms.

                                     -191-

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

          SECTION 4.01. Distributions.

          (a) On each Distribution Date, the Trustee shall (except as otherwise provided in Section 9.01), based on, among other things, information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the
Distribution Account, after payment of amounts payable from the Distribution
Account in accordance with Section 3.05(b)(ii) through (viii), and deemed distributions from REMIC I to REMIC II pursuant to Section 4.01(i), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Loan Group No. 1 Available Distribution
Amount and/or the Loan Group No. 2 Available Distribution Amount, as applicable:

               (i) to make distributions of interest to the Holders of the Class
     A-1, Class A-1D, Class A-2FX, Class A-3, Class A-SB and Class A-4
     Certificates and to the Floating Rate Account with respect to the Class
     A-2FL REMIC II Regular Interest, from the Loan Group No. 1 Available
     Distribution Amount, in an amount equal to, and pro rata as among those
     Classes of Senior Certificates and the Class A-2FL REMIC II Regular
     Interest in accordance with, all Distributable Certificate Interest in respect of each such Class of Senior Certificates and the Class A-2FL REMIC
     II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and concurrently, to make distributions of interest to the Holders of the Class A-1A
     Certificates, from the Loan Group No. 2 Available Distribution Amount in an
     amount equal to all Distributable Certificate Interest in respect of the
     Class A-1A Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and also concurrently, to make distributions of interest to the Holders of the Class X
     Certificates, from the Loan Group No. 1 Available Distribution Amount and/or the Loan Group No. 2 Available Distribution Amount, in an amount equal to all Distributable Certificate Interest in respect of the Class X
     Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Loan
     Group No. 1 Available Distribution Amount and/or the Loan Group No. 2
     Available Distribution Amount is insufficient to pay in full the
     Distributable Certificate Interest payable as described above in respect of any Class of Senior Certificates referred to above or in respect of the
     Class A-2FL REMIC II Regular Interest on such Distribution Date, then the entire Net Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the
     Senior Certificates referred to above and the Class A-2FL REMIC II Regular
     Interest, up to an amount equal to, and pro rata as among the respective
     Classes of Senior Certificates referred to above and the Class A-2FL REMIC
     II Regular Interest in accordance with, the Distributable Certificate
     Interest in respect of each such Class of Senior Certificates and the Class
     A-2FL REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (ii) to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until the related Class Principal Balance
     (after taking into account all Certificate Deferred Interest added thereto on such Distribution Date) is reduced to the Class A-SB Planned

                                     -192-

     Principal Balance for such Distribution Date, and second, to the Holders of the Class A-1 Certificates and to the Holders of the Class A-1D
     Certificates, on a pro rata basis by balance, until the related Class
     Principal Balance of each such Class of Senior Certificates (after taking into account all Certificate Deferred Interest added thereto on such
     Distribution Date) is reduced to zero, and third, to the Holders of the
     Class A-2FX Certificates and to the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest, on a pro rata basis by balance, until the related Class Principal Balance of each of the Class A-2FX
     Certificates and the Class A-2FL REMIC II Regular Interest (after taking into account all Certificate Deferred Interest added thereto on such
     Distribution Date) is reduced to zero, and fourth, to the Holders of the
     Class A-3 Certificates, until the related Class Principal Balance of the
     Class A-3 Certificates (after taking into account all Certificate Deferred
     Interest added thereto on such Distribution Date) is reduced to zero, and fifth, to the Holders of the Class A-SB Certificates until the related
     Class Principal Balance of the Class A-SB Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal made with respect to the Class A-SB Certificates pursuant to subclause first of this clause (ii), on such Distribution Date)
     is reduced to zero, and sixth, to the Holders of the Class A-4
     Certificates, until the related Class Principal Balance of the Class A-4
     Certificates (after taking into account all Certificate Deferred Interest added thereto on such Distribution Date) is reduced to zero, in that order, in an aggregate amount for subclauses first through sixth of this clause
     (ii) (not to exceed the aggregate of the Class Principal Balances of those
     Classes of Senior Certificates and the Class A-2FL REMIC II Regular
     Interest outstanding immediately prior to, together with all Certificate
     Deferred Interest with respect to those Classes of Senior Certificates and the Class A-2FL REMIC II Regular Interest for, such Distribution Date)
     equal to the Loan Group No. 1 Principal Distribution Amount for such
     Distribution Date; and concurrently, to make distributions of principal to the Holders of the Class A-1A Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-1A Certificates for, such Distribution Date) equal to the Loan Group No. 2 Principal Distribution Amount for such Distribution
     Date; provided that, if the portion of the Net Available Distribution
     Amount for such Distribution Date remaining after the distributions of interest made pursuant to the immediately preceding clause (i) is less than the Net Principal Distribution Amount for such Distribution Date, then the
     Holders of the Class A-1, Class A-1D, Class A-2FX, Class A-3, Class A-SB
     and Class A-4 Certificates and Grantor Trust A-2FL with respect to the
     Class A-2FL REMIC II Regular Interest shall have a prior right, relative to the Holders of the Class A-1A Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group No. 1 Available Distribution Amount for such Distribution
     Date and the Holders of the Class A-1A Certificates shall have a prior right, relative to the Holders of the Class A-1, Class A-1D, Class A-2FX,
     Class A-3, Class A-SB and Class A-4 Certificates and Grantor Trust A-2FL
     with respect to the Class A-2FL REMIC II Regular Interest, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group No. 2 Available Distribution Amount for
     such Distribution Date; and provided, further, that, notwithstanding the foregoing, if the aggregate of the Class Principal Balances of the Class
     A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class
     H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class
     Q Certificates has previously been reduced to zero, or if the subject
     Distribution Date is the final Distribution Date, then distributions of principal will be made to the Holders of the Class A-1, Class A-1D, Class
     A-2FX, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates and to
     the Floating Rate Account with respect to the Class A-2FL

                                     -193-

     REMIC II Regular Interest pursuant to this clause (ii) up to an amount equal to, and pro rata as among such Classes of Senior Certificates in accordance with, the Class Principal Balance of each such Class of Senior
     Certificates and the Class A-2FL REMIC II Regular Interest outstanding immediately prior to, together with in each such case all Certificate
     Deferred Interest with respect to the subject Class of Senior Certificates or the Class A-2FL REMIC II Regular Interest, as the case may be, for, such
     Distribution Date (and without regard to Loan Groups or the Net Principal
     Distribution Amount for such Distribution Date);

               (iii) after the Class Principal Balance of the Class A-1A
     Certificates has been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until related Class
     Principal Balance (after taking into account all Certificate Deferred
     Interest added thereto, and any distributions of principal made with respect to the Class A-SB Certificates pursuant to the immediately preceding clause (ii), on such Distribution Date) is reduced to the Class
     A-SB Planned Principal Balance for such Distribution Date, and second, to the Holders of the Class A-1 Certificates and to the Holders of the Class
     A-1D Certificates, on a pro rata basis by balance, until the related Class
     Principal of each such Class of Senior Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii), on such Distribution Date) is reduced to zero, and third, to the Holders of the Class A-2FX Certificates and to the Floating
     Rate Account with respect to the Class A-2FL REMIC II Regular Interest, on a pro rata basis by balance, until the related Class Principal Balance of each of the Class A-2FX Certificates and the Class A-2FL REMIC II Regular
     Interest (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii), on such Distribution Date) is reduced to zero, and fourth, to the Holders of the Class A-3 Certificates, until the related Class Principal Balance of the Class A-3 Certificates
     (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii), on such Distribution Date) is reduced to zero, and fifth, to the Holders of the Class A-SB Certificates until the related Class Principal Balance of the Class A-SB Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii) and/or subclause first of this clause
     (iii), on such Distribution Date) is reduced to zero, and sixth, to the holders of the Class A-4 Certificates, until the related Class Principal
     Balance of the Class A-4 Certificates (after taking into account all
     Certificate Deferred Interest added thereto on such Distribution Date) is reduced to zero, in that order, up to an aggregate amount for subclauses first through sixth of this clause (iii) (not to exceed the aggregate of the Class Principal Balances of those Classes of Senior Certificates and the Class A-2FL REMIC II Regular Interest outstanding immediately prior to, together with all Certificate Deferred Interest with respect to those
     Classes of Senior Certificates and the Class A-2FL REMIC II Regular
     Interest for, such Distribution Date, reduced by any distributions of principal made with respect to those Classes of Senior Certificates and the
     Class A-2FL REMIC II Regular Interest on such Distribution Date pursuant to the immediately preceding clause (ii)) equal to the excess, if any, of (A)
     the Loan Group No. 2 Principal Distribution Amount for such Distribution
     Date, over (B) the distributions of principal made with respect to the
     Class A-1A Certificates on such Distribution Date pursuant to the immediately preceding clause (ii);

                                     -194-

               (iv) after the aggregate of the Class Principal Balances of the
     Class A-1, Class A-1D, Class A-2FX, Class A-3, Class A-SB and Class A-4
     Certificates and the Class A-2FL REMIC II Regular Interest has been reduced to zero, to make distributions of principal to the Holders of the Class
     A-1A Certificates, up to an amount (not to exceed the Class Principal
     Balance of the Class A-1A Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class
     A-1A Certificates for, such Distribution Date, reduced by any distributions of principal made with respect to the Class A-1A Certificates on such
     Distribution Date pursuant to clause (ii) above) equal to the excess, if any, of (A) the Loan Group No. 1 Principal Distribution Amount for such
     Distribution Date, over (B) the aggregate distributions of principal made with respect to the Class A-1, Class A-1D, Class A-2FX, Class A-3, Class
     A-SB and/or Class A-4 Certificates and/or the Class A-2FL REMIC II Regular
     Interest on such Distribution Date pursuant to clause (ii) above;

               (v) to make distributions to the Holders of the Class A-1
     Certificates, the Class A-1D Certificates, the Class A-2FX Certificates,
     the Class A-3 Certificates, the Class A-SB Certificates, the Class A-4
     Certificates and the Class A-1A Certificates and to the Floating Rate
     Account with respect to the Class A-2FL REMIC II Regular Interest, up to an
     amount equal to, pro rata as among such Classes of Senior Class A
     Certificates and the Class A-2FL REMIC II Regular Interest in accordance with, and in reimbursement of, all Realized Losses and Additional Trust
     Fund Expenses, if any, previously allocated to each such Class of Senior
     Certificates and not previously reimbursed;

               (vi) to make distributions of interest to the Holders of the
     Class A-M Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (vii) after the Class Principal Balances of the Class A-1, Class
     A-1D, Class A-2FX, Class A-3, Class A-SB, Class A-4 and Class A-1A
     Certificates and the Class A-2FL REMIC II Regular Interest have been reduced to zero, to make distributions of principal to the Holders of the
     Class A-M Certificates, up to an amount (not to exceed the Class Principal
     Balance of the Class A-M Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class
     A-M Certificates for, such Distribution Date) equal to the entire Net
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any
     Class of Senior Class A Certificates and/or to the Floating Rate Account
     with respect to the Class A-2FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (viii) to make distributions to the Holders of the Class A-M
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class A-M Certificates and not previously reimbursed;

               (ix) to make distributions of interest to the Holders of the
     Class A-J Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

                                     -195-

               (x) after the Class Principal Balance of the Class A-M
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class A-J Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-J Certificates
     outstanding immediately prior to, together with all Certificate Deferred
     Interest with respect to the Class A-J Certificates for, such Distribution
     Date) equal to the entire Net Principal Distribution Amount for such
     Distribution Date (net of any portion thereof distributed on such
     Distribution Date to the Holders of any other Class of Sequential Pay
     Certificates and/or to the Floating Rate Account with respect to the Class
     A-2FL REMIC II Regular Interest pursuant to any prior clause of this
     Section 4.01(a));

               (xi) to make distributions to the Holders of the Class A-J
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class A-J Certificates and not previously reimbursed;

               (xii) to make distributions of interest to the Holders of the
     Class B Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xiii) after the Class Principal Balance of the Class A-J
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, up to an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class B Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date
     (net of any portion thereof distributed on such Distribution Date to the
     Holders of any other Class of Sequential Pay Certificates and/or to the
     Floating Rate Account with respect to the Class A-2FL REMIC II Regular
     Interest pursuant to any prior clause of this Section 4.01(a));

               (xiv) to make distributions to the Holders of the Class B
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

               (xv) to make distributions of interest to the Holders of the
     Class C Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xvi) after the Class Principal Balance of the Class B
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class C Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date
     (net of any portion thereof distributed on such Distribution Date to the
     Holders of any other Class of Sequential Pay Certificates and/or to the
     Floating Rate Account with respect to the Class A-2FL REMIC II Regular
     Interest pursuant to any prior clause of this Section 4.01(a));

                                     -196-

               (xvii) to make distributions to the Holders of the Class C
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

               (xviii) to make distributions of interest to the Holders of the
     Class D Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class D Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xix) after the Class Principal Balance of the Class C
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class D Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date
     (net of any portion thereof distributed on such Distribution Date to the
     Holders of any other Class of Sequential Pay Certificates and/or to the
     Floating Rate Account with respect to the Class A-2FL REMIC II Regular
     Interest pursuant to any prior clause of this Section 4.01(a));

               (xx) to make distributions to the Holders of the Class D
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

               (xxi) to make distributions of interest to the Holders of the
     Class E Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class E Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xxii) after the Class Principal Balance of the Class D
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class E Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date
     (net of any portion thereof distributed on such Distribution Date to the
     Holders of any other Class of Sequential Pay Certificates and/or to the
     Floating Rate Account with respect to the Class A-2FL REMIC II Regular
     Interest pursuant to any prior clause of this Section 4.01(a));

               (xxiii) to make distributions to the Holders of the Class E
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

               (xxiv) to make distributions of interest to the Holders of the
     Class F Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class F Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

                                     -197-

               (xxv) after the Class Principal Balance of the Class E
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class F Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date
     (net of any portion thereof distributed on such Distribution Date to the
     Holders of any other Class of Sequential Pay Certificates and/or to the
     Floating Rate Account with respect to the Class A-2FL REMIC II Regular
     Interest pursuant to any prior clause of this Section 4.01(a));

               (xxvi) to make distributions to the Holders of the Class F
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

               (xxvii) to make distributions of interest to the Holders of the
     Class G Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class G Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xxviii) after the Class Principal Balance of the Class F
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class G Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date
     (net of any portion thereof distributed on such Distribution Date to the
     Holders of any other Class of Sequential Pay Certificates and/or to the
     Floating Rate Account with respect to the Class A-2FL REMIC II Regular
     Interest pursuant to any prior clause of this Section 4.01(a));

               (xxix) to make distributions to the Holders of the Class G
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

               (xxx) to make distributions of interest to the Holders of Class H
     Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xxxi) after the Class Principal Balance of the Class G
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class H Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date
     (net of any portion thereof distributed on such Distribution Date to the
     Holders of any other Class of Sequential Pay Certificates and/or to the
     Floating Rate Account with respect to the Class A-2FL REMIC II Regular
     Interest pursuant to any prior clause of this Section 4.01(a));

                                     -198-

               (xxxii) to make distributions to the Holders of the Class H
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

               (xxxiii) to make distributions of interest to the Holders of the
     Class J Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class J Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xxxiv) after the Class Principal Balance of the Class H
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class J Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date
     (net of any portion thereof distributed on such Distribution Date to the
     Holders of any other Class of Sequential Pay Certificates and/or to the
     Floating Rate Account with respect to the Class A-2FL REMIC II Regular
     Interest pursuant to any prior clause of this Section 4.01(a));

               (xxxv) to make distributions to the Holders of the Class J
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

               (xxxvi) to make distributions of interest to the Holders of the
     Class K Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class K Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xxxvii) after the Class Principal Balance of the Class J
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class K Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date
     (net of any portion thereof distributed on such Distribution Date to the
     Holders of any other Class of Sequential Pay Certificates and/or to the
     Floating Rate Account with respect to the Class A-2FL REMIC II Regular
     Interest pursuant to any prior clause of this Section 4.01(a));

               (xxxviii) to make distributions to the Holders of the Class K
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

               (xxxix) to make distributions of interest to the Holders of the
     Class L Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class L Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

                                     -199-

               (xl) after the Class Principal Balance of the Class K
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class L Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date
     (net of any portion thereof distributed on such Distribution Date to the
     Holders of any other Class of Sequential Pay Certificates and/or to the
     Floating Rate Account with respect to the Class A-2FL REMIC II Regular
     Interest pursuant to any prior clause of this Section 4.01(a));

               (xli) to make distributions to the Holders of the Class L
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

               (xlii) to make distributions of interest to the Holders of the
     Class M Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class M Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xliii) after the Class Principal Balance of the Class L
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class M Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date
     (net of any portion thereof distributed on such Distribution Date to the
     Holders of any other Class of Sequential Pay Certificates and/or to the
     Floating Rate Account with respect to the Class A-2FL REMIC II Regular
     Interest pursuant to any prior clause of this Section 4.01(a));

               (xliv) to make distributions to the Holders of the Class M
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

               (xlv) to make distributions of interest to the Holders of the
     Class N Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class N Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xlvi) after the Class Principal Balance of the Class M
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class N Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date
     (net of any portion thereof distributed on such Distribution Date to the
     Holders of any other Class of Sequential Pay Certificates and/or to the
     Floating Rate Account with respect to the Class A-2FL REMIC II Regular
     Interest pursuant to any prior clause of this Section 4.01(a));

                                     -200-

               (xlvii) to make distributions to the Holders of the Class N
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

               (xlviii) to make distributions of interest to the Holders of the
     Class O Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class O Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xlix) after the Class Principal Balance of the Class N
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class O Certificates, up to an amount (not to exceed the Class Principal Balance of the Class O Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class O Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date
     (net of any portion thereof distributed on such Distribution Date to the
     Holders of any other Class of Sequential Pay Certificates and/or to the
     Floating Rate Account with respect to the Class A-2FL REMIC II Regular
     Interest pursuant to any prior clause of this Section 4.01(a));

               (l) to make distributions to the Holders of the Class O
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class O Certificates and not previously reimbursed;

               (li) to make distributions of interest to the Holders of the
     Class P Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class P Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (lii) after the Class Principal Balance of the Class O
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class P Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date
     (net of any portion thereof distributed on such Distribution Date to the
     Holders of any other Class of Sequential Pay Certificates and/or to the
     Floating Rate Account with respect to the Class A-2FL REMIC II Regular
     Interest pursuant to any prior clause of this Section 4.01(a));

               (liii) to make distributions to the Holders of the Class P
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed; and

               (liv) to make distributions of interest to the Holders of the
     Class Q Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class Q Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

                                     -201-

               (lv) after the Class Principal Balance of the Class P
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, up to an amount (not to exceed the Class Principal Balance of the Class Q Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class Q Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date
     (net of any portion thereof distributed on such Distribution Date to the
     Holders of any other Class of Sequential Pay Certificates and/or to the
     Floating Rate Account with respect to the Class A-2FL REMIC II Regular
     Interest pursuant to any prior clause of this Section 4.01(a));

               (lvi) to make distributions to the Holders of the Class Q
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Q Certificates and not previously reimbursed; and

               (lvii) to make distributions to the Holders of the Class R
     Certificates, up to an amount equal to the excess, if any, of (A) the Net
     Available Distribution Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the Regular Certificates (other than the Class [XXX] Certificates) and the Class A-2FL REMIC II Regular
     Interest on such Distribution Date pursuant to clauses (i) through (lvi)
     above.

          All distributions of interest made in respect of the Class X
Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of the various Class X Components, pro rata in accordance with the respective amounts of Accrued Component Interest in respect of such Class X Components for such Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior
Distribution Dates, if any.

          On each Distribution Date, the Trustee shall (except as otherwise provided in Section 9.01), based, among other things, on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the
Distribution Account, after payment of amounts payable from the Distribution
Account in accordance with Section 3.05(b)(ii) through (viii), and deemed distributions from REMIC I to REMIC II pursuant to Section 4.01(i), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Class [XXX] Available Distribution
Amount:

               (i) to make distributions of interest to the Holders of the Class
          [XXX] Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (ii) to make distributions of principal to the Holders of the
          Class [XXX] Certificates, up to an amount (not to exceed the Class
          Principal Balance of the Class [XXX] Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class [XXX] Certificates for, such Distribution
          Date) equal to the entire Class [XXX] Principal Distribution Amount for such Distribution Date; and

                                     -202-

               (iii) to make distributions to the Holders of the Class [XXX]
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class [XXX] Certificates and not previously reimbursed.

          Distributions in reimbursement of Realized Losses and Additional Trust
Fund Expenses previously allocated to a Class of Principal Balance Certificates or the Class A-2FL REMIC II Regular Interest shall not constitute distributions of principal and shall not result in reduction of the related Class Principal
Balance.

          (b) On each Distribution Date, the Trustee shall withdraw from the
Distribution Account any amounts that represent Prepayment Premiums and/or Yield
Maintenance Charges actually received on the Mortgage Loans and any REO Mortgage
Loans during the related Collection Period and shall be deemed to distribute each such Prepayment Premium and/or Yield Maintenance Charge from REMIC I to
REMIC II in respect of REMIC I Regular Interest A-1 (whether or not such REMIC I
Regular Interest has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield Maintenance Charge, as additional yield, as follows:

               (i) first, to the Holders of the respective Classes of Sequential
     Pay Certificates (other than any Excluded Class thereof) entitled to distributions of principal on such Distribution Date, pursuant to Section
     4.01(a), with respect to the Loan Group that includes the prepaid Mortgage
     Loan or REO Mortgage Loan, as the case may be, and to the Floating Rate
     Account with respect to the Class A-2FL REMIC II Regular Interest (if distributions of principal are being made with respect thereto on such
     Distribution Date, pursuant to Section 4.01(a), with respect to the Loan
     Group that includes the prepaid Mortgage Loan or REO Mortgage Loan, as the case may be), up to an amount equal to, and pro rata based on, the
     Additional Yield Amounts for each such Class of Certificates and, if applicable, the Class A-2FL REMIC II Regular Interest for such Distribution
     Date with respect to the subject Prepayment Premium or Yield Maintenance
     Charge, as the case may be; and

               (ii) second, to the Holders of the Class X Certificates, up to any remaining portion of such Yield Maintenance Charges and/or Prepayment
     Premiums.

          If the subject Yield Maintenance Charge or Prepayment Premium being distributed on any Distribution Date pursuant to the prior paragraph relates to the [ABC] Mortgage Loan or any successor REO Mortgage Loan with respect thereto, then (prior to such amount being deemed distributed from REMIC I to REMIC II as provided above in this Section 4.01(b)) such Yield Maintenance Charge or
Prepayment Premium shall be deemed distributed from the Loan REMIC to REMIC I in respect of the two Loan REMIC Regular Interests, on a pro rata basis in accordance with their respective Loan REMIC Principal Balances outstanding immediately prior to the subject Distribution Date.

          Any distributions of additional interest, in the form of Yield
Maintenance Charges and/or Prepayment Premiums, made with respect to the Class X
Certificates on any Distribution Date pursuant to this Section 4.01(b) shall be allocated among the respective Class X Components on a pro rata basis in accordance with the relative amounts by which their respective Component
Notional Amounts declined as a result of deemed distributions of principal on the REMIC I Regular Interests on such

                                     -203-

Distribution Date pursuant to Section 4.01(i) (or, if there were no such declines, then on a pro rata basis in accordance with the relative sizes of their respective Component Notional Amounts).

          On each Distribution Date, the Trustee shall withdraw from the
Additional Interest Account any amounts that represent Additional Interest actually collected during the related Collection Period on the ARD Mortgage
Loans and any successor REO Mortgage Loans with respect thereto and shall distribute such amounts to the Holders of the Class Y Certificates.

          (c) Subject to Section 3.27, on each Distribution Date, the Trustee shall apply amounts on deposit in the Floating Rate Account for the following purposes and in the following order of priority, in each case to the extent of the Class A-2FL Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges and/or Prepayment Premiums) for such
Distribution Date:

               (i) to make distributions of interest to the Holders of the Class
     A-2FL Certificates, up to the Class A-2FL Interest Distribution Amount for
     such Distribution Date;

               (ii) to make distributions of principal to the Holders of the
     Class A-2FL Certificates, in reduction of the Class Principal Balance thereof, up to the Class A-2FL Principal Distribution Amount for such
     Distribution Date, until such Class Principal Balance has been reduced to zero;

               (iii) to reimburse the Holders of the Class A-2FL Certificates, until all Realized Losses and Additional Trust Fund Expenses previously allocated to the Class A-2FL Certificates, but not previously reimbursed, have been reimbursed in full; and

               (iv) to make distributions to the Holders of the Class A-2FL
     Certificates of any remaining amount.

          For so long as the Swap Agreement is in effect and there is no continuing payment default thereunder on the part of the Swap Counterparty, all
Prepayment Premiums and Yield Maintenance Charges allocable to the Class A-2FL
REMIC II Regular Interest shall be payable to the Swap Counterparty pursuant to the terms of the Swap Agreement. However, during the occurrence of a payment default on the part of the Swap Counterparty under the Swap Agreement or if the
Swap Agreement is terminated and a replacement Swap Agreement is not obtained, then all Prepayment Premiums and Yield Maintenance Charges distributed to the
Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest shall be distributed by the Trustee to the Holders of the Class A-2FL
Certificates on the subject Distribution Date.

          (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding
Certificates in such Class based on their respective Percentage Interests.
Except as otherwise provided below, all such distributions with respect to each
Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to (or, in the case of the first Distribution Date, no later than) the related Record Date
(which wiring instructions may be in the form of a standing order

                                      -204-

applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate
Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate
Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a
Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense
previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate
Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R
Certificates.

          (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer
shall have any responsibility therefor except as otherwise provided by this
Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the Initial Depository dated as of the Closing Date.

          (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                                      -205-

          (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that, or receives written notification that, the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to such Class of Certificates) will be made on the next
Distribution Date, the Trustee shall, as soon as reasonably possible (and, in any event, no later than five days after the related Determination Date), mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

          Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or
Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Holders of the Class R Certificates all unclaimed funds and other assets which remain subject thereto.

          (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to
Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The Certificate Registrar shall promptly provide the Trustee with any IRS Forms W-9, W-8BEN, W-8IMY (and all appropriate attachments) or W-8ECI upon its receipt thereof. The consent of
Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

          (i) All distributions made in respect of each Class of Principal
Balance Certificates (exclusive of the Class A-2FL Certificates) and the Class
A-2FL REMIC II Regular Interest on each

                                      -206-

Distribution Date (including the final Distribution Date) pursuant to Section
4.01(a), Section 4.01(k) or Section 9.01 shall be deemed to have first been distributed from REMIC I to REMIC II with respect to the Corresponding REMIC I
Regular Interest for such Class of Certificates or the Class A-2FL REMIC II
Regular Interest, as the case may be; and all distributions made with respect to the Class X Certificates on each Distribution Date pursuant to Section 4.01(a)
or Section 9.01 and allocable to any particular Class X Component, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the
Corresponding REMIC I Regular Interest for such Class X Component. In each case, if such distribution on any Class of Regular Certificates or the Class A-2FL
REMIC II Regular Interest, as the case may be, was a distribution of accrued interest, of principal or in reimbursement of any Realized Loss or Additional
Trust Fund Expense previously allocated thereto, then the corresponding distribution deemed to be made on a REMIC I Regular Interest pursuant to the preceding sentence shall be deemed to also be, respectively, a distribution of accrued interest, of principal or in reimbursement of any Realized Loss or
Additional Trust Fund Expense previously allocated to such REMIC I Regular
Interest.

          (j) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(c),
Section 4.01(k) or Section 9.01, or the corresponding deemed distributions on the REMIC I Regular Interests pursuant to Section 4.01(i), provided that no
[ABC] Payment Trigger Event existed at the close of business on the related
Determination Date, the Trustee shall be deemed to have made (or, in the case of clause sixth below, shall actually make, subject to the Master Servicer or
Special Servicer, as applicable, reporting to the Trustee pursuant to Section
6.14(d)), out of the [ABC] Available Distribution Amount for such Distribution
Date, the following distributions to REMIC I and/or the Majority Class [XXX]
Certificateholder(s), in the following order of priority, in each case to the extent of the remaining portion of the [ABC] Available Distribution Amount for such Distribution Date:

          first, distributions to REMIC I of accrued interest with respect to
     Loan REMIC Regular Interest [XXX]-I, up to an amount equal to all
     Uncertificated Distributable Interest with respect to such Loan REMIC
     Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

          second, distributions to REMIC I of accrued interest with respect to
     Loan REMIC Regular Interest [XXX]-II, up to an amount equal to all
     Uncertificated Distributable Interest with respect to such Loan REMIC
     Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

          third, distributions to REMIC I of principal with respect to Loan
     REMIC Regular Interest [XXX]-I and Loan REMIC Regular Interest [XXX]-II,
     pro rata by balance, up to an amount (not to exceed the aggregate Loan
     REMIC Principal Balance of Loan REMIC Regular Interest [XXX]-I and Loan
     REMIC Regular Interest [XXX]-II immediately prior to, together with any
     Loan REMIC Deferred Interest with respect to Loan REMIC Regular Interest
     [XXX]-I and Loan REMIC Regular Interest [XXX]-II for, such Distribution
     Date), equal to the entire [ABC] Principal Distribution Amount for such
     Distribution Date;

          fourth, reimbursements to REMIC I of any Realized Losses and
     Additional Trust Fund Expenses previously allocated to Loan REMIC Regular
     Interest [XXX]-I and not previously reimbursed;

                                      -207-

          fifth, reimbursements to REMIC I of any Realized Losses and Additional
     Trust Fund Expenses previously allocated to Loan REMIC Regular Interest
     [XXX]-II and not previously reimbursed; and

          sixth, reimbursements to the Majority Class [XXX] Certificateholder(s)
     for any unreimbursed cure payments made thereby with respect to the [ABC]
     Mortgage Loan;

provided that, if any payments (or Advances in lieu thereof) or other collections on the [ABC] Mortgage Loan or any related REO Property constituting part of the [ABC] Available Distribution Amount for any Distribution Date are
applied to reimburse Nonrecoverable Advances or pay Additional Trust Fund
Expenses with respect to any other Mortgage Loans or REO Mortgage Loans, then such payments (or Advances in lieu thereof) or other collections shall be deemed to have been distributed from the Loan REMIC to REMIC I with respect to Loan
REMIC Regular Interest [XXX]-I in payment of amounts deemed distributable to
REMIC I with respect to such Loan REMIC Regular Interest pursuant to clauses first, third and fourth above on the subject Distribution Date.

          On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(c),
Section 4.01(k) or Section 9.01, or the corresponding deemed distributions on the REMIC I Regular Interests pursuant to Section 4.01(i), if a [ABC] Payment
Trigger Event existed at the close of business on the related Determination
Date, the Trustee shall be deemed to have made (or, in the case of clause eighth below, shall actually make, subject to the Master Servicer or Special Servicer, as applicable, reporting to the Trustee pursuant to Section 6.14(d)), out of the
[ABC] Available Distribution Amount for such Distribution Date, the following distributions to REMIC I and the Majority Class [XXX] Certificateholder(s), in
the following order of priority, in each case to the extent of the remaining portion of the [ABC] Available Distribution Amount for such Distribution Date:

          first, distributions to REMIC I of accrued interest with respect to
     Loan REMIC Regular Interest [XXX]-I, up to an amount equal to all
     Uncertificated Distributable Interest with respect to such Loan REMIC
     Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

          second, distributions to REMIC I of principal with respect to Loan
     REMIC Regular Interest [XXX]-I, up to an amount (not to exceed the Loan
     REMIC Principal Balance of Loan REMIC Regular Interest [XXX]-I immediately prior to, together with any Loan REMIC Deferred Interest with respect to
     Loan REMIC Regular Interest [XXX]-I for, such Distribution Date) equal to the portion, if any, of the Principal Distribution Amount for such
     Distribution Date that represents scheduled payments of principal (or
     Advances in lieu thereof) with respect to the [ABC] Mortgage Loan or any successor REO Mortgage Loan with respect thereto (to the extent actually collected after allocating collections on the [ABC] Mortgage Loan or any successor REO Mortgage Loan to interest thereon);

          third, distributions to REMIC I of accrued interest with respect to
     Loan REMIC Regular Interest [XXX]-II, up to an amount equal to all
     Uncertificated Distributable Interest with respect to such Loan REMIC
     Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

                                      -208-

          fourth, distributions to REMIC I of principal with respect to Loan
     REMIC Regular Interest [XXX]-I, until the Loan REMIC Principal Balance of
     Loan REMIC Regular Interest [XXX]-I (including any Loan REMIC Deferred
     Interest added thereto on such Distribution Date) is reduced to zero;

          fifth, distributions to REMIC I of principal with respect to Loan
     REMIC Regular Interest [XXX]-II, until the Loan REMIC Principal Balance of
     Loan REMIC Regular Interest [XXX]-II (including any Loan REMIC Deferred
     Interest added thereto on such Distribution Date) is reduced to zero;

          sixth, reimbursements to REMIC I of any Realized Losses and Additional
     Trust Fund Expenses previously allocated to Loan REMIC Regular Interest
     [XXX]-I and not previously reimbursed;

          seventh, reimbursements to REMIC I of any Realized Losses and
     Additional Trust Fund Expenses previously allocated to Loan REMIC Regular
     Interest [XXX]-II and not previously reimbursed; and

          eighth, reimbursements to the Majority Class [XXX]
     Certificateholder(s) for any unreimbursed cure payments made thereby with respect to the [ABC] Mortgage Loan;

provided that, if any payments (or Advances in lieu thereof) or other collections on the [ABC] Mortgage Loan or any related REO Property constituting part of the [ABC] Available Distribution Amount for any Distribution Date are
applied to reimburse Nonrecoverable Advances or pay Additional Trust Fund
Expenses with respect to any other Mortgage Loans or REO Mortgage Loans, then such payments (or Advances in lieu thereof) or other collections shall be deemed to have been distributed from the Loan REMIC to REMIC I with respect to Loan
REMIC Regular Interest [XXX]-I in payment of amounts deemed distributable to
REMIC I with respect to such Loan REMIC Regular Interest pursuant to clauses first, second, fourth and sixth above on the subject Distribution Date.

          (k) On each Distribution Date, the Trustee shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of each Class of Sequential Pay Certificates (other than the Class
A-2FL Certificates) and to reimburse the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest (in the same order of payment as provided for such reimbursements in Section 4.01(a)) up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated thereto and remaining unreimbursed after application of the Net
Available Distribution Amount for such Distribution Date. Amounts paid from the
Gain-on-Sale Reserve Account pursuant to the preceding sentence shall first be deemed to have been distributed to the Corresponding REMIC I Regular Interest(s)
in reimbursement of Realized Losses and Additional Trust Fund Expenses
previously allocated thereto. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Class Principal Balances of the respective Classes of the
Sequential Pay Certificates and/or the Class A-2FL REMIC II Regular Interest
with respect to which such distributions are being made. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Realized Losses and Additional Trust Fund Expenses and upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve
Account shall be distributed to the Class R Certificateholders.

                                      -209-

          SECTION 4.02. Statements to Certificateholders: CMSA Loan Periodic
                        Update File.

          (a) On each Distribution Date, the Trustee shall make available or forward by mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the Master Servicer, the
Special Servicer, the Fiscal Agent, each B Noteholder, the Underwriters and each
Rating Agency, a statement substantially in the form attached hereto as Exhibit
F (a "Distribution Date Statement"), as to the distributions made on such
Distribution Date, based on, among other things, information provided to it by the Master Servicer and the Special Servicer, setting forth, without limitation:

               (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates and the Class A-2FL
     Certificates allocable to principal;

               (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates and the Class A-2FL
     Certificates allocable to interest;

               (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates and the Class A-2FL
     Certificates allocable to Prepayment Premiums and/or Yield Maintenance
     Charges;

               (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates and the Class A-2FL
     Certificates in reimbursement of previously allocated Realized Losses and
     Additional Trust Fund Expenses;

               (v) the total payments and other collections Received by the
     Trust during the related Collection Period, the fees and expenses paid therefrom (with an identification of the general purpose of such fees and expenses and the party receiving such fees and expenses), and the Available
     Distribution Amount, the Net Available Distribution Amount, the Loan Group
     No. 1 Available Distribution Amount, the Loan Group No. 2 Available
     Distribution Amount and the Class [XXX] Available Distribution Amount for
     such Distribution Date;

               (vi) (A) the aggregate amount of P&I Advances made in respect of such Distribution Date with respect to the Mortgage Pool pursuant to
     Section 4.03, including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I
     Advances with respect to the Mortgage Pool that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) --------------- as of the close of business on the related Determination Date, (B) the aggregate amount of unreimbursed
     Servicing Advances (and/or comparable advances made in respect of the
     Outside Serviced Mortgage Loan or any related REO Property pursuant to the
     Outside Servicing Agreement) as of the close of business on the related
     Determination Date and (C) the aggregate amount of all unreimbursed
     Nonrecoverable Advances as of the close of business on the related
     Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage
     Pool, Loan Group No. 1 and Loan Group No. 2, respectively, outstanding as of the close of business on the

                                      -210-

     related Determination Date (separately identifying the portion of the [ABC]
     Mortgage Loan or any successor REO Mortgage Loan with respect thereto backing the Class [XXX] Certificates);

               (viii) the aggregate Stated Principal Balance of the Mortgage
     Pool, Loan Group No. 1 and Loan Group No. 2, respectively, outstanding immediately before and immediately after such Distribution Date (separately identifying the portion of the [ABC] Mortgage Loan or any successor REO
     Mortgage Loan with respect thereto backing the Class [XXX] Certificates);

               (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the
     Mortgage Loans as of the close of business on the related Determination
     Date;

               (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
     Principal Balance (immediately after such Distribution Date) of Mortgage
     Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and (E) to the actual knowledge of the Master Servicer or
     Special Servicer in bankruptcy proceedings;

               (xi) as to each Mortgage Loan referred to in the preceding clause
     (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

               (xii) with respect to any Mortgage Loan as to which a Liquidation
     Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation
     Proceeds and other amounts received in connection with such Liquidation
     Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

               (xiii) with respect to any Trust Mortgage Loan that was the subject of any material modification, extension or waiver during the related Collection Period, (A) the loan number thereof, (B) the unpaid principal balance thereof and (C) a brief description of such modification, extension or waiver, as the case may be;

               (xiv) with respect to any Trust Mortgage Loan as to which an uncured and unresolved Breach or Document Defect that [SPECIFY MATERIALITY
     STANDARD], is alleged to exist, (A) the loan number thereof, (B) the unpaid principal balance thereof, (C) a brief description of such Breach or
     Document Defect, as the case may be, and (D) the status of such Breach or
     Document Defect, as the case may be, including any actions known to the
     Trustee that are being taken by or on behalf of the applicable Mortgage
     Loan Seller with respect thereto;

               (xv) with respect to any Trust Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related
     Collection Period, the loan number of such Trust Mortgage Loan and the
     Stated Principal Balance of such Trust Mortgage Loan as of the related date of acquisition;

                                      -211-

               (xvi) with respect to any REO Property that was included (or an interest in which was included) in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related
     Trust Mortgage Loan, the book value of such REO Property and the amount of
     REO Revenues and other amounts, if any, received by the trust with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the
     Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

               (xvii) with respect to any REO Property included in the Trust
     Fund as to which a Final Recovery Determination was made during the related
     Collection Period, (A) the loan number of the related Mortgage Loan, (B)
     the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and
     (C) the amount of any Realized Loss in respect of the related REO Mortgage
     Loan in connection with such Final Recovery Determination;

               (xviii) the Accrued Certificate Interest and Distributable
     Certificate Interest in respect of each Class of Regular Certificates and the Class A-2FL REMIC II Regular Interest, as well as the Class A-2FL
     Interest Distribution Amount, for such Distribution Date;

               (xix) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates and the Class A-2FL REMIC II Regular
     Interest, as well as any unpaid portion of the Class A-2FL Interest
     Distribution Amount, after giving effect to the distributions made on such
     Distribution Date;

               (xx) the Pass-Through Rate for each Class of Regular
     Certificates, the Class A-2FL REMIC II Regular Interest and the Class A-2FL
     Certificates for such Distribution Date;

               (xxi) the Principal Distribution Amount, the Net Principal
     Distribution Amount, the Loan Group No. 1 Principal Distribution Amount,
     the Loan Group No. 2 Principal Distribution Amount and the Class [XXX]
     Principal Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any
     Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related
     Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xxii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

               (xxiii) the aggregate of all Realized Losses and Additional Trust
     Fund Expenses that were allocated on such Distribution Date;

               (xxiv) the Class Principal Balance of each Class of Principal
     Balance Certificates and the Class Notional Amount of the Class X
     Certificates outstanding immediately before and immediately after such
     Distribution Date, separately identifying any reduction therein

                                      -212-

     due to the allocation of Realized Losses and Additional Trust Fund Expenses
     on such Distribution Date;

               (xxv) the Certificate Factor for each Class of Regular
     Certificates and the Class A-2FL Certificates immediately following such
     Distribution Date;

               (xxvi) the aggregate amount of interest on P&I Advances paid to the Master Servicer, the Trustee and the Fiscal Agent with respect to the
     Mortgage Pool during the related Collection Period in accordance with
     Section 4.03(d);

               (xxvii) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Trustee, the Fiscal Agent and the Special
     Servicer with respect to the Mortgage Pool during the related Collection
     Period in accordance with Section 3.03(d) (and the aggregate amount of interest on servicing advances in respect of the Outside Serviced Mortgage
     Loan or any related REO Property paid to any Outside Servicer or other applicable party during the related Collection Period in accordance with the Outside Servicing Agreement);

               (xxviii) the aggregate amount of servicing compensation
     (separately identifying the amount of each category of compensation) paid to the Master Servicer and the Special Servicer during the related
     Collection Period;

               (xxix) the loan number for each Required Appraisal Loan (and for the Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto if it has a similar status under the Outside Servicing
     Agreement) and any related Appraisal Reduction Amount as of the related
     Determination Date;

               (xxx) the then-current credit support levels for each Class of
     Regular Certificates and the Class A-2FL Certificates;

               (xxxi) the original and then-current ratings for each Class of
     Regular Certificates and the Class A-2FL Certificates;

               (xxxii) the aggregate amount of Prepayment Premiums and Yield
     Maintenance Charges with respect to the Mortgage Pool and each Loan Group collected during the related Collection Period;

               (xxxiii) the amounts, if any, actually distributed with respect to the Class Y Certificates or Class R Certificates on such Distribution
     Date;

               (xxxiv) all payments to and from the Swap Counterparty during the month of such Distribution Date and the respective components thereof; and

               (xxxv) a brief description of any uncured Event of Default known to the Trustee (to the extent not previously reported) and, as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item 1121(a) of Regulation AB that can, in the
     Trustee's reasonable judgment, be included on the Distribution Date
     Statement without undue difficulty.

                                      -213-

          In the case of information to be furnished pursuant to clauses (i)
through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single
Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xvii), (xxviii) and
(xxxvi) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special
Servicer.

          Each Distribution Date Statement shall identify the Distribution Date to which it relates and the Record Date, the Interest Accrual Period, [the Trust
Determination Date and the Trust Collection Period] that correspond to such
Distribution Date.

          The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          On each Distribution Date, the Trustee shall make available to each
Privileged Person (or, following receipt of written direction of the Depositor, the general public) via its Internet Website, (i) the related Distribution Date
Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA
Bond Level File, and CMSA Collateral Summary File, (iii) the Unrestricted
Servicer Reports, (iv) as a convenience for Privileged Persons (or, following receipt of the written direction from the Depositor specified in the first parenthetical in this sentence, interested parties) (and not in furtherance of the distribution thereof under the securities laws), the Prospectus Supplement, the Prospectus and this Agreement, and (v) any other items at the request of the
Depositor.

          In addition, on each Distribution Date, the Trustee shall make available via its Internet Website, on a restricted basis, (i) the Restricted
Servicer Reports, (ii) the CMSA Property File and (iii) any other items at the request of the Depositor. The Trustee shall provide access to such restricted reports, upon request, to each Privileged Person.

          The Trustee shall not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its Internet Website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

          In connection with providing access to the Trustee's Internet Website, the Trustee, may require registration and the acceptance of a disclaimer. The
Trustee shall not be liable for the dissemination of information in accordance herewith and in compliance with the terms of this Agreement.

          Absent manifest error, none of the Master Servicer or the Special
Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master
Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section 4.02(a).
Neither the Trustee, the Master Servicer nor the Special Servicer shall have any

                                      -214-

obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

          Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to such Certificateholder during such calendar year (or the applicable portion thereof that such Person was a Certificateholder) pursuant to clauses (i), (ii), (iii) and (iv) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholder to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

          If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive
Certificate evidencing its ownership interest in the related Class of Book-Entry
Certificates, then the Trustee shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office
(accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the
Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or facsimile from the Trustee; provided that the cost of such overnight courier delivery or facsimile shall be an expense of the party requesting such information.

          The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master
Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master
Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

          (b) Not later than 12:00 p.m., New York City time, on the second
Business Day preceding each Distribution Date, the Master Servicer shall furnish to the Trustee, the Depositor, the Special Servicer and the Underwriters, by
electronic transmission (or in such other form to which the Trustee, the
Depositor, the Special Servicer or the Underwriters, as the case may be, and the
Master Servicer may agree), an accurate and complete CMSA Loan Periodic Update
File providing the required information for the Mortgage Loans (including the
Outside Serviced Mortgage Loan based on information from the Outside Servicers)
as of such Determination Date. Not later than 2:00 p.m. New York City time on the second Business Day preceding each Distribution Date, the Master Servicer shall deliver to the Trustee notice of the Discount Rate applicable to each
Principal Prepayment received in the related Collection Period.

                                      -215-

          In the performance of its obligations set forth in Section 4.05, and its other duties hereunder, the Trustee may conclusively rely on reports provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master
Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing a complete CMSA Loan Periodic Update File caused by the
Special Servicer's failure to timely provide any report required under this
Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

          SECTION 4.03. P&I Advances.

          (a) On or before 1:30 p.m., New York City time, on each P&I Advance
Date, the Master Servicer shall (i) apply amounts in the Certificate Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Trustee for deposit into the Distribution
Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the
Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York
City time, on any P&I Advance Date, the Master Servicer shall not have made any
P&I Advance required to be made on such date pursuant to this Section 4.03(a)
(and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I
Advance), then the Trustee shall provide notice of such failure to a Servicing
Officer of the Master Servicer by facsimile transmission sent to [(__) ___-____]
(or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at [(__) ___-____ or (__) ___-____] (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such
P&I Advance Date. If the Trustee does not receive the full amount of such P&I
Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee (or the Fiscal Agent on its
behalf) shall, no later than 11:00 a.m., New York City time, on such related
Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and 7.02 shall apply. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

          (b) The aggregate amount of P&I Advances to be made by the Master
Servicer, the Trustee or the Fiscal Agent in respect of the Mortgage Pool for any Distribution Date shall, subject to Section 4.03(c) below, be equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed
Periodic Payments, net of related Master Servicing Fees and Special Servicing
Fees (and, in the case of the Outside Serviced Mortgage Loan or any successor
REO Mortgage Loan with

                                      -216-

respect thereto, further net of any related fees similar to Master Servicing
Fees payable to third parties with respect to the Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto pursuant to the Outside
Servicing Agreement), due or deemed due, as the case may be, in respect of the
Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans on their respective Due Dates during the related Collection Period to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the last day of related Collection Period; provided that, (i) if the
Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Outside Serviced Mortgage Loan, by the applicable Outside Servicer pursuant to the Outside Servicing Agreement), or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Outside Serviced Mortgage Loan, by the applicable Outside Servicer pursuant to the Outside Servicing Agreement), and the Periodic Payment due and owing during the extension period is less than the related Assumed Periodic Payment, then the Master Servicer, the Trustee or the Fiscal Agent shall, as to such Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction
(net of related Master Servicing Fees and Special Servicing Fees) in the event of subsequent delinquencies thereon; and (ii) if it is determined that an
Appraisal Reduction Amount exists with respect to any Required Appraisal
Mortgage Loan (or, in the case of the Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto, if it is determined by the applicable Outside Servicer and reported to the applicable parties hereunder that an Appraisal Reduction Amount exists with respect to the Outside Serviced
Loan Combination and a portion thereof is allocable to the Outside Serviced
Mortgage Loan or any successor REO Mortgage Loan with respect thereto), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to the subject Mortgage
Loan or REO Mortgage Loan, as the case may be, the Master Servicer, the Trustee or the Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of the subject Mortgage Loan or REO Mortgage Loan, as the case may be, only an amount equal to the sum of (A) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this clause (y), minus 1/12th of the product of (1) such Appraisal Reduction
Amount (or, in the case of a Mortgage Loan or any successor REO Mortgage Loan with respect thereto that is part of a Loan Combination, solely the portion of any Appraisal Reduction Amount with respect to such Loan Combination that is allocable to such Mortgage Loan or REO Mortgage Loan, as the case may be, in accordance with, or as contemplated by, the definition of "Appraisal Reduction
Amount") and (2) the weighted average of the per annum Pass-Through Rates for such Distribution Date applicable to the respective Classes of Principal Balance
Certificates to which such Appraisal Reduction Amount (or the applicable portion thereof) is allocated pursuant to Section 4.04(e) and, if any portion of such
Appraisal Reduction Amount is allocable thereto pursuant to Section 4.04(e), the
Class A-2FL REMIC II Regular Interest, weighted on the basis of the respective portions of such Appraisal Reduction Amount allocable to such Classes and, if applicable, the Class A-2FL REMIC II Regular Interest, and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y).

          For the avoidance of doubt and subject to Section 4.03(c), the Master
Servicer, the Trustee and the Fiscal Agent, as applicable, shall each be required to make P&I Advances (and shall

                                      -217-

obtain recovery with respect thereto) with respect to the Outside Serviced
Mortgage Loan and any successor REO Mortgage Loan with respect thereto in the same way that such party is required to make and recover P&I Advances with respect to any other Mortgage Loan or REO Mortgage Loan in the Mortgage Pool.

          If the Master Servicer, the Trustee or the Fiscal Agent makes a P&I
Advance with respect to an Outside Serviced Mortgage Loan or any successor REO
Mortgage Loan with respect thereto, then it shall promptly so notify the Outside
Master Servicer of each such P&I Advance so made thereby and shall seek reimbursement for such P&I Advance (together with interest thereon) out of amounts otherwise payable with respect to the Outside Serviced Loan Combination that includes such Outside Serviced Mortgage Loan or any successor REO Mortgage
Loan with respect thereto, to the maximum extent permitted by, and out of amounts specified for such purpose under, the related Co-Lender Agreement and/or the Outside Servicing Agreement.

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master
Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I
Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Fiscal Agent (if any), the Trustee and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the Certificate
Account pursuant to Section 3.03(e)) (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust
Fund, that support such determination by the Master Servicer. In making a recoverability determination the applicable Person will be entitled, but not obligated, to consider (among other things) the obligations of the related
Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Property in its
"as is" or then current conditions and occupancies, as modified by such Person's reasonable assumptions (consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged
Property, to estimate and consider (among other things) future expenses, to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 3.05(a), together with (to the extent accrued and unpaid) interest on such Advances. In addition, any such Person may update or change its recoverability determinations at any time, and the Master Servicer
(consistent with the Servicing Standard) and the Trustee each may obtain from the Special Servicer any Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes.

          With respect to the Outside Serviced Mortgage Loan or any successor
REO Mortgage Loan with respect thereto, the Master Servicer shall (subject to the second succeeding sentence below) make its determination that it has made a
Nonrecoverable P&I Advance on such Mortgage Loan or any successor REO

                                      -218-

Mortgage Loan with respect thereto or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Mortgage Loan or any successor REO Mortgage Loan with respect thereto independently of any determination made by the servicer with respect to a commercial mortgage securitization holding the promissory note for one of the [MNO] Pari Passu
Non-Trust Loans. If the Master Servicer determines, in accordance with the provisions of this Agreement, that a proposed P&I Advance with respect to the
Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto, if made, or any outstanding P&I Advance with respect to such Mortgage
Loan or any successor REO Mortgage Loan with respect thereto previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer will be required to provide the servicer of each securitization that holds the promissory note for a [MNO] Pari Passu Non-Trust Loan written notice of such determination within one Business Day of the date of such determination. If the
Master Servicer receives written notice from any such servicer that it has determined, with respect to a [MNO] Pari Passu Non-Trust Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, the equivalent of a Nonrecoverable Advance, then such determination will be binding on the Certificateholders and none of the
Master Servicer, the Trustee or the Fiscal Agent will be permitted to make any additional P&I Advances with respect to the Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto unless the Master Servicer has consulted with the other servicers of the related securitizations and they agree that circumstances with respect to the Outside Serviced Loan Combination have changed such that a proposed monthly debt service advance in respect of the
Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto would be recoverable; provided, however, that such determination will not be so binding on the Certificateholders, the Master Servicer, the Trustee or
the Fiscal Agent in the event that the servicer that made such determination is not approved as a master servicer by each of the rating agencies rating such securitization. Notwithstanding the foregoing, if the servicer of a [MNO] Pari
Passu Non-Trust Loan determines that any advance of principal and/or interest with respect to such [MNO] Pari Passu Non-Trust Loan would be recoverable, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable P&I Advance. Once such a nonrecoverability determination is made by the Master Servicer or it receives written notice of such nonrecoverability determination by any of the other servicers, none of the
Master Servicer, the Trustee or the Fiscal Agent will be permitted to make any additional P&I Advances with respect to the Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto except as set forth in this paragraph.

          In addition, if (i) the Master Servicer reasonably believes, in accordance with the Servicing Standard, that a P&I Advance with respect to the
Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto constitutes or may, if made, constitute a Nonrecoverable P&I Advance, and (ii) either (A) the Master Servicer has made a request for an appraisal with respect to the related Mortgaged Property from the applicable Outside Servicer and has not obtained, (x) within 15 Business Days of such request, a response from the applicable Outside Servicer indicating that an appraisal with respect to the related Mortgaged Property would be performed within 60 days of the date of such response or has been performed within the prior 12-month period (or such shorter period as the Master Servicer reasonably believes, in accordance with the Servicing Standard, is necessary) preceding the date of such request, and
(y) within 60 days of the date of such response, a copy of an appraisal report with respect to the related Mortgaged Property, relating to an appraisal that has been performed within the 12-month period (or such shorter period as the
Master Servicer reasonably believes, in accordance with the Servicing Standard, is necessary) preceding the date of receipt by the Master Servicer, that complies with the requirements for such an appraisal under the terms of the
Outside Servicing Agreement or this Agreement, or (B) the Master Servicer has made a

                                      -219-

request for an appraisal with respect to the related Mortgaged Property from the applicable Outside Servicer and has been advised by the applicable Outside
Servicer that such an appraisal with respect to the related Mortgaged Property will not be performed within the time periods specified in clause (ii)(A) above, then the Master Servicer may have an appraisal performed with respect to the related Mortgaged Property by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in
Section 3.18, and the cost of which appraisal may be withdrawn from general collections on deposit in the Certificate Account. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the
Master Servicer shall so notify the Special Servicer and consult with the
Special Servicer regarding such appraisal.

          On the fourth Business Day before each Distribution Date, the Special
Servicer shall report to the Master Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous
Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan is a
Nonrecoverable P&I Advance. The Master Servicer, the Trustee and the Fiscal
Agent shall rely, conclusively, on such determination that a P&I Advance is or would be a Nonrecoverable P&I Advance, and may rely conclusively on such a determination that a P&I Advance is not or would not be a Nonrecoverable
Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and the Trustee or the Fiscal Agent, as
applicable, shall rely on the Master Servicer's determination that the P&I
Advance would be a Nonrecoverable Advance if the Trustee or the Fiscal Agent, as
applicable, determines that it does not have sufficient time to make such determination); provided, however, that, if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee or the Fiscal
Agent shall make such Advance within the time periods required by Section
4.03(a) unless the Trustee or the Fiscal Agent, as applicable, in good faith, makes a determination prior to the times specified in Section 4.03(a) that such
P&I Advance would be a Nonrecoverable Advance. In determining whether or not a
P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a
Nonrecoverable Advance, the Trustee shall be subject to the standards set forth in Section 8.01(a) hereunder and the Fiscal Agent shall use its reasonable good faith judgment.

          (d) In connection with the recovery by the Master Servicer, the
Trustee or the Fiscal Agent of any P&I Advance out of the Certificate Account
pursuant to Section 3.05(a), subject to the next sentence, the Master Servicer shall be entitled to pay itself, the Trustee or the Fiscal Agent, as the case may be, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made (provided, however, no such interest shall accrue during any grace period under a Mortgage Loan) to but not including the date of reimbursement such interest to be payable, first out of late payment charges and
Penalty Interest on deposit in the Certificate Account that were received on the related Mortgage Loan or REO Property during the Collection Period in which such reimbursement is made, and then from general collections on the Mortgage Pool then on deposit in the Certificate Account; provided, however, that if such P&I
Advance was made with respect to an A-Note Mortgage Loan or any successor REO
Mortgage Loan with respect thereto, then such interest on such P&I Advance shall first be payable out of amounts on deposit in the related A/B Custodial Account in accordance with, and if available pursuant to, Section 3.05(g). Subject to the fourth paragraph of Section 3.05(a), the Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I
Advance made thereby as soon

                                      -220-

as practicable after funds available for such purpose have been received by the
Master Servicer, and in no event shall interest accrue in accordance with this
Section 4.03(d) on any P&I Advance as to which the corresponding payment of principal and interest or Late Collection was received by the Master Servicer on or prior to the related P&I Advance Date; and provided, further, in the case of
P&I Advances with respect to the Outside Serviced Mortgage Loan or any successor
REO Mortgage Loan with respect thereto, the Master Servicer shall, no less often than monthly, notify the Outside Master Servicer of the interest accruing on such P&I Advances in accordance with this Section 4.03(d) and, to the maximum extent permitted by the related Co-Lender Agreement, prior to paying such interest on such P&I Advances out of general collections in respect of the
Mortgage Pool on deposit in the Pool Custodial Account, shall seek payment for such interest on such P&I Advances from the Outside Master Servicer out of amounts otherwise payable with respect to the Outside Serviced Loan Combination to the maximum extent permitted by, and out of amounts specified for such purpose under, the related Co-Lender Agreement.

          (e) In no event shall the Master Servicer, the Trustee or the Fiscal
Agent make a P&I Advance with respect to any Non-Trust Loan.

          SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund
                        Expenses; Allocation of Mortgage Deferred Interest;
                        Allocation of Appraisal Reduction Amounts; and
                        Allocation of Prepayment Interest Shortfalls.

          (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Trustee shall allocate to the respective Classes of Sequential Pay Certificates (exclusive of the Class A-2FL
Certificates) and the Class A-2FL REMIC II Regular Interest as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related
Collection Period and in any event that were not previously allocated pursuant to this Section 4.04(a) on any prior Distribution Date and are not allocable to the Class [XXX] Certificates on such Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Sequential Pay
Certificates (exclusive of the Class A-2FL Certificates) and the Class A-2FL
REMIC II Regular Interest as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to
Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of the
Mortgage Pool (exclusive of the Loan REMIC Principal Balance of Loan REMIC
Regular Interest [XXX]-II) that will be outstanding immediately following such
Distribution Date: first, sequentially to the Class Q, Class P, Class O, Class
N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class
D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, in each case until the remaining Class Principal Balance thereof has been reduced to zero; and, then, pro rata (based on remaining Class Principal Balances) to the Class A-1 Certificates, the Class A-1D Certificates, the Class A-2FL REMIC
II Regular Interest, the Class A-2FX Certificates, the Class A-3 Certificates,
the Class A-SB Certificates, the Class A-4 Certificates and the Class A-1A
Certificates, until the respective remaining Class Principal Balances thereof are reduced to zero. Notwithstanding the foregoing, all Realized Losses and
Additional Trust Fund Expenses, if any, in respect of or related to the [ABC]
Mortgage Loan or any successor REO Mortgage Loan with respect thereto will be allocated on each Distribution Date: first, to the Class [XXX] Certificates, until the remaining Class Principal Balance thereof is reduced to zero; and
thereafter to the respective Classes of the Sequential Pay Certificates
(exclusive of the Class A-2FL Certificates) and the Class A-2FL REMIC II Regular
Interest (in each case, to the extent and in reduction of their respective Class
Principal

                                      -221-

Balances) in the order provided for in the preceding sentence. Any allocation of
Realized Losses and Additional Trust Fund Expenses to a Class of Principal
Balance Certificates (exclusive of the Class A-2FL Certificates) or the Class
A-2FL REMIC II Regular Interest shall be made by reducing the Class Principal
Balance thereof by the amount so allocated. Any Realized Losses and Additional
Trust Fund Expenses allocated to the Class A-2FL REMIC II Regular Interest shall, in turn, be deemed allocated to the Class A-2FL Certificates. All
Realized Losses and Additional Trust Fund Expenses, if any, allocated to a Class of Principal Balance Certificates shall be allocated among the respective
Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Principal Balance Certificates (exclusive of the
Class A-2FL Certificates) and/or the Class A-2FL REMIC II Regular Interest as of
the Distribution Date on which the aggregate of the Class Principal Balances of such Principal Balance Certificates and the Class A-2FL REMIC II Regular
Interest has been reduced to zero, shall be deemed allocated to the Class R
Certificates.

          (b) If the Class Principal Balance of any Class of Principal Balance
Certificates (exclusive of the Class A-2FL Certificates) is reduced on any
Distribution Date pursuant to Section 4.04(a), then the REMIC I Principal
Balance of such Class' Corresponding REMIC I Regular Interest shall be deemed to have first been reduced by the exact same amount. If the Class Principal Balance of the Class A-2FL REMIC II Regular Interest is reduced on any Distribution Date pursuant to Section 4.04(a), then the REMIC I Principal Balance of REMIC I
Regular Interest A-2FL shall be deemed to have first been reduced by the exact same amount. All such reductions in the REMIC I Principal Balances of the respective REMIC I Regular Interests shall be deemed to be an allocation of
Realized Losses and Additional Trust Fund Expenses.

          (c) On each Distribution Date, following the deemed distributions to be made in respect of the Loan REMIC Regular Interests pursuant to Section
4.01(j), the Loan REMIC Principal Balance of Loan REMIC Regular Interest [XXX]-I
(after taking account of such deemed distributions) shall be reduced to the extent necessary to equal the Stated Principal Balance of the [ABC] Mortgage
Loan or any successor REO Mortgage Loan with respect thereto, as the case may be, that will be outstanding immediately following such Distribution Date; and
the Loan REMIC Principal Balance of REMIC Regular Interest [XXX]-II (after taking account of such deemed distributions pursuant to Section 4.01(j)) shall be reduced to the extent necessary (if at all) to equal the excess, if any, of
(i) the Stated Principal Balance of the [ABC] Mortgage Loan or any successor REO
Mortgage Loan with respect thereto that will be outstanding immediately following such Distribution Date, over (ii) the Loan REMIC Principal Balance of
Loan REMIC Regular Interest [XXX]-I (after taking account of such deemed distributions pursuant to Section 4.01(j)). All such reductions in the Loan
REMIC Principal Balances of the respective Loan REMIC Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund
Expenses.

          (d) On each Distribution Date, the amount of any Mortgage Deferred
Interest added to the unpaid principal balance of any Mortgage Loan during the related Collection Period will (except as provided below with respect to the
[ABC] Mortgage Loan) be allocated as Certificate Deferred Interest to the respective Classes of Sequential Pay Certificates (exclusive of the Class A-2FL
Certificates) and the Class A-2FL REMIC II Regular Interest as follows: first, sequentially, to the Class Q, Class P, Class O, Class N, Class M, Class L, Class
K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class
A-J and Class A-M Certificates, in that order, in each case up to the amount of the Accrued Certificate Interest with respect to the subject Class of
Certificates for such

                                      -222-

Distribution Date; and then, to the Class A-1 Certificates, Class A-1D
Certificates, Class A-2FL REMIC II Regular Interest, Class A-2FX Certificates,
Class A-3 Certificates, Class A-SB Certificates, Class A-4 Certificates and
Class A-1A Certificates, up to an amount equal to, and pro rata as among such
Classes of Certificates and the Class A-2FL REMIC II Regular Interest in
accordance with, the Accrued Certificate Interest in respect of each such Class of Certificates and the Class A-2FL REMIC II Regular Interest for such
Distribution Date. On each Distribution Date, any Mortgage Deferred Interest added to the unpaid principal balance of the [ABC] Mortgage Loan during the related Collection Period will be allocated as Certificate Deferred Interest as follows: first, to the Class [XXX] Certificates, up to the amount of the Accrued
Certificate Interest with respect to the Class [XXX] Certificates for such
Distribution Date; and then, to the Sequential Pay Certificates (exclusive of the Class A-2FL Certificates) and the Class A-2FL REMIC II Regular Interest as
described above. On each Distribution Date, the Class Principal Balance of each
Class of Principal Balance Certificates to which Mortgage Deferred Interest has been allocated (and, if any Mortgage Deferred Interest is allocated thereto, the
Class Principal Balance of the Class A-2FL REMIC II Regular Interest) shall be increased by the amount of Certificate Deferred Interest with respect to such
Class of Certificates or the Class A-2FL REMIC II Regular Interest, as the case may be, for such Distribution Date. The amount of Mortgage Deferred Interest allocated to any Class of Principal Balance Certificates on any Distribution
Date shall be allocated as REMIC I Deferred Interest to, and will increase the
REMIC I Principal Balance of such Class' Corresponding REMIC I Regular Interest.
The amount of Mortgage Deferred Interest allocated to the Class [XXX]
Certificates on any Distribution Date shall be allocated as Loan REMIC Deferred
Interest to, and will increase the Loan REMIC Principal Balance of, Loan REMIC
Regular Interest [XXX]-II; and the amount of Mortgage Deferred Interest in respect of the [ABC] Mortgage Loan allocated to the Sequential Pay Certificates
(exclusive of the Class A-2FL Certificates) and the Class A-2FL REMIC II Regular
Interest, as a collective whole, on any Distribution Date shall be allocated as
Loan REMIC Deferred Interest to, and will increase the Loan REMIC Principal
Balance of, Loan REMIC Regular Interest [XXX]-I. Mortgage Deferred Interest
allocated to the Class A-2FL REMIC II Regular Interest shall, in turn, be deemed allocated to the Class A-2FL Certificates. The allocations provided for in this
Section 4.04(d) shall be made prior to any distributions or deemed distributions required to be made hereunder on the subject Distribution Date.

          (e) Any Appraisal Reduction Amount shall be allocated, only for purposes of determining the amount of P&I Advances with respect to the related
Required Appraisal Mortgage Loan and as otherwise contemplated by the definition of "Voting Rights", as follows: first, to the Class Q, Class P, Class O, Class
N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class
D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, up to the amount of their respective Class Principal Balances; and, then, pro rata
(based on remaining Class Principal Balances) to the Class A-1 Certificates, the
Class A-1D Certificates, the Class A-2FL REMIC II Regular Interest, the Class
A-2FX Certificates, the Class A-3 Certificates, the Class A-SB Certificates, the
Class A-4 Certificates and the Class A-1A Certificates; provided that, with respect to any Appraisal Reduction Amount relating to the [ABC] Mortgage Loan or any successor REO Mortgage Loan with respect thereto, such Appraisal Reduction
Amount will be allocated to the Class [XXX] Certificates, up to the related
Class Principal Balance, prior to any allocation of such Appraisal Reduction
Amount to the Sequential Pay Certificates (exclusive of the Class A-2FL
Certificates) and the Class A-2FL REMIC II Regular Interest. On any Distribution
Date, an Appraisal Reduction Amount that otherwise would be allocated to a Class of Certificates shall be allocated to the next most subordinate Class to the extent that the Class Principal Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction Amount into account) is less than the Appraisal Reduction Amount for the

                                      -223-

Distribution Date. The Master Servicer shall report to the Trustee on or before each Determination Date all Appraisal Reduction Amounts, and the Trustee shall report to the Master Servicer no later than 10:00 a.m. on the related P&I
Advance Date the Pass-Through Rates necessary to calculate the reductions in P&I
Advances required by Section 4.03.

          (f) The Net Aggregate Prepayment Interest Shortfall for any
Distribution Date (exclusive of any portion thereof allocable to the Class [XXX]
Certificates as provided below) shall be allocated to each Class of Regular
Certificates (other than the Class [XXX] Certificates) and the Class A-2FL REMIC
II Regular Interest in an amount equal to the product of (i) the amount of such
Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof allocable to the Class [XXX] Certificates as provided below), multiplied by (ii)
a fraction, the numerator of which is the Accrued Certificate Interest with respect to such Class of Regular Certificates or the Class A-2FL REMIC II
Regular Interest, as the case may be, for such Distribution Date (net, in the case of a Class of Sequential Pay Certificates or the Class A-2FL REMIC II
Regular Interest, as the case may be, of any Certificate Deferred Interest with respect to such Class of Sequential Pay Certificates or the Class A-2FL REMIC II
Regular Interest, as the case may be, for such Distribution Date), and the denominator of which is the aggregate Accrued Certificate Interest with respect to all the Classes of Regular Certificates (other than the Class [XXX]
Certificates) and the Class A-2FL REMIC II Regular Interest for such
Distribution Date (net of the aggregate Certificate Deferred Interest with respect to all the Classes of Sequential Pay Certificates (other than the Class
A-2FL Certificates) and the Class A-2FL REMIC II Regular Interest for such
Distribution Date). Any portion of the Net Aggregate Prepayment Interest
Shortfall for any Distribution Date that is so allocated to the Class A-2FL
REMIC II Regular Interest shall, in turn, be deemed allocated to the Class A-2FL
Certificates.

          Any portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is attributable to the [ABC] Mortgage Loan shall be allocated as follows: (a) to the Class [XXX] Certificates, in an amount equal to the product of (i) the total portion of such Net Aggregate Prepayment Interest
Shortfall that is attributable to the [ABC] Mortgage Loan, multiplied by (ii) a fraction, the numerator of which is the Accrued Certificate Interest with respect to the Class [XXX] Certificates for such Distribution Date (net of any
Certificate Deferred Interest with respect to the Class [XXX] Certificates for such Distribution Date), and the denominator of which is equal to the excess, if any, of (A) one-twelfth of the product of (1) the Net Mortgage Pass-Through Rate for the [ABC] Mortgage Loan for such Distribution Date, multiplied by (2) the
Stated Principal Balance of the [ABC] Mortgage Loan immediately prior to such
Distribution Date, over (B) any Mortgage Deferred Interest added to the outstanding principal balance of the [ABC] Mortgage Loan during the related
Collection Period; and (b) to the respective Classes of the Regular Certificates
(other than the Class [XXX] Certificates) and/or the Class A-2FL REMIC II
Regular Interest, as provided in the prior paragraph.

          The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to any Class of Regular Certificates (and, more particularly, in the case of the Class X Certificates, to a particular
Class X Component thereof) shall be deemed to have first been allocated to such
Class' (or, if applicable, to such Class X Component's) Corresponding REMIC I
Regular Interest. The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to the Class A-2FL REMIC II Regular
Interest shall be deemed to have first been allocated to REMIC I Regular
Interest A-2FL.

                                      -224-

          The portion, if any, of a Net Aggregate Prepayment Interest Shortfall
for any Distribution Date that is allocable to the Class [XXX] Certificates, shall be deemed to have first been allocated to Loan REMIC Regular Interest
[XXX]-II.

          SECTION 4.05. Calculations.

          The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section 5.02(d) and Article
IX and the actual and deemed allocations of Realized Losses, Additional Trust
Fund Expenses and other items to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this
Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master
Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                      -225-

                                    ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01. The Certificates.

          (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6 and A-7, respectively;
provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.
The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the
Regular Certificates and the Class A-2FL Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular
Certificates and the Class A-2FL Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial
Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $10,000 in the case of the Registered Certificates, $1,000,000 in the case of the Class X Certificates, and $250,000 in the case of Non-Registered
Certificates (other than the Class R, Class X and Class Y Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class Y and
Class R Certificates shall be issuable in minimum denominations representing
Percentage Interests in the subject Class of not less than 10%.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the officers or authorized signatories of the
Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificates. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, however, unless there appears on such
Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 5.02. Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at the
Corporate Trust Office), shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering
Certificates and transfers and exchanges of Certificates as herein provided. The
Certificate Registrar may appoint, by a written instrument delivered to the
Depositor, the Trustee, the Special Servicer and the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor

                                      -226-

Certificate Registrar may prescribe; provided that the predecessor Certificate
Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if
it is no longer the Certificate Registrar), the Master Servicer and the Special
Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the
Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, together with a written copy of the communication to be sent to those other Certificateholders, the Certificate Registrar shall promptly furnish such requesting Certificateholder with a list of the other
Certificateholders of record identified in the Certificate Register at the time of the request.

          (b) No transfer of any Non-Registered Certificate or any interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.

          If a Transfer of any Definitive Non-Registered Certificate is to be
made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial Transfer thereof by the
Depositor, the Initial Purchasers or their respective Affiliates or, as contemplated by Section 5.03, any Transfer of a Global Certificate to a
successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit G-1 hereto, and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as either Exhibit G-2 hereto or (except in the case of the
Class R Certificates) as Exhibit G-3 hereto; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is a Qualified Institutional Buyer or (except in the case of a Class R Certificate) an Institutional Accredited Investor and that such
Transfer may be made without registration under the Securities Act (which
Opinion of Counsel shall not be an expense of the Trust Fund or of the
Depositor, the Master Servicer, the Special Servicer, the Trustee or the
Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          If a Transfer of any interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial Transfer thereof by the Depositor, the Initial
Purchasers or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit G-4, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and
such Transfer may be made without registration under the Securities Act. Except as provided in the following two paragraphs, no interest in the Rule 144A Global
Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in the Rule 144A Global Certificate for any

                                      -227-

Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 hereto are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such
Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of
Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

          Also notwithstanding the second preceding paragraph, any interest in a
Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph of this Section 5.02(b),
(ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the
Depository to direct the Trustee to debit the account of a Depository
Participant by the denomination of the transferred interests in such Rule 144A
Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A
Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          Except as provided in the next paragraph, no beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Regulation S Release Date, the Certificate Owner desiring to effect any

                                      -228-

such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit G-5 hereto certifying that such Transferee is not a United
States Securities Person. On or prior to the Regulation S Release Date, beneficial interests in the Regulation S Global Certificate for each Class of
Book-Entry Non-Registered Certificates may be held only through Euroclear or
Clearstream. The Regulation S Global Certificate for each Class of Book-Entry
Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the
Depository.

          Notwithstanding the preceding paragraph, after the Regulation S
Release Date, any interest in the Regulation S Global Certificate for a Class of
Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of
Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the
Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee to debit the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any
Non-Registered Certificate or interest therein without registration or qualification. Any Holder or Certificate Owner of a Non-Registered Certificate
desiring to effect such a Transfer shall, and upon acquisition of such a
Certificate or interest therein shall be deemed to have agreed to, indemnify the
Trustee, the Certificate Registrar, the Depositor and their respective
Affiliates against any liability that may result if the Transfer is not so exempt from the registration and/or qualification requirements of the Securities
Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          (c) No Transfer of a Certificate or any interest therein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Non-Registered Certificates or the initial Transfer of a Non-Registered
Certificate or any

                                      -229-

interest therein by the Depositor or any of its Affiliates or, as contemplated by Section 5.03, any Transfer of a Global Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of a Definitive
Non-Registered Certificate unless it has received from the prospective
Transferee, and any Certificate Owner transferring an interest in a Global
Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) alternatively, except in the case of a Class Y or Class R Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the
excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b)
of the Code, by reason of Sections I and III of Department of Labor Prohibited
Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Non-Registered Certificate that is an Investment Grade Certificate (other than, if applicable, a Class Y or Class R Certificate) that is being acquired by or on behalf of a Plan in reliance on the Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1)
of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan
Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Person
responsible for servicing the Outside Serviced Mortgage Loan or any related REO
Property, any Exemption-Favored Party, the Swap Counterparty or any Mortgagor
with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the
Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit H-1 (in the case of Definitive
Non-Registered Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered
Certificate) or any interest therein does not, in connection with the subject
Transfer, deliver to the Certificate Registrar (in the case of a Definitive
Certificate) or the Transferor (in the case of ownership interests in a
Book-Entry Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause

                                      -230-

(ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (A)  Each Person holding or acquiring any Ownership Interest in a
               Class R Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the
               Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

          (B)  In connection with any proposed Transfer of any Ownership
               Interest in a Class R Certificate, the Certificate Registrar
               shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit
               I-1 (a "Transfer Affidavit and Agreement"), from the proposed
               Transferee, in form and substance satisfactory to the Certificate
               Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary,
               conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R
               Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted
               Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted
               Transferee, that it has historically paid its debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Class R
               Certificate as they come due, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

          (C)  Notwithstanding the delivery of a Transfer Affidavit and
               Agreement by a proposed Transferee under clause (i)(B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted
               Transferee, the Certificate Registrar shall not register the
               Transfer of an Ownership Interest in the subject Class R
               Certificate to such proposed Transferee. In addition, if a
               Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is an entity classified as a partnership under the Code, the Certificate Registrar shall not register the transfer of the subject Class R Certificate unless at the time of transfer, the Certificate Registrar has actual knowledge that all of the proposed Transferee's beneficial owners are United States Tax Persons.

          (D)  Each Person holding or acquiring any Ownership Interest in a
               Class R Certificate shall agree (1) to require a Transfer
               Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such
               Class R Certificate and (2) not to Transfer its Ownership
               Interest in such Class R Certificate unless it provides to the
               Certificate Registrar a certificate substantially in the form attached hereto as Exhibit I-2 stating that,

                                      -231-

               among other things, it has no actual knowledge that such
               prospective Transferee is not a Permitted Transferee.

          (E)  Each Person holding or acquiring an Ownership Interest in a Class
               R Certificate, by purchasing an Ownership Interest in such
               Certificate, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section
               1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership
               Interest in a Class R Certificate, if it is, or is holding an
               Ownership Interest in a Class R Certificate on behalf of, a
               "pass-through interest holder."

               (ii) (A) If any purported Transferee shall become a Holder of a
     Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate.
     None of the Trustee, the Master Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a
     Class R Certificate that is in fact not permitted by this Section 5.02(d)
     or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

          (B)  If any purported Transferee shall become a Holder of a Class R
               Certificate in violation of the restrictions in this Section
               5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to cause the transfer of such Class R Certificate to a Permitted
               Transferee on such terms as the Trustee may choose. Such
               purported Transferee shall promptly endorse and deliver such
               Class R Certificate in accordance with the instructions of the
               Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee. Any proceeds of such sale, net of the commissions (which may include commissions payable to the
               Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported
               Transferee. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the
               Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

               (iii) The Tax Administrator shall make available to the Internal
     Revenue Service and to those Persons specified by the REMIC Provisions any information available to it which is necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Class R
     Certificate to any Person who is a Disqualified Organization or agent thereof, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Class R Certificate, and the Trustee, the Master
     Servicer and the Special Servicer shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Transferor of such Ownership Interest shall be responsible for the reasonable compensation

                                      -232-

     of the Tax Administrator, the Master Servicer and the Special Servicer for
     providing such information.

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated; provided that there shall have been delivered to the Trustee and the Master Servicer the following:

          (A)  written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such
               provisions will not cause such Rating Agency to qualify,
               downgrade or withdraw its then-current rating of any Class of
               Certificates; and

          (B)  an Opinion of Counsel, in form and substance satisfactory to the
               Trustee and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust
               Fund), to the effect that doing so will not cause any REMIC Pool to (1) cease to qualify as a REMIC or (2) be subject to an entity-level tax caused by the Transfer of any Class R
               Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class
               R Certificate to a Person that is not a Permitted Transferee.

          (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new
Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

          (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class, upon surrender of the
Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (h) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall dispose of such canceled Certificates in accordance with its standard procedures.

                                      -233-

          (j) Upon request, the Certificate Registrar shall provide to the
Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

          (k) Each Person who has or who acquires any Ownership Interest in a
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of the intercreditor agreements affecting such Certificate.

          SECTION 5.03. Book-Entry Certificates.

          (a) Each Class of Regular Certificates and the Class A-2FL
Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section
5.02(b) and in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor
Depository that agrees to hold such Certificates for the respective Certificate
Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in
Section 5.02(b) and in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Class X, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class [XXX]
Certificates initially sold to Qualified Institutional Buyers in reliance on
Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede &
Co. as nominee of the Depository. The Class X, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class [XXX]
Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global
Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. All transfers by Certificate Owners of their respective
Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate
Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each Certificate Owner is deemed, by virtue of its acquisition of an Ownership Interest in the applicable
Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

          (b) The Trustee, the Master Servicer, the Special Servicer, the
Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee

                                      -234-

may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the
Depository of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate
Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the
Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor advises the Depository of its intent to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates and (in the event applicable law and/or the
Depository's procedures require that the Depository Participants holding
Ownership Interests in such Class of Book-Entry Certificates submit a withdrawal request to the Depository in order to so terminate the book-entry system) the
Depositor additionally notifies those Depository Participants and those
Depository Participants submit a withdrawal request with respect to such termination, then the Certificate Registrar shall notify all affected
Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

          Upon surrender to the Certificate Registrar of the Book-Entry
Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate
Owners identified in such instructions. None of the Depositor, the Master
Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise
Voting Rights with respect to, and to transfer and exchange such Definitive
Certificates.

          (d) Notwithstanding any other provisions contained herein, neither the
Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate
(including but not limited to any Non-Registered Certificate) which interests are transferable through the book-entry facilities of the Depository.

          SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee and the Certificate Registrar that such
Certificate has been acquired by a bona fide purchaser, the Certificate
Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage
Interest. Upon the issuance of any new Certificate under this section, the
Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the
Trustee and the Certificate Registrar) connected therewith. Any replacement
Certificate issued pursuant to this section shall constitute

                                      -235-

complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed
Certificate shall be found at any time.

          SECTION 5.05. Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate
Registrar and any agent of any of them may treat the Person in whose name any
Certificate is registered as of the related Record Date as the owner of such
Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person whose name each Certificate is registered as of the date of determination as the owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                      -236-

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

          SECTION 6.01. Liability of Depositor, Master Servicer and Special
                        Servicer.

          The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

          SECTION 6.02. Merger, Consolidation or Conversion of Depositor or
                        Master Servicer or Special Servicer.

          Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, national banking association or other legal entity, under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation, national banking association or other foreign legal entity, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the
Serviced Loans and to perform its respective duties under this Agreement, and the Master Servicer shall keep in full effect its existence and rights as a national banking association under the laws of the United States.

          The Depositor, the Master Servicer or the Special Servicer may be
merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which, in the case of the
Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the
Depositor, the Master Servicer or the Special Servicer shall be a party, or any
Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer,
as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving
Person shall succeed to the rights of the Master Servicer or the Special
Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates and
(ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

          SECTION 6.03. Limitation on Liability of Depositor, Master Servicer
                        and Special Servicer.

          None of the Depositor, the Master Servicer or the Special Servicer, or
any director, officer, employee or agent of any of them, shall be under any liability to the Trust Fund, the Trustee, the Certificateholders or, with respect to any A/B Loan Combination, the related B-Noteholder(s) for any action taken, or not taken, in good faith pursuant to this Agreement (including any action taken, or not

                                      -237-

taken, in good faith pursuant to any Co-Lender Agreement as required pursuant to the terms of this Agreement), or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the
Special Servicer against any liability to the Trust Fund, the Trustee, the
Certificateholders or, with respect to any A/B Loan Combination, the related
B-Noteholder(s) for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder. The Depositor, the Master
Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer or the Special
Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than
Advances (the reimbursement of which is otherwise provided for hereunder) and other than any loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof; (ii)
that constitutes (A) amounts payable as compensation to any Sub-Servicer retained by the Master Servicer or the Special Servicer or (B) expenses described in the last sentence of the definition of Servicing Advances; (iii)
incurred in connection with any breach of a representation, warranty or covenant made herein; or (iv) incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder; provided, however, that if and to the extent that any A/B Loan
Combination and/or a related B-Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related A/B Custodial Account pursuant to Section 3.05(g) and, if not solely attributable to a B-Note Loan (or any successor REO B-Note Loan with respect thereto), shall also be payable out of the Certificate Account as and to the extent permitted by Section 3.05(a); and
provided, further, that in making a determination as to whether any such indemnity is solely attributable to a B-Note Loan (or any successor REO Loan with respect thereto), the fact that any legal action was instituted by such
B-Noteholder shall not create a presumption that such indemnity is solely attributable thereto. None of the Depositor, the Master Servicer or the Special
Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this
Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the
Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the
Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer and the Special
Servicer shall be entitled to be reimbursed therefor from the Certificate
Account as provided in Section 3.05(a); provided, however, that if and to the extent that any A/B Loan Combination and/or a related B-Noteholder is involved, such expenses and costs (to the extent reasonable and customary), and such liabilities shall be payable out of the related A/B Custodial Account pursuant to Section 3.05(g) and, if not solely attributable to a B-Note Loan (or any successor REO B-Note Loan with respect thereto), shall also be payable out of the Certificate Account as and to the extent permitted by Section 3.05(a). In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted

                                      -238-

to be taken by the other of them or by the Depositor, the Trustee or any
Certificateholder, subject to the provisions of Section 8.05(b).

          SECTION 6.04. Resignation of Master Servicer and the Special Servicer.

          The Master Servicer and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as
the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as
applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master
Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 7.02 hereof. The Master Servicer and the Special
Servicer shall each have the right to resign at any other time; provided that
(i) a willing successor thereto has been found by the Master Servicer or Special
Servicer, as applicable, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates,
(iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts such appointment, and assumes the responsibilities and obligations of the resigning party hereunder, prior to the effectiveness of such resignation. Neither the Master Servicer nor the Special
Servicer shall be permitted to resign except as contemplated above in this
Section 6.04.

          Consistent with the foregoing, neither the Master Servicer nor the
Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee or the Special
Servicing Fee, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

          SECTION 6.05. Rights of Depositor and Trustee in Respect of Master
                        Servicer and the Special Servicer.

          The Master Servicer and the Special Servicer shall each afford the
Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special
Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the

                                      -239-

obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; and provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the
Special Servicer and is not obligated to supervise the performance of the Master
Servicer or the Special Servicer under this Agreement or otherwise.

          SECTION 6.06. Depositor, Master Servicer and Special Servicer to
                        Cooperate with Trustee.

          The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

          SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate
                        with Master Servicer.

          The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Master Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with
                        Special Servicer.

          The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Special Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.09. Designation of Special Servicer by the Controlling Class
                        Certificateholders and Others.

          (a) Subject to the terms of this Section, the Holder or Holders of the
Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer without cause or any Special
Servicer that has resigned or otherwise ceased to serve in such capacity;
provided that such Holder or Holders shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of
Default; and provided, further, that, for so long as the [DEF] Controlling
B-Noteholder is the [DEF] Directing Holder, the Holder or Holders of
Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class may not terminate or replace any [DEF] Special Servicer appointed by the [DEF] Controlling B-Noteholder in accordance with Section
6.09(b); and provided, further, that, for so long as the [GHI] Controlling
B-Noteholder is the [GHI] Directing Holder, the Holder or Holders of
Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class may not terminate or replace any [GHI] Special Servicer appointed by the [GHI] Controlling B-Noteholder in accordance with Section
6.09(b). Such Holder or Holders shall so designate a Person to serve as replacement

                                      -240-

Special Servicer by the delivery to the Trustee, the Master Servicer, each
B-Noteholder and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit J-1. If such Holders have not replaced a Special
Servicer within 30 days of such Special Servicer's resignation or the date such
Special Servicer has ceased to serve in such capacity, and subject to the prior rights of the [DEF] Controlling B-Noteholder (for so long as it is the [DEF]
Directing Holder) to appoint a [DEF] Special Servicer in accordance with Section
6.09(b) and the prior rights of the [GHI] Controlling B-Noteholder (for so long as it is the [GHI] Direct Holder) to appoint a [GHI] Special Servicer in accordance with Section 6.09(b), the Trustee shall designate a successor Special
Servicer, subject to removal by the Holder or Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class or as and to the extent otherwise so provided in Section 6.09(b), and appointment of a successor thereto pursuant to the terms of this Section 6.09. Subject to the provisos to the first sentence of this Section 6.09(a), any Person designated pursuant to this Section 6.09(a), whether designated by Holders of the
Controlling Class or by the Trustee, shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the
Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more
Classes of the Certificates; provided that such confirmation need not be obtained from S&P if the designated Person is on S&P's Select Servicer List as a
U.S. Commercial Mortgage Special Servicer. The appointment of such designated
Person as Special Servicer shall also be subject to receipt by the Trustee of
(1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit J-2, executed by the designated Person, and (2) an Opinion of Counsel
(at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this
Agreement, that upon the execution and delivery of the Acknowledgment of
Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms.
Subject to the provisos to the first sentence of this Section 6.09(a), any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation (including Workout Fees earned on
Specially Serviced Loans which became Corrected Loans prior to its resignation or are otherwise payable to the terminated or resigning Special Servicer pursuant to Section 3.11(c)), and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning
Special Servicer shall cooperate with the Trustee and the replacement Special
Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Certificate Account, an A/B
Custodial Account, a Servicing Account, a Reserve Account or an REO Account or
delivered to the Master Servicer or that are thereafter received with respect to
Specially Serviced Loans and Administered REO Properties.

          Notwithstanding the foregoing, if the Controlling Class of
Certificates consists of Book-Entry Certificates, then the rights of the Holders of the Controlling Class of Certificates set forth above in this Section 6.09 may be exercised directly by the relevant Certificate Owner(s); provided that the identity of such Certificate Owner(s) has been confirmed to the Trustee to its reasonable satisfaction.

                                      -241-

          (b) For so long as it is the [DEF] Directing Holder, the [DEF]
Controlling B-Noteholder may, in accordance with Section 17(c) of the [DEF]
Co-Lender Agreement, upon at least 10 Business Days prior notice to the Special
Servicer, the Master Servicer and the Trustee, with or without cause, terminate the rights and obligations of the Special Servicer hereunder solely with respect to the [DEF] Loan Combination or related REO Property and designate a Person to serve as [DEF] Special Servicer hereunder; provided that the [DEF] Controlling
B-Noteholder shall pay all reasonable and customary costs and expenses related thereto, to the extent provided under Section 17(c) of the [DEF] Co-Lender
Agreement. The [DEF] Controlling B-Noteholder shall so designate a Person to serve as replacement [DEF] Special Servicer by the delivery to the Trustee, the
Master Servicer and the existing [DEF] Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit J-1. If the [DEF] Controlling B-Noteholder is the [DEF] Directing Holder, and if the [DEF] Controlling B-Noteholder has not
designated a replacement [DEF] Special Servicer within 30 days of the predecessor [DEF] Special Servicer having been terminated by the [DEF]
Controlling B-Noteholder, then the Holder or Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class or the
Trustee shall designate a successor [DEF] Special Servicer in accordance with
Section 6.09(a), subject to removal in accordance with this Section 6.09. Any
Person designated by the [DEF] Controlling B-Noteholder to act as a [DEF]
Special Servicer shall become the [DEF] Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from each Rating Agency that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates; (2) an Acknowledgment of Proposed
Special Servicer in the form attached hereto as Exhibit J-2 (modified to specifically relate to the [DEF] Loan Combination or any related REO Property), executed by the designated Person; and (3) an Opinion of Counsel (at the expense of the Person designated to become the [DEF] Special Servicer) to the effect that the designation of such Person as [DEF] Special Servicer is in compliance with this Section 6.09(b) and all other applicable provisions of this Agreement, that, upon the execution and delivery of the Acknowledgment of Proposed [DEF]
Special Servicer, the designated Person shall be bound by the terms of this
Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing [DEF] Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the [DEF] Special Servicer hereunder;
provided, however, that (i) the resigning [DEF] Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this
Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, and (ii) the resigning [DEF] Special
Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. The outgoing [DEF] Special Servicer shall cooperate with the Trustee and the replacement [DEF] Special Servicer in effecting the termination of the outgoing [DEF] Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two (2) Business Days to the replacement [DEF] Special Servicer for administration by it of all cash amounts relating to the [DEF] Loan
Combination or any related REO Property that shall at the time be or should have been credited by the [DEF] Special Servicer to the Certificate Account, an A/B
Custodial Account, a Servicing Account, a Reserve Account or an REO Account or
should have been delivered to the Master Servicer or that are thereafter received with respect to the [DEF] Loan Combination and/or any related REO
Property. The Trustee shall notify the other parties hereto and the
Certificateholders of any termination of the [DEF] Special Servicer and appointment of a new [DEF] Special Servicer in accordance with this Section
6.09(b). Notwithstanding anything herein to the contrary, neither of the [DEF]
B-Noteholders shall have any right to terminate, replace or appoint any party as
Special Servicer

                                      -242-

in respect of any Mortgage Loan or REO Property other than the [DEF] Loan
Combination or any related REO Property.

          For so long as it is the [GHI] Directing Holder, the [GHI] Controlling
B-Noteholder may, in accordance with Section 17(c) of the [GHI] Co-Lender
Agreement, upon at least 10 Business Days prior notice to the Special Servicer, the Master Servicer and the Trustee, with or without cause, terminate the rights and obligations of the Special Servicer hereunder solely with respect to the
[GHI] Loan Combination or related REO Property and designate a Person to serve as [GHI] Special Servicer hereunder; provided that the [GHI] Controlling
B-Noteholder shall pay all reasonable and customary costs and expenses related thereto, to the extent provided under Section 17(c) of the [GHI] Co-Lender
Agreement. The [GHI] Controlling B-Noteholder shall so designate a Person to serve as replacement [GHI] Special Servicer by the delivery to the Trustee, the
Master Servicer and the existing [GHI] Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit J-1. If the [GHI] Controlling B-Noteholder is the [GHI] Directing Holder, and if the [GHI] Controlling B-Noteholder has not
designated a replacement [GHI] Special Servicer within 30 days of the predecessor [GHI] Special Servicer having been terminated by the [GHI]
Controlling B-Noteholder, then the Holder or Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class or the
Trustee shall designate a successor [GHI] Special Servicer in accordance with
Section 6.09(a), subject to removal in accordance with this Section 6.09. Any
Person designated by the [GHI] Controlling B-Noteholder to act as a [GHI]
Special Servicer shall become the [GHI] Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from each Rating Agency that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates; (2) an Acknowledgment of Proposed
Special Servicer in the form attached hereto as Exhibit J-2 (modified to specifically relate to the [GHI] Loan Combination or any related REO Property), executed by the designated Person; and (3) an Opinion of Counsel (at the expense of the Person designated to become the [GHI] Special Servicer) to the effect that the designation of such Person as [GHI] Special Servicer is in compliance with this Section 6.09(b) and all other applicable provisions of this Agreement, that, upon the execution and delivery of the Acknowledgment of Proposed [GHI]
Special Servicer, the designated Person shall be bound by the terms of this
Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing [GHI] Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the [GHI] Special Servicer hereunder;
provided, however, that (i) the resigning [GHI] Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this
Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, and (ii) the resigning [GHI] Special
Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. The outgoing [GHI] Special Servicer shall cooperate with the Trustee and the replacement [GHI] Special Servicer in effecting the termination of the outgoing [GHI] Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two (2) Business Days to the replacement [GHI] Special Servicer for administration by it of all cash amounts relating to the [GHI] Loan
Combination or any related REO Property that shall at the time be or should have been credited by the [GHI] Special Servicer to the Certificate Account, an A/B
Custodial Account, a Servicing Account, a Reserve Account or an REO Account or
should have been delivered to the Master Servicer or that are thereafter received with respect to the [GHI] Loan Combination and/or any related REO
Property. The Trustee shall notify the other parties hereto and the
Certificateholders of any

                                      -243-

termination of the [GHI] Special Servicer and appointment of a new [GHI] Special
Servicer in accordance with this Section 6.09(b). Notwithstanding anything herein to the contrary, neither of the [GHI] B-Noteholders shall have any right to terminate, replace or appoint any party as Special Servicer in respect of any
Mortgage Loan or REO Property other than the [GHI] Loan Combination or any related REO Property.

          (c) As and to the extent provided in Section 17(d) of the related
Co-Lender Agreement, the [DEF] Controlling B-Noteholder and the [GHI]
Controlling B-Noteholder may each designate a representative to exercise its rights under Section 6.09(b).

          (d) If a replacement special servicer is appointed with respect to the
[DEF] Loan Combination or any related REO Property in accordance with Section
6.09(b) such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term "Special Servicer"
shall mean the [DEF] Special Servicer, insofar as such duties and obligations relate to the [DEF] Loan Combination or any related REO Property, and shall mean the General Special Servicer (as defined below), in all other cases (provided that, in Section 3.13, Section 3.14 and Section 3.15, the term "Special
Servicer" shall mean each of the [DEF] Special Servicer and the General Special
Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special
Servicer" shall mean the [DEF] Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the [DEF] Loan
Combination or any related REO Property, and shall mean the General Special
Servicer, in all other cases; (iii) when used in the context of granting the
Special Servicer the right to purchase Defaulted Mortgage Loans pursuant to
Section 3.18, the term "Special Servicer" shall mean the General Special
Servicer only; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Mortgage Loans and any REO Properties remaining in the Trust Fund pursuant to Section 9.01, the term "Special Servicer" shall mean the General Special Servicer only; (v) when used in the context of the
Special Servicer being replaced, pursuant to Section 6.09(a), by the Holder or
Holders of a majority of the Voting Rights allocated to the Controlling Class, the term "Special Servicer" shall mean the General Special Servicer or the [DEF]
Special Servicer, as applicable (provided that, for so long as the [DEF]
Controlling B-Noteholder is the [DEF] Directing Holder, the Holder or Holders of
a majority of the Voting Rights allocated to the Controlling Class may not, in accordance with Section 6.09(a), terminate or replace any [DEF] Special Servicer with respect to the [DEF] Loan Combination or any related REO Property that was appointed by the [DEF] Controlling B-Noteholder in accordance with Section
6.09(b)); (vi) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer" shall mean each of the [DEF] Special Servicer and the General Special Servicer; and (vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the
[DEF] Special Servicer or the General Special Servicer, as applicable.

          If a replacement special servicer is appointed with respect to the
[GHI] Loan Combination or any related REO Property in accordance with Section
6.09(b) such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise:

                                      -244-

(i) when used in the context of imposing duties and obligations on the Special
Servicer hereunder or the performance of such duties and obligations, the term
"Special Servicer" shall mean the [GHI] Special Servicer, insofar as such duties and obligations relate to the [GHI] Loan Combination or any related REO
Property, and shall mean the General Special Servicer (as defined below), in all other cases (provided that, in Section 3.13, Section 3.14 and Section 3.15, the term "Special Servicer" shall mean each of the [GHI] Special Servicer and the
General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the [GHI] Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the
[GHI] Loan Combination or any related REO Property, and shall mean the General
Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Defaulted Mortgage Loans pursuant to
Section 3.18, the term "Special Servicer" shall mean the General Special
Servicer only; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Mortgage Loans and any REO Properties remaining in the Trust Fund pursuant to Section 9.01, the term "Special Servicer" shall mean the General Special Servicer only; (v) when used in the context of the
Special Servicer being replaced, pursuant to Section 6.09(a), by the Holder or
Holders of a majority of the Voting Rights allocated to the Controlling Class, the term "Special Servicer" shall mean the General Special Servicer or the [GHI]
Special Servicer, as applicable (provided that, for so long as the [GHI]
Controlling B-Noteholder is the [GHI] Directing Holder, the Holder or Holders of
a majority of the Voting Rights allocated to the Controlling Class may not, in accordance with Section 6.09(a), terminate or replace any [GHI] Special Servicer with respect to the [GHI] Loan Combination or any related REO Property that was appointed by the [GHI] Controlling B-Noteholder in accordance with Section
6.09(b)); (vi) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer" shall mean each of the [GHI] Special Servicer and the General Special Servicer; and (vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the
[GHI] Special Servicer or the General Special Servicer, as applicable.

          References in this Section 6.09(d) to "General Special Servicer" means the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool (exclusive of (i) the [DEF] Loan Combination or any related REO Property, if a different [DEF] Special Servicer has been appointed with respect thereto, and (ii) the [GHI] Loan Combination or any related REO
Property, if a different [GHI] Special Servicer has been appointed with respect thereto).

          SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                        Certificate.

          The Master Servicer or an Affiliate of the Master Servicer or the
Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect
to) any Certificate with (except as set forth in the definition of
"Certificateholder") the same rights it would have if it were not the Master
Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master
Servicer or the Special Servicer is the Holder of (or, in the case of a
Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the
Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that is not expressly

                                      -245-

prohibited by the terms hereof and would not, in the Master Servicer's or the
Special Servicer's good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special
Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each
Class of Certificates beneficially owned by the Master Servicer or the Special
Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c)
describes in reasonable detail the action that the Master Servicer or the
Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the
Voting Rights of all Certificateholders (calculated without regard to the
Certificates beneficially owned by the Master Servicer or its Affiliates or the
Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the
Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing
Standard. The Trustee shall be entitled to reimbursement from the Master
Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

          SECTION 6.11. The Controlling Class Representative.

          (a) Subject to Section 6.12 of this Agreement and the terms of the
[DEF] Co-Lender Agreement, in the case of the [DEF] Loan Combination or any related REO Property, and subject to Section 6.13 of this Agreement and the terms of the [GHI] Co-Lender Agreement, in the case of the [GHI] Loan
Combination or any related REO Property, and subject to Section 6.14 of this
Agreement, in the case of the [ABC] Mortgage Loan or any related REO Property during a Class [XXX] Control Period, the Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event or the violation of the Servicing Standard and except as set forth in, and in any event subject to, the second paragraph of this Section 6.11(a), the Special Servicer will not be permitted to take any of the following actions as to which the
Controlling Class Representative has objected in writing within ten Business
Days of being notified thereof, which notification with respect to the action described in clause (vi) below shall be copied by the Special Servicer to the
Master Servicer (provided that, if such written objection has not been received by the Special Servicer within such ten Business Day period, then the
Controlling Class Representative's approval will be deemed to have been given):

               (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

               (ii) any modification of a Money Term (other than late payment charge and Default Interest provisions) of a Mortgage Loan, but excluding a modification consisting of the extension of the maturity date of a Mortgage
     Loan for one year or less;

                                      -246-

               (iii) any proposed sale of an REO Property (other than in
     connection with the termination of the Trust Fund) for less than the related Purchase Price;

               (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous
     Materials located at an REO Property;

               (v) any release of collateral, or acceptance of substitute or additional collateral, for a Mortgage Loan unless required by the related
     Mortgage Loan documents and/or applicable law;

               (vi) any waiver of a "due-on-sale" clause or "due-on-encumbrance"
     clause; and

               (vii) any acceptance of an assumption agreement releasing a
     Mortgagor from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan
     Documents);

provided that the foregoing rights of the Controlling Class Representative shall not relate to (w) the [DEF] Mortgage Loan or any related REO Property, regarding which the rights and powers of the specified Persons set forth under Section
6.12 are instead applicable, (x) the [GHI] Mortgage Loan or any related REO
Property, regarding which the rights and powers of the specified Persons set forth under Section 6.13 are instead applicable, (y) the [ABC] Mortgage Loan or any related REO Property during a Class [XXX] Control Period, regarding which the rights and powers of the specified Persons set forth under Section 6.14 are instead applicable, or (z) the Outside Serviced Mortgage Loan or any related REO
Property, regarding which the related Co-Lender Agreement and the Outside
Servicing Agreement governs.

          In addition, the Controlling Class Representative may direct the
Special Servicer to take, or to refrain from taking, such other actions (other than with respect to the [DEF] Loan Combination or any related REO Property, the
[GHI] Loan Combination or any related REO Property, the [ABC] Mortgage Loan or any related REO Property or the Outside Serviced Loan Combination or any related
REO Property) as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in this Agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph or Section 3.19(e), may (and the Master Servicer or Special Servicer, as applicable, shall disregard any such direction or objection that would) require or cause the Master Servicer or
Special Servicer to violate any applicable law, any provision of this Agreement or any Mortgage Loan or the REMIC Provisions, including without limitation the
Master Servicer's or Special Servicer's obligation to act in accordance with the
Servicing Standard, or expose the Master Servicer, the Special Servicer, the
Trust Fund or the Trustee or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of the Master Servicer's or the Special Servicer's responsibilities hereunder or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, is not in the best interests of the
Certificateholders. For the avoidance of doubt, the Master Servicer and/or the
Special Servicer shall disregard any direction or objection of any party
(including, without limitation, of the Controlling Class Representative) if such direction and/or objection causes the Master Servicer or the Special Servicer to violate the Servicing Standard, any applicable law, any provision of this
Agreement or any Mortgage

                                      -247-

Loan or the REMIC Provisions or expose the Master Servicer, the Special
Servicer, the Trust Fund or the Trustee or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of the Master Servicer's or Special Servicer's responsibility hereunder or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master
Servicer or the Special Servicer is not in the best interest of the
Certificateholders or is inconsistent with the Servicing Standard.

          (b) The Controlling Class Representative is hereby authorized to exercise the rights and powers of the holder of the Mortgage Note for the
Outside Serviced Mortgage Loan, under Sections 2(d) and 20(b) of the related
Co-Lender Agreement (and any corresponding provisions of the Outside Servicing
Agreement), including for purposes of exercising, either individually or together with [MNO] Non-Mortgage Loan Noteholders, as the case may be, consent rights, consultation rights, rights to direct servicing and rights to replace the Outside Special Servicer. Promptly following the initial such appointment of a Controlling Class Representative and any subsequent such appointment of a successor Controlling Class Representative with respect to any Outside Serviced
Mortgage Loan, the Trustee shall inform the Outside Servicers and the [MNO]
Non-Mortgage Loan Noteholders (and from time to time shall ensure that such parties remain similarly informed) that the Controlling Class Representative is entitled, to the full extent permitted under the related Co-Lender Agreement, to exercise such rights and powers of the holder of the Mortgage Note for the
Outside Serviced Mortgage Loan, under Sections 2(d) and 20(b) of the related
Co-Lender Agreement (and any corresponding provisions of the Outside Servicing
Agreement), and, further, the Trustee shall take such other actions as may be required under the related Co-Lender Agreement in order to permit the
Controlling Class Representative to exercise such rights and powers. The
Controlling Class Representative shall be subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the Trustee, in its capacity as holder of the Mortgage Note for the Outside Serviced Mortgage Loan. In addition, subject to Section 7.01(c) and each other section hereof that specifically addresses a particular matter with respect to the Outside Serviced Mortgage Loan, if the Trustee is requested to take any action in its capacity as holder of the Mortgage Note for the Outside
Serviced Mortgage Loan, pursuant to the related Co-Lender Agreement and/or the
Outside Servicing Agreement, then the Trustee will notify (in writing), and act in accordance with the instructions of, the Controlling Class Representative;
provided that, if such instructions are not provided within the prescribed time period, then the Trustee, subject to Sections 8.01 and 8.02, shall take such action or inaction as it deems to be in the best interests of the
Certificateholders (as a collective whole) and shall have all rights and powers incident thereto; and provided, further, that the Trustee, with respect to the
Outside Serviced Mortgage Loan or any related REO Property, (i) shall not be required to take any action that relates to directing or approving any servicing related action under the Outside Servicing Agreement or the related Co-Lender
Agreement, to the extent that the Controlling Class Representative has been notified thereof and has failed to provide instructions with respect to such action within the prescribed time period, and (ii) shall not take any action that is not permitted under applicable law or the terms of the related Co-Lender
Agreement or the Outside Servicing Agreement or any action that is, in the good faith, reasonable discretion of the Trustee, materially adverse to the interests of the Certificateholders (as a collective whole).

          (c) The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless

                                      -248-

disregard of obligations or duties. By its acceptance of a Certificate, each
Certificateholder confirms its understanding that the Controlling Class
Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the
Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Controlling Class Representative may act solely in the interests of the
Holders of the Controlling Class of Certificates, that the Controlling Class
Representative does not have any duties to the Holders of any Class of
Certificates other than the Controlling Class of Certificates, that the
Controlling Class Representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the
Controlling Class of Certificates, and that the Controlling Class Representative will not have any liability whatsoever for having so acted, and no
Certificateholder may take any action whatsoever against the Controlling Class
Representative or any director, officer, employee, agent or principal thereof for having so acted.

          SECTION 6.12. Certain Matters Regarding the [DEF] Loan Combination

          (a) Each of the Master Servicer and the Special Servicer shall consult with the [DEF] Controlling Party before taking any [DEF] Major Action, and
(except as expressly set forth in this Section 6.12 and in Section 17 of the
[DEF] Co-Lender Agreement) will not take any [DEF] Major Action until it has been approved (or deemed approved in accordance with the terms of this Section
6.12 and Section 17 of the [DEF] Co-Lender Agreement) by the [DEF] Controlling
Party. The [DEF] Controlling Party shall provide the Master Servicer or Special
Servicer, as applicable, with its response to any proposed [DEF] Major Action within ten (10) Business Days after the [DEF] Controlling Party's receipt of written notice of any such proposal (which notice shall, in any event, be sent to the [DEF] B-Noteholders and shall include any information reasonably necessary for the [DEF] Controlling Party to make an informed decision with respect to such proposal) and shall be deemed to have given its approval if no response is received by such servicer within such ten (10) Business Days
(provided such written notice contained the following words in bold-faced capital letters: "THIS NOTICE RELATES TO A "SECTION 17 ACTION" UNDER THE
CO-LENDER AGREEMENT. FAILURE TO RESPOND TO THIS NOTICE WITHIN TEN (10) BUSINESS
DAYS SHALL RESULT IN YOUR DEEMED APPROVAL OF THE ACTION PROPOSED HEREIN").

          (b) Notwithstanding the foregoing, if the Master Servicer or Special
Servicer, as applicable under the circumstances, reasonably determines in good faith in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the Certificateholders and the [DEF]
B-Noteholders as a collective whole, it may take such action without waiting for the approval of the [DEF] Controlling Party. In addition, neither the Master
Servicer nor the Special Servicer shall be required or permitted to take any action that in its reasonable good faith judgment would violate (and shall not refrain from taking any action that it determines in its reasonable good faith judgment is required in order to comply with) the Servicing Standard, this
Agreement, the related loan documents or applicable law or result in an Adverse
REMIC Event or Adverse Grantor Trust Event. Furthermore, subject to the terms of this Agreement, the Special Servicer shall not be obligated to seek further approval from the [DEF] Controlling Party for any actions to be taken by the
Master Servicer or Special Servicer if:

                                      -249-

               (i) the Special Servicer has notified the [DEF] Controlling Party in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of the [DEF] Loan Combination;
     and

               (ii) for sixty (60) days following the first such notice, the
     [DEF] Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer in the exercise of its reasonable good faith judgment considers to be consistent with the Servicing Standard.

          (c) The parties hereto acknowledge that the [DEF] Directing Holder may designate, in writing, a representative to exercise its rights and powers under
Section 17 of the [DEF] Co-Lender Agreement or otherwise under that agreement
(copies of such writing to be delivered to each of the other parties thereto).
Any such designation shall remain in effect until it is revoked by the party entitled to so designate by a writing delivered to each of the other parties hereto. The [DEF] Directing Holder (or, if it appoints a representative as contemplated by the prior sentence, such representative) will constitute the
"[DEF] Controlling Party". If the Trust, as holder of the [DEF] Mortgage Loan or any successor REO Loan with respect thereto, shall become the [DEF] Directing
Holder in accordance with the [DEF] Co-Lender Agreement, then (for so long as the Trust is the [DEF] Directing Holder) the Controlling Class Representative
shall be designated under the circumstances set forth below as the representative of the Trust for purposes of exercising the rights of the [DEF]
Directing Holder under Section 17 of the [DEF] Co-Lender Agreement and the rights of the [DEF] Controlling Party under Section 6.12(a) and Section 6.12(b)
above, and the Trustee shall take all actions necessary (including providing timely notice to the [DEF] B-Noteholders) to effect such designation.

          (d) The Master Servicer shall give written notice to the [DEF]
B-Noteholders and the Controlling Class Representative of any Appraisal
Reduction Amount calculated in accordance with the terms of this Agreement with respect to the [DEF] Loan Combination and any proposed allocation thereof to the respective Serviced Loans (or any successor REO Loans with respect thereto)
comprising the [DEF] Loan Combination. Any Appraisal Reduction Amount with respect to the [DEF] Loan Combination shall be allocated to the respective [DEF]
B-Note Loans (or any successor REO Loans with respect thereto) in accordance with Section 17(e) of the [DEF] Co-Lender Agreement and the definition of
"Appraisal Reduction Amount" herein. Upon allocation of an Appraisal Reduction
Amount that would result in a [DEF] B-Note Control Appraisal Event with respect to a [DEF] B-Note Loan or any successor REO B-Note Loans with respect thereto, the applicable [DEF] B-Noteholder (in accordance with the [DEF] Co-Lender
Agreement) shall have the right to require the Special Servicer, at the expense of such [DEF] B-Noteholder, to appoint an Independent Appraiser (reasonably acceptable to such [DEF] B-Noteholder) to prepare a second Appraisal of the
[DEF] Mortgaged Property. If the appraised value of the [DEF] Mortgaged Property determined by the second Appraisal is not more than 10% higher than the appraised value in the first Appraisal, the appraised value of the first
Appraisal shall be used to determine the Appraisal Reduction Amount. If the appraised value of such [DEF] Mortgaged Property determined by the second
Appraisal is more than 10% higher than the appraised value in the first
Appraisal, then the Special Servicer shall direct the Independent Appraisers to jointly appoint a third Independent Appraiser (reasonably acceptable to such
[DEF] B-Noteholder), at the expense of such [DEF] B-Noteholder, to reconcile the differences between the appraised values determined under each Appraisal. The determination of such third Appraiser shall be the final and binding determination of the appraised value of the [DEF] Mortgaged Property for purposes of this Section 6.12(d) and Section 17(e)

                                      -250-

of the [DEF] Co-Lender Agreement until the preparation of a new Appraisal in accordance with the terms of this Agreement.

          (e) The parties hereto recognize the right of the [DEF] Controlling
B-Noteholder to avoid a [DEF] B-Note Control Appraisal Event and loss of [DEF]
Directing Holder status by delivering [DEF] Threshold Event Collateral in accordance with Section 17(f) of the [DEF] Co-Lender Agreement. The Special
Servicer shall hold all such [DEF] Threshold Event Collateral in a manner that clearly identifies that it is being held for the benefit of the
Certificateholders but, for federal income tax purposes, is beneficially owned by the applicable [DEF] B-Noteholder. The Special Servicer shall take all actions reasonably necessary to maintain any perfected security interest on the part of the Trust in and to any [DEF] Threshold Event Collateral. In connection with the foregoing, if a letter of credit is furnished as [DEF] Threshold Event
Collateral, and if the [DEF] Controlling B-Noteholder fails to either renew such letter of credit at least thirty (30) days prior to the expiration thereof or replace such letter of credit with a substitute letter of credit or other [DEF]
Threshold Event Collateral with an expiration date that is greater than forty-five (45) days from the date of substitution, then (unless requested to do so earlier in accordance with Section 17(f) of the [DEF] Co-Lender Agreement)
the Special Servicer shall, as soon as permitted under Section 17(f) of the
[DEF] Co-Lender Agreement, draw upon such letter of credit and hold the proceeds thereof as [DEF] Threshold Event Collateral. Additionally, if a letter of credit is furnished as [DEF] Threshold Event Collateral and the issuer of such letter of credit at any time no longer satisfies the unsecured debt rating requirements set forth in the definition of "Threshold Event Collateral" in the [DEF]
Co-Lender Agreement, then (unless requested to do so earlier in accordance with
Section 17(f) of the [DEF] Co-Lender Agreement) the Special Servicer shall draw upon such letter of credit and hold the proceeds thereof as [DEF] Threshold
Event Collateral. Upon a Final Recovery Determination with respect to the [DEF]
Loan Combination, any [DEF] Threshold Event Collateral held by the Special
Servicer shall be available to reimburse the Trust for any realized loss of principal and/or interest incurred with respect to the [DEF] Mortgage Loan (or any successor REO Loan with respect thereto), up to the maximum amount permitted under the [DEF] Co-Lender Agreement, together with all other amounts (including, without limitation, Additional Trust Fund Expenses related to the [DEF] Loan
Combination or any related REO Property) reimbursable under the [DEF] Co-Lender
Agreement and this Agreement. To the extent necessary to effect such reimbursement, the Special Servicer shall draw down upon or otherwise liquidate all non-cash [DEF] Threshold Event Collateral and shall forward the reimbursement payment to the Master Servicer for deposit in the Certificate
Account. Such reimbursement or payment shall, except for purposes of Section
3.11 hereof, constitute "Liquidation Proceeds". The Special Servicer may not
release any [DEF] Threshold Event Collateral to a [DEF] B-Noteholder, except as expressly required under Section 17(f) of the [DEF] Co-Lender Agreement
(including, in connection with a Final Recovery Determination with respect to the [DEF] Loan Combination, following the reimbursement of the Trust as contemplated above in this Section 6.12(e)). The arrangement by which the [DEF]
Threshold Event Collateral is held shall constitute an "outside reserve fund"
within the meaning of Treasury Regulation Section 1.860G-2(h) and such property
(and the right to reimbursement of any amounts with respect thereto) shall be beneficially owned by the applicable [DEF] B-Noteholder, who shall be taxed on all income with respect thereto.

          (f) The liability of any party exercising the rights of the [DEF]
Directing Holder to the respective holders of the Mortgage Notes for the [DEF]
Loan Combination shall be limited as set forth in Section 17(h) of the [DEF]
Co-Lender Agreement.

                                      -251-

          (g) Each [DEF] B-Noteholder shall be entitled to receive any and all reports, statements, documents and other information required to be delivered by any party hereto to the Controlling Class Representative (other than any notices regarding the fair value of a Defaulted Mortgage Loan determined in accordance with Section 3.18), but only to the extent that such reports, statements, documents and other information relate to the [DEF] Loan Combination or any related REO Property. In addition, the Special Servicer (if the [DEF] Mortgage
Loan is a Specially Serviced Loan or has become an REO Loan) or otherwise the
Master Servicer shall deliver to each [DEF] B-Noteholder all reports, statements, documents and other information required to be delivered thereto pursuant to the [DEF] Co-Lender Agreement.

          (h) The parties hereto recognize and acknowledge the rights of each
[DEF] B-Noteholder under the [DEF] Co-Lender Agreement, including the right to:
(i) purchase the [DEF] Mortgage Loan under the circumstances contemplated by
Section 9 of the [DEF] Co-Lender Agreement; and (ii) to cure defaults with respect to the [DEF] Mortgage Loan under the circumstances contemplated by
Section 18 of the [DEF] Co-Lender Agreement. In connection with the foregoing, the Special Servicer (if the [DEF] Mortgage Loan is a Specially Serviced Loan)
or the Master Servicer (otherwise), as applicable, shall take all actions required on the part of the holder of the [DEF] Mortgage Loan or contemplated to be performed by a servicer, in any case under Section 9 or 18 of the [DEF]
Co-Lender Agreement, including the delivery of all necessary notices on a timely basis and, in the case of Section 9 of the [DEF] Co-Lender Agreement, the calculation of the applicable purchase price, as well as all other actions necessary and appropriate to effect the transfer of the [DEF] Mortgage Loan (in connection with the purchase thereof under the [DEF] Co-Lender Agreement) to the applicable [DEF] B-Noteholder(s) and/or to permit the applicable [DEF]
B-Noteholder(s) to effectuate a cure of any defaults under the [DEF] Mortgage
Loan. Further in connection with the foregoing, the Special Servicer (if the
[DEF] Mortgage Loan is a Specially Serviced Loan or has become an REO Loan) or the Master Servicer (otherwise), as applicable, shall notify the [DEF]
B-Noteholders (i) of any applicable event of default with respect to the [DEF]
Mortgage Loan in accordance with Section 18 of the [DEF] Co-Lender Agreement, promptly after the applicable servicer has knowledge thereof and (ii) of any other event of default.

          The Special Servicer (if the [DEF] Mortgage Loan is a Specially
Serviced Loan or has become an REO Loan) or the Master Servicer (otherwise), as applicable, shall take all actions relating to the servicing and/or administration of, and the preparation and delivery of reports and other information with respect to, the [DEF] Loan Combination or any related REO
Property required to be performed by the holder of the [DEF] Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to the [DEF]
Co-Lender Agreement and/or any related mezzanine intercreditor agreement.

          (i) In the event of a conflict between this Section 6.12 and the terms of the [DEF] Co-Lender Agreement, the terms of the [DEF] Co-Lender Agreement shall control; and, notwithstanding anything herein to the contrary, neither the
Master Servicer nor the Special Servicer shall take servicing action with respect to the [DEF] Loan Combination or any related REO Property that would violate the terms of the [DEF] Co-Lender Agreement.

          SECTION 6.13. Certain Matters Regarding the [GHI] Loan Combination

          (a) Each of the Master Servicer and the Special Servicer shall consult with the [GHI] Controlling Party before taking any [GHI] Major Action, and
(except as expressly set forth in this

                                      -252-

Section 6.13 and in Section 17 of the [GHI] Co-Lender Agreement) will not take any [GHI] Major Action until it has been approved (or deemed approved in accordance with the terms of this Section 6.13 and Section 17 of the [GHI]
Co-Lender Agreement) by the [GHI] Controlling Party. The [GHI] Controlling Party
shall provide the Master Servicer or Special Servicer, as applicable, with its response to any proposed [GHI] Major Action within ten (10) Business Days after the [GHI] Controlling Party's receipt of written notice of any such proposal
(which notice shall, in any event, be sent to the [GHI] B-Noteholders and shall include any information reasonably necessary for the [GHI] Controlling Party to make an informed decision with respect to such proposal) and shall be deemed to have given its approval if no response is received by such servicer within such ten (10) Business Days (provided such written notice contained the following words in bold-faced capital letters: "THIS NOTICE RELATES TO A "SECTION 17
ACTION" UNDER THE CO-LENDER AGREEMENT. FAILURE TO RESPOND TO THIS NOTICE WITHIN
TEN (10) BUSINESS DAYS SHALL RESULT IN YOUR DEEMED APPROVAL OF THE ACTION
PROPOSED HEREIN").

          (b) Notwithstanding the foregoing, if the Master Servicer or Special
Servicer, as applicable under the circumstances, reasonably determines in good faith in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the Certificateholders and the [GHI]
B-Noteholders as a collective whole, it may take such action without waiting for the approval of the [GHI] Controlling Party. In addition, neither the Master
Servicer nor the Special Servicer shall be required or permitted to take any action that in its reasonable good faith judgment would violate (and shall not refrain from taking any action that it determines in its reasonable good faith judgment is required in order to comply with) the Servicing Standard, this
Agreement, the related loan documents or applicable law or result in an Adverse
REMIC Event or Adverse Grantor Trust Event. Furthermore, subject to the terms of this Agreement, the Special Servicer shall not be obligated to seek further approval from the [GHI] Controlling Party for any actions to be taken by the
Master Servicer or Special Servicer if:

               (i) the Special Servicer has notified the [GHI] Controlling Party in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of the [GHI] Loan Combination;
     and

               (ii) for sixty (60) days following the first such notice, the
     [GHI] Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer in the exercise of its reasonable good faith judgment considers to be consistent with the Servicing Standard.

          (c) The parties hereto acknowledge that the [GHI] Directing Holder may designate, in writing, a representative to exercise its rights and powers under
Section 17 of the [GHI] Co-Lender Agreement or otherwise under that agreement
(copies of such writing to be delivered to each of the other parties thereto).
Any such designation shall remain in effect until it is revoked by the party entitled to so designate by a writing delivered to each of the other parties hereto. The [GHI] Directing Holder (or, if it appoints a representative as contemplated by the prior sentence, such representative) will constitute the
"[GHI] Controlling Party". If the Trust, as holder of the [GHI] Mortgage Loan or any successor REO Loan with respect thereto, shall become the [GHI] Directing
Holder in accordance with the [GHI] Co-Lender Agreement, then (for so long as the Trust is the [GHI] Directing Holder) the Controlling Class Representative
shall be designated under the circumstances set forth below as the representative of the Trust for purposes of exercising the rights of the [GHI]
Directing Holder under Section 17 of the [GHI]

                                      -253-

Co-Lender Agreement and the rights of the [GHI] Controlling Party under Section
6.13(a) and Section 6.13(b) above, and the Trustee shall take all actions necessary (including providing timely notice to the [GHI] B-Noteholders) to effect such designation.

          (d) The Master Servicer shall give written notice to the [GHI]
B-Noteholders and the Controlling Class Representative of any Appraisal
Reduction Amount calculated in accordance with the terms of this Agreement with respect to the [GHI] Loan Combination and any proposed allocation thereof to the respective Serviced Loans (or any successor REO Loans with respect thereto)
comprising the [GHI] Loan Combination. Any Appraisal Reduction Amount with respect to the [GHI] Loan Combination shall be allocated to the respective [GHI]
B-Note Loans (or any successor REO Loans with respect thereto) in accordance with Section 17(e) of the [GHI] Co-Lender Agreement and the definition of
"Appraisal Reduction Amount" herein. Upon allocation of an Appraisal Reduction
Amount that would result in a [GHI] B-Note Control Appraisal Event, the applicable [GHI] B-Noteholder (in accordance with the [GHI] Co-Lender Agreement)
shall have the right to require the Special Servicer, at the expense of such
[GHI] B-Noteholder, to appoint an Independent Appraiser (reasonably acceptable to such [GHI] B-Noteholder) to prepare a second Appraisal of the [GHI] Mortgaged
Property. If the appraised value of the [GHI] Mortgaged Property determined by the second Appraisal is not more than 10% higher than the appraised value in the first Appraisal, the appraised value of the first Appraisal shall be used to determine the Appraisal Reduction Amount. If the appraised value of such [GHI]
Mortgaged Property determined by the second Appraisal is more than 10% higher than the appraised value in the first Appraisal, then the Special Servicer shall direct the Independent Appraisers to jointly appoint a third Independent
Appraiser (reasonably acceptable to such [GHI] B-Noteholder), at the expense of such [GHI] B-Noteholder, to reconcile the differences between the appraised values determined under each Appraisal. The determination of such third
Appraiser shall be the final and binding determination of the appraised value of the [GHI] Mortgaged Property for purposes of this Section 6.13(d) and Section
17(e) of the [GHI] Co-Lender Agreement until the preparation of a new Appraisal in accordance with the terms of this Agreement.

          (e) The parties hereto recognize the right of the [GHI] B-Noteholders to avoid a [GHI] B-Note Control Appraisal Event by delivering [GHI] Threshold
Event Collateral in accordance with Section 17(f) of the [GHI] Co-Lender
Agreement. The Special Servicer shall hold all such [GHI] Threshold Event
Collateral (in an Eligible Account, in the case of cash) in a manner that clearly identifies that it is being held for the benefit of the
Certificateholders but, for federal income tax purposes, is beneficially owned by the applicable [GHI] B-Noteholder. The Special Servicer shall take all actions reasonably necessary to maintain any perfected security interest on the part of the Trust in and to any [GHI] Threshold Event Collateral. In connection with the foregoing, if a letter of credit is furnished as [GHI] Threshold Event
Collateral, and if the applicable [GHI] B-Noteholder fails to either renew such letter of credit at least thirty (30) days prior to the expiration thereof or replace such letter of credit with a substitute letter of credit or other [GHI]
Threshold Event Collateral with an expiration date that is greater than forty-five (45) days from the date of substitution, then (unless requested to do so earlier in accordance with Section 17(f) of the [GHI] Co-Lender Agreement)
the Special Servicer shall draw upon such letter of credit and hold the proceeds thereof as [GHI] Threshold Event Collateral. Additionally, if a letter of credit is furnished as [GHI] Threshold Event Collateral and the issuer of such letter of credit at any time no longer satisfies the unsecured debt rating requirements set forth in the definition of "Threshold Event Collateral" in the [GHI]
Co-Lender Agreement, then (unless requested to do so earlier in accordance with
Section 17(f) of the [GHI] Co-Lender Agreement) the Special Servicer shall, as soon as permitted under Section 17(f) of the [GHI] Co-Lender Agreement, draw upon such

                                      -254-

letter of credit and hold the proceeds thereof as [GHI] Threshold Event
Collateral. Upon a Final Recovery Determination with respect to the [GHI] Loan
Combination, any [GHI] Threshold Event Collateral held by the Special Servicer shall be available to reimburse the Trust for any realized loss of principal and/or interest incurred with respect to the [GHI] Mortgage Loan (or any successor REO Loan with respect thereto), up to the maximum amount permitted under the [GHI] Co-Lender Agreement, together with all other amounts (including, without limitation, Additional Trust Fund Expenses related to the [GHI] Loan
Combination or any related REO Property) reimbursable under the [GHI] Co-Lender
Agreement and this Agreement. To the extent necessary to effect such reimbursement, the Special Servicer shall draw down upon or otherwise liquidate all non-cash [GHI] Threshold Event Collateral and shall forward the reimbursement payment to the Master Servicer for deposit in the Certificate
Account. Such reimbursement or payment shall, except for purposes of Section
3.11 hereof, constitute "Liquidation Proceeds". The Special Servicer may not
release any [GHI] Threshold Event Collateral to a [GHI] B-Noteholder, except as expressly required under Section 17(f) of the [GHI] Co-Lender Agreement
(including, in connection with a Final Recovery Determination with respect to the [GHI] Loan Combination, following the reimbursement of the Trust as contemplated above in this Section 6.13(e)). The arrangement by which the [GHI]
Threshold Event Collateral is held shall constitute an "outside reserve fund"
within the meaning of Treasury Regulation Section 1.860G-2(h) and such property
(and the right to reimbursement of any amounts with respect thereto) shall be beneficially owned by the applicable [GHI] B-Noteholder, who shall be taxed on all income with respect thereto.

          (f) The liability of any party exercising the rights of the [GHI]
Directing Holder to the respective holders of the Mortgage Notes for the [GHI]
Loan Combination shall be limited as set forth in Section 17(h) of the [GHI]
Co-Lender Agreement.

          (g) Each [GHI] B-Noteholder shall be entitled to receive any and all reports, statements, documents and other information required to be delivered by any party hereto to the Controlling Class Representative (other than any notices regarding the fair value of a Defaulted Mortgage Loan determined in accordance with Section 3.18), but only to the extent that such reports, statements, documents and other information relate to the [GHI] Loan Combination or any related REO Property. In addition, the Special Servicer (if the [GHI] Mortgage
Loan is a Specially Serviced Loan or has become an REO Loan) or otherwise the
Master Servicer shall deliver to each [GHI] B-Noteholder all reports, statements, documents and other information required to be delivered thereto pursuant to the [GHI] Co-Lender Agreement.

          (h) The parties hereto recognize and acknowledge the rights of each
[GHI] B-Noteholder under the [GHI] Co-Lender Agreement, including the right to:
(i) purchase the [GHI] Mortgage Loan under the circumstances contemplated by
Section 9 of the [GHI] Co-Lender Agreement; and (ii) to cure defaults with respect to the [GHI] Mortgage Loan under the circumstances contemplated by
Section 18 of the [GHI] Co-Lender Agreement. In connection with the foregoing, the Special Servicer (if the [GHI] Mortgage Loan is a Specially Serviced Loan)
or the Master Servicer (otherwise), as applicable, shall take all actions required on the part of the holder of the [GHI] Mortgage Loan or contemplated to be performed by a servicer, in any case under Section 9 or 18 of the [GHI]
Co-Lender Agreement, including the delivery of all necessary notices on a timely basis and, in the case of Section 9 of the [GHI] Co-Lender Agreement, the calculation of the applicable purchase price, as well as all other actions necessary and appropriate to effect the transfer of the [GHI] Mortgage Loan (in connection with the purchase thereof under the [GHI] Co-Lender Agreement) to the applicable [GHI] B-Noteholder(s) and/or to permit the applicable [GHI]
B-Noteholder(s) to effectuate a cure of any defaults under the

                                      -255-

[GHI] Mortgage Loan. Further in connection with the foregoing, the Special
Servicer (if the [GHI] Mortgage Loan is a Specially Serviced Loan or has become an REO Loan) or the Master Servicer (otherwise), as applicable, shall notify the
[GHI] B-Noteholders (i) of any applicable event of default with respect to the
[GHI] Mortgage Loan in accordance with Section 18 of the [GHI] Co-Lender
Agreement, promptly after the applicable servicer has knowledge thereof and (ii)
of any other event of default.

          The Special Servicer (if the [GHI] Mortgage Loan is a Specially
Serviced Loan or has become an REO Loan) or the Master Servicer (otherwise), as applicable, shall take all actions relating to the servicing and/or administration of, and the preparation and delivery of reports and other information with respect to, the [GHI] Loan Combination or any related REO
Property required to be performed by the holder of the [GHI] Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to the [GHI]
Co-Lender Agreement and/or any related mezzanine intercreditor agreement.

          (i) In the event of a conflict between this Section 6.13 and the terms of the [GHI] Co-Lender Agreement, the terms of the [GHI] Co-Lender Agreement shall control; and, notwithstanding anything herein to the contrary, neither the
Master Servicer nor the Special Servicer shall take servicing action with respect to the [GHI] Loan Combination or any related REO Property that would violate the terms of the [GHI] Co-Lender Agreement.

          SECTION 6.14. Certain Matters Relating to the [ABC] Mortgage Loan.

          (a) During a Class [XXX] Control Period: (i) the Master Servicer or,
if the [ABC] Citibank Mortgage Loan is being specially serviced, the Special
Servicer, as the case may be, shall consult with the Class [XXX] Representative upon the occurrence of any event of default for the [ABC] Mortgage Loan under the related mortgage loan documents, to consider alternative actions recommended by the Class [XXX] Representative and to consult with the Class [XXX]
Representative regarding the actions to be taken with respect to such event of default; (ii) at any time (whether or not an event of default for the [ABC]
Mortgage Loan under the related mortgage loan documents has occurred) each of the Master Servicer and the Special Servicer shall consult with the Class [XXX]
Representative (1) with respect to proposals to take any action deemed significant by the Master Servicer or Special Servicer, as applicable, in accordance with the Servicing Standard, with respect to the [ABC] Mortgage Loan and the related Mortgaged Property and to consider alternative actions recommended by the Class [XXX] Representative and (2) to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget; and
(iii) prior to taking any of the following actions with respect to the [ABC]
Mortgage Loan, each of the Master Servicer and the Special Servicer shall notify in writing the Class [XXX] Representative of any proposal to take any of such actions with respect to the [ABC] Mortgage Loan or any related REO Property (and to provide the Class [XXX] Representative with such information reasonably requested as may be necessary in the reasonable judgment of the Class [XXX]
Representative in order to make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of the Class [XXX] Representative (which approval may be withheld in its sole discretion and will be deemed given if notice of approval or disapproval is not delivered within ten Business Days of delivery to the Class
[XXX] Representative of written notice of the applicable action, together with information reasonably requested by the Class [XXX] Representative) with respect to:

                                      -256-

               (i) any modification or waiver of any term of the related
     mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable Mortgage Rate or
     Periodic Payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the [ABC] Mortgage Loan, a modification or waiver of any other monetary term of the [ABC] Mortgage Loan relating to the timing or amount of any payment of principal and interest (other than Penalty Interest) or a modification or waiver of any provision which restricts the related
     Mortgagor from incurring additional indebtedness or from transferring any related Mortgaged Property;

               (ii) the waiver of any "due-on-sale" clause and/or
     "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related Mortgagor);

               (iii) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the
     Mortgaged Property if the [ABC] Mortgage Loan should become a Specially
     Serviced Loan and continue in default or any acquisition of such related
     Mortgaged Property by deed in lieu of foreclosure;

               (iv) any proposed or actual sale of any related REO Property or the [ABC] Mortgage Loan (other than in connection with exercise of the fair value purchase option, the termination of the Trust Fund, or the purchase of the [ABC] Mortgage Loan by the related Mortgage Loan Seller by reason of a Breach of a representation or warranty or a Document Defect);

               (v) any release of the related Mortgagor, any guarantor or other obligor from liability;

               (vi) any modification or amendment of, or waiver of any term of the [ABC] Mortgage Loan that would result in a discounted pay-off;

               (vii) any action to bring the related Mortgaged Property, or any related REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at Mortgaged Property;

               (viii) any substitution or release of collateral or acceptance of additional collateral for the [ABC] Mortgage Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

               (ix) any adoption or approval of a plan in a bankruptcy of the related Mortgagor;

               (x) any consent to the execution of a new lease, the amendment, modification, waiver or termination of any major lease to the extent lender's approval is required under the mortgage loan documents; or

                                      -257-

               (xi) any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

provided that, if the Master Servicer or the Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the
Certificateholders (as a collective whole), then the Master Servicer or the
Special Servicer, as applicable, may take any such action without waiting for the instruction of the Class [XXX] Representative; and provided, further, that notwithstanding anything herein to the contrary, the Master Servicer or Special
Servicer, as applicable, shall disregard any advice, direction or objection given by the Class [XXX] Representative that would require or cause the Master
Servicer or Special Servicer to violate any applicable law, any provision of this Agreement or any related mortgage loan documents or the REMIC Provisions, including without limitation the Master Servicer's or Special Servicer's obligation to act in accordance with the Servicing Standard, or expose the
Master Servicer, the Special Servicer, the Trust Fund or the Trustee or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of the Master Servicer's or the Special Servicer's responsibilities hereunder or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, is not in the best interests of the Certificateholders.

          (b) The Class [XXX] Representative will not have any liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment;
provided, however, that the Class [XXX] Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a
Certificate, each Certificateholder confirms its understanding that the Class
[XXX] Representative may take actions that favor the interests of one or more
Classes of the Certificates over other Classes of the Certificates, and that the
Class [XXX] Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the
Class [XXX] Representative may act solely in the interests of the Holders of the
Class [XXX] Certificates, that the Class [XXX] Representative does not have any duties to the Holders of any Class of Certificates other than the Class [XXX]
Certificates, that the Class [XXX] Representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the
Holders of the Class [XXX] Certificates, and that the Class [XXX] Representative will not have any liability whatsoever for having so acted, and no
Certificateholder may take any action whatsoever against the Class [XXX]
Representative or any director, officer, employee, agent or principal thereof for having so acted.

          (c) If, at any time during a Class [XXX] Control Period, the [ABC]
Mortgage Loan shall become specially serviced hereunder as a result of an event of default under such Mortgage Loan, then the Majority Class [XXX]
Certificateholder(s) may, at its or their option, purchase the [ABC] Mortgage
Loan at the related Purchase Price; provided that such purchase price shall include a Liquidation Fee if paid more than 90 days after the event giving rise to the purchase option on the part of the Majority Class [XXX]
Certificateholder(s). Such option does not extend to any related REO Property and shall terminate upon the foreclosure of or the acceptance of a deed in lieu of foreclosure with respect to the [ABC] Mortgaged Property or if the [ABC]
Mortgage Loan becomes a Corrected

                                      -258-

Mortgage Loan. The Majority Class [XXX] Certificateholder(s) shall exercise its or their purchase option by providing written notice to the Trustee, the Master
Servicer and the Special Servicer of its proposed purchase of the [ABC] Mortgage
Loan at least 10 days prior to the proposed purchase date. Concurrently with the payment to the Trust of the applicable purchase price, the Special Servicer shall direct the Trustee to execute and deliver, or cause the execution and delivery of, such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by the Majority Class [XXX]
Certificateholder(s) or its or their designee and as are necessary to vest ownership of the [ABC] Mortgage Loan therein.

          (d) In the event that (i) the related Mortgagor fails to make any payment of principal or interest on the [ABC] Mortgage Loan, resulting in a monetary event of default, or (ii) a material non-monetary event of default exists that is capable of being cured within 30 days, then the Majority Class
[XXX] Certificateholder(s) or its or their designee shall have the right, but not the obligation, to cure such default within 10 days, in the case of a monetary event of default, or 30 days, in the case of a non-monetary event of default after the later of (x) receipt of notice of the event of default and (y)
the expiration of the applicable grace period, and at no other times. If the
Majority Class [XXX] Certificateholder(s) or its or their designee makes such a cure of a monetary event of default, such cure shall be made for the entire
[ABC] Mortgage Loan. At the time such cure payment is made, the Majority Class
[XXX] Certificateholder(s) or its or their designee shall be required to pay or reimburse the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent, as applicable, for all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on or incurred by such Persons
(including, without limitation, any interest accrued on any P&I Advances or
Servicing Advances) during the period of time from the expiration of the related grace period until such cure payment is made. So long as a monetary event of default exists for which a cure payment permitted under this Section 6.14(d) is made, or a material non-monetary event of default exists which is susceptible of cure by the payment of money and for which the Majority Class [XXX]
Certificateholder(s) or its or their designee shall be pursuing a cure within the cure period and in accordance with the terms of this Agreement, such event of default shall not be treated as an event of default under the related mortgage loan documents by the Master Servicer or Special Servicer, and the
Special Servicer shall not accelerate the [ABC] Mortgage Loan or commence foreclosure proceedings with respect thereto. The right of the Majority Class
[XXX] Certificateholder(s) to cure or cause the cure of a monetary event of default or non-monetary event of default shall be limited as follows: (A) there shall not be more than three cure events during each rolling 12-month period;
(B) there shall be no more than three consecutive cure events; and (C) there shall not be more than six cure events during the term of the [ABC] Mortgage
Loan; and (D) no single cure event may exceed three consecutive months. Each of the Master Servicer and the Special Servicer shall notify the Class [XXX]
Representative (who shall, in turn, notify the Holders and/or Certificate Owners of the Class [XXX] Certificates) of any default in respect of the [ABC] Mortgage
Loan as to which the Majority Class [XXX] Certificateholder(s) are entitled to exercise the cure rights in accordance with this Section 6.14(d), as soon as reasonably practicable after the Master Servicer or the Special Servicer, as the case may be, becomes aware of such default (provided that such default has not been previously remedied). The Majority Class [XXX] Certificateholder(s) or its
or their designee shall be entitled to reimbursement of any cure payments made by it with respect to the [ABC] Mortgage Loan pursuant to Section 4.01(j). The
Master Servicer or the Special Servicer, as applicable, shall report to the
Trustee the amount of any such cure payment and the specific Person entitled to reimbursement thereof and their wire instructions.

                                      -259-

                                   ARTICLE VII

                                     DEFAULT

          SECTION 7.01. Events of Default and Outside Servicer Defaults.

          (a) "Event of Default," wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to deposit into the
     Certificate Account or an A/B Custodial Account, which failure continues unremedied for two Business Days after the date upon which such deposit was required to have been made hereunder, or to deposit into, or remit to the
     Trustee for deposit into the Distribution Account any amount (other than a
     P&I Advance) required to be so deposited or remitted by it under this
     Agreement, which failure continues unremedied until 10:00 a.m., New York
     City time on the related Distribution Date; provided, however, that to the extent the Master Servicer does not timely make such remittances to the
     Trustee, the Master Servicer shall pay the Trustee for the account of the
     Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

               (ii) any failure by the Special Servicer to timely deposit into an REO Account or to timely deposit into, or to timely remit to the Master
     Servicer for deposit into, the Certificate Account or an A/B Custodial
     Account, any amount required to be so deposited or remitted under this
     Agreement; or

               (iii) any failure by the Master Servicer to timely make any
     Servicing Advance required to be made by it hereunder, which Servicing
     Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to the Master Servicer by the
     Trustee as provided in Section 3.03(c); or

               (iv) any failure on the part of the Master Servicer or the
     Special Servicer duly to observe or perform in any material respect any other covenants or agreements on the part of the Master Servicer or the
     Special Servicer, as the case may be, contained in this Agreement, which failure either (A) in the case of any such failure other than a failure referred to in clause (iv)(B) below, continues unremedied for a period of
     30 days after the date on which written notice of the subject failure, requiring the same to be remedied, shall have been given to the Master
     Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such failure (other than a failure referred to in clause
     (iv)(B) below) which is not curable within such 30-day period, the Master
     Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master
     Servicer or the Special Servicer, as the case may be, has commenced to cure the subject failure within the initial 30-day period and has provided the
     Trustee and any affected Serviced Non-Trust Mortgage Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure, or (B) in the case of the failure to deliver to the Trustee the Annual Statement of Compliance, the
     Annual

                                      -260-

     Assessment Report, the Annual Attestation Report and/or corresponding accountants' report with respect to the Master Servicer (or any Additional
     Item 1123 Servicer or Sub-Servicing Function Participant, as applicable, retained or engaged thereby that is not identified on Exhibit K hereto) or the Special Servicer (or any Additional Item 1123 Servicer or Sub-Servicing
     Function Participant, as applicable, retained or engaged thereby), as applicable, pursuant to Section 3.13 or Section 3.14, as applicable, which is required to be part of or incorporated in a Subsequent Exchange Act
     Report required to be filed with respect to the Trust pursuant to the
     Exchange Act and this Agreement, continues unremedied beyond 5:00 p.m. (New
     York City time) on the second Business Day after the date on which Servicer
     Notice of the subject failure has been given to the Master Servicer or the
     Special Servicer, as the case may be, by or on behalf of any other party hereto; in accordance with Section 3.13 or Section 3.14, as applicable; or

               (v) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of
     Certificateholders and which breach continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special
     Servicer, as the case may be, by any other party hereto or to the Master
     Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least
     25% of the Voting Rights; provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days, provided, however, that the Master Servicer or the Special
     Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the Master Servicer or the Special Servicer, as appropriate, has commenced the appropriate proceedings to have such decree or order dismissed, discharged or stayed within the initial 60 day period; or

               (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit

                                      -261-

     of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (ix) the consolidated net worth of the Master Servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than $15,000,000; or

               (x) the Master Servicer or the Special Servicer receives actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on "watch status" in contemplation of rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the Master
     Servicer or the Special Servicer obtained such actual knowledge) and, in the case of either of clauses (A) or (B), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action; or

               (xi) the Master Servicer or the Special Servicer, as the case may be, is no longer listed on S&P's Select Servicer List as a U.S. Commercial
     Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as
     applicable, and the Master Servicer or the Special Servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom; or

               (xii) the Master Servicer shall fail to remit to the Trustee for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date, which failure continues unremedied until 10:00 a.m. New York City time on the next
     Business Day succeeding such P&I Advance Date; provided, however, that to the extent the Master Servicer does not timely make such remittances, the
     Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

               (xiii) the Special Servicer fails to be rated at least "CSS2" by
     Fitch, Inc.

          (b) If any Event of Default shall occur with respect to the Master
Servicer or the Special Servicer (in either case, for purposes of this Section
7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations
(but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and each
B-Note Loan, other than its rights as a Certificateholder hereunder or as holder of a B-Note Loan or, as contemplated by Section 3.11(a) in the case of the
Master Servicer, with respect to the Excess Servicing Strips. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the
Serviced Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or

                                      -262-

otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Serviced Loans and related documents, or otherwise. The Master
Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten
Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee or a successor Master Servicer or
Special Servicer to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the
case may be, responsibilities and rights hereunder, including, without limitation, (i) the immediate transfer to the Trustee or a successor Master or
Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate
Account, the Distribution Account, any A/B Custodial Account, a Servicing
Account or a Reserve Account (if the Master Servicer is the Defaulting Party) or
that are thereafter received by or on behalf of it with respect to any Serviced
Loan or (ii) the transfer within two Business Days to the Trustee or a successor
Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an REO Account, the Certificate Account, any A/B Custodial Account, a Servicing Account or a
Reserve Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Serviced Loan or REO Property (provided, however, that the Master
Servicer and the Special Servicer each shall, if terminated pursuant to this
Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any cost or expenses in connection with any actions to be taken by the Master Servicer, the
Special Servicer or the Trustee pursuant to this paragraph shall be borne by the
Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the
Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the
Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of
Default described in clauses (i)-(viii) of subsection (a) above unless a
Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the
Trustee and such notice references the Certificates, the Trust Fund or this
Agreement.

          (c) If, pursuant to the terms of any Outside Servicing Agreement under which any Outside Serviced Mortgage Loan or Administered REO Property is being serviced and/or administered, an Outside Servicer Default has occurred with respect to an Outside Servicer under such Outside Servicing Agreement and remains unremedied and the Outside Master Servicer has not been otherwise terminated under the Outside Servicing Agreement, then the Trustee may, if materially and adversely affected in its capacity as holder of such Outside
Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto, to the fullest extent permitted by such Outside Servicing Agreement, either (i)
waive such Outside Servicer Default (but only if directed to do so by the
Controlling Class Representative), or (ii) absent such waiver, direct (at the direction of the Controlling Class Representative) the appropriate party under such Outside Servicing Agreement to exercise such

                                      -263-

remedies thereunder regarding the termination and replacement of, or the appointment of a new Outside Master Servicer to perform the duties of, the
Outside Servicer as to which such Outsider Servicer Default relates. In connection with the foregoing, the Trustee may (and, at the direction of the
Controlling Class Representative, is required to) exercise the rights set forth in clause (ii) of the preceding sentence as the Holder of the subject Outside
Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto;
and, furthermore, if and to the extent necessary, the Trustee shall contact and act with the other applicable Non-Trust Loan Noteholders in exercising such rights.

          SECTION 7.02. Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to Section 6.04, Section 6.09 or Section 7.01, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the
Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I
Advances, including, without limitation, in connection with any termination of the Master Servicer for an Event of Default described in Section 7.01(a)(xii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master
Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the acts, omissions, representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the
Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder (other than fees already earned, including, without limitation, Workout Fees, and other than, subject to
Section 3.11(a), the Excess Servicing Strips). Notwithstanding the above and subject to its obligations under Section 3.22(d) and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master
Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies or if the Holders of
Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating
Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then-current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02
(including, without limitation, rating agency confirmation); provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. No appointment of a successor to the Master
Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under

                                      -264-

this Agreement. Pending appointment of a successor to the Master Servicer or the
Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Serviced Loans and REO Properties as it and such successor shall agree; provided, however, that, except as otherwise permitted by the second paragraph of Section 3.11(a), no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          SECTION 7.03. Notification to Certificateholders and Others.

          (a) Upon any resignation of the Master Servicer or the Special
Servicer pursuant to Section 6.04, any termination of the Master Servicer or the
Special Servicer pursuant to Section 7.01, any appointment of a successor to the
Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section
6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and, to the extent known to the Trustee, each B-Noteholder.

          (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default or an Outside Servicer Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor, all the
Certificateholders, the Rating Agencies and, to the extent known to the Trustee, each B-Noteholder (if affected thereby) notice of such occurrence, unless such default shall have been cured.

          (c) If and when necessary under this Section 7.03 or under Section
11.01(d) hereof, the Trustee shall seek to establish the identity of a
B-Noteholder by contacting the Master Servicer and the Special Servicer. Upon
such request, the Master Servicer shall promptly provide the identity of the
B-Noteholder to the Trustee. The Trustee may conclusively rely upon such determination by the Master Servicer.

          SECTION 7.04. Waiver of Events of Default.

          The Holders representing at least 66 2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that (A) an Event of Default under clause (i), (ii), (x), (xi) or (xii) of Section 7.01(a) may be
waived only by all of the Certificateholders of the affected Classes and (B)
waiver of an Event of Default under clause (xii) of Section 7.01(a) further requires the written consent of the Trustee. Upon any such waiver of an Event of
Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any
Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

                                      -265-

          SECTION 7.05. Additional Remedies of Trustee Upon Event of Default or
                        Outside Servicer Default.

          During the continuance of any Event of Default or Outside Servicer
Default, so long as such Event of Default shall not have been remedied, the
Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this
Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default or Outside Servicer
Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                      -266-

                                  ARTICLE VIII

                        THE TRUSTEE AND THE FISCAL AGENT

          SECTION 8.01. Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default or an
Outside Servicer Default and after the curing or waiver of all Events of Default and all Outside Servicer Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this
Agreement. If an Event of Default or an Outside Servicer Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.
The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special
Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) prior to the occurrence of an Event of Default or an Outside
     Servicer Default, and after the curing of all such Events of Default and all such Outside Servicer Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible
     Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement and the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to

                                      -267-

     the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement or, as holder of an Outside Serviced
     Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), under an Outside Servicing Agreement, as the case may be; and

               (iv) the protections, immunities and indemnities afforded to the
     Trustee hereunder shall also be available to the Authenticating Agent,
     Certificate Registrar, Tax Administrator and Custodian.

          SECTION 8.02. Certain Matters Affecting Trustee.

          Except as otherwise provided in Section 8.01 and Article X:

               (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
     Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or
     10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the
     Trustee of the obligation, upon the occurrence of an Event of Default or an
     Outside Servicer Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of an Event of Default or an Outside
     Servicer Default hereunder and after the curing of all Events of Default and all Outside Servicer Defaults which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee

                                      -268-

     shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

               (vi) the Trustee may execute any of the trusts or powers
     hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder; and provided, further, that, unless and until the Trustee has filed a Form 15 with respect to the Trust in accordance with Section 8.16, the Trustee may not engage any such agent or attorney-in-fact that would constitute an Additional Item 1123 Servicer or a Sub-Servicing Function Participant, unless it first (i) obtains the written consent of the Depositor, which consent shall not be unreasonably withheld, and (ii) delivers to the Depositor an indemnity reasonably acceptable to the Depositor to cover any losses, liabilities, claims, damages, costs or expenses incurred by the Depositor by reason of such agent or attorney-in-fact failing to timely deliver an Annual Statement of
     Compliance, an Annual Assessment Report or an Annual Attestation Report, in
     each case as contemplated by Section 3.13 and/or Section 3.14, as applicable;

               (vii) the Trustee shall not be responsible for any act or
     omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

               (viii) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any
     Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinion(s) of Counsel described in said Article applicable with respect to changes in registration of record ownership of
     Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this
     Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

          SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity or
                        Sufficiency of Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and the Fiscal Agent in Article II, Section
8.15, Section 8.18 and Section 11.07 and the signature of the Certificate
Registrar and the Authenticating Agent set forth on each outstanding

                                      -269-

Certificate, shall be taken as the statements of the Depositor or the Master
Servicer or the Special Servicer, as the case may be, and neither the Trustee nor the Fiscal Agent assumes any responsibility for their correctness. Except as set forth in Section 8.15 and Section 8.18, the Trustee and the Fiscal Agent
make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee and the Fiscal
Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer except to the extent that such funds are delivered to the Trustee. The Trustee and the Fiscal Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the
Depositor, the Master Servicer or the Special Servicer, and accepted by the
Trustee or the Fiscal Agent, as the case may be, in good faith, pursuant to this
Agreement.

          SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

          The Trustee, the Fiscal Agent or any agent of the Trustee or the
Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") as it would have if it were not the
Trustee, the Fiscal Agent or such agent.

          SECTION 8.05. Fees and Expenses of Trustee; Indemnification of
                        Trustee.

          (a) In consideration of the performance of its obligations hereunder, the Trustee shall be entitled to any investment income on amounts on deposit in the Distribution Account as provided in Section 3.05(b).

          (b) The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933, as amended, of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund out of the Certificate Account (and, to the extent that any A/B Loan Combination and/or any related REO Property is affected, by the Trust Fund and/or the related B-Noteholder(s), first out of the related A/B
Custodial Account, and then out of the Certificate Account) against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates or any
act of the Master Servicer or the Special Servicer taken on behalf of the
Trustee as provided for herein; provided that such expense is an "unanticipated expense incurred by the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii) and is not an Advance (the reimbursement for Advances being separately provided for herein); and provided, further, that neither the
Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2)
any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made herein, or (3) any loss, liability or expense that

                                      -270-

constitutes allocable overhead. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          SECTION 8.06. Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by a federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with (a) a long-term unsecured debt rating of at least "A+" from S&P and "Aa3" from Moody's and a short-term unsecured debt rating of at least "A-1" from S&P, (b) a long-term unsecured debt rating of at least "A-" from S&P and "A3" from Moody's, if a
Fiscal Agent meeting the requirements of Section 8.17(a) is then currently acting in such capacity, or (c) in the case of either Rating Agency, such other rating(s) therefrom as shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the
Certificates by any Rating Agency as confirmed in writing. In addition, the
Trustee shall at all times satisfy the requirements of Section 26(a)(1) of the
Investment Company Act of 1940, as amended. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that, if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to)
each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is qualified, downgraded or withdrawn thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special
Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an "Affiliate" (as such term is defined in Section III of PTE 2000-58) of the Master Servicer, the Special Servicer, any
sub-servicer, any Outside Servicer, the Underwriters, the Depositor, or any
obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of the initial issuances of the Certificates or any "Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such Person.

          SECTION 8.07. Resignation and Removal of Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicer, the Special Servicer and all the B-Noteholders and to all
Certificateholders at their respective addresses set forth in the Certificate
Register. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a

                                      -271-

successor trustee meeting the requirements in Section 8.06 and acceptable to the
Depositor and the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the
Special Servicer, the B-Noteholders and the Certificateholders by the Master
Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any
time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee shall fail (other than by reason of the failure of the Master Servicer, the Special Servicer or the Depositor to timely perform its obligations hereunder or as a result of other circumstances beyond the
Trustee's reasonable control) to timely perform any of its obligations set forth in Section 3.13, Section 3.14 or Section 8.16(a) and such failure adversely affects the Depositor's ability to use or file a registration statement on Form
S-3 for purposes of publicly offering commercial mortgage-backed securities, or if the Trustee fails to make distributions required pursuant to Section 4.01 or
9.01, then the Depositor may remove the Trustee and appoint a successor trustee if necessary, acceptable to the Master Servicer and the Rating Agencies (as
evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then-current rating on any Class of Certificates) by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the
Master Servicer, the Special Servicer, the B-Noteholders and the
Certificateholders by the Depositor.

          (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the
B-Noteholders and the remaining Certificateholders by the successor trustee so appointed.

          (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and in and to the Mortgage Loans and the B-Note
Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I
Advances and accrued interest thereon) accrued or owing to it under this
Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee and the Fiscal Agent).

                                      -272-

          (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

          SECTION 8.08. Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the
Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the
Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Master Servicer, the Special
Servicer, the Certificateholders and each B-Noteholder.

          (d) Any and all costs and expenses associated with transferring the duties of a Trustee that has resigned or been removed or terminated, as contemplated by Section 8.07, to a successor Trustee, including those associated with transfer of the Mortgage Files and other documents and statements held by the predecessor Trustee to the successor Trustee, as contemplated by Section
8.08(a), shall be paid by: (i) the predecessor Trustee, if such predecessor
Trustee has resigned in accordance with Section 8.07(a), has been removed in accordance with Section 8.07(b) or has been removed with cause in accordance with Section 8.07(c); (ii) the Certificateholders that effected the removal, if the predecessor Trustee has been removed without cause in accordance with
Section 8.07(c); and (iii) the Trust, if such costs and expenses are not paid by the predecessor Trustee or the subject Certificateholders, as contemplated by the immediately preceding clauses (i) and (ii), within 90 days after they are incurred (provided that such predecessor Trustee or such subject
Certificateholders, as applicable, shall remain liable to the Trust for such costs and expenses).

          SECTION 8.09. Merger or Consolidation of Trustee and Fiscal Agent.

          Any entity into which the Trustee or the Fiscal Agent may be merged or converted or with which the Trustee or the Fiscal Agent may be consolidated or any entity resulting from any merger, conversion or consolidation to which the
Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee or the Fiscal Agent, shall be the successor of the Trustee or the Fiscal Agent, as the case may be, hereunder;
provided such entity shall be eligible

                                      -273-

under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust
Fund, or any part thereof, and, subject to the other provisions of this Section
8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master
Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the
Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction)
shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                      -274-

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          SECTION 8.11. Appointment of Custodians.

          The Trustee may appoint at the Trustee's expense one or more
Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan
Seller. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third-party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as
Custodian, the Trustee agrees to act in such capacity in accordance herewith.
The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement. Any engagement of a third party to act as Custodian with respect to the Mortgage File or any portion thereof with respect to an A/B Loan Combination shall be subject to any relevant provisions of the related Co-Lender Agreement.

          SECTION 8.12. Appointment of Authenticating Agents.

          (a) The Trustee may at the Trustee's expense appoint one or more
Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating
Agent to execute and deliver to the Trustee an instrument in which such
Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any

                                      -275-

of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating
Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. [Insert name of initial Trustee] shall be the initial
Authenticating Agent. If [Insert name of initial Trustee] is removed as Trustee, then it shall also be terminated as Authenticating Agent. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating
Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) Any Authenticating Agent may at any time resign by giving at least
30 days' advance written notice of resignation to the Trustee, the Certificate
Registrar, the Master Servicer, the Special Servicer and the Depositor. The
Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master
Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor
Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the
Depositor and shall mail notice of such appointment to all Holders of
Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

          SECTION 8.13. Access to Certain Information.

          The Trustee shall afford to the Master Servicer, the Special Servicer, each Rating Agency and the Depositor, to any Certificateholder or Certificate
Owner and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate
Owner, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it. Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the Depositor, any Certificateholder and to the OTS, the FDIC
and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

                                      -276-

          SECTION 8.14. Appointment of Tax Administrators.

          (a) The Trustee may appoint at the Trustee's expense, one or more Tax
Administrators, which shall be authorized to act on behalf of the Trustee in performing the obligations and duties of the Tax Administrator set forth herein.
The Trustee shall cause any such Tax Administrator to execute and deliver to the
Trustee an instrument in which such Tax Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a
Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Tax Administrator. Each Tax Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the
United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. [Insert name of initial Trustee] shall be the initial Tax Administrator. If [Insert name of initial Trustee] is removed as Trustee, then it shall also be terminated as Tax
Administrator.

          (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax
Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax
Administrator.

          (c) Any Tax Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate
Registrar, the Master Servicer, the Special Servicer and the Depositor. The
Trustee may at any time terminate the agency of any Tax Administrator by giving written notice of termination to such Tax Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Tax
Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor Tax Administrator, in which case the Trustee shall given written notice of such appointment to the
Master Servicer, the Special Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator. No Tax Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

          SECTION 8.15. Representations, Warranties and Covenants of Trustee.

          (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer, the Depositor and the Fiscal Agent, and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Trustee is a [______________________] duly organized, validly existing and in good standing under the laws of
     [______________________].

                                      -277-

               (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the
     Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

               (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B)
     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

               (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this
     Agreement or the consummation of the transactions contemplated by this
     Agreement has been obtained and is effective.

               (viii) The Trustee is eligible to act hereunder in accordance with Section 8.06 and with respect to any Mortgage Loan that is part of a
     Loan Combination, is qualified to hold that Mortgage Loan under the related
     Co-Lender Agreement.

          (b) The representations and warranties of the Trustee set forth in
Section 8.15(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

                                      -278-

          (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.15(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.15(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 8.16. Reports to the Commission.

          (a) With respect to any Exchange Act Reporting Year, the Trustee shall:

               (i) as soon as reasonably practicable (and, in any event, within
     15 days or such other period as may be provided under the Exchange Act and the rules and regulations promulgated thereunder) after each Distribution
     Date during such Exchange Act Reporting Year, in accordance with the
     Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and "no-action letters" issued by the Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the Commission with respect to the Trust, a Form 10-D
     Distribution Report with or including, as the case may be, a copy of the applicable Distribution Date Statement and, to the extent delivered to (or otherwise actually known by a Responsible Officer of) the Trustee, any other Form 10-D Required Information to be reported for the period covered by the subject Form 10-D Distribution Report;

               (ii) during such Exchange Act Reporting Year, at the direction of the Depositor, in accordance with the Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and "no-action letters" issued by the Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the Commission with respect to the Trust, a Form 8-K Current Report regarding and disclosing any Form 8-K Required Information (to the extent a Responsible
     Officer of the Trustee has actual knowledge of, or has been provided with written notice of, such information), within the time periods specified under Form 8-K, the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the
     Commission; provided that the Depositor shall cooperate with the Trustee to determine the applicable required time period; and provided, further, that, if the Depositor directs the Trustee to file a Form 8-K Current Report in accordance with this clause (ii), the Depositor shall cooperate with the
     Trustee in obtaining all necessary information in order to prepare such
     Form 8-K Current Report and the Trustee will report the subject information in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the
     Commission;

               (iii) within 90 days following the end of such Exchange Act
     Reporting Year, prepare, arrange for execution by the Depositor and properly and timely file with the Commission, with respect to the Trust, a
     Form 10-K Annual Report, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits each Annual Statement of Compliance, Annual
     Assessment Report and Annual Attestation Report delivered pursuant to or as contemplated by Section 3.13 and/or Section 3.14, with respect to the
     Master Servicer, the Special Servicer or other applicable Person for such
     Exchange Act Reporting Year, and which shall further include a certification in the form

                                      -279-

     attached hereto as Exhibit O (a "Sarbanes-Oxley Certification") (or in such other form as required by the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff)); and

               (iv) at the reasonable request of, and in accordance with the reasonable directions of, the Depositor, prepare for filing, arrange for execution by the Depositor and promptly file with the Commission an amendment to any Form 8-K Current Report, Form 10-D Distribution Report or
     Form 10-K Annual Report previously filed with the Commission with respect to the Trust during or relating to, as applicable, such Exchange Act
     Reporting Year;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (such suitable formats including "ASCII", "Microsoft Excel"
(solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it or readily convertible to such format), and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system) a Current Report on Form
8-K reporting the establishment of the Trust and a Current Report on Form 8-K whereby this Agreement will be filed as an exhibit (the Current Reports on Form
8-K contemplated by this subclause (y) being herein referred to as the "Initial
Form 8-K Current Report"); and provided, further, that if all or any required portion of a Form 10-K Annual Report or a Form 10-D Distribution Report cannot be timely filed by the Trustee (other than for a reason contemplated by Rule
12b-25(g) of the Exchange Act), then (i) the Trustee (upon becoming aware thereof or the reasonable likelihood thereof) shall immediately notify the
Depositor, (ii) the Trustee shall (to the extent appropriate) file a Form 12b-25
(17 C.F.R. 249.322) in connection therewith consistent with Rule 12b-25 of the
Exchange Act, each party hereto shall reasonably cooperate with the Trustee and the Depositor to complete the subject Exchange Act Report and such Exchange Act
Report (or the applicable portions thereof) shall be filed with the Commission as soon as reasonably practicable and, if the Depositor is relying upon Rule
12b-25 of the Exchange Act, within the time frames contemplated thereby; and
provided, further, that if all or any required portion of any Exchange Act
Report cannot be timely filed by the Trustee for the sole reason that the
Trustee is unable to file the report in electronic format, then (i) the Trustee
(upon becoming aware thereof or the reasonable likelihood thereof) shall immediately notify the Depositor and, as determined by the Depositor, the
Depositor and the Trustee shall comply with either Rule 201 or 202 of Regulation
S-T or apply for an adjustment of filing date pursuant to Rule 13b of Regulation
S-T. Each of the other parties to this Agreement shall deliver to the Trustee in the format required for (or readily convertible to a format suitable for)
electronic filing via the EDGAR system (such suitable formats including "ASCII",
"Microsoft Excel" (solely in the case of reports from the Master Servicer or the
Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this Section 8.16(a).

          All Form 8-K Current Reports, Form 10-D Distribution Reports and Form
10-K Annual Reports, as well as any amendments to those reports, that are to be filed with respect to the Trust pursuant to the Exchange Act, and the rules and regulations promulgated thereunder, and this Section 8.16(a), are (together with the exhibits thereto) herein referred to as the "Exchange Act Reports". The
Exchange Act Reports, exclusive of the Initial Current Reports on Form 8-K, are herein referred to as the "Subsequent Exchange Act Reports". All Subsequent
Exchange Act Reports prepared by the

                                      -280-

Trustee pursuant to this Section 8.16(a) shall be executed by the Depositor promptly upon delivery thereto and subject to the Subsequent Exchange Act Report being in form and substance reasonably acceptable thereto. An officer of the
Depositor shall sign the Sarbanes-Oxley Certification included in each Form 10-K
Report with respect to the Trust.

          No later than (i) 12:00 noon, New York City time, on the Business Day prior to any filing of a Current Report on Form 8-K (other than an Initial
Current Report on Form 8-K) that is to be made with respect to the Trust as contemplated by Section 8.16(a), (ii) March 20 of the applicable calendar year in which the filing of any Annual Report on Form 10-K is to be made with respect to the Trust as contemplated by Section 8.16(a), and (iii) two (2) Business Days
prior to any filing of any other Subsequent Exchange Act Report that is to be made with respect to the Trust as contemplated by Section 8.16(a), the Trustee shall deliver a copy of such Exchange Act Report, together with all exhibits thereto (to the extent received by the Trustee), to the Depositor. [Promptly upon receipt of any such report and the accompanying exhibits, the Depositor shall promptly review such report and the accompanying exhibits and notify the
Trustee of any material misstatements or omissions relating thereto that come to its attention, which material misstatements or omissions the Trustee shall correct (with written evidence of such correction to be sent to the Depositor)
prior to the filing of such report and the accompanying exhibits.]

          The Trustee shall have no liability to Certificateholders or the Trust with respect to any failure to properly prepare or file with the Commission any of the reports under the Exchange Act contemplated by this Section 8.16(a) to the extent that such failure did not result from any negligence, bad faith or willful misconduct on the part of the Trustee.

          The Trustee shall make available to all Certificateholders and
Certificate Owners on its internet website each Subsequent Exchange Act Report that is filed with the Commission with respect to the Trust. The Trustee shall post each such report on its internet website as soon as reasonably practicable after the filing thereof with the Commission. In addition, the Trustee shall, free of charge, upon request, deliver to any Certificateholder, Certificate
Owner or party identified as a prospective Certificateholder or Certificate
Owner copies of all Subsequent Exchange Act Reports that are filed with the
Commission with respect to the Trust. Any request contemplated by the prior sentence shall be made to [INSERT APPLICABLE PERSON, ADDRESS AND PHONE NUMBER]
or to such other Person, address and/or phone number as the Trustee may specify by notice to Certificateholders.

          (b) The Trustee shall sign a certification (in the form attached hereto as Exhibit P) for the benefit of the Depositor and its officers, directors and Affiliates (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the
Form 10-K), and the Master Servicer shall sign a certification (in the form attached hereto as Exhibit Q-1) for the benefit of the Depositor and its officers, directors and Affiliates, and the Special Servicer shall sign a certification (in the form attached hereto as Exhibit Q-2) for the benefit of the Depositor and the Master Servicer and their respective officers, directors and Affiliates, which certifications of the Master Servicer and Special Servicer shall cover all of the Mortgage Loans (in the case of the Special Servicer, if specially serviced) and REO Properties and with respect to the Outside Serviced
Mortgage Loan, based on the certificates provided by the Outside Master Servicer and the Outside Special Servicer under the Outside Servicing Agreement. Each such certification shall be delivered to the Depositor, the Trustee and the
Master Servicer, if applicable, by March 15th of each year (or if not a Business
Day, the immediately preceding Business Day). The Sarbanes-Oxley Certification shall be delivered to the

                                      -281-

Trustee for filing by March 25th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and
Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 8.16 or the Trustee's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Trustee pursuant to the first sentence of this Section 8.16(b), and (ii) the
Master Servicer and Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the Trustee and, in the case of the
Special Servicer, the Master Servicer, and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master
Servicer's or Special Servicer's obligations, as the case may be, under this
Section 8.16 or the negligence, bad faith or willful misconduct of the Master
Servicer or the Special Servicer, as the case may be, in connection therewith or a breach of the certification delivered by the Master Servicer or the Special
Servicer, as the case may be, pursuant to the first sentence of this Section
8.16(b). If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this Section 8.16 or the Trustee's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Trustee pursuant to the first sentence of this Section 8.16(b),
(ii) the Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Master Servicer on the other in connection with a breach of the Master Servicer's obligations under this Section 8.16 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Master Servicer pursuant to the first sentence of this Section 8.16(b) and
(iii) the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor or the Master Servicer as a result of the losses, claims, damages or liabilities of the Depositor or the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Depositor or the Master Servicer on the one hand and the Special Servicer on the other in connection with a breach of the Special Servicer's obligations under this
Section 8.16 or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Special Servicer pursuant to the first sentence of this Section 8.16(b).

          (c) At all times during each Exchange Act Reporting Year, each of the
Trustee, the Master Servicer and the Special Servicer shall (and shall use reasonable efforts to cause each Servicing Representative acting on its behalf hereunder and, solely in the case of the Trustee, each Trustee Appointee to)
monitor for, and (as soon as reasonably practicable after becoming aware thereof) notify the Depositor and the Trustee in writing of, the occurrence or existence of any and all events, conditions, circumstances and/or matters that constitute or may constitute related Exchange Act Reportable Events with respect thereto. Within one Business Day of becoming aware of any Form 8-K Required
Information, the Trustee shall promptly notify the Depositor in writing that the filing of a Form 8-K Current Report may be required with respect to any of the events, conditions, circumstances and/or matters that are the subject of that information and, further, shall consult with the Depositor regarding whether to prepare and file a Form 8-K Current Report under Section 8.16(a)(ii) above with respect to

                                      -282-

such events, conditions, circumstances and/or matters and, if prepared, the form and content of such filing (and the Trustee shall be entitled to rely on a written direction of the Depositor with regard to whether to make, and the form and content of, such filing). For purposes of this paragraph, none of the
Trustee, the Master Servicer or the Special Servicer shall be considered to be aware of any related Exchange Act Reportable Event, and the Trustee shall not be considered to be aware of any Form 8-K Required Information, Form 10-D Required
Information or Form 10-K Required Information, unless a Responsible Officer (in the case of the Trustee) or a Servicing Officer (in the case of the Master
Servicer or the Special Servicer) thereof has actual knowledge.

          Upon reasonable request of the Depositor or the Trustee, each other party hereto (including the Trustee, if the Depositor is the requesting party, and the Depositor, if the Trustee is the requesting party) shall (and shall use reasonable efforts to cause each Servicing Representative acting on its behalf hereunder and, solely in the case of the Trustee, each Trustee Appointee, to)
promptly provide to the requesting party any information in its possession as is necessary or appropriate for the Depositor or the Trustee, as applicable, to prepare fully and properly any Exchange Act Report with respect to the Trust in accordance with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

          If, during any Exchange Act Reporting Year, a new Master Servicer,
Special Servicer or Trustee is appointed, then such new Master Servicer, Special
Servicer or Trustee, as the case may be, shall in connection with its acceptance of such appointment provide the Depositor and, in the case of a new Master
Servicer or Special Servicer, the Trustee with such information regarding itself, its business and operations and its experience and practices regarding the duties it is to perform under this Agreement, as is required to be reported by the Depositor pursuant to Item 6.02 of Form 8-K. If, during any Exchange Act
Reporting Year, the Master Servicer, Special Servicer or Trustee appoints a
Servicing Representative that constitutes a Servicer contemplated by Item
1108(a)(2) of Regulation AB in respect of the Subject Securitization
Transaction, then the Master Servicer, Special Servicer or Trustee, as the case may be, shall cause such Servicing Representative, in connection with its acceptance of such appointment, to provide the Depositor and the Trustee with such information regarding itself, its business and operations and its servicing experience and practices, as is required to be reported by the Depositor pursuant to Item 6.02 of Form 8-K.

          Each of the Trustee, the Master Servicer and the Special Servicer
acknowledges and agrees that the information to be provided by it (or by any
Servicing Representative acting on its behalf hereunder or, solely in the case of the Trustee, any Trustee Appointee) pursuant to or as contemplated by this
Section 8.16(c) is intended to be used in connection with the preparation of
Exchange Act Reports with respect to the Trust.

          [If any Non-Trust Loan has been included in a commercial mortgage securitization involving the issuance of publicly offered commercial mortgage-backed securities, then the Form 8-K Required Information, Form 10-D
Required Information and Form 10-K Required Information required to be reported to the Depositor under this Section 8.16(c) shall simultaneously be reported to the depositor and trustee in respect of such commercial mortgage securitization to the extent required for such depositor and/or trustee to satisfy any Exchange
Act reporting requirements in respect of the related commercial mortgage trust.]

                                      -283-

          (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2006), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the
Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange
Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Commission of the suspension of the reporting requirements under the Exchange Act and shall notify all parties to this Agreement in writing that a Form 15 has been filed.

          (e) The respective parties hereto agree to cooperate with all reasonable requests made by the Depositor or any officer thereof in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any
Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

          (f) Unless the other parties hereto receive written notice from the
Trustee to the contrary, the Trustee hereby certifies that it intends to file any Form 10-K Annual Report with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this
Agreement, the respective parties hereto shall deliver to the Trustee, at least
10 Business Days prior to the date on which the Trustee intends to file any Form
10-K Annual Report as contemplated by Section 8.16(a), any items required to be delivered by such party that are to be an exhibit to such Form 10-K Annual
Report. The Trustee hereby notifies the Master Servicer and the Special Servicer that a Form 10-K Annual Report shall be required to be filed with respect to the
Trust for 2006.

          (g) In the event the parties to this Agreement desire to further clarify or amend any provision of this Section 8.16, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 8.16 pursuant to Section 11.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any
Certificateholder or any Serviced Non-Trust Mortgage Loan Noteholder; provided that no such amendment shall diminish the filing requirements under this Section
8.16 on the part of the parties to this Agreement, as a collective whole, in contravention of applicable law.

          SECTION 8.17. The Fiscal Agent.

          (a) If the initial Fiscal Agent resigns or is removed, then the
Trustee may at any time, including for purposes of satisfying the eligibility requirements of Section 8.06, appoint at its own expense a Fiscal Agent. Any
Fiscal Agent so appointed shall be required to execute and deliver to the other parties hereto (with a copy to each Rating Agency) a written agreement to assume and perform the duties of Fiscal Agent set forth in this Agreement; provided that no such Person shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section 8.17(b) or (ii) the Trustee shall have received written confirmation from each Rating Agency that the appointment of such proposed fiscal agent would not, in and of itself, result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating
Agency to any Class of Certificates then rated by the Rating Agency. The appointment of any Person as Fiscal Agent shall also be subject to receipt by the Depositor, the Master Servicer, the Special Servicer and each Rating Agency of an Opinion of Counsel (at the expense of the Trustee or the Person designated to become the Fiscal Agent) to the effect that the designation of such Person to serve as Fiscal Agent is in compliance with this Section 8.17(a) and all other applicable provisions of this Agreement, that upon the execution and delivery of the applicable appointment

                                     -284-

          agreement the designated Person shall be bound by the terms of this
Agreement, and subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms.

          (b) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from S&P (or "A+" from S&P, if the Fiscal
Agent's short-term unsecured debt rating is at least "A-1" by S&P) and "Aa3"
from Moody's, or, in the case of either Rating Agency, such other rating as shall not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the
Rating Agency, as confirmed in writing by such Rating Agency.

          (c) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, the
Fiscal Agent shall make such Advance when and as required by the terms of this
Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this
Section 8.17(b) or otherwise pursuant to this Agreement, the obligations of the
Trustee under this Agreement in respect of such Advance shall be satisfied.
Notwithstanding anything contained in this Agreement to the contrary, the Fiscal
Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the
Trustee.

          (d) All fees and expenses of the Fiscal Agent (other than any interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by the
Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the
Depositor, the Master Servicer or the Special Servicer.

          (e) The obligations of the Fiscal Agent set forth in this Section 8.17 or otherwise pursuant to this Agreement shall exist only for so long as the
Trustee that appointed it (or, in the case of the initial Fiscal Agent, so long as the initial Trustee) shall act as Trustee hereunder. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of the Fiscal
Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that a Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, at such time as the initial Trustee) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

          (f) The Trustee shall promptly notify the other parties hereto and the
Certificateholders in writing of the appointment, resignation or removal of a
Fiscal Agent.

          SECTION 8.18. Representations and Warranties of Fiscal Agent.

          (a) The Fiscal Agent hereby represents and warrants to the Master
Servicer, the Special Servicer, the Depositor and the Trustee and for the
benefit of the Certificateholders, as of the Closing Date, that:

                                     -285-

               (i) The Fiscal Agent is a [______________________] duly
     organized, validly existing and in good standing under the laws governing its creation and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Fiscal
     Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

               (iii) The Fiscal Agent has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal
     Agent in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Fiscal Agent to perform its obligations under this Agreement.

               (vi) No litigation is pending or, to the best of the Fiscal
     Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Fiscal Agent to perform its obligations under this
     Agreement.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Fiscal Agent of or compliance by the Fiscal Agent with this Agreement or the consummation of the transactions contemplated by this
     Agreement has been obtained and is effective.

               (viii) The Fiscal Agent is eligible to act hereunder in
     accordance with Section 8.17.

          (b) The representations and warranties of the Fiscal Agent set forth in Section 8.17(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery

                                     -286-

by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

          (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.18(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.18(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                     -287-

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01. Termination Upon Repurchase or Liquidation of All
                        Mortgage Loans.

          Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to
Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the
Distribution Date following the earlier to occur of (A) the purchase by the
Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder of all Mortgage Loans and each REO Property (or, in the case of an A/B Mortgaged Property if it has become an REO Property and in the case of any Outside Administered REO Property, the Trust's interest therein) remaining in the Trust Fund at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans included in the Trust Fund, plus (2) the appraised value of each REO Property (or, in the case of an A/B Mortgaged Property if it has become an REO Property and in the case of any Outside Administered REO Property, the
Trust's interest therein), if any, included in the Trust Fund, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicer and approved by the Trustee, minus (3) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by the
Master Servicer or the Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed
Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master
Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding
(which items shall be deemed to have been paid or reimbursed to the Master
Servicer or Special Servicer, as applicable, in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or, in the case of an A/B
Mortgaged Property if it has become an REO Property and in the case of any
Outside Administered REO Property, the Trust's interest therein) remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the Master Servicer,
the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the
United States to the Court of St. James, living on the date hereof.

          The Master Servicer, the Special Servicer or the Majority Controlling
Class Certificateholder may at its option elect to purchase all of the Mortgage
Loans and each REO Property (or, in the case of an A/B Mortgaged Property if it has become an REO Property and in the case of any Outside Administered REO
Property, the Trust's interest therein) remaining in the Trust Fund as contemplated by clause (i)(A) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated
Principal Balance of the Mortgage Pool at the time of such election is less than
1.0% of the aggregate Cut-off Date Balances of all the Mortgage Loans originally included in the Trust Fund, (ii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the

                                     -288-

Master Servicer's delivery of a notice of election pursuant to this paragraph, the Special Servicer or the Majority Controlling Class Certificateholder shall give notice of its election to purchase all of the Mortgage Loans and each REO
Property (or, in the case of an A/B Mortgaged Property if it has become an REO
Property and in the case of any Outside Administered REO Property, the Trust's interest therein) remaining in Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof, and (iii) the Majority Controlling
Class Certificateholder shall not have the right to effect such a purchase if, within 30 days following the Majority Controlling Class Certificateholder's delivery of a notice of election pursuant to this paragraph, the Special
Servicer shall give notice of its election to purchase all of the Mortgage Loans and each REO Property (or, in the case of an A/B Mortgaged Property if it has become an REO Property and in the case of any Outside Administered REO Property, the Trust's interest therein) remaining in Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special
Servicer's or the Majority Controlling Class Certificateholder's purchase of all of the Mortgage Loans and each REO Property (or, in the case of an A/B Mortgaged
Property if it has become an REO Property and in the case of any Outside
Administered REO Property, the Trust's interest therein) remaining in the Trust
Fund, then the Master Servicer, the Special Servicer or the Majority Controlling
Class Certificateholder, as applicable, shall deposit, or deliver to the Master
Servicer for deposit, in the Certificate Account (or, to the extent allocable to any A/B REO Property, in the related A/B Custodial Account) not later than the
Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. On the P&I Advance Date relating to such final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such
P&I Advance Date from the Certificate Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in the Certificate
Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the Majority Controlling
Class Certificateholder, as applicable, the Mortgage Files for the remaining
Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer or the
Majority Controlling Class Certificateholder, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties (or, in the case of an A/B Mortgaged Property if it has become an REO Property and in the case of any Outside Administered REO Property, the Trust's interest therein)
to the Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder (or their respective designees), as applicable. Any transfer of Mortgage Loans pursuant to this paragraph, except in the case of the Outside
Serviced Mortgage Loans, shall be on a servicing-released basis.

          Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Master Servicer's, the Special Servicer's or the Majority Controlling
Class Certificateholder's purchase of the Mortgage Loans and each REO Property
(or, in the case of an A/B Mortgaged Property if it has become an REO Property and in the case of any Outside Administered REO Property, the Trust's interest therein) remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such
Distribution Date is not applicable, payments being made only upon presentation and surrender of

                                     -289-

the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master
Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

          Upon presentation and surrender of the Certificates (exclusive of the
Class Y Certificates) by the applicable Certificateholders on the final
Distribution Date, the Trustee shall distribute to each such Certificateholder so presenting and surrendering its Certificates such Certificateholder's
Percentage Interest of that portion of the amounts then on deposit in the
Distribution Account (or, if applicable, the Floating Rate Account) that, in accordance with Section 4.01, are allocable to payments on the Class of
Certificates so presented and surrendered. Amounts on deposit in the
Distribution Account, as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses
(ii) through (viii) of Section 3.05(b), including any portion thereof that represents Prepayment Premiums and Yield Maintenance Charges, shall be deemed distributed in respect of the REMIC I Regular Interests in accordance with
Section 4.01(i) and, to the extent related to the [ABC] Mortgage Loan or any related REO Property, deemed distributed in respect of the Loan REMIC Regular
Interests pursuant to Section 4.01(j) (or, in the case of Prepayment Premiums and Yield Maintenance Charges, Section 4.01(b)).

          Upon presentation and surrender of the Class Y Certificates by the applicable Certificateholders on the final Distribution Date, the Trustee shall distribute to each such Certificateholder so presenting and surrendering its
Class Y Certificates such Certificateholder's Percentage Interest of any
Additional Interest then on deposit in the Additional Interest Account that was paid on an ARD Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          Any funds not distributed to any Holder or Holders of Certificates on the final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law.
The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

          SECTION 9.02. Additional Termination Requirements.

          (a) If the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder purchases all of the Mortgage Loans and each
REO Property (or, in the case of an A/B Mortgaged Property if it has become an
REO Property and in the case of any Outside Administered REO Property, the
Trust's interest therein) remaining in the Trust Fund as provided in Section
9.01, the Trust Fund (and, accordingly, each REMIC Pool) shall be terminated in accordance with the following

                                     -290-

additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Trustee and, in the case of the Depositor, to the Trustee and the Master Servicer, an Opinion of Counsel, addressed to the
Trustee and the Master Servicer, to the effect that the failure of the Trust
Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of any REMIC Pool as defined in
Section 860F of the Code or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) the Trustee shall specify the first day in the 90-day
     liquidation period in a statement attached to the final Tax Return for each
     REMIC Pool pursuant to Treasury regulations section 1.860F-1;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I and, if applicable, the Loan REMIC to the
     Master Servicer, the Special Servicer or the Majority Controlling Class
     Certificateholder, as applicable, for cash; and

               (iii) at the time of the making of the final payment on the
     Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
     Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

          (b) In the event the Trust Fund is to be terminated while the Swap
Agreement is still in effect, the Trustee shall promptly notify the Swap
Counterparty in writing of the date on which the Trust Fund is to be terminated and that the notional amount of the Swap Agreement will be reduced to zero on such date. Based on the date of termination, the Trustee, prior to any final distributions to the Holders of the Class A-2FL Certificates pursuant to Section
9.01, shall pay the Class A-2FL Net Fixed Swap Payment, if any, to the Swap
Counterparty.

          (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each
REMIC Pool, which authorization shall be binding upon all successor
Certificateholders.

                                     -291-

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

          SECTION 10.01. REMIC Administration.

          (a) The Tax Administrator shall elect to treat each REMIC Pool as a
REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal or state Tax
Returns for the taxable year ending December 31, 200_, in the case of each REMIC
Pool.

          (b) The Loan REMIC Regular Interests, the REMIC I Regular Interests
and the Regular Certificates/Class A-2FL REMIC II Regular Interest are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Loan REMIC, REMIC I and REMIC II, respectively; provided that the Class X Certificates shall evidence multiple "regular interests" in REMIC
II. The Class R Certificates are hereby designated as the single class of
"residual interests" (within the meaning of Section 860G(a)(2) of the Code) in each REMIC Pool. None of the Master Servicer, the Special Servicer or the
Trustee shall (to the extent within its control) permit the creation of any other "interests" in any REMIC Pool (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

          (c) The Closing Date is hereby designated as the "startup day" of each
REMIC Pool within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the Loan REMIC Regular Interests, the REMIC I Regular
Interests and the Regular Certificates/Class A-2FL REMIC II Regular Interest
(or, in the case of the Class X Certificates, the "regular interests" in REMIC
II evidenced thereby) for purposes of the REMIC Provisions shall be the Rated
Final Distribution Date.

          (d) The Plurality Class R Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Tax Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters
Person for each REMIC Pool in the performance of its duties as such.

          (e) Except as otherwise provided in Section 3.17(a) and subsections
(h) and (i) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the
Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(g) or 10.01(h)).

          (f) Within 30 days after the Closing Date, the Tax Administrator shall acquire taxpayer identification numbers for each REMIC Pool by preparing and filing Internal Revenue Service Forms SS-4 or otherwise obtain them and shall prepare and file (if not previously prepared and filed) with the Internal
Revenue Service Form 8811, "Information Return for Real Estate Mortgage
Investment

                                     -292-

Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust
Fund. In addition, the Tax Administrator shall prepare, cause the Trustee to sign and file all of the other Tax Returns in respect of each REMIC Pool. The expenses of preparing and filing such returns shall be borne by the Tax
Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each REMIC Pool as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, as to the valuations and Issue Prices of the Certificates, and the Tax
Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

          (g) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and
Local Taxes, any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to: (i) any Transferor of a Class R
Certificate or agent of a non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a Class R
Certificate to any Person who is not a Permitted Transferee; (ii) the
Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the
Prepayment Assumption as required hereunder); and (iii) the Internal Revenue
Service, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

          (h) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions
(and the Trustee, the Master Servicer and the Special Servicer shall assist the
Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator,
Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause any REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC, or
(ii) except as provided in Section 3.17(a), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event")), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from acting for the benefit of the
Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The Tax Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the
Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any

                                     -293-

REMIC Pool, or causing any REMIC Pool to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special
Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur.
Neither the Master Servicer nor the Special Servicer shall take any such action or cause any REMIC Pool to take any such action as to which the Tax
Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Tax Administrator. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the Tax
Administrator. At all times as may be required by the Code, the Tax
Administrator (to the extent it is within its control) shall take all necessary actions within the scope of its responsibilities as more specifically set forth in this Agreement such that it does not cause substantially all of the assets of each REMIC Pool to fail to consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section
860G(a)(5) of the Code.

          (i) If any tax is imposed on any REMIC Pool, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in
Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws
(other than any tax permitted to be incurred by the Special Servicer pursuant to
Section 3.17(a)), such tax, together with all incidental costs and expenses
(including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Article X (provided that no liability shall be imposed upon the Tax
Administrator under this clause if another party has responsibility for payment of such tax under clauses (iii) or (v) of this subsection (i); (ii) the Special
Servicer, if such tax arises out of or results from a breach by the Special
Servicer of any of its obligations under Article III or this Article X; (iii)
the Master Servicer, if such tax arises out of or results from a breach by the
Master Servicer of any of its obligations under Article III or this Article X;
(iv) the Trustee if such tax arises out of or results from a breach by the
Trustee of any of its respective obligations under Article IV, Article VIII or this Article X; (v) the applicable Mortgage Loan Seller, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to the Trust constitute a "qualified mortgage" as defined in Section
860G(a)(3) of the Code; or (vi) the Trust Fund, excluding the respective portions thereof constituting the Grantor Trusts, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)
shall be charged to and paid by the Trust Fund. Any such amounts payable by the
Trust Fund shall be paid by the Trustee upon the written direction of the Tax
Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b), subject to
Section 3.05(c).

          (j) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

          (k) Following the Startup Day, none of the Trustee, the Master
Servicer or the Special Servicer shall accept any contributions of assets to any
REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC

                                     -294-

Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (l) None of the Trustee, the Master Servicer or the Special Servicer
shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of a REMIC Pool, (C)
the termination of each REMIC Pool pursuant to Article IX of this Agreement, or
(D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or
III of this Agreement); (ii) the sale or disposition of any investments in the
Certificate Account, the Distribution Account or any REO Account for gain; or
(iii) the acquisition of any assets on behalf of a REMIC Pool (other than (1) a
Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, (2) a Qualified Substitute
Mortgage Loan pursuant to Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Certificate Account, any A/B Custodial Account, the Distribution Account or any REO Account); in any
event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition or acquisition, but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition or acquisition, will not cause: (x) any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on any REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (m) Except as permitted by Section 3.17(a), none of the Trustee, the
Master Servicer and the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services nor permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          SECTION 10.02. Grantor Trust Administration.

          (a) The Tax Administrator shall treat each Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and shall treat the related Grantor Trust Assets as separate assets of such Grantor Trust, and not of any REMIC Pool, as permitted by Treasury regulations section
1.860G-2(i)(1). The Class Y Certificates are hereby designated as representing an undivided beneficial interest in Grantor Trust Y, and the Class A-2FL
Certificates are hereby designated as representing an undivided beneficial interest in Grantor Trust A-2FL.

          (b) The Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the
Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Tax
Administrator from the Trust Fund unless otherwise provided in Section 10.02(e)
or 10.02(f)).

          (c) The Tax Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of each Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Tax
Administrator without any right of reimbursement therefor. The other

                                     -295-

parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each Grantor Trust as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax
Administrator's request therefor, shall provide in writing to the Tax
Administrator such information as is reasonably requested by the Tax
Administrator for tax purposes, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

          (d) The Tax Administrator shall furnish or cause to be furnished to each Holder of a Class Y Certificate or a Class A-2FL Certificate, as
applicable, on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of the related Grantor Trust at the time and in the manner required under the Code, and shall perform on behalf of each Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the
Grantor Trust Provisions or other compliance guidance issued by the Internal
Revenue Service or any state or local taxing authority.

          (e) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each Grantor Trust as a grantor trust under the Grantor
Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer
shall assist the Tax Administrator to the extent reasonably requested by the Tax
Administrator and to the extent of information within the Trustee's, the Master
Servicer's or the Special Servicer's possession or control). None of the Tax
Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause either Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust
Provisions, if taken or not taken, as the case may be, could endanger the status of either Grantor Trust as a grantor trust under the Grantor Trust Provisions
(any such endangerment of grantor trust status, an "Adverse Grantor Trust
Event"), unless the Tax Administrator has obtained or received an Opinion of
Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event.
None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an
Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to a Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the
Master Servicer and the Special Servicer shall consult with the Tax
Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Tax Administrator. The
Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Tax Administrator or the Trustee. Under no circumstances may the Tax Administrator vary the assets of a Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class Y Certificates or Class A-2FL Certificates, as applicable.

                                     -296-

          (f) If any tax is imposed on either Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax
Administrator, if such tax arises out of or results from a breach by the Tax
Administrator of any of its obligations under this Section 10.02; (ii) the
Special Servicer, if such tax arises out of or results from a breach by the
Special Servicer of any of its obligations under Article III or this Section
10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting such
Grantor Trust in all other instances.

                                     -297-

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01. Amendment.

          (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent, without the consent of any of the
Certificateholders or, with respect to any Loan Combination, any related
Non-Trust Loan Noteholder: (i) to cure any ambiguity; (ii) to correct any error or to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the Prospectus; (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof; (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC
Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; or (v) if such amendment, as evidenced by an Opinion of
Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or Grantor
Trust at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or Grantor Trust; (vi) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or
(iii); (vii) to modify Section 8.16, as contemplated by Section 8.16(g); or
(viii) to otherwise modify or delete any existing provisions of this Agreement;
provided that such action (except any amendment described in clause (i), (ii),
(v), (vi) or (vii) above) shall not, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the
Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicer, the
Special Servicer, the Trustee and the Fiscal Agent, adversely affect in any material respect the interests of any Certificateholder or any B-Noteholder; and
provided, further, that the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall have first obtained from each Rating Agency written confirmation that such amendment will not result in the qualification, downgrade or withdrawal of the rating on any Class of Certificates; and provided, further, that such amendment shall not significantly change the activities of the Trust
(insofar as such change would adversely affect the status of the Trust as a
"qualifying special-purpose entity" under FASB 140).

          (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the

                                     -298-

timing of, payments received or advanced on Serviced Loans that are required to be distributed on any Certificate without the consent of the Holder of such
Certificate or that are required to be distributed to any B-Noteholder, without the consent of such B-Noteholder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of any B-Noteholder in a manner other than as described in the immediately preceding clause (i) without the consent of the Holders of all Certificates of such Class or the consent of such B-Noteholder, as the case may be, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all
Certificates then outstanding and the consent of each affected B-Noteholder,
(iv) modify the provisions of Section 3.20 or the definition of Servicing
Standard without the consent of the Holders of Certificates entitled to all of the Voting Rights and the consent of each affected B-Noteholder, (v) modify the specified percentage of Voting Rights which are required to be held by
Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all
Certificates then outstanding, or (vi) significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special-purpose entity" under FASB 140) without the consent of the Holders entitled to at least 51% of all the Voting Rights (without regard to
Certificates held by the Depositor or any of the Depositor's Affiliates and/or
agents). Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01,
Certificates registered in the name of the Depositor or any Affiliate of the
Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

          (c) Notwithstanding any contrary provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Fiscal Agent, the Master Servicer or the Special
Servicer in accordance with such amendment will not result in the imposition of a tax on any REMIC Pool pursuant to the REMIC Provisions or on a Grantor Trust or cause any REMIC Pool to fail to qualify as a REMIC or a Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

          (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder, the Swap Counterparty and, to the extent known to the Trustee, each B-Noteholder.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) Each of the Master Servicer, the Special Servicer, the Trustee and
the Fiscal Agent may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

                                     -299-

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer, the Trustee
or the Fiscal Agent requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section
11.01(a) or (c) shall be payable out of the Certificate Account, any A/B
Custodial Account or the Distribution Account pursuant to Sections 3.05.

          (h) Notwithstanding anything to the contrary contained in this Section
11.01, the parties hereto agree that (i) this Agreement may not be amended except upon 10 days' prior written notice to the Swap Counterparty and (ii) this
Agreement may not be amended in any manner that has a material adverse effect on the Swap Counterparty without first obtaining the written consent of the Swap
Counterparty. The Trustee may obtain and rely upon an Opinion of Counsel provided to it at the expense of the party seeking the amendment to the effect that such action will not adversely affect in any material respect the interests of the Swap Counterparty (or at the expense of the Trust if the Trustee is the party seeking such amendment and such amendment benefits the
Certificateholders).

          SECTION 11.02. Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund or, to the extent that it benefits one or more B-Noteholders, such B-Noteholders, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a) or, to the extent that it benefits one or more B-Noteholders, out of the related A/B
Custodial Account(s) pursuant to Section 3.05(g), to the effect that such recordation materially and beneficially affects the interests of the
Certificateholders and/or one or more B-Noteholders; provided, however, that the
Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 11.03. Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder (except as expressly provided for herein)
shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                                     -300-

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage
Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the
Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting
Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the
Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04. Governing Law.

          This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 11.05. Notices.

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Citigroup
Commercial Mortgage Securities Inc., 388 Greenwich Street, 11th Floor, New York,
New York 10013, Attention: ___________________, facsimile number: (212)
816-____; (ii) in the case of the Master Servicer, [Insert name and address of initial Master Servicer]; (iii) in the case of the Special Servicer, [Insert name and address of initial Special Servicer]; (iv) in the case of the Trustee,
[Insert name and address of initial Trustee]; (v) in the case of the Fiscal
Agent, [Insert name and address of initial Fiscal Agent]; (v) in the case of the
Underwriters, [Insert respective names and addresses of Underwriters]; (vi) in the case of the Rating Agencies, [(A) Moody's Investors Service, Inc., 99 Church
Street, New York, New York 10007, Attention: CMBS Surveillance Group; and (B)
Standard & Poor's Ratings Services, 55 Water Street, New York, New York
10041-0003, Attention: CMBS Surveillance Group, facsimile number (212)
438-2662;] and (vii) in the case of the initial Controlling Class
Representative, [Insert name and address of initial Controlling Class
Representative]; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

                                     -301-

          SECTION 11.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07. Grant of a Security Interest.

          The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Mortgage
Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

          SECTION 11.08. Streit Act.

          Any provisions required to be contained in this Agreement by Section
126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the
New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail; provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

          SECTION 11.09. Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. This
Agreement may not be amended in any manner that would adversely affect the rights of any third-party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement; provided that each B-Noteholder is an intended third-party beneficiary hereunder with respect to those provisions of this Agreement affecting its interest in the related A/B
Loan Combination and the Swap Counterparty is an intended third-party beneficiary hereunder. The Outside Master Servicer in respect of the Outside
Serviced Mortgage Loan shall be a third-party beneficiary to this Agreement with respect to its rights as specifically provided for herein and under the related
Co-Lender Agreement.

                                     -302-

          SECTION 11.10. Article and Section Headings.

          The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.11. Notices to Rating Agencies.

          (a) The Trustee shall promptly provide notice to each Rating Agency and the Controlling Class Representative (and, if affected thereby, any
B-Noteholder known to the Trustee) with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default or Outside Servicer
     Default that has not been cured;

               (iii) the resignation or termination of the Trustee, the Fiscal
     Agent, the Master Servicer or the Special Servicer;

               (iv) the repurchase of Mortgage Loans by any of the Mortgage Loan
     Sellers pursuant to the applicable Mortgage Loan Purchase Agreement;

               (v) any change in the location of the Distribution Account;

               (vi) the final payment to any Class of Certificateholders; and

               (vii) any sale or disposition of any Mortgage Loan or REO
     Property.

          (b) The Master Servicer shall promptly provide notice to each Rating
Agency (and, if affected thereby, any B-Noteholder) with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee or the Fiscal
     Agent; and

               (ii) any change in the location of the Certificate Account or an
     A/B Custodial Account.

          (c) The Special Servicer shall furnish each Rating Agency and the
Controlling Class Representative (and, with respect to an A/B Loan Combination, the related B-Noteholder(s)) with respect to a non-performing or defaulted
Serviced Loan such information as the Rating Agency or Controlling Class
Representative (and, with respect to an A/B Loan Combination, the related
B-Noteholder(s)) shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

          (d) To the extent applicable, each of the Master Servicer and the
Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

               (i) each of its annual statements as to compliance described in
     Section 3.13;

                                      -303-

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.14;

               (iii) any Officer's Certificate delivered to the Trustee pursuant to Section 4.03(c) or 3.08(a); and

               (iv) each of the reports described in Section 3.12(a) and the statements and reports described in Sections 3.12(b), 3.12(c) and 3.12(d).

          (e) The Trustee shall (i) make available to each Rating Agency and the
Controlling Class Representative, upon reasonable notice, the items described in
Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the
Controlling Class Representative a copy of any notices given pursuant to Section
7.03(a) or Section 7.03(b).

          (f) Each of the Trustee, the Master Servicer and the Special Servicer
shall provide to each Rating Agency such other information with respect to the
Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

          (g) Notwithstanding any provision herein to the contrary each of the
Master Servicer, the Special Servicer or the Trustee shall deliver to any
Underwriter any report prepared by such party hereunder upon request.

          SECTION 11.12. Complete Agreement.

          This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                      -304-

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                        CITIGROUP COMMERCIAL MORTGAGE
                                        SECURITIES INC.
                                        Depositor

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        [INSERT NAME OF INITIAL MASTER SERVICER]
                                        Master Servicer

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        [INSERT NAME OF INITIAL SPECIAL
                                        SERVICER]
                                        Special Servicer

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        [INSERT NAME OF INITIAL TRUSTEE]
                                        Trustee

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        [INSERT NAME OF INITIAL FISCAL AGENT]
                                        Fiscal Agent

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

          On the ______ day of _________________ 200_, before me, a notary public in and for said State, personally appeared Angela Vleck, known to me to be a Vice President of CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., one of the
entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        ----------------------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF  )
          ) ss.:
COUNTY OF )

          On the ______ day of _________________ 200_, before me, a notary public in and for said State, personally appeared __________________, known to me to be a __________________ of [INSERT NAME OF INITIAL MASTER SERVICER], one
of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        ----------------------------------------
                                                     Notary Public

[Notarial Seal]

STATE OF  )
          ) ss.:
COUNTY OF )

          On the ______ day of _________________ 200_, before me, a notary public in and for said State, personally appeared __________________, known to me to be a __________________ of [INSERT NAME OF INITIAL SPECIAL SERVICER], one
of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        ----------------------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF  )
          ) ss.:
COUNTY OF )

          On the ______ day of _________________ 200_, before me, a notary public in and for said State, personally appeared __________________, known to me to be a __________________ of [INSERT NAME OF INITIAL TRUSTEE], one of the
entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        ----------------------------------------
                                                       Notary Public

[Notarial Seal]

STATE OF  )
          ) ss.:
COUNTY OF )

          On the ______ day of _________________ 200_, before me, a notary public in and for said State, personally appeared ________________________ and
________________________, known to me to be __________________ and
__________________, respectively, of [INSERT NAME OF INITIAL FISCAL AGENT], one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        ----------------------------------------
                                                       Notary Public

[Notarial Seal]

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                                       I-1

                                   SCHEDULE II

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

NONE.

                                      II-1

                                  SCHEDULE III

MORTGAGE LOANS AS TO WHICH THE RELATED MORTGAGED PROPERTY IS COVERED BY A
                SECURED CREDITOR ENVIRONMENTAL INSURANCE POLICY

     LOAN                     MORTGAGE                        PROPERTY
    NUMBER                  LOAN SELLER                         NAME
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      III-1

                                   SCHEDULE IV

                                   [RESERVED.]

                                      IV-1

                                   SCHEDULE V

                      CLASS A-SB PLANNED PRINCIPAL BALANCE

                                       V-1

                                   EXHIBIT A-1

         FORM OF CLASS [A-1] [A-2] [A-3] [A-SB] [A-4] [A-1A] CERTIFICATE

                      CD 200_-C_ COMMERCIAL MORTGAGE TRUST
             CLASS [A-1] [A-2] [A-3] [A-SB] [A-4] [A-1A] COMMERCIAL
                MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 200_-C_

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: [__% per annum] [Variable]                   Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $_____________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [A-1] [A-2] [A-3]
_________, 200__                                                [A-SB] [A-4] [A-1A] Certificates as of the Closing Date:
                                                                $_____________

Cut-off Date:  Individually and collectively, as the context    Aggregate unpaid principal balance of the Mortgage Pool as
may require, with respect to each Mortgage Loan having a Due    of the Cut-off Date, after deducting payments of principal
Date in _________ 200__, such Due Date and, with respect to     due on or before such date (the "Initial Pool Balance"):
each Mortgage Loan having its first Due Date in _________       $_____________
200__, _________, 200__.

Closing Date: _________, 200__

First Distribution Date: _________, 200__

Master Servicer: _________________                              Trustee: _________________

Special Servicer: _________________                             Fiscal Agent: _________________

Certificate No. [A-1] [A-2] [A-3] [A-SB] [A-4] [A-1A]-___       CUSIP No.: _____________

                                                                ISIN: _____________

                                      A-1-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., _________________, _________________,
_________________, _________________, OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [CEDE & CO.] [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to

                                      A-1-2

a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
_________________, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), _________________, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), _________________, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and _________________, as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable Distribution Date in respect of the Class of
Certificates to which this Certificate belongs. All distributions made under the
Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in the notice to
Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                                      A-1-3

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set

                                      A-1-4

forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or
REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage
Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-1-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                  ______________________,
                                  as Certificate Registrar

                                  By: __________________________________________
                                      Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-1] [A-2] [A-3] [A-SB] [A-4] [A-1A]
Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                  ______________________,
                                  as Authenticating Agent

                                  By: __________________________________________
                                      Authorized Representative

                                      A-1-6

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

             (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:

                                  ______________________________________________
                                  Signature by or on behalf of Assignor

                                  ______________________________________________
                                  Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, _____________________________________
to for the account of _________________________________________________________.

            Distributions made by check (such check to be made payable to
__________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-1-7

                                   EXHIBIT A-2

                           FORM OF CLASS X CERTIFICATE

                      CD 200_-C_ COMMERCIAL MORTGAGE TRUST
              CLASS X COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 200_-C_

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate:  Variable                                     Initial Certificate Notional Amount of this Certificate as of the Closing Date:
                                                                 $_______________

Date of Pooling and Servicing Agreement:                         Class Notional Amount of all the Class X Certificates as of
_________, 200__                                                 the Closing Date:
                                                                 $_______________

Cut-off Date:  Individually and collectively, as the context     Aggregate unpaid principal balance of the Mortgage Pool as
may require, with respect to each Mortgage Loan having a Due     of the Cut-off Date, after deducting payments of principal
Date in _________ 200__, such Due Date and, with respect to      due on or before such date (the "Initial Pool Balance"):
each Mortgage Loan having its first Due Date in _________        $______________
200__, _________, 200__.

Closing Date: _________, 200__

First Distribution Date: _________, 200__

Master Servicer: _________________                               Trustee: _________________

Special Servicer: _________________                              Fiscal Agent: _________________

Certificate No. Class X-___                                      CUSIP No.:

                                                                 ISIN:

                                      A-2-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., _________________, _________________,
_________________, _________________, OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE

                                      A-2-2

A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY
DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS
OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY
TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE")
THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS
CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER
THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS
CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE
UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE
SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS
HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

            This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional
Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class
Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the
Agreement), _________________, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), _________________, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), _________________, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and _________________, as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced

                                      A-2-3

by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable Distribution Date in respect of the Class of
Certificates to which this Certificate belongs. All distributions made under the
Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates or, as contemplated by Section 5.03 of the
Agreement, if this Certificate is a Global Certificate, a Transfer of this
Certificate to a successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form

                                      A-2-4

attached as Exhibit G-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit G-2 to the Agreement or as Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited
Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer,
the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar
in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, the Initial
Purchaser or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of
Counsel to the effect that the prospective Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. Except as provided in the two following paragraphs, no interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates may be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this
Certificate constitutes a Rule 144A Global Certificate and any Transferee of an
interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in a Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such
Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of
Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

                                      A-2-5

            Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule
144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            Except as provided in the next paragraph no beneficial interest in a
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such
Transfer shall be required to obtain from such Certificate Owner's prospective
Transferee a written certification substantially in the form set forth in
Exhibit G-5 to the Agreement certifying that such Transferee is not a United
States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry
Non-Registered Certificates may be held only through Euroclear or Clearstream.

            Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry
Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an
Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and
Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject
Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                                      A-2-6

            None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor or any of its Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a
Global Certificate, any Transfer of this Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this
Certificate unless it has received from the prospective Transferee, and, if this
Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of
Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of
Sections I and III of Department of Labor Prohibited Transaction Class Exemption
95-60; or (iii) alternatively, if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of
ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master
Servicer, the Special Servicer, the Swap Counterparty, any Sub-Servicer, any
Person responsible for servicing the Outside Serviced Trust Mortgage Loan or administering any Outside Administered REO Property, any Exemption-Favored Party
or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction

                                      A-2-7

of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of Definitive Non-Registered Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive
Certificate) or the Transferor (if this Certificate constitutes a Global
Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage

                                      A-2-8

Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the
Fiscal Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage
Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-2-9

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                  ______________________,
                                  as Certificate Registrar

                                  By: __________________________________________
                                      Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                  ______________________,
                                  as Authenticating Agent

                                  By: __________________________________________
                                      Authorized Representative

                                     A-2-10

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
             (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Dated:

                                ________________________________________________
                                Signature by or on behalf of Assignor

                                ________________________________________________
                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
for the account of ___________________________________________________________.

            Distributions made by check (such check to be made payable to_____________ ______________________) and all applicable statements and notices should be mailed to ___________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-2-11

                       [FOR BOOK ENTRY CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

   The following exchanges of a part of this Global Security have been made:

                                                                                                 Signature of
                                                  Amount of                                        Authorized
                           Amount of             Increase in          Principal Amount of      Representative of
                     Decrease in Principal    Principal Amount        this Global Security         Trustee or
                        Amount of this         of this Global            following such            securities
Date of Exchange        Global Security           Security           decrease (or increase)        Custodian
------------------------------------------------------------------------------------------------------------------

                                     A-2-12

                                   EXHIBIT A-3

              FORM OF CLASS [A-M] [A-J] [B] [C] [D] [E] CERTIFICATE

                      CD 200_-C_ COMMERCIAL MORTGAGE TRUST
       CLASS [A-M] [A-J] [B] [C] [D] [E] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 200_-C_

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: Variable                                      Initial Certificate Principal Balance of this Certificate as of the Closing Date:
                                                                 $__________________

Date of Pooling and Servicing Agreement:                         Class Principal Balance of all the Class [A-M] [A-J] [B] [C]
_________, 200__                                                 [D] [E] Certificates as of the Closing Date:
                                                                 $_______________

Cut-off Date: Individually and collectively, as the context      Aggregate unpaid principal balance of the Mortgage Pool as
may require, with respect to each Mortgage Loan having a Due     of the Cut-off Date, after deducting payments of principal
Date in _________ 200__, such Due Date and, with respect to      due on or before such date (the "Initial Pool Balance"):
each Mortgage Loan having its first Due Date in _________        $____________
200__, _________, 200__.

Closing Date: _________, 200__

First Distribution Date: _________, 200__

Master Servicer: _________________                              Trustee: _________________

Special Servicer: _________________                             Fiscal Agent: _________________

Certificate No. [A-M] A-J] [B] [C] [D] [E]-___                  CUSIP No.: _____________

                                                                ISIN: __________________

                                      A-3-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., _________________, _________________,
_________________, _________________, OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                                      A-3-2

            This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance")
as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
_________________, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), _________________, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), _________________, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and _________________, as a fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable Distribution Date in respect of the Class of
Certificates to which this Certificate belongs. All distributions made under the
Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in the notice to
Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                                      A-3-3

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner

                                      A-3-4

hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or
REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage
Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-3-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        ________________________,
                                        as Certificate Registrar

                                        By: ___________________________________
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-M] [A-J] [B] [C] [D] [E] Certificates
referred to in the within-mentioned Agreement.

Dated:  _____________

                                        ________________________,
                                        as Authenticating Agent

                                        By: ___________________________________
                                            Authorized Representative

                                      A-3-6

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        _______________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________
for the account of  __________________________________________________________ .

            Distributions made by check (such check to be made payable to ______
______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

_______________________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-3-7

                                   EXHIBIT A-4

                 FORM OF CLASS [F] [G] [H] [J] [OCS] CERTIFICATE

                      CD 200_-C_ COMMERCIAL MORTGAGE TRUST
    CLASS [F] [G] [H] [J] [OCS] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 200_-C_

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: [Variable]                                   Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $_______________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [F] [G] [H] [J]
_________, 200__                                                [OCS] Certificates as of the Closing Date:
                                                                $__________________

Cut-off Date:  Individually and collectively, as the context    Aggregate unpaid principal balance of the Mortgage Pool as
may require, with respect to each Mortgage Loan having a Due    of the Cut-off Date, after deducting payments of principal
Date in _________ 200__, such Due Date and, with respect to     due on or before such date (the "Initial Pool Balance"):
each Mortgage Loan having its first Due Date in _________       $________________
200__, _________, 200__.

Closing Date: _________, 200__

First Distribution Date: _________, 200__

Master Servicer: _________________                             Trustee: _________________

Special Servicer: _________________                            Fiscal Agent: _________________

Certificate No. [F] [G] [H] [J] [OCS] -___                     CUSIP No.: _____________

                                                               ISIN: __________________

                                      A-4-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., _________________, _________________,
_________________, _________________, OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,  THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE  INVESTMENT  CONDUIT" (A

                                      A-4-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE")
THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS
CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER
THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS
CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE
UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE
SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS
HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

            This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance")
as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
_________________, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), _________________, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), _________________, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and _________________, as a fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable

                                      A-4-3

Distribution Date in respect of the Class of Certificates to which this
Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5)
Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional
Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate
Registrar appointed as provided in the Agreement or such other location as may be specified in the notice to Certificateholders of such final distribution.
Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional
Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                      A-4-4

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates or, as contemplated by Section 5.03 of the
Agreement, if this Certificate is a Global Certificate, a Transfer of this
Certificate to a successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit
G-1 to the Agreement and a certificate from such Certificateholder's prospective
Transferee substantially in the form attached either as Exhibit G-2 to the
Agreement or as Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel
reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified
Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based.

            If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, the Initial
Purchaser or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of
Counsel to the effect that the prospective Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. Except as provided in the two following paragraphs, no interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates may be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this
Certificate constitutes a Rule 144A Global Certificate and any Transferee of an
interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in a Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such
Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and

                                      A-4-5

Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such
Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Regulation S
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule
144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            Except as provided in the next paragraph no beneficial interest in a
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such
Transfer shall be required to obtain from such Certificate Owner's prospective
Transferee a written certification substantially in the form set forth in
Exhibit G-5 to the Agreement certifying that such Transferee is not a United
States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry
Non-Registered Certificates may be held only through Euroclear or Clearstream.

            Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry
Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an
Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and

                                      A-4-6

Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject
Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor or any of its Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a
Global Certificate, any Transfer of this Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this
Certificate unless it has received from the prospective Transferee, and, if this
Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of
Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of
Sections I and III of Department of Labor Prohibited Transaction Class Exemption
95-60; or (iii) alternatively, if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (Y) is not sponsored (within the meaning of Section

                                      A-4-7

3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the
Master Servicer, the Special Servicer, the Swap Counterparty, any Sub-Servicer,
any Person responsible for servicing the Outside Serviced Trust Mortgage Loan or administering any Outside Administered REO Property, any Exemption-Favored Party
or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or
407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of Definitive Non-Registered
Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry
Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar
(if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that either: (i)
such Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner

                                      A-4-8

hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or
REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage
Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-4-9

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        _______________________,
                                        as Certificate Registrar

                                        By: ___________________________________
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [F] [G] [H] [J] [OCS] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                        ______________________,
                                        as Authenticating Agent

                                        By: ___________________________________
                                            Authorized Representative

                                     A-4-10

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        _______________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________
for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-4-11

                       [FOR BOOK ENTRY CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

     The following exchanges of a part of this Global Security have been made:

                                                                                                  Signature of
                                                  Amount of                                        Authorized
                           Amount of             Increase in          Principal Amount of      Representative of
                     Decrease in Principal    Principal Amount        this Global Security         Trustee or
                        Amount of this         of this Global            following such            securities
Date of Exchange        Global Security           Security           decrease (or increase)        Custodian
------------------------------------------------------------------------------------------------------------------

                                     A-4-12

                                   EXHIBIT A-5

              FORM OF CLASS [K] [L] [M] [N] [O] [P] [Q] CERTIFICATE

                      CD 200_-C_ COMMERCIAL MORTGAGE TRUST
       CLASS [K] [L] [M] [N] [O] [P] [Q] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 200_-C_

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: [Variable]                                   Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $________________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [K] [L] [M] [N]
_________, 200__                                                [O] [P] [Q] Certificates as of the Closing Date:
                                                                $__________________

Cut-off Date:  Individually and collectively, as the context    Aggregate unpaid principal balance of the Mortgage Pool as
may require, with respect to each Mortgage Loan having a Due    of the Cut-off Date, after deducting payments of principal
Date in _________ 200__, such Due Date and, with respect to     due on or before such date (the "Initial Pool Balance"):
each Mortgage Loan having its first Due Date in _________       $____________
200__, _________, 200__.

Closing Date: _________, 200__

First Distribution Date: _________, 200__

Master Servicer: _________________                             Trustee: _________________

Special Servicer: _________________                            Fiscal Agent: _________________

Certificate No. [K] [L] [M] [N] [O] [P] [Q] -___               CUSIP No.: _____________

                                                               ISIN: ________________

                                      A-5-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., _________________, _________________,
_________________, _________________, OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A

                                      A-5-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE")
THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS
CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER
THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS
CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE
UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE
SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS
HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

            This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance")
as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
_________________, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), _________________, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), _________________, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and _________________, as a fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable

                                      A-5-3

Distribution Date in respect of the Class of Certificates to which this
Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5)
Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional
Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate
Registrar appointed as provided in the Agreement or such other location as may be specified in the notice to Certificateholders of such final distribution.
Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional
Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                      A-5-4

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates or, as contemplated by Section 5.03 of the
Agreement, if this Certificate is a Global Certificate, a Transfer of this
Certificate to a successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit
G-1 to the Agreement and a certificate from such Certificateholder's prospective
Transferee substantially in the form attached either as Exhibit G-2 to the
Agreement or as Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel
reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified
Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based.

            If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, the Initial
Purchaser or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of
Counsel to the effect that the prospective Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. Except as provided in the two following paragraphs, no interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates may be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this
Certificate constitutes a Rule 144A Global Certificate and any Transferee of an
interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in a Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such
Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and

                                      A-5-5

Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such
Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Regulation S
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule
144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            Except as provided in the next paragraph no beneficial interest in a
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such
Transfer shall be required to obtain from such Certificate Owner's prospective
Transferee a written certification substantially in the form set forth in
Exhibit G-5 to the Agreement certifying that such Transferee is not a United
States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry
Non-Registered Certificates may be held only through Euroclear or Clearstream.

            Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry
Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an
Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and

                                      A-5-6

Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject
Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor or any of its Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a
Global Certificate, any Transfer of this Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this
Certificate unless it has received from the prospective Transferee, and, if this
Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of
Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of
Sections I and III of Department of Labor Prohibited Transaction Class Exemption
95-60; or (iii) alternatively, if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (Y) is not sponsored (within the meaning of Section

                                      A-5-7

3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the
Master Servicer, the Special Servicer, the Swap Counterparty, any Sub-Servicer,
any Person responsible for servicing the Outside Serviced Trust Mortgage Loan or administering any Outside Administered REO Property, any Exemption-Favored Party
or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or
407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of Definitive Non-Registered
Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry
Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar
(if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that either: (i)
such Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner

                                      A-5-8

hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or
REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage
Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-5-9

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                 _______________________,
                                 as Certificate Registrar

                                 By: ___________________________________________
                                     Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [K] [L] [M] [N] [O] [P] [Q] Certificates
referred to in the within-mentioned Agreement.

Dated: _____________

                                 _______________________,
                                 as Authenticating Agent

                                 By: ___________________________________________
                                     Authorized Representative

                                     A-5-10

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to_______
______________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-5-11

                       [FOR BOOK ENTRY CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

    The following exchanges of a part of this Global Security have been made:

                                                                                                  Signature of
                                                  Amount of                                        Authorized
                          Amount of              Increase in          Principal Amount of      Representative of
                    Decrease in Principal     Principal Amount        this Global Security         Trustee or
                        Amount of this         of this Global            following such            securities
Date of Exchange       Global Security            Security           decrease (or increase)        Custodian
------------------------------------------------------------------------------------------------------------------

                                     A-5-12

                                   EXHIBIT A-6

                           FORM OF CLASS R CERTIFICATE

                      CD 200_-C_ COMMERCIAL MORTGAGE TRUST
              CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 200_-C_

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Date of Pooling and Servicing Agreement:                         Percentage Interest evidenced by this Certificate in the
_________, 200__                                                 related Class:  ___%

Cut-off Date:  Individually and collectively, as the context     Aggregate unpaid principal balance of the Mortgage Pool as
may require, with respect to each Mortgage Loan having a Due     of the Cut-off Date, after deducting payments of principal
Date in _________ 200__, such Due Date and, with respect to      due on or before such date (the "Initial Pool Balance"):
each Mortgage Loan having its first Due Date in _________        $____________
200__, _________, 200__.

Closing Date:  _________, 200__

First Distribution Date: _________, 200__

Master Servicer: __________________                              Trustee: __________________

Special Servicer: _________________                              Fiscal Agent: _________________

Certificate No.  R -___

                                      A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A
QUALIFIED INSTITUTIONAL BUYER (WITHIN THE MEANING OF RULE 144A UNDER THE
SECURITIES ACT) IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., _________________, _________________,
_________________, _________________, OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL
TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

                                      A-6-2

            This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between
Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement),
_________________, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), _________________, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), _________________, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and _________________, as a fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable Distribution Date in respect of the Class of
Certificates to which this Certificate belongs. All distributions made under the
Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

                                      A-6-3

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached as
Exhibit G-2 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective
Transferee is a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer,
the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar
in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit G-2 or Exhibit G-3 attached to the Agreement are, with respect to the subject Transfer, true and correct.

            None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or

                                      A-6-4

qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this
Certificate unless it has received from the prospective Transferee, either: (i)
a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The form of certification attached to the Agreement as Exhibit H-1 is acceptable for purposes of the preceding sentence. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate
Registrar a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

            Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of
Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this
Certificate must be a Permitted Transferee and shall promptly notify the Master
Servicer, the Trustee and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed
Transfer of any Ownership Interest in this Certificate, the Certificate
Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt, of an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and
Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such

                                      A-6-5

Transferee is a Permitted Transferee, that it is not acquiring its Ownership
Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership
Interest in this Certificate, it will endeavor to remain a Permitted Transferee, that it has historically paid its debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Class R Certificate as they come due, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them.
Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed
Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the
Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, if a Responsible
Officer of the Certificate Registrar has actual knowledge that the proposed
Transferee is an entity classified as a partnership under the Code, the
Certificate Registrar shall not register the transfer of this Certificate unless at the time of transfer, the Certificate Registrar has actual knowledge that all of the proposed Transferee's beneficial owners are United States Tax Persons.

            Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its
Ownership Interest herein and (2) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a
Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section
1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Trustee and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and
(b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause any REMIC Pool to (1) cease to qualify as a REMIC or (2) be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the
Transfer of a Class R Certificate to a Person that is not a Permitted
Transferee.

            A "Permitted Transferee" is any Transferee of a Class R Certificate
other than a Disqualified Organization, a Plan, a Non-United States Tax Person
or a United States Tax Person with respect to whom income on the Class R
Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Tax Person.

            A "Disqualified Organization" is any of the following: (i) the
United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of

                                      A-6-6

any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers'
cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv)
rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate
Registrar based upon an Opinion of Counsel (which shall not be an expense of the
Trustee) that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such
Person. The terms "United States," "State" and "international organization"
shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Tax Person" is any Person other than a United
States Tax Person. A "United States Tax Person" is a citizen or resident of the
United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of
Columbia unless in the case of a partnership, Treasury regulations are adopted that provide otherwise, an estate whose income is includable in gross income for
United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to be treated as United States Tax Persons).

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set

                                      A-6-7

forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or
REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage
Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-6-8

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                            ______________________,
                            as Certificate Registrar

                            By: ________________________________________________
                                Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                            _____________________,
                            as Authenticating Agent

                            By: ________________________________________________
                                Authorized Representative

                                      A-6-9

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_______________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to_______
______________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-6-10

                                   EXHIBIT A-7

                           FORM OF CLASS Y CERTIFICATE

                      CD 200_-C_ COMMERCIAL MORTGAGE TRUST
                    CLASS Y COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 200_-C_

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Date of Pooling and Servicing Agreement:                         Percentage Interest evidenced by this Certificate in Class
_________, 200__                                                 Y: ____%

Cut-off Date:  Individually and collectively, as the context     Aggregate unpaid principal balance of the Mortgage Pool as
may require, with respect to each Mortgage Loan having a Due     of the Cut-off Date, after deducting payments of principal
Date in _________ 200__, such Due Date and, with respect to      due on or before such date (the "Initial Pool Balance"):
each Mortgage Loan having its first Due Date in _________        $____________
200__, _________, 200__.

Closing Date:  _________, 200__

First Distribution Date: _________, 200__

Master Servicer: __________________                              Trustee:  _________________

Special Servicer: _________________                              Fiscal Agent: _________________

Certificate No. Y-___

                                      A-7-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., _________________, _________________,
_________________, _________________, OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY)
RECEIVED IN RESPECT OF THE ARD TRUST MORTGAGE LOANS SUBJECT TO THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

            This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class Y Certificates. The Trust was created and the
Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage
Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), _________________, as master servicer
(the "Master Servicer", which term includes any successor entity under the
Agreement), _________________, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement),
_________________, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and _________________, as a fiscal agent (the
"Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event

                                      A-7-2

of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable Distribution Date in respect of the Class of
Certificates to which this Certificate belongs. All distributions made under the
Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                      A-7-3

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates, then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit G-2 to the Agreement or as Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited
Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer,
the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar
in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit G-2 or Exhibit G-3 attached to the Agreement are, with respect to the subject Transfer, true and correct.

            None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates, the Certificate Registrar shall refuse to register the

                                      A-7-4

Transfer of this Certificate unless it has received from the prospective
Transferee, either: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, a certification of facts and an Opinion of
Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. The form of certification attached to the Agreement as
Exhibit H-1 is acceptable for purposes of the preceding sentence. If any
Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either:
(i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or
REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority
Controlling Class

                                      A-7-5

Certificateholder to purchase from the Trust Fund all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-7-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                            ______________________,
                            as Certificate Registrar

                            By: ________________________________________________
                                Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class Y Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                            _____________________,
                            as Authenticating Agent

                            By: ________________________________________________
                                Authorized Representative

                                      A-7-7

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:

                                     ___________________________________________
                                     Signature by or on behalf of Assignor

                                     ___________________________________________
                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of
distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

            Distributions made by check (such check to be made payable to ______
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-7-8

                                    EXHIBIT B

                                   [RESERVED]

                                       B-1

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

To the parties listed on the attached Schedule A

            Re:  CD 200_-C_ Commercial Mortgage Trust
                 Commercial Mortgage Pass Through Certificates, Series 200_-C_
                 (the "Certificates")

Ladies and Gentlemen:

            Pursuant to Section 2.02(a) of the Pooling and Servicing Agreement
dated as of _________, 200__, relating to the above-referenced Certificates (the
"Agreement"), _________________, in its capacity as trustee (the "Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the
Agreement (except as identified in the exception report attached hereto) that:
(i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (a)(i), (a)(ii), (a)(iv)(A), (a)(v) and (a)(vii), and to the extent provided in the related Mortgage File and actually known by a
Responsible Officer of the Trustee to be required, clauses (a)(iii), (a)(iv)(B),
(a)(iv)(C), (a)(vi), (a)(viii) and (a)(ix)(A) of the definition of "Mortgage
File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related
Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage
Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(C) of the definition of "Mortgage Loan Schedule" is correct.

            Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

                                       C-1

            Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                     Respectfully,

                                     ____________________,
                                     as Trustee

                                     By: _______________________________________
                                         Name:
                                         Title:

                                       C-2

                                   SCHEDULE A

__________________

__________________

__________________

__________________

__________________

__________________

__________________

                                       C-3

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

[TRUSTEE]

Attention: Global Securities and Trust Services Group - CD 200_-C_ Commercial
Mortgage Trust

            Re:   CD 200_-C_ Commercial Mortgage Trust
                  Commercial Mortgage Pass-Through Certificates, Series 200_-C_

            In connection with the administration of the Mortgage Files held by you as Trustee (or by a Custodian on your behalf), under that certain Pooling and Servicing Agreement dated as of _________, 200__ (the "Pooling and Servicing
Agreement"), by and between Citigroup Commercial Mortgage Securities Inc., as depositor, _________________, as master servicer (the "Master Servicer"),
_________________, as special servicer (the "Special Servicer"),
_________________, as trustee (the "Trustee), and _________________, as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Trustee or by a Custodian on your behalf, with respect to the following described Mortgage Loan for the reason indicated below.

            Property Name: _____________________________________________________

            Address: ___________________________________________________________

            Control No.: _______________________________________________________

            If only particular documents in the Mortgage File are requested, please specify which: __________________________________________________________

________________________________________________________________________________

Reason for requesting file (or portion thereof):

      ______      1.    Mortgage Loan paid in full. The undersigned hereby
                        certifies that all amounts received in connection with
                        the Mortgage Loan that are required to be credited to
                        the Certificate Account or the applicable A/B Custodial
                        Account pursuant to the Pooling and Servicing Agreement,
                        have been or will be so credited.

      ______      2.    Other. (Describe) ______________________________________

                        ________________________________________________________

                        ________________________________________________________

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the
Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

                                      D-1-1

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                    _________________

                                    By: ________________________________________
                                        Name:
                                        Title:

                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

[TRUSTEE]

Attention: Global Securities and Trust Services Group - CD 200_-C_ Commercial
Mortgage Trust

            Re: CD 200_-C_ Commercial Mortgage Trust
                Commercial Mortgage Pass-Through Certificates, Series 200_-C_

            In connection with the administration of the Mortgage Files held by you as Trustee (or by a Custodian on your behalf), under that certain Pooling and Servicing Agreement dated as of _________, 200__ (the "Pooling and Servicing
Agreement"), by and between Citigroup Commercial Mortgage Securities Inc., as depositor, _________________, as master servicer (the "Master Servicer"),
_________________, as special servicer (the "Special Servicer"),
_________________, as trustee (the "Trustee), and _________________, as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Trustee or by a Custodian on your behalf, with respect to the following described Mortgage Loan for the reason indicated below.

            Property Name: _____________________________________________________

            Address: ___________________________________________________________

            Control No.: _______________________________________________________

            If only particular documents in the Mortgage File are requested, please specify which: __________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Reason for requesting file (or portion thereof):

      ______      1.    Mortgage Loan paid in full. The undersigned hereby
                        certifies that all amounts received in connection with
                        the Mortgage Loan that are required to be credited to
                        the Certificate Account or the applicable A/B Custodial
                        Account pursuant to the Pooling and Servicing Agreement,
                        have been or will be so credited.

      ______      2.    Other. (Describe) ______________________________________

                        ________________________________________________________

                        ________________________________________________________

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or

                                      D-2-1

within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                    __________________

                                    By: ________________________________________
                                        Name:
                                        Title:

                                      D-2-2

                                    EXHIBIT E

                          CALCULATION OF NET CASH FLOW

            "Net Cash Flow" shall mean the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash
Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

            In determining vacancy for the "revenue" component of Net Cash Flow for each rental property, the Special Servicer shall rely on the most recent rent roll supplied by the related borrower and where the actual vacancy shown thereon and the market vacancy is less than 1%, the Special Servicer shall assume a 1% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers, space occupied by anchor or single tenants or other large tenants shall be disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards.
Where the actual or market vacancy was not less than 5.0%, the Special Servicer shall determine revenue from rents by generally relying on the most recent roll supplied and the greater of (a) actual historical vacancy at the related
Mortgaged Property, and (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property. In determining rental revenue for multifamily, self-storage and mobile home park properties, the Special Servicer shall either review rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other rental properties, the Special
Servicer shall annualize rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms
(including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts shall be determined on the basis of adjusted average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts shall be based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for private health care facilities shall be within current market ranges and vacancy levels shall be at a minimum of 1%. In general, any non-recurring items and non-property related revenue shall be eliminated from the calculation except in the case of residential health care facilities.

            In determining the "expense" component of Net Cash Flow for each
Mortgaged Property, the Special Servicer shall rely on the rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements is available, the newer information shall be used, (b) with respect to each
Mortgaged Property, property management fees shall be assumed to be ___% to ___%
of effective gross revenue (except with respect to hospitality properties, where a minimum of ___% of gross receipts shall be assumed, and with respect to limited service hospitality properties, where a minimum of ___% of gross receipts shall be assumed and, with respect to

                                       E-1

single tenant properties, where fees as low as ___% of effective gross receipts shall be assumed), (c) assumptions shall be made with respect to reserves for leasing commission, tenant improvement expenses and capital expenditures, and
(d) expenses shall be assumed to include annual replacement reserves. In addition, in some instances, the Special Servicer may recharacterize as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where determined appropriate.

                                       E-2

                                    EXHIBIT F

                       FORM OF DISTRIBUTION DATE STATEMENT

                                       F-1

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

[TRUSTEE]

Attention: Global Securities and Trust Services Group, CD 200_-C_ Commercial
Mortgage Trust

        Re: CD 200_-C_ Commercial Mortgage Trust, Commercial Mortgage
            Pass-Through Certificates, Series 200_-C_, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
            Notional Amount] as of _________, 200__ (the "Closing Date") of
            $_________] [representing a ____% Percentage Interest in the applicable Class]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated as of _________, 200__, between Citigroup
Commercial Mortgage Securities Inc., as Depositor, _________________, as Master
Servicer, _________________, as Special Servicer, _________________, as Trustee,
and _________________, as Fiscal Agent. All capitalized terms used herein and not otherwise herein defined shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1.    The Transferor is the lawful owner of the Transferred
      Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2.    Neither the Transferor nor anyone acting on its behalf has (a)
      offered, transferred, pledged, sold or otherwise disposed of any
      Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any
      Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any
      Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the
      Transferred Certificates under the Securities Act of 1933, as amended (the
      "Securities Act"), would render the disposition of the Transferred
      Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the
      Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                      G-1-1

                                     Very truly yours,

                                     ___________________________________________
                                     (Transferor)

                                     By: _______________________________________
                                     Name:
                                     Title:

                                      G-1-2

                                   EXHIBIT G-2

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

[TRUSTEE]

Attention: Global Securities and Trust Services Group, CD 200_-C_ Commercial
Mortgage Trust

        Re: CD 200_-C_ Commercial Mortgage Trust, Commercial Mortgage
            Pass-Through Certificates, Series 200_-C_, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
            Notional Amount] as of _________, 200__ (the "Closing Date") of
            $_________] [representing a ____% Percentage Interest in the applicable Class]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by
____________________________ (the "Transferor") to
________________________________ (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of _________, 200__, between Citigroup Commercial Mortgage Securities Inc., as Depositor, _________________, as Master Servicer, _________________, as
Special Servicer, _________________, as Trustee, and _________________, as
Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.
The Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

            1.    The Transferee is a "qualified institutional buyer" (a
      "Qualified Institutional Buyer") as that term is defined in Rule 144A
      ("Rule 144A") under the Securities Act of 1933, as amended (the
      "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The
      Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified
      Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or
      (b) pursuant to another exemption from registration under the Securities
      Act.

            2.    The Transferee has been furnished with all information
      regarding (a) the Depositor, (b) the Transferred Certificates and payments thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, and (e) all related matters, that it has requested.

                                      G-2-1

            3.    If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the
      Nominee Acknowledgment below.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferee)

                                    By: ________________________________________
                                        Name:
                                        Title:

                             Nominee Acknowledgment

            The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ____________________________________________
                                    (Nominee)

                                    By: ________________________________________
                                        Name:
                                        Title:

                                      G-2-2

                                                          ANNEX 1 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

            The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1.    As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the
      "Transferee").

            2.    The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of
      1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis
      $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A)
      and (ii) the Transferee satisfies the criteria in the category marked below.

      ______      Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
                  Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
                  Revenue Code of 1986, as amended.

      ______      Bank. The Transferee (a) is a national bank or a banking
                  institution organized under the laws of any state, U.S.
                  territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months
                  preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ______      Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is
                  supervised and examined by a state or federal authority having

_________________________

(1)   Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                      G-2-3

                  supervision over any such institutions, or is a foreign
                  savings and loan association or equivalent institution and (b)
                  has an audited net worth of at least $25,000,000 as
                  demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
                  Certificates in the case of a U.S. savings and loan
                  association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ______      Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as
                  amended.

      ______      Insurance Company. The Transferee is an insurance company
                  whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by
                  insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ______      State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any
                  agency or instrumentality of the state or its political
                  subdivisions, for the benefit of its employees.

      ______      ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income
                  Security Act of 1974.

      ______      Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ______      QIB Subsidiary. All of the Transferee's equity owners are
                  "qualified institutional buyers" within the meaning of Rule
                  144A.

      ______      Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
                  subsection (a)(1) of Rule 144A pursuant to which it qualifies.
                  Note that registered investment companies should complete
                  Annex 2 rather than this Annex 1) ____________________________

                  ______________________________________________________________

                  _____________________________________________________________.

            3.    For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
      Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v)
      repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4.    For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
      Transferee used the cost of such securities to such Person, unless such
      Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities

                                      G-2-4

      has been published, in which case the securities were valued at market.
      Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such
      Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5.    The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule
      144A.

            ___   ___     Will the Transferee be purchasing the Transferred
            Yes   No      Certificates only for the Transferee's own account?

            6.    If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7.    The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the
      Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the
      Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

            8.    Capitalized terms used but not defined herein have the
      respective meanings ascribed thereto in the Pooling and Servicing
      Agreement pursuant to which the Transferred Certificates were issued.

                                   _____________________________________________
                                   Print Name of Transferee

                                    By: ________________________________________
                                        Name:
                                        Title:
                                        Date:

                                      G-2-5

                                                          ANNEX 2 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

            The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1.    As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the
      "Transferee") or, if the Transferee is a "qualified institutional buyer"
      as that term is defined in Rule 144A ("Rule 144A") under the Securities
      Act of 1933, as amended, because the Transferee is part of a Family of
      Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2.    The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least
      $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the
      Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ______      The Transferee owned and/or invested on a discretionary basis
                  $___________________ in securities (other than the excluded securities referred to below) as of the end of the
                  Transferee's most recent fiscal year (such amount being
                  calculated in accordance with Rule 144A).

      ______      The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities
                  (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such
                  amount being calculated in accordance with Rule 144A).

            3.    The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                      G-2-6

            4.    The term "securities" as used herein does not include (i)
      securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv)
      repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the
      Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5.    The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule
      144A.

            _____    _____      Will the Transferee be purchasing the
            Yes      No         Transferred Certificates only for the
                                Transferee's own account?

            6.    If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7.    The undersigned will notify the parties to which this
      certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred
      Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                      G-2-7

            8.    Capitalized terms used but not defined herein have the
      respective meanings ascribed thereto in the Pooling and Servicing
      Agreement pursuant to which the Transferred Certificates were issued.

                                ________________________________________________
                                Print Name of Transferee or Adviser

                                By: ____________________________________________
                                    Name:
                                    Title:

                                IF AN ADVISER:

                                ________________________________________________
                                Print Name of Transferee

                                Date: __________________________________________

                                      G-2-8

                                   EXHIBIT G-3

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

[TRUSTEE]

Attention:  Global Securities and Trust Services Group, CD 200_-C_ Commercial
            Mortgage Trust

       Re:  CD 200_-C_ Commercial Mortgage Trust, Commercial Mortgage
            Pass-Through Certificates, Series 200_-C_, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
            Notional Amount] as of _________, 200__ (the "Closing Date") of
            $_________] [representing a ____% Percentage Interest in the applicable Class]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated as of _________, 200__, between Citigroup
Commercial Mortgage Securities Inc., as Depositor, _________________, as Master
Servicer, _________________, as Special Servicer, _________________, as Trustee,
and _________________, as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1.    The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended
      (the "Securities Act"), or any applicable state securities laws.

            2.    The Transferee understands that (a) the Transferred
      Certificates have not been and will not be registered under the Securities
      Act or registered or qualified under any applicable state securities laws,
      (b) none of the Depositor, the Trustee or the Certificate Registrar is
      obligated so to register or qualify the Class of Certificates to which the
      Transferred Certificates belong, and (c) neither the Transferred
      Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certificate from the prospective transferor substantially in the form attached as Exhibit G-1 to the Pooling and Servicing Agreement and a certificate from such
      Certificateholder's prospective transferee substantially in the form attached either as Exhibit G-2 to the Pooling and Servicing Agreement or
      as Exhibit G-3 to the Pooling and

                                      G-3-1

      Servicing Agreement; or (B) an Opinion of Counsel satisfactory to the
      Certificate Registrar to the effect that, among other things, the transfer may be made without registration under the Securities Act, together with written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such
      Opinion of Counsel is based.

            3.    The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and
      Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
            SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE
            SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
            DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
            REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
            WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
            IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING
            AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE
            TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
            ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
            SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE
            INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY
            PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR
            SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE
            OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE
            BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE
            PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT
            REFERRED TO HEREIN.

            4.    Neither the Transferee nor anyone acting on its behalf has (a)
      offered, pledged, sold, disposed of or otherwise transferred any
      Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any
      Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred
      Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any
      Transferred

                                      G-3-2

      Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the
      Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any
      Transferred Certificate or any other similar security.

            5.    The Transferee has been furnished with all information
      regarding (a) the Depositor, (b) the Transferred Certificates and payments thereon, (c) nature, performance and servicing of the Mortgage Loans, (d)
      the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

            6.    The Transferee is an "accredited investor" within the meaning of paragraphs (1), (2), (3) and/or (7) of Rule 501(a) under the Securities
      Act or an entity in which all of its equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has
      sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                      G-3-3

            7.    If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the
      Nominee Acknowledgment below.

                                Very truly yours,

                                ________________________________________________
                                (Transferee)

                                By: ____________________________________________
                                    Name:
                                    Title:

                             Nominee Acknowledgment

            The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                ________________________________________________
                                (Nominee)

                                By: ____________________________________________
                                    Name:
                                    Title:

                                      G-3-4

                                   EXHIBIT G-4

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

            Re:   CD 200_-C_ Commercial Mortgage Trust, Commercial Mortgage
                  Pass-Through Certificates, Series 200_-C_, Class _____, having an initial aggregate [Certificate Principal Balance]
                  [Certificate Notional Amount] as of _________, 200__ (the
                  "Closing Date") of $__________ (the "Transferred
                  Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
Transferred Certificates. The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
dated as of _________, 200__, between Citigroup Commercial Mortgage Securities
Inc., as Depositor, _________________, as Master Servicer, _________________, as
Special Servicer, _________________, as Trustee, and _________________, as
Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.
The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar,
that:

            1.    The Transferee is a "qualified institutional buyer" (a
      "Qualified Institutional Buyer") as that term is defined in Rule 144A
      ("Rule 144A") under the Securities Act of 1933, as amended (the
      "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the
      Transferred Certificates is being made in reliance on Rule 144A. The
      Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional
      Buyer.

            2.    The Transferee understands that (a) the Transferred
      Certificates have not been and will not be registered under the Securities
      Act or registered or qualified under any applicable state securities laws,
      (b) none of the Depositor, the Trustee or the Certificate Registrar is
      obligated so to register or qualify the Transferred Certificates, and (c)
      neither any Transferred Certificate nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification.

                                      G-4-1

            3.    The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and
      Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
            SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
            SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
            DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
            REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION
            WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
            IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING
            AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE
            TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
            ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
            SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE
            INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY
            PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR
            SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE
            OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE
            BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE
            PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT
            REFERRED TO HEREIN.

                                      G-4-2

            4.    The Transferee has been furnished with all information
      regarding (a) the Depositor, (b) the Transferred Certificates and
      distributions thereon, (c) the nature, performance and servicing of the
      Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust
      created pursuant thereto, and (e) all related matters, that it has requested.

                                Very truly yours,

                                ____________________________________________
                                (Transferee)

                                By: ____________________________________________
                                    Name:
                                    Title:

                                      G-4-3

                                                          ANNEX 1 TO EXHIBIT G-4

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

            The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Citigroup Commercial Mortgage
Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1.    As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates
      (the "Transferee").

            2.    The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended
      ("Rule 144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis
      $____________(2) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year
      (such amount being calculated in accordance with Rule 144A) and (ii) the
      Transferee satisfies the criteria in the category marked below.

      _____       Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
                  Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
                  Revenue Code of 1986, as amended.

      _____       Bank. The Transferee (a) is a national bank or a banking
                  institution organized under the laws of any State, U.S.
                  territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the
                  State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months
                  preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      _____       Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is
                  supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan

________________________

(1)   Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                      G-4-4

                  association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its
                  latest annual financial statements, a copy of which is
                  attached hereto, as of a date not more than 16 months
                  preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent
                  institution.

      ___         Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as
                  amended.

      ___         Insurance Company. The Transferee is an insurance company
                  whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by
                  insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a
                  State, U.S. territory or the District of Columbia.

      ___         State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any
                  agency or instrumentality of the State or its political
                  subdivisions, for the benefit of its employees.

      ___         Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security
                  Act of 1974.

      ___         Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as
                  amended.

      ___         QIB Subsidiary. All of the Transferee's equity owners are
                  "qualified institutional buyers" within the meaning of Rule
                  144A.

      ___         Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
                  subsection (a)(1) of Rule 144A pursuant to which it qualifies.
                  Note that registered investment companies should complete
                  Annex 2 rather than this Annex 1.)

            3.    For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
      Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v)
      repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4.    For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
      Transferee used the cost of such securities to such Person, unless such
      Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such
      Person in its financial

                                      G-4-5

      statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the
      Securities Exchange Act of 1934, as amended.

            5.    The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the
      Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

            _____    _____      Will the Transferee be acquiring interests in
            Yes      No         the Transferred Certificates only for the
                                Transferee's own account?

            6.    If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred
      Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7.    The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

            8.    Capitalized terms used but not defined herein have the
      meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                ____________________________________________
                                (Transferee)

                                By: ____________________________________________
                                    Name:
                                    Title:
                                    Date:

                                      G-4-6

                                                          ANNEX 2 TO EXHIBIT G-4

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

            The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Citigroup Commercial Mortgage
Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1.    As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates
      (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of
      1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2.    The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii)
      as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment
      Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

            ____        The Transferee owned and/or invested on a discretionary
                        basis $___________________ in securities (other than the
                        excluded securities referred to below) as of the end of
                        the Transferee's most recent fiscal year (such amount
                        being calculated in accordance with Rule 144A).

            ____        The Transferee is part of a Family of Investment
                        Companies which owned in the aggregate $______________
                        in securities (other than the excluded securities
                        referred to below) as of the end of the Transferee's
                        most recent fiscal year (such amount being calculated in
                        accordance with Rule 144A).

            3.    The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                      G-4-7

            4.    The term "securities" as used herein does not include (i)
      securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv)
      repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the
      Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5.    The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on
      Rule 144A.

            _____    _____      Will the Transferee be acquiring interests in
            Yes      No         the Transferred Certificates only for the
                                Transferee's own account?

            6.    If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred
      Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7.    The undersigned will notify the parties to which this
      certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

                                      G-4-8

            8.    Capitalized terms used but not defined herein have the
      meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                ____________________________________________
                                (Transferee or Adviser)

                                By: ____________________________________________
                                    Name:
                                    Title:
                                    Date:

                                IF AN ADVISER:

                                Print Name of Transferee

                                ________________________________________________

                                Date:

                                      G-4-9

                                   EXHIBIT G-5

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

            Re:   CD 200_-C_ Commercial Mortgage Trust, Commercial Mortgage
                  Pass-Through Certificates, Series 200_-C_, Class _____, having an initial aggregate [Certificate Principal Balance]
                  [Certificate Notional Amount] as of _________, 200__ (the
                  "Closing Date") of $__________ (the "Transferred
                  Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
Transferred Certificates. The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
dated as of _________, 200__, between Citigroup Commercial Mortgage Securities
Inc., as Depositor, _________________, as Master Servicer, _________________, as
Special Servicer, _________________, as Trustee, and _________________, as
Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.
The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States
Securities Person.

            For purposes of this certification, "United States Securities
Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the
United States; (iii) any estate of which any executor or administrator is a
United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities
Person if an executor or administrator of the estate who is not a United States
Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities
Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States
Securities Person, (v) any agency or branch of a foreign entity located in the
United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate

                                      G-5-1

or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a
United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a))
under the United States Securities Act of 1933, as amended (the "Securities
Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and
Development, the Inter-American Development Bank, the Asian Development Bank,
the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States
Securities Persons.

            The Transferee understands that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, _____

                                   Very truly yours,

                                   (Transferee)

                                   By: _________________________________________
                                       Name:
                                       Title:

                                      G-5-2

                                   EXHIBIT H-1

                        FORM I OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)

                               _____________, 20__

[TRUSTEE]

Attention: Global Securities and Trust Services Group - CD 200_-C_ Commercial
Mortgage Trust

            Re:   CD 200_-C_ Commercial Mortgage Trust, Commercial Mortgage
                  Pass-Through Certificates, Series 200_-C_ (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate [Certificate Principal
Balance] [Certificate Notional Amount] as of _________, 200__ (the "Closing
Date") of $__________] [evidencing a ____% Percentage Interest in the subject
Class] (the "Transferred Certificates"). The Certificates, including the
Transferred Certificates, were issued pursuant to the Pooling and Servicing
Agreement (the "Pooling and Servicing Agreement"), dated as of _________, 200__, between Citigroup Commercial Mortgage Securities Inc., as depositor,
_________________, as master servicer, _________________, as special servicer,
_________________ as trustee, and _________________, as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you as Certificate
Registrar, as follows (check the applicable paragraph):

      ______      The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or
                  arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or
                  indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a
                  Plan; or

      ______      The Transferee is using funds from an insurance company
                  general account to acquire the Transferred Certificates,
                  however, the purchase and holding of such Certificates by such
                  Person is exempt from the prohibited transaction provisions of
                  Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class
                  Exemption 95-60.

      ______      The Transferred Certificates are rated in one of the four
                  highest generic rating categories by one of the Rating
                  Agencies and are being acquired by or on behalf

                                      H-1-1

                  of a Plan in reliance on Prohibited Transaction Exemption
                  91-23 and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y)
                  is not sponsored (within the meaning of Section 3(16)(B) of
                  ERISA) by the Trustee, the Depositor, any Mortgage Loan
                  Seller, the Master Servicer, the Special Servicer, the Swap
                  Counterparty, any Sub-Servicer, any Person responsible for servicing the Outside Serviced Trust Mortgage Loan or
                  administering any Outside Administered REO Property, any
                  Exemption-Favored Party or any Mortgagor with respect to
                  Mortgage Loans constituting more than 5% of the aggregate
                  unamortized principal balance of all the Mortgage Loans
                  determined on the date of the initial issuance of the
                  Certificates, or by any Affiliate of such Person, and (Z)
                  agrees that it will obtain from each of its Transferees that are Plans, a written representation that such Transferee, if a
                  Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding
                  satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                Very truly yours,

                                ______________________________________
                                (Transferee)

                                By: ____________________________________________
                                    Name:
                                    Title:

                                      H-1-2

                                   EXHIBIT H-2

                        FORM II OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                     [Date]

[TRANSFEROR]

            Re:   CD 200_-C_ Commercial Mortgage Trust, Commercial Mortgage
                  Pass-Through Certificates, Series 200_-C_ (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by
______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Corporation ("DTC") and the Depository Participants) in
Class ___ Certificates [having an initial aggregate [Certificate Principal
Balance] [Certificate Notional Amount] as of _________, 200__ (the "Closing
Date") of $__________] [evidencing a ____% Percentage Interest in the related
Class] (the "Transferred Certificates"). The Certificates, including the
Transferred Certificates, were issued pursuant to the Pooling and Servicing
Agreement, dated as of _________, 200__ (the "Pooling and Servicing Agreement"),
among Citigroup Commercial Mortgage Securities Inc., as depositor,
_________________, as master servicer, _________________, as special servicer,
_________________, as trustee, and _________________, as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

      ______      The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or
                  arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or
                  indirectly purchasing an interest in the Transferred
                  Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan;

      ______      The Transferee is using funds from an insurance company
                  general account to acquire an interest in the Transferred
                  Certificates, however, the purchase and holding of such
                  interest by such Person is exempt from the prohibited
                  transaction provisions of Sections 406(a) and (b) and 407 of
                  ERISA and the excise taxes imposed on such prohibited
                  transactions by Sections 4975(a) and (b) of the Code, by
                  reason of Sections I and III of Prohibited Transaction Class
                  Exemption 95-60.

      ______      The Transferred Certificates are rated in one of the four
                  highest generic rating categories by one of the Rating
                  Agencies and an interest in such Certificates is being
                  acquired by or on behalf of a Plan in reliance on Prohibited
                  Transaction

                                      H-2-1

                  Exemption 91-23 and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities
                  Act, (Y) is not sponsored (within the meaning of Section
                  3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage
                  Loan Seller, the Master Servicer, the Special Servicer, the
                  Swap Counterparty, any Sub-Servicer, any Person responsible for servicing the Outside Serviced Trust Mortgage Loan or
                  administering any Outside Administered REO Property, or any
                  Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial
                  issuance of the Certificates, or by any Affiliate of such
                  Person, and (Z) agrees that it will obtain from each of its
                  Transferees that are Plans, a written representation that such
                  Transferee, if a Plan, satisfies the requirements of the
                  immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written
                  representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                Very truly yours,

                                ______________________________________
                                (Transferee)

                                By: ____________________________________________
                                    Name:
                                    Title:

                                      H-2-2

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                         REGARDING CLASS R CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS
860D(a)(6)(A) AND 860E(e)(4) OF  THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED, AND
TREASURY REGULATION SECTION 1.860E-1(c)(4)

            Re:   CD 200_-C_ Commercial Mortgage Trust, Commercial Mortgage
                  Pass-Through Certificates, Series 200_-C_ (the
                  "Certificates"), issued pursuant to the Pooling and Servicing
                  Agreement (the "Pooling and Servicing Agreement"), dated as of
                  _________, 200__, between Citigroup Commercial Mortgage
                  Securities Inc., as Depositor, _________________, as Master
                  Servicer, _________________, as Special Servicer,
                  _________________, as Trustee, and _________________, as
                  Fiscal Agent

STATE OF __________________________ )
                                    )        ss.:  _____________________________
COUNTY OF ________________________  )

            The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

            1.    ______________________________ (the "Purchaser"), is acquiring
Class R Certificates representing ________________% of the residual interest in each of the real estate mortgage investment conduits (each, a "REMIC")
designated as "REMIC I", "REMIC II" and the "Loan REMIC", respectively, relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

            2.    The Purchaser is not a "Disqualified Organization" (as defined below), and the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified
Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v)
any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code)
which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home
Loan Mortgage

                                      I-1-1

Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization"
shall have the meanings set forth in Section 7701 of the Code.

            3.    The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class R Certificates to a Disqualified Organization.

            4.    The Purchaser will not transfer the Class R Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

            5.    The Purchaser agrees to such amendments of the Pooling and
Servicing Agreement as may be required to further effectuate the prohibition against transferring the Class R Certificates to a Disqualified Organization, an
agent thereof or a person that does not satisfy the requirements of paragraph 7.

            6.    The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of REMIC I, REMIC II and the Loan REMIC
pursuant to Section 10.01 of the Pooling and Servicing Agreement.

            7.    No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

                    [CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]

|_|         8.    If the Transferor requires the safe harbor under Treasury
regulations section 1.860E-1 to apply:

      i.    The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the
            Purchaser intends to pay taxes associated with holding the Class R
            Certificates as they become due.

      ii.   The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificates in excess of any cash flows generated by such Certificates.

      iii.  The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States
            Tax Person.

      iv.   The Purchaser will not cause the income from the Class R
            Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a
            United States Tax Person.

                                      I-1-2

            [CHECK THE STATEMENT THAT APPLIES]

|_|   v)    In accordance with Treasury Regulations Section 1.860E-1, the
            Purchaser:

            a)    is an "eligible corporation" as defined in Section
            1.860E-1(c)(6)(i) of the Treasury regulations (i.e., a domestic C corporation other than a corporation which is exempt from, or is not subject to, tax under Section 11 of the Code; a Regulated Investment
            Company as defined in Section 851(a) of the Code; a Real Estate
            Investment Trust as defined in Section 856(a) of the Code; a REMIC as defined in Section 860D of the Code; or an organization to which part I of subchapter T of chapter 1 of subtitle A of the Code applies, as to which the income of Class R Certificates will only be subject to taxation in the United States,

            b)    has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and

            c)    hereby agrees only to transfer the Certificate to another
            "eligible corporation" meeting the criteria set forth in Treasury regulations section 1.860E-1.

      OR

|_|   vi)   The Purchaser is a United States Tax Person and the consideration paid to the Purchaser for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate"
            prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter

|_|   9.    If the Transferor does not require the safe harbor under Treasury regulations section 1.860E-1 to apply: [CHECK THE STATEMENT THAT APPLIES]

|_|   i)    The Purchaser is a "United States person" as defined in Section
            7701(a) of the Code and the regulations promulgated thereunder (the
            Purchaser's U.S. taxpayer identification number is ______________).
            The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

      OR

                                      I-1-3

|_|   ii)   The Purchaser is not a United States person. However, the Purchaser:

            a)    conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

            b)    understands that, for purposes of Treasury regulations section
            1.860E-1(c)(4)(ii), as a holder of a Class R Certificate for United
            States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class R Certificate;

            c)    intends to pay the taxes associated with holding a Class R
            Certificate;

            d)    is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses (a),
            (b) and (c) of this sentence or are United States persons); and

            e)    has furnished the Transferor and the Trustee with an effective
            IRS Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations

            Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                      I-1-4

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _______ day of
___________________________.

                                By:_______________________________________

                                Name:_____________________________________

                                Title:____________________________________

            Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _______________________ of the Purchaser, and acknowledged to me that he/she executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                                Subscribed and sworn before me this
                                _________ day of __________________, 20______.

                                ________________________________________
                                Notary Public

                                      I-1-5

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE
                         REGARDING CLASS R CERTIFICATES

                                     [Date]

[TRUSTEE]

Attention:  Global Securities and Trust Services Group - CD 200_-C_ Commercial
Mortgage Trust

            Re:   CD 200_-C_ Commercial Mortgage Trust, Commercial Mortgage
                  Pass-Through Certificates, Series 200_-C_ (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
Class R Certificates evidencing a ____% Percentage Interest in such Class (the
"Residual Interest Certificates"). The Certificates, including the Residual
Interest Certificates, were issued pursuant to the Pooling and Servicing
Agreement, dated as of _________, 200__ (the "Pooling and Servicing Agreement"),
between Citigroup Commercial Mortgage Securities Inc., as depositor,
_________________, as master servicer, _________________, as special servicer,
_________________, as trustee, and _________________, as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, that:

                  1.    No purpose of the Transferor relating to the transfer of
      the Residual Interest Certificates by the Transferor to the Transferee is
      or will be to impede the assessment or collection of any tax.

                  2.    The Transferor understands that the Transferee has
      delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Transferor does not know or believe that any representation contained therein is false.

                                      I-2-1

                  3.    The Transferor has at the time of this transfer
      conducted a reasonable investigation of the financial condition of the
      Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the
      Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                   Very truly yours,

                                   _______________________________________
                                   (Transferor)

                                   By: _________________________________________
                                       Name:
                                       Title:

                                      I-2-2

                                   EXHIBIT J-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                     [Date]

[RATING AGENCY]

[RATING AGENCY]

Ladies and Gentlemen:

            This notice is being delivered pursuant to Section 6.09 of the
Pooling and Servicing Agreement, dated as of _________, 200__ and relating to
Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through
Certificates, Series 200_-C_ (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the
Agreement.

            Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated
________________ to serve as the [Special Servicer [(other than with respect to
___________]] [____________] [____________] Special Servicer] under the
Agreement.

            The designation of __________________ as [Special Servicer [(other than with respect to ___________]] [____________] [____________] Special
Servicer] will become final if certain conditions are met and you deliver to
_________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the [Special Servicer
[(other than with respect to ___________]] [____________] [____________] Special
Servicer] were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

                                      J-1-1

            Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                      Very truly yours,

                                      _____________________,
                                      as Trustee

                                      By: ___________________________________
                                          Name:
                                          Title:

Receipt acknowledged:

[RATING AGENCY]

By: ___________________________________
Name:
Title:
Date:

[RATING AGENCY]

By: ___________________________________
Name:
Title:
Date:

                                      J-1-2

                                   EXHIBIT J-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[MASTER SERVICER]
[DEPOSITOR]

            Re:   CD 200_-C_ Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates, Series 200_-C_

Ladies and Gentlemen:

            Pursuant to Section 6.09 of the Pooling and Servicing Agreement,
dated as of _________, 200__, relating to CD 200_-C_ Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 200_-C_ (the "Agreement"),
the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as [(other than with respect to ___________]]
[____________] [____________] Special Servicer] under, and as defined in, the
Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of [Special Servicer [(other than with respect to ___________]] [____________] [____________] Special Servicer]. The
undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b) of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization:
____________________.

            Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Agreement.

                                      [NAME OF PROPOSED SPECIAL SERVICER]

                                      By: ___________________________________
                                          Name:
                                          Title:

                                      J-2-1

                                    EXHIBIT K

                                   [RESERVED]

                                       K-1

                                   EXHIBIT L-1

               FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION
              FOR WEBSITE ACCESS FROM CERTIFICATE [HOLDER] [OWNER]

                                     [Date]

[TRUSTEE]

Attention: Global Securities and Trust Services Group - CD 200_-C_ Commercial
Mortgage Trust

[MASTER SERVICER]
Attention: CD 200_-C_ Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 200_-C_

[SPECIAL SERVICER]
Attn:  CD 200_-C_ Commercial Mortgage Trust

            Re:   CD 200_-C_ Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates, Series 200_-C_

            In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of _________, 200__ (the "Pooling and Servicing Agreement"),
between Citigroup Commercial Mortgage Securities Inc., as depositor (the
"Depositor"), _________________, as master servicer (the "Master Servicer"),
_________________, as special servicer (the "Special Servicer"),
_________________, as trustee (the "Trustee"), and _________________, as fiscal agent, with respect to CD 200_-C_ Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 200_-C_ (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1.    The undersigned is a [beneficial owner] [registered holder] of the Class _____ Certificates.

            2.    The undersigned is requesting (Please check as applicable):

                  (i)   ____ the information (the "Information") identified on
            the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement; or

                  (ii)  ____ a password [and username] pursuant to the Pooling and Servicing Agreement for access to information (also, the
            "Information") provided on the [Trustee's] [Master Servicer's]
            [Special Servicer's] Internet Website.

                                      L-1-1

            3.    In connection with accessing the website of the [Master
Servicer] [Trustee] [Special Servicer], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the [Master Servicer] [Trustee] [Special Servicer] in
accordance with the Pooling and Servicing Agreement.

            4.    In consideration of the [Trustee's] [Master Servicer's]
[Special Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating its interest in Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer] [Special
Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the
"Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

            5.    The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities
Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act
of 1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                      [BENEFICIAL OWNER OF A CERTIFICATE]
                                      [REGISTERED HOLDER OF A CERTIFICATE]

                                      By: ___________________________________
                                          Name:
                                          Title:

                                      __________________________________________

                                      By: ___________________________________
                                          Name:
                                          Title:

                                      L-1-2

                                   EXHIBIT L-2

         FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE
                        ACCESS FROM PROSPECTIVE INVESTOR

                                     [Date]

[TRUSTEE]

Attention: Global Securities and Trust Services Group - CD 200_-C_ Commercial
Mortgage Trust

[MASTER SERVICER]
Attention: CD 200_-C_ Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 200_-C_

[SPECIAL SERVICER]
Attn:  CD 200_-C_ Commercial Mortgage Trust

            Re:   CD 200_-C_ Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates, Series 200_-C_

            In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of _________, 200__ (the "Pooling and Servicing Agreement"),
between Citigroup Commercial Mortgage Securities Inc., as depositor (the
"Depositor"), _________________, as master servicer (the "Master Servicer"),
_________________, as special servicer (the "Special Servicer"),
_________________, as trustee (the "Trustee"), and _________________, as fiscal agent with respect to CD 200_-C_ Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 200_-C_ (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1.    The undersigned is [a [licensed] [registered] investment
adviser to___________, which is] contemplating an investment in the Class _____
Certificates.

            2.    The undersigned is requesting (please check as applicable):

                  (i)   ____ information (the "Information") for use in
            evaluating the possible investment described above as identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement; or

                  (ii)  ____ a password [and username] pursuant to Section 4.02 of the Pooling and Servicing Agreement for access to information
            (also, the "Information") provided on the [Trustee's] [Master
            Servicer's] [Special Servicer's] Internet Website.

                                      L-2-1

            3.    In connection with accessing the website of the [Master
Servicer] [Trustee] [Special Servicer], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the [Master Servicer] [Trustee] [Special Servicer] in
accordance with Section 4.02 of the Pooling and Servicing Agreement.

            4.    In consideration of the [Trustee's] [Master Servicer's]
[Special Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except [from such outside persons as are assisting it in making the investment decision described in paragraph 1 above, from its accountants and attorneys, and otherwise] from such governmental or banking authorities and agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer] [Special Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

            5.    The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities
Act of 1933, as amended ( the "Securities Act"), or the Securities Exchange Act
of 1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                      [PROSPECTIVE PURCHASER OF A CERTIFICATE OR
                                      INTEREST THEREIN] [LICENSED/REGISTERED
                                      INVESTMENT ADVISER]

                                      By: ___________________________________
                                          Name:
                                          Title:

                                      __________________________________________

                                      By: ___________________________________
                                          Name:
                                          Title:

                                      L-2-2

                                    EXHIBIT M

                         FORM OF PURCHASE OPTION NOTICE

                                     [Date]

[TRUSTEE]

Attention: Global Securities and Trust Services Group - CD 200_-C_ Commercial
Mortgage Trust

[MASTER SERVICER]
Attention: CD 200_-C_ Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 200_-C_

[SPECIAL SERVICER]
Attn:  CD 200_-C_ Commercial Mortgage Trust

            Re:   CD 200_-C_ Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates, Series 200_-C_

Ladies and Gentlemen:

            The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____
(the "Subject Mortgage Loan") from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement")
dated as of _________, 200__, by and among Citigroup Commercial Mortgage
Securities Inc., as depositor, _________________, as master servicer,
_________________, as special servicer, _________________, as trustee, and
_________________, as fiscal agent. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing
Agreement.

            The undersigned Option Holder [is the Special Servicer] [is the
Majority Controlling Class Certificateholder] [acquired its Purchase Option from the [Special Servicer] [Majority Controlling Class Certificateholder] on
_________].

            The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the related
Option Price, as defined in Section 3.18(c) of the Pooling and Servicing
Agreement. Within ten (10) Business Days of the date hereof, [the undersigned
Option Holder] [______________, an Affiliate of the undersigned Option Holder]
will deliver the Option Price to or at the direction of the Special Servicer in exchange for the release of the Subject Mortgage Loan and delivery of the related Mortgage File.

            The undersigned Option Holder agrees that it shall prepare and provide the Special Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of the Subject Mortgage Loan, together

                                       M-1

with such other documents or instruments as the Special Servicer shall reasonably require to consummate the purchase contemplated hereby.

            The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and that the undersigned Option Holder, or its designee, shall be obligated to close its purchase of the Subject Mortgage Loan in accordance with the terms and conditions of this letter and Section 3.18 of the Pooling and Servicing
Agreement.

                                      Very truly yours,

                                      [Option Holder]

                                      By: ___________________________________
                                          Name:
                                          Title:

[By signing this letter in the space provided below,
the [Special Servicer] [Majority Controlling Class Certificateholder]
hereby acknowledges and affirms that it transferred its
Purchase Option to the Option Holder identified above
on [_________].]

[_________________________________]

By: ___________________________________
    Name:
    Title:

                                       M-2

                                    EXHIBIT N

                        FORM OF DEFEASANCE CERTIFICATION

To:   [RATING AGENCY]
      Attn:  Commercial Mortgage Surveillance

From: _________________,
      in its capacity as Master Servicer (the "Master Servicer")
      under the Pooling and Servicing Agreement,
      dated as of _________, 200__ (the "Pooling and Servicing Agreement"),
      among the Master Servicer, _________________, as Trustee, and others.

Date:__________, 20___

            Re:   CD 200_-C_ Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates Series 200_-C_

            Mortgage Loan (the "Mortgage Loan") identified by loan number _____
on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage
Loan Schedule by the following names: _______________________

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

            As Master Servicer under the Pooling and Servicing Agreement, we hereby:

            (a)   Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

____  a full defeasance of the entire principal balance of the Mortgage Loan; or

____  a partial defeasance of a portion of the principal balance of the Mortgage
      Loan that represents an allocated loan amount of $____________ or _______%
      of the entire principal balance of the Mortgage Loan;

            (b)   Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing
Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

            (ii)  The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                                       N-1

            (iii) The defeasance was consummated on __________, 20__.

            (iv)  The defeasance collateral consists of securities that (i)
      constitute "government securities" as defined in Section 2(a)(16) of the
      Investment Company Act of 1940, as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1,
      2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance
      Criteria 2000, as amended, to the date of the defeasance, (iii) are rated
      `AAA' by S&P, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

            (v)   The Master Servicer received an opinion of counsel (from
      counsel approved by Master Servicer in accordance with the Servicing
      Standard) that the defeasance will not result in an Adverse REMIC Event.

            (vi)  The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that is a
      Single-Purpose Entity (as defined in Standard & Poor's Structured Finance
      Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

            (vii) The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

            (viii) The agreements executed in connection with the defeasance (i)
      grant control of the pledged securities account to the Trustee, (ii)
      require the securities intermediary to make the scheduled payments on the
      Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments"), (iii)
      permit reinvestment of proceeds of the defeasance collateral only in
      Permitted Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the
      Defeasance Obligor of the defeasance collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the
      Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

            (ix)  The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by Master
      Servicer in accordance with the Servicing Standard stating that (i)
      revenues from the defeasance

                                       N-2

      collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled
      Payments after the defeasance including the payment in full of the
      Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled
      Payments within four (4) months after the date of receipt, and (iii)
      interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

            (x)   The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $[______] and five percent of the pool balance, which is less than [__]% of the aggregate Certificate Principal
      Balance of the Certificates as of the date of the most recent Trustee's
      Distribution Date Statement received by us (the "Current Report").

            (xi)  The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is
      _____% of the aggregate Certificate Balance of the Certificates as of the date of the Current Report.

            (c)   Certify that Exhibit B hereto is a list of the material
agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

            (d)   Certify that the individual under whose hand the Master
Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

            (e)   Agree to provide copies of all items listed in Exhibit B to you upon request.

                            [SIGNATURE PAGE FOLLOWS]

                                       N-3

            IN WITNESS WHEREOF, the Master Servicer has caused this Notice and
Certification to be executed as of the date captioned above.

                                      ___________________

                                      By: ___________________________________
                                          Name:
                                          Title:

                                       N-4

                                    EXHIBIT O

                         FORM OF DEPOSITOR CERTIFICATION

     CD 200_-C_ COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH
                CERTIFICATES SERIES 200_-C_ (THE "CERTIFICATES")

            I, [identify the certifying individual], a [title] of Citigroup
Commercial Mortgage Securities Inc., the depositor into the above-referenced
Trust, certify that:

            1.    I have reviewed this annual report on Form 10-K, and all
reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

            2.    Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3.    Based on my knowledge, the servicing information required to be provided to the trustee by the master servicer and the special servicer under the pooling and servicing agreement relating to the Certificates for inclusion in these reports is included in these reports;

            4.    Based on my knowledge and upon the annual compliance statement included in this annual report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing agreement, and except as disclosed in this annual report, the master servicer and the special servicer have fulfilled their obligations under the pooling and servicing agreement relating to the Certificates; and

            5.    This annual report discloses all significant deficiencies
relating to the master servicer's or special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform
Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement relating to the Certificates, that is included in this annual report.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
_________________, _________________ and _________________

Dated: ____________________________

                                      O-1

_____________________________________________
President and Chief Executive Officer
Citigroup Commercial Mortgage Securities Inc.

                                      O-2

                                    EXHIBIT P

                          FORM OF TRUSTEE CERTIFICATION

     CD 200_-C_ COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH
                CERTIFICATES SERIES 200_-C_ (THE "CERTIFICATES")

            I, [identify the certifying individual], a [title] of _____________, certify to Citigroup Commercial Mortgage Securities Inc. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the pooling and servicing agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in that pooling and servicing agreement), that:

            1.    I have reviewed this annual report on Form 10-K, and all
reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

            2.    Based on my knowledge, the distribution information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3.    Based on my knowledge, the distribution and servicing
information required to be provided to the trustee by the master servicer under the pooling and servicing agreement relating to the Certificates is included in the reports delivered by the master servicer to the trustee;

Dated: ________________________________

__________________________,
Trustee

By:_____________________________________

   Name:________________________________

   Title:_______________________________

                                      P-1

                                   EXHIBIT Q-1

                      FORM OF MASTER SERVICER CERTIFICATION

     CD 200_-C_ COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH
                   CERTIFICATES SERIES 200_-C_ (THE "TRUST")

            I, [identify the certifying individual], a [title] of _____________, certify to Citigroup Commercial Mortgage Securities Inc. and their officers, directors and affiliates, to the extent that the following matters are within our normal areas of responsibilities and duties under the pooling and servicing agreement and with the knowledge and intent that they will rely upon this certification (capitalized terms used herein without definition shall have the meanings assigned to such terms in the pooling and servicing agreement), that:

            1.    I (or appropriate officers or employees of the master servicer under my supervision) have reviewed the servicing reports relating to the Trust delivered by the master servicer to the trustee pursuant to the pooling and servicing agreement covering the fiscal year [ ];

            2.    Based on my knowledge, and (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the special servicer pursuant to Section 8.16(c) of the pooling and servicing agreement and
(b) assuming that the information regarding the mortgage loans, the mortgagors or the mortgaged properties in the prospectus (the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the master servicer to prepare the servicing reports), the servicing information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by each such servicing report;

            3.    Based on my knowledge, and assuming that the special servicer timely delivered to the master servicer all servicing information required to be provided to the master servicer by the special servicer under the pooling and servicing agreement, the servicing information required to be provided to the trustee by the master servicer under the pooling and servicing agreement is included in the servicing reports delivered by the master servicer to the trustee;

            4.    I am responsible for reviewing the activities performed by the master servicer under the pooling and servicing agreement and based upon my knowledge and the annual compliance review required under section 3.13 of the pooling and servicing agreement with respect to the master servicer and the corresponding certificate of the special servicer pursuant to Section 8.16(c) of the pooling and servicing agreement (which, to my actual knowledge, contains no inaccurate information), the master servicer has fulfilled its obligations

                                      Q-1-3

under the pooling and servicing agreement in all material respects, including the provision of all reports required to be submitted to the trustee; and

            5.    I (or another appropriate officer of the master servicer) have disclosed to the master servicer's certified public accountants all significant deficiencies known to me or any such appropriate officer relating to the compliance of the master servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single
Attestation Program for Mortgage Bankers or similar standard as set forth in the pooling and servicing agreement and the compliance of the special servicer with the minimum servicing standards based on the corresponding certificate of the special servicer pursuant to Section 8.16(c) of the pooling and servicing agreement.

            In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties: [names of sub-servicers].

            Notwithstanding the assumption made in clause 2(b) of this certification, the master servicer is not entitled to make such assumption with respect to Mortgage Information that, on or before five days prior to the
Determination Date for the related servicing report, (a) the master servicer has been notified in writing by a party to the pooling and servicing agreement, any mortgage loan seller (as defined in the pooling and servicing agreement), or any affiliate thereof, was incorrect, or (b) the master servicer would have known was incorrect in performing its servicing obligations under the pooling and servicing agreement in accordance with the servicing standards (as defined in the pooling and servicing agreement).

Dated: ____________________________

___________________________________
[Title]

___________________

                                      Q-1-4

                                   EXHIBIT Q-2

                     FORM OF SPECIAL SERVICER CERTIFICATION

     CD 200_-C_ COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH
                CERTIFICATES SERIES 200_-C_ (THE "CERTIFICATES")

            I, [identify the certifying individual], a [title] of
_________________, certify to Citigroup Commercial Mortgage Securities Inc. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the pooling and servicing agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in that pooling and servicing agreement), that:

            1.    I have reviewed the servicing reports relating to the Trust delivered by the special servicer to the master servicer and/or the trustee, pursuant to the pooling and servicing agreement relating to the Certificates, covering the fiscal year [___________];

            2.    Based on my knowledge, the servicing information in these
reports delivered by the special servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by each servicing report;

            3.    Based on my knowledge, the servicing information required to be provided to the master servicer by the special servicer under the pooling and servicing agreement relating to the Certificates, is included in the servicing reports delivered by the special servicer to the master servicer;

            4.    I am responsible for reviewing the activities performed by the special servicer under the pooling and servicing agreement relating to the
Certificates, and based upon my knowledge and the annual compliance review required under section 3.13 of that pooling and servicing agreement with respect to the special servicer, and except as disclosed in the compliance certificate delivered by the special servicer under section 3.13 of that pooling and servicing agreement, the special servicer has fulfilled its obligations under the pooling and servicing agreement relating to the Certificates in all material respects; and

            5.    The accountant's statement delivered pursuant to section 3.14 of the pooling and servicing agreement relating to the Certificates discloses all significant deficiencies relating to the special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform
Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement relating to the Certificates.

                                      Q-2-1

Dated: _________________________

________________________________
[Title]

___________________

                                      Q-2-2

                                    EXHIBIT R

                     FORM OF OUTSIDE MASTER SERVICER NOTICE

                                     [Date]

[OUTSIDE MASTER SERVICER]
[OUTSIDE TRUSTEE]

            Re:   Co-Lender  Agreement,  dated as of [_________,  200___]
                  (the "Co-Lender  Agreement") among [SPECIFY PARTIES].

Ladies and Gentlemen:

            This notice is being delivered to you in connection with the
Co-Lender Agreement and pursuant to Section 3.02(c) and Section 6.11(c) of the
Pooling and Servicing Agreement dated as of _________, 200__ (the "Agreement")
by and between Citigroup Commercial Mortgage Securities Inc., as depositor,
_______________, as master servicer (the "Master Servicer"), _______________, as special servicer (the "Special Servicer"), _______________, as trustee (the
"Trustee), and _________________, as fiscal agent, which Agreement relates to the issuance of the CD 200_-C_ Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 200_-C_. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Co-Lender Agreement.

            [Notice is hereby given that as of _________, 200__, the "Closing
Date" under the Agreement, the Trustee is the holder of the "Note A-2"] (as defined in the Co-Lender Agreement), and, in that capacity, the Trustee assumes the rights and obligations of the ["Note "A-2 Lender"] under the Co-Lender
Agreement.]

            [You are hereby directed to remit to the Master Servicer all amounts payable to the Note A-2 Lender under the Co-Lender Agreement and the governing pooling and servicing agreement, to the following account:

            Account: [_________]

            Account #: [_______]

            Title: [_________________, as Master Servicer, on behalf of
            _________________, as Trustee, in trust for the registered holders of CD 200_-C_ Commercial Mortgage Trust, Commercial Mortgage
            Pass-Through Certificates, Series 200_-C_, Pool Custodial Account]

            Location: [_________________]

                                       R-1

            [You are hereby further directed to forward, deliver, or otherwise make available to the Master Servicer, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Note A-2 Lender under the Co-Lender Agreement and the governing pooling and servicing agreement, to the following:
[address/facsimile/email address/telephone number]]

            [Please also be advised that [______________], as the initial
"Controlling Class Representative" under the Agreement) is, to the fullest extent permitted under the Co-Lender Agreement, entitled to exercise any rights and powers of the Trustee, in its capacity as Note A-2 Lender, under Section ___
of the Co-Lender Agreement.]

            [Please also be advised that a new controlling Controlling Class
Representative has been appointed in accordance with Section 6.09(b) of the
Agreement, which new Controlling Class Representative is
_________________________ [include notice information] and such party is, to the fullest extent permitted under the Co-Lender Agreement, entitled to exercise any rights and powers of the Trustee, in its capacity as Note A-2 Lender, under
Section ___ of the Co-Lender Agreement.]

                                     Very truly yours,

                                     _________________________
                                      as  Trustee

                                     By: ___________________________________
                                         Name:
                                         Title:

c.c. [OTHER RELATED NON-TRUST MORTGAGE LOAN NOTEHOLDERS]

                                       R-2